As filed with the Securities and Exchange Commission on October 18, 2011

Registration No. 333-176708

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________________
FORM S-4
Post-Effective Amendment No. 1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_________________________
UTG, Inc.
(Exact name of registrant as specified in its charter)
_________________________
Delaware	6311	20-2907892
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
_________________________
5250 South Sixth Street
Springfield, Illinois  62703
(217) 241-6300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_________________________
Jesse T. Correll
Chairman and Chief Executive Officer
UTG, Inc.
5250 South Sixth Street
Springfield, Illinois  62703
(217) 241-6300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________
Copies to:

Cynthia W. Young Wyatt, Tarrant & Combs, LLP 500 W. Jefferson Street Suite 2800 Louisville, Kentucky 40202 (502) 589-5235
Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable following the effectiveness of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ❑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ❑

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ❑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  Accelerated filer  Non-accelerated filer  (Do not check if a smaller reporting company) Smaller reporting company [x]

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) 

ACAP CORPORATION
5250 South Sixth Street
Springfield, Illinois  62703

Dear Shareholders:

We previously sent you notice of a special meeting of shareholders of Acap Corporation to be held on November 9, 2011 to consider and vote upon a proposal to adopt the Agreement of Merger, dated as of August 9, 2011 by and between UTG, Inc. and Acap, providing for the merger of Acap with and into UTG, Inc.  Accompanying the notice was a copy of Acap’s proxy statement, which also serves as the prospectus of UTG, Inc.  As a supplement to the proxy statement/prospectus previously delivered and for your further consideration in connection with the proposed merger, we enclose UTG, Inc.’s Form 10-K for the year ended December 31, 2010 and Form 10-Q for the quarter ended June 30, 2011 as filed with the Securities and Exchange Commission (without exhibits).  Such documents are being provided as a part of the proxy statement/prospectus in lieu of the incorporation of such documents by reference into the proxy statement/prospectus.  We are not incorporating any documents by reference into the proxy statement/prospectus.

We encourage you to read this entire proxy statement/prospectus carefully, including UTG’s Form 10-K and Form 10-Q accompanying the proxy statement/prospectus.

Sincerely, /s/ Jesse T. Correll Chairman of the Board and Chief Executive Officer Acap Corporation

Neither the Securities and Exchange Commission nor any state securities regulator has approved the shares of UTG common stock to be issued under this proxy statement/prospectus or has determined whether this proxy statement/prospectus is accurate or adequate.  Any representation to the contrary is a criminal offense.

This proxy statement/prospectus supplement is dated October __, 2011 and is first being mailed to Acap shareholders on or about October __, 2011.

ACAP CORPORATION

PROPOSED MERGER — YOUR VOTE IS VERY IMPORTANT

Dear Shareholders:

The board of directors of Acap Corporation, which we refer to as Acap, and the board of directors of UTG, Inc., which we refer to as UTG, have approved an agreement to merge dated as of August 9, 2011 which provides for the merger of Acap into UTG.  UTG is the parent company of Universal Guaranty Life Insurance Company, Acap’s majority shareholder.

If the merger is completed, Acap shareholders, other than UTG or Universal Guaranty, will have the right to receive 233 shares of UTG common stock for each share of Acap common stock they own at closing.  Based on the closing price of UTG common stock on the over-the-counter market on August 11, 2011, the last trading day before public announcement of the merger, the exchange ratio of 233 represented approximately $2,796 in UTG common stock for each share of Acap common stock.  Based on the UTG closing price on September 30, 2011, the 233 exchange ratio represented approximately $2,796 in UTG common stock for each share of Acap common stock.  UTG shareholders will continue to own their existing UTG shares.  The value of the merger consideration will fluctuate with changes in the market price of UTG common stock.  We urge you to obtain current market quotations of UTG common stock.

Based on the number of shares of Acap common stock outstanding on the record date of the Acap shareholder meeting, UTG expects to issue 179,876 shares of UTG common stock to Acap shareholders in the merger.

At the special meeting of Acap’s shareholders, Acap shareholders will be asked to vote to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement.

We cannot complete the merger unless the shareholders of Acap approve the merger.  Your vote is very important, regardless of the number of shares you own.  Whether or not you expect to the attend the Acap special meeting, please vote your shares as promptly as possible by signing and returning the proxy card that you receive in the postage-paid envelope provided, so that your shares may be represented and voted at the Acap special meeting.

The Acap board of directors unanimously recommends that the Acap shareholders vote “FOR” for, the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement.  Universal Guaranty, UTG’s wholly-owned subsidiary, owns a sufficient number of shares of Acap to assure the approval of the merger at the special shareholders’ meeting.

The obligations of UTG and Acap to complete the merger are subject to the satisfaction or waiver of several conditions set forth in the merger agreement.  More information about UTG, Acap, and the merger is contained in this proxy statement/prospectus.  We encourage you to read this entire proxy statement/prospectus carefully, including the section entitled “Risk Factors” beginning on page 7.

Sincerely, /s/Jess Correll Chairman of the Board and Chief Executive Officer Acap Corporation

Neither the Securities and Exchange Commission nor any state securities regulator has approved the shares of UTG common stock to be issued under this proxy statement/prospectus or has determined whether this proxy statement/prospectus is accurate or adequate.  Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated October 5, 2011 and is first being mailed to Acap shareholders on or about October 12, 2011.

ACAP CORPORATION

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held On November 9, 2011

Dear Shareholders of Acap Corporation:

We are pleased to invite you to attend a special meeting of shareholders of Acap Corporation, a Delaware corporation, which will be held at 5250 South Sixth Street, Springfield, Illinois, on November 9, 2011 at 10:00 a.m., local time, to consider and vote upon a proposal to adopt the Agreement of Merger, dated as of August 9, 2011 by and between UTG, Inc. and Acap, as such agreement may be amended from time to time, a copy of which is attached as Annex A to the proxy statement/prospectus accompanying this notice, and approve the merger of Acap with and into UTG and the other transactions contemplated by the Agreement of Merger.

Please refer to the attached proxy statement/prospectus for further information with respect to the proposal to adopt the Agreement of Merger and approve the merger of Acap with and into UTG and the other transactions contemplated by the Agreement of Merger.

Holders of record of shares of Acap common stock at the close of business on October 3, 2011 are entitled to vote at the special meeting.  The proposal to adopt the Agreement of Merger and approve the merger and the other transactions contemplated by the Agreement of Merger requires the affirmative vote of record holders of a majority of the outstanding shares of Acap common stock.

If you object to the merger, you can demand to be paid the fair value of your Acap common stock.  In order to do this, you must follow the procedures required by Delaware law, including filing notices and not voting your shares in favor of the merger.  We have attached the provisions of Delaware law relating to your appraisal rights to the accompanying proxy statement/prospectus as Annex C and have described these provisions under the caption “The Merger — Dissenters’ Appraisal Rights” beginning on page 24.

Your vote is important.  Whether or not you expect to attend the Acap special meting in person, we urge you to vote your shares as promptly as possible by signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the Acap special meeting.  If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder.

By Order of the Board of Directors,

/s/ Theodore C. Miller

Theodore C. Miller

Secretary

Springfield, Illinois

October 5, 2011

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about UTG from other documents not included in or delivered with this proxy statement/prospectus.  This information is available to you without charge upon your request.  You can obtain the documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone at the following address and telephone number:

Investor Relations

UTG, Inc.

5250 South Sixth Street

Springfield, Illinois  62703

Telephone:  (217) 241-6410

If you would like to request copies of any documents, please do so by November 1, 2011 in order to receive them before the special meeting.

For more information, see “Where You Can Find More Information” beginning on page 60.

ABOUT THIS DOCUMENT

This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the Securities and Exchange Commission, which we refer to as the SEC, by UTG (File No. 333-176708), constitutes a prospectus of UTG under Section 5 of the Securities Act of 1933, as amended (which we refer to as the Securities Act), with respect to the shares of UTG common stock to be issued to Acap shareholders as required by the Agreement of Merger, dated as of August 9, 2011, by and between UTG and Acap, as such agreement may be amended from time to time and which we refer to as the merger agreement. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus. This document also constitutes a proxy statement and a notice of meeting with respect to the special meeting of Acap shareholders at which Acap shareholders will be asked to vote upon certain proposals to approve the merger of Acap with and into UTG and certain related matters.

You should rely only on the information contained or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated October 5, 2011. You should not assume that the information contained in, or incorporated by reference into, this proxy statement/prospectus is accurate as of any date other than the date on the front cover of those documents. Neither our mailing of this proxy statement/prospectus to Acap shareholders nor the issuance by UTG of common stock in connection with the merger will create any implication to the contrary.

Page
QUESTIONS AND ANSWERS……………………………………………………………………………........................................................................................................................................................................
iii
SUMMARY………………………………………………………………………………………………….........................................................................................................................................................................	1
The Companies…………………………………………………………………………………………….........................................................................................................................................................................	1
The Merger and the Merger Agreement………………………………………………………………….......................................................................................................................................................................	1
The Special Meeting………………………………………………………………………………………........................................................................................................................................................................	4
Rights of Acap Shareholders Will Change as a Result of the Merger…………………………………….................................................................................................................................................................	4
Risk Factors………………………………………………………………………………………………...........................................................................................................................................................................	4
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS………………......................................................................................................................................................................	5
RISK FACTORS……………………………………………………………………………………………..........................................................................................................................................................................	7
Risk Relating to the Merger……………………………………………………………………………….........................................................................................................................................................................	7
Risk Relating to UTG……………………………………………………………………………………............................................................................................................................................................................	9
THE SPECIAL MEETING…………………………………………………………………………………..........................................................................................................................................................................	13
Date, Time and Place………………………………………………………………………………………........................................................................................................................................................................	13
Purpose of the Special Meeting……………………………………………………………………………......................................................................................................................................................................	13
Recommendation of the Board of Directors of Acap…………………………………………………….......................................................................................................................................................................	13
Record Date; Stock Entitled to Vote……………………………………………………………………….......................................................................................................................................................................	13
Quorum……………………………………………………………………………………………………............................................................................................................................................................................	13
Required Vote…………………………………………………………………………………………….............................................................................................................................................................................	13
Abstentions and Broker Non-Votes……………………………………………………………………….......................................................................................................................................................................	14
Voting at the Special Meeting……………………………………………………………………………..........................................................................................................................................................................	14
Voting in Person………………………………………………………………………………………….............................................................................................................................................................................	14
Voting of Proxies…………………………………………………………………………………………............................................................................................................................................................................	14
Shares Held in Street Name………………………………………………………………………………...........................................................................................................................................................................	14
Revocability of Proxies or Voting Instructions……………………………………………………………......................................................................................................................................................................	15
Solicitation of Proxies…………………………………………………………………………………….............................................................................................................................................................................	15
ACAP PROPOSAL…………………………………………………………………………………………...........................................................................................................................................................................	15
PROPOSAL: ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER..........................................................................................................................................................................	15
THE MERGER……………………………………………………………………………………………...............................................................................................................................................................................	16
General Description of the Merger………………………………………………………………………...........................................................................................................................................................................	16
Background of the Merger…………………………………………………………………………………........................................................................................................................................................................	17
Recommendation of Acap Board of Directors and Acap's Reasons for the Merger……………………....................................................................................................................................................................	18
UTG’s Reasons for the Merger…………………………………………………………………………….........................................................................................................................................................................	18
Opinion of Lewis & Ellis………………………………………………………………………………….............................................................................................................................................................................	19
Interests of Directors and Executive Officers of UTG and Acap in the Merger…………………………....................................................................................................................................................................	22
Material United States Federal Income Tax Consequences of the Merger………………………………....................................................................................................................................................................	22
Accounting Treatment……………………………………………………………………………………............................................................................................................................................................................	23
Dissenter’s Appraisal Rights……………………………………………………………………………….........................................................................................................................................................................	24
Regulatory Matters……………………………………………………………………………………….............................................................................................................................................................................	26
THE MERGER AGREEMENT……………………………………………………………………………..............................................................................................................................................................................	27
THE COMPANIES………………………………………………………………………………………….............................................................................................................................................................................	32
UTG………………………………………………………………………………………………………................................................................................................................................................................................	32
Acap………………………………………………………………………………………………………...............................................................................................................................................................................	33
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATION OF ACAP………..………………………………………………………………………............................................................................................................................................................................	35
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION..……..........................................................................................................................................................................	45
Unaudited Pro Forma Condensed Consolidated Balance Sheet………………………………………….......................................................................................................................................................................	47
Unaudited Pro Forma Condensed Consolidated Statements of Income…………………………………......................................................................................................................................................................	48
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements…………………………...................................................................................................................................................................	50
DESCRIPTION OF UTG CAPITAL STOCK……………………………………………………...………...........................................................................................................................................................................	52
Authorized Capital Stock…………………………………………………………………………………............................................................................................................................................................................	52
Description of UTG Common Stock………………………………………………………………………..........................................................................................................................................................................	52
Transfer Agent and Registrar…………………………………………………………………………….............................................................................................................................................................................	52
COMPARATIVE STOCK PRICES AND DIVIDENDS…………………………………………………..............................................................................................................................................................................	53
COMPARISON OF SHAREHOLDER RIGHTS…………………………………………………………..............................................................................................................................................................................	54
Authorized Capital Stock…………………………………………………………………………………............................................................................................................................................................................	54
Number of Directors………………………………………………………………………………………............................................................................................................................................................................	54
Vacancies on the Board……………………………………………………………………………………..........................................................................................................................................................................	55
Removal of Directors………………………………………………………………………………………...........................................................................................................................................................................	55
Quorum for Meetings of Shareholders…………………………………………………………………….........................................................................................................................................................................	55
Voting Rights and Required Vote Generally………………………………………………………………........................................................................................................................................................................	55
Votes on Mergers and Certain Other Transactions………………………………………………………........................................................................................................................................................................	56
Business Combination or Anti-Takeover Statutes………………………………………………………….....................................................................................................................................................................	56
Shareholder Action by Written Consent…………………………………………………………………..........................................................................................................................................................................	56
Special Meetings of Shareholders………………………………………………………………………….........................................................................................................................................................................	57
Amendments to Governing Documents…………………………………………………………………...........................................................................................................................................................................	57
Indemnification…………………………………………………………………………………………….............................................................................................................................................................................	57
Limitation of Liability of Directors and Officers…………………………………………………………...........................................................................................................................................................................	59
Record Date for Determining Shareholders Entitled to Vote……………………………………………..........................................................................................................................................................................	59
Notice of Shareholders Meetings…………………………………………………………………………...........................................................................................................................................................................	59
Shareholder Inspection of Corporate Records ...	59
LEGAL MATTERS ...	60
EXPERTS……………………………………………………………………………………………………..............................................................................................................................................................................	60
WHERE YOU CAN FIND MORE INFORMATION………………………………………………………...........................................................................................................................................................................	60
INDEX TO FINANCIAL STATEMENTS OF ACAP CORPORATION…………………………………..........................................................................................................................................................................
F-1
ANNEX A: MERGER AGREEMENT……………………………………………………………………...............................................................................................................................................................................
A-1
ANNEX B: OPINION OF LEWIS & ELLIS, INC………………………………………………………….............................................................................................................................................................................
B-1
ANNEX C: SECTION 262 OF DELAWARE GENERAL CORPORATION LAW………………………..........................................................................................................................................................................
C-1

QUESTIONS AND ANSWERS

The following are answers to some questions that you, as a shareholder of Acap, may have regarding the merger and the other matters to be considered at the special meeting of Acap shareholders.  Acap urges you to read carefully this entire document because the information in this section does not provide all the information that might be important to you with respect to the merger and the other matters to be considered at the special meeting.  We also include additional important information in the annexes to and the documents incorporated by reference into this proxy statement/prospectus.

Q:	Why am I receiving this proxy statement/prospectus?
A:

UTG and Acap have agreed to the acquisition of Acap by UTG pursuant to the merger agreement, dated as of August 9, 2011, that is described in this proxy statement/prospectus. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A.
In order to complete the merger, Acap shareholders must vote to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement.
This proxy statement/prospectus contains important information about the merger and the Acap shareholder meeting and you should read it carefully.  The enclosed voting materials allow you to vote your shares without attending the meeting.

Q:	When and where will the meeting be held?
A:	The special meeting will be held at 5250 South Sixth Street, Springfield, Illinois, on November 9, 2011, at 10:00 a.m. local time.
Q:	How do I vote?
A:

If you are a shareholder of record as of the record date for the special meeting, you may vote in person by attending the special meeting or, to ensure your shares are represented at the meeting, you may authorize a proxy by signing and returning the enclosed proxy card in the postage-paid envelope provided.  If you hold shares of Acap common stock in the name of a broker, bank or nominee, please follow the voting instructions provided by your broker, bank or nominee to ensure that your shares are represented at the special meeting.

Q:	What am I being asked to vote upon?
A:

Your are being asked to vote to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement.  The merger cannot be completed without the approval by Acap shareholders.

Q:	What will I receive for my Acap common stock in the proposed transaction?
A:	If the merger is completed, Acap shareholders will receive 233 shares of UTG common stock for each share of Acap common stock.
Q:	What happens if the market price of UTG common stock changes before the closing of the merger?
A:

No change will be made to the exchange ratio of 233 if the market price of UTG common stock changes before the merger.  Because the exchange ratio is fixed, the value of the consideration to be received by Acap shareholders in the merger will depend on the market price of shares of UTG common stock at the time of the merger.

Q:	What vote is required to approve the merger?
A:

The proposal to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of Acap common stock, provided that a majority of the outstanding shares of Acap commons stock vote on the proposal.

Q:	Do Acap shareholders have appraisal rights in connection with the merger?
A:

Yes.  Under Delaware law, if you object to the merger, you can demand to be paid the fair value of your Acap common stock.  In order to do this, you must follow the procedures required by Delaware law, including filing notices and not voting your shares in favor of the merger.  We have attached the provisions of Delaware law relating to your appraisal rights to the accompanying proxy statement/prospectus as Annex C and have described these provisions under the caption “The Merger — Dissenters’ Appraisal Rights” beginning on page 24.

Q:	How many votes do I have?
A:

Your are entitled to one vote for each share of Acap common stock that you owned as of the record date.  As of the close of business on October 3, 2011, there were 2,898 outstanding shares of Acap common stock.  As of that date, 2,126 shares, or 73.3% of the outstanding shares of Acap common stock, were beneficially owned by Universal Guaranty Life Insurance Company, UTG’s wholly-owned subsidiary.

Q:	What will happen if I fail to vote, I abstain from voting or I fail to instruct my broker, bank or nominee how to vote?
A:

If you fail to vote, fail to instruct your broker, bank or nominee to vote, or abstain from voting, it will have the same effect as a vote against the proposal to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement.

Q:	What constitutes a quorum?
A:

Shareholders who hold a majority of the total number of shares of Acap common stock issued and outstanding on the record date must be present or represented by proxy to constitute a quorum to organize the special meeting.

Q:	If my shares are held in "street name" by my broker, will my broker vote my shares for me?
A:

If you hold your shares in a stock brokerage account or if your shares are held by a bank or nominee (that is, in "street name"), you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to Acap or by voting in person at your special meeting unless you provide a "legal proxy," which you must obtain from your broker, bank or nominee. Further, brokers who hold shares of common stock of Acap on behalf of their customers may not give a proxy to Acap to vote those shares without specific instructions from their customers.

Q:	What will happen if I return my proxy card without indicating how to vote?
A:	If you sign and return your proxy card without indicating how to vote on any particular proposal, the shares of common stock of Acap represented by your proxy will be voted in favor of that proposal.

Q:	Can I change my vote after I have returned a proxy or voting instruction card?
A:	Yes. You can change your vote at any time before your proxy is voted at the Acap special meeting. You can do this in one of three ways:

you can send a signed notice of revocation;

you can grant a new, valid proxy bearing a later date; or

if you are a holder of record, you can attend the special meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone at the special meeting will not revoke any proxy that you have previously given.

If you choose either of the first two methods, you must submit your notice of revocation or your new proxy to the Corporate Secretary of Acap no later than the beginning of the special meeting. If your shares are held in street name by your broker or nominee, you should contact them to change your vote.

Q:	What are the material United States federal income tax consequences of the merger to U.S. holders of shares of Acap common stock?
A:

The merger will qualify as a ”reorganization”, within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended with the result that a U.S. holder of shares of Acap common stock generally will not recognize any gain or loss upon receipt of shares of UTG common stock in exchange for shares of Acap common stock in the merger.

Q:	When do you expect the merger to be completed?
A:

If the shareholders of Acap approve the proposals related to the merger set forth in this proxy statement/prospectus, we expect to complete the merger shortly after the special meeting, subject to the satisfaction or waiver of the other conditions to the merger. The transaction is targeted to close during the fourth quarter of 2011.

Q:	What do I need to do now?
A:

You should carefully read and consider the information contained in and incorporated by reference into this proxy statement/prospectus, including its annexes.
In order for your shares to be represented at the Acap special meeting, you can indicate on the enclosed proxy or voting instruction card how you would like to vote and return the card in the accompanying pre-addressed postage paid envelope; or you can attend your special meeting in person.

Q:	If I am an Acap shareholder that holds certificated shares of Acap common stock, do I need to do anything now with my common stock certificates?
A:

No. After the merger is completed, if you hold certificates representing shares of Acap common stock prior to the merger, UTG will send you a letter of transmittal and instructions for exchanging your shares of Acap common stock for shares of UTG common stock. Upon surrender of the certificates for cancellation along with the executed letter of transmittal and other required documents described in the instructions, you will receive shares of UTG common stock.

Q:	Who can help answer my questions?
A:

If you have questions about the merger or the other matters to be voted on at the special meeting or desire additional copies of this proxy statement/prospectus or additional proxy or voting instruction cards, please contact:

Investor Relations

UTG, Inc.

5250 S. Sixth Street

Springfield, Illinois 62703

Telephone:  (217) 241-6410

SUMMARY

This summary highlights selected information from this proxy statement/prospectus.  It does not contain all of the information that may be important to you.  You should read carefully the entire proxy statement/prospectus and the other documents to which this document refers to fully understand the merger.  See “Where You Can Find More Information” on page 60.  We refer to the matters you will vote on at the special meeting, which we described in the attached notice of special meeting, collectively in this proxy statement/prospectus as the merger proposal.

The Companies

UTG (See page 32)

UTG was incorporated in 1984, under the name United Trust, Inc., under the laws of Illinois to serve as an insurance holding company.  UTG and its subsidiaries have only one significant industry segment: insurance.  The current name and state of incorporation, Delaware, were adopted in 2005 through a merger transaction.  UTG’s dominant business is individual life insurance, which includes the servicing of existing insurance business in force, the solicitation of new individual life insurance, the acquisition of other companies in the insurance business and the administration processing of life insurance business for other entities.

For the year ended December 31, 2010, UTG had total revenues of approximately $38.4 million and net income of approximately $7.6 million.  For the six months ended June 30, 2011, UTG had total revenues of approximately $20.1 million and net income of approximately $5.2 million.  UTG’s consolidated assets as of December 31, 2010 and June 30, 2011 were approximately $442 million and $444 million, respectively.  UTG’s common stock is traded on the over-the-counter market under the symbol “UTGN.OB”.

Acap (See page 33)

Acap was incorporated in Delaware in 1985.  Acap is an insurance holding company that is 73% owned by Universal Guaranty, a wholly-owned subsidiary of UTG.  Acap has no day-to-day operations of its own.  Its only significant asset is its investment in American Capitol Insurance Company.  American Capitol is a wholly-owned life insurance subsidiary of Acap domiciled in Texas, which operates in the individual life insurance business.  The primary focus of American Capitol has been the servicing of existing insurance business in force.

For the year ended December 31, 2010, Acap had total revenues of approximately $9.5 million and net income of approximately $2.8 million.  For the six months ended June 30, 2011, Acap had total revenues of approximately $5,049,265 and net income of approximately $1,744,170.  Acap’s consolidated assets as of December 31, 2010 and June 30, 2011 were approximately $115 million and $111 million, respectively.  There is currently no established trading market for Acap common stock.  Acap common stock is quoted on the Pink Sheets under the symbol “ACPC”.

The Merger and the Merger Agreement

A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus.  UTG and Acap encourage you to read the entire merger agreement carefully because it is the principal document governing the merger.

Form of Merger (See page 27)

Subject to the terms and conditions of the merger agreement, at the effective time of the merger, Acap will be merged with and into UTG.  UTG will be the surviving entity in the merger and, following completion of the merger, will continue to exist under the name UTG, Inc.

Consideration to be Received in the Merger (See page 27)

Upon completion of the merger, Acap shareholders will receive 233 shares of UTG common stock for each share of Acap common stock they own at closing.  The exchange ratio is fixed and will not be adjusted for changes in the market value of the common stock of UTG or Acap.  Because of this, the implied value of the consideration to Acap shareholders will fluctuate between  now and the completion of the merger.  Based on the closing price of UTG common stock on the over-the-counter market on August 11, 2011, the last trading day before public announcement of the merger, the exchange ratio of 233 represented approximately $2,796 in UTG common stock for each share of Acap common stock.  Based on the UTG closing price on September 30, 2011, the 233 exchange ratio represented approximately $2,796 in UTG common stock for each share of Acap common stock.

Material United States Federal Income Tax Consequences of the Merger (See page 22)

In connection with the registration statement filed by UTG, Wyatt, Tarrant & Combs, LLP has delivered an opinion to UTG to the effect that the merger will qualify as a “reorganization”, within the meaning of Section 368(a) of the Code and that a U.S. holder of Acap common stock generally will not recognize any gain or loss upon receipt of UTG common stock in exchange for Acap common stock in the merger.

Tax matters are very complicated and the tax consequences of the merger to each Acap shareholder may depend on such shareholder's particular facts and circumstances. Acap shareholders are urged to consult their tax advisors to understand fully the tax consequences to them of the merger.

Recommendation by the Acap Board of Directors (See page 18)

After careful consideration, the Acap board of directors, on June 15, 2011, unanimously declared the merger agreement, the merger and the other transactions contemplated by the merger agreement to be advisable and approved the merger agreement. For the factors considered by the Acap board of directors in reaching its decision to approve the merger agreement, see the section entitled "The Merger-Acap's Reasons for the Merger; Recommendation by the Acap Board of Directors" beginning on page 18. The Acap board of directors unanimously recommends that the Acap shareholders vote "FOR" the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement at the Acap special meeting.

Opinion of Lewis & Ellis (See page 19)

Lewis & Ellis, Inc., which we refer to as Lewis & Ellis, provided to the boards of directors of UTG and Acap an actuarial appraisal of UTG and Acap.  Based upon such appraisal, Lewis & Ellis opined that, as of December 31, 2010, the exchange ratio of 233 shares of UTG common stock for each share of Acap common stock provided for in the proposed merger represented a fair value or consideration, from a financial point of view, to the holders of Acap common stock. The full text of the written opinion of Lewis & Ellis, dated June 14, 2011, is attached as Annex B to this proxy statement/prospectus. The opinion of Lewis & Ellis was directed to the Acap board of directors and the UTG board of directors for their information and assistance in connection with its evaluation of the merger and addressed only the fairness, from a financial point of view, of the exchange ratio to the holders of Acap common stock. The opinion of Lewis & Ellis was not intended to, and does not constitute a recommendation to any Acap shareholder as to how such shareholder should vote or act with respect to the merger or any other matter.

Board of Directors and Management Following the Merger

UTG currently anticipates that all of the existing executive officers and directors of UTG will remain executive officers and directors of UTG following the merger. Acap has no officers or employees.

Regulatory Matters

Neither UTG nor Acap is aware of any regulatory approvals that are expected to prevent the consummation of the merger.

Expected Timing of the Merger

We currently expect to complete the merger in the fourth quarter of 2011, subject to receipt of required approvals and the satisfaction or waiver of the other closing conditions summarized below.

Conditions to Completion of the Merger (See page 29)

As more fully described in this proxy statement/prospectus and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others:

receipt of the requisite approval of Acap shareholders;
the absence of any injunction or law prohibiting the merger;
the correctness of all representations and warranties made by the parties in the merger agreement and performance by the parties of their obligations under the merger agreement; and
the absence of any material adverse effect being experienced by Acap.

We cannot be certain as to whether, or when, the conditions to the merger will be satisfied or waived or whether the merger will be completed.  UTG’s subsidiary, Universal Guaranty, owns a sufficient number of shares of Acap to ensure approval of the merger at the special meeting.

Termination of the Merger Agreement (See page 30)

UTG and Acap may mutually agree to terminate the merger agreement before completing the merger, even after approval of the Acap shareholders.

In addition, either UTG or Acap may decide to terminate the merger agreement if:
the merger is not consummated by December 31, 2011; or
Acap shareholders fail to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement;
UTG may terminate the merger agreement if:

any action has been taken or statute enacted by any governmental entity which would prohibit UTG’s ownership of Acap or compel UTG to dispose of or hold separate all or a material portion of the business or assets of Acap, its subsidiary or UTG; or

there has been any event, condition or circumstance occur or that is discovered which has had or is reasonably likely to have a material adverse effect on Acap.

Expenses
Generally, all fees and expenses incurred in connection with the merger and the transactions contemplated by the merger agreement will be paid by the party incurring those expenses.

Accounting Treatment (See page 23)

UTG prepares its financial statements in accordance with accounting principles generally accepted in the United States, which we refer to as GAAP. The merger will be accounted for by applying the acquisition method.

Dissenters’ Appraisal Rights (See page 24)

You may dissent from the merger and have a court appraise the fair value of your Acap common stock and have the value paid to you in cash.  If you dissent, you must follow the procedures required by Delaware law, including filing notices and not voting your shares in favor of the merger.  You will not receive any UTG common stock or cash pursuant to the merger agreement if you dissent and follow all of the required procedures.  Instead, you will receive in cash the fair value of your Acap common stock as determined under applicable law.  We have attached the provisions of Delaware law governing your right to dissent to this document as Annex C and have described these provisions in “The Merger — Dissenters’ Appraisal Rights” beginning on page 24.

The Special Meeting (See page 13)

The special meeting of Acap shareholders will be held at 5250 South Sixth Street, Springfield, Illinois, on November 9, 2011, at 10:00 a.m. local time. At the special meeting, shareholders of Acap will be asked to adopt the Agreement of Merger, dated as of August 9, 2011, among UTG and Acap and to approve the merger of Acap with and into UTG and the other transactions contemplated by the merger agreement.

You may vote at the Acap special meeting if you owned shares of Acap common stock at the close of business on the record date, October 3, 2011. On that date, there were 2,898 shares of Acap common stock outstanding and entitled to vote. You may cast one vote for each share of Acap common stock that you owned on the record date.

The affirmative vote of the holders of a majority of the outstanding shares of Acap common stock on the record date is required to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement. In the event that there are not sufficient votes to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement, the Chairman of the Acap special meeting is authorized to adjourn the meeting (from time to time in his discretion) in order to solicit additional proxies.

On the record date, approximately 73.3% of the outstanding shares of Acap common stock was held by Universal Guaranty, a wholly-owned subsidiary of UTG.  Universal Guaranty will vote its shares in favor of the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement.

Rights of Acap Shareholders Will Change as a Result of the Merger (See page 54)

Acap shareholders will have different rights once they become shareholders of the combined company, due to differences between the governing documents of UTG and Acap. These differences are described in detail under "Comparison of Shareholder Rights" beginning on page 54.

Risk Factors

Before voting at the special meeting, you should carefully consider all of the information contained in or incorporated by reference into this proxy statement/prospectus, including the risk factors set forth under the heading "Risk Factors" beginning on page 7 or described in UTG's Annual Report on Form 10-K for the year ended December 31, 2010 and other reports filed with the SEC, which are incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 60.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document and the documents incorporated by reference into this document contain certain forecasts and other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, revenue enhancements, competitive positions, growth opportunities, plans and objectives of the management of each of UTG, Acap and, following completion of the merger, the combined company, the merger and the markets for UTG and Acap common stock and other matters. Statements in this document and the documents incorporated by reference herein that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act, and Section 27A of the Securities Act. These forward-looking statements, including, without limitation, those relating to the future business prospects, revenues and income of UTG, Acap and, following the merger, the combined company, wherever they occur in this document or the documents incorporated by reference herein, are necessarily estimates reflecting the best judgment of the respective managements of UTG and Acap and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in and incorporated by reference into this document.

Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “target,” “will,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are found at various places throughout this document, including in the section entitled “Risk Factors” beginning on page 7. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include those set forth in UTG’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as updated by any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These important factors also include those set forth under “Risk Factors,” beginning on page 7, as well as, among others, risks and uncertainties relating to:

General economic conditions and other factors, including prevailing interest rate levels which may affect the ability of UTG to sell its products, the market value of UTG’s investments and the lapse ratio of its policies, notwithstanding product design features intended to enhance persistency of UTG’s products;

UTG’s ability to achieve anticipated levels of operational efficiencies and cost-saving initiatives;
mortality, morbidity and other factors which may adversely effect the profitability of UTG’s insurance products;
changes in the Federal income tax laws and regulations which may affect the relative tax advantages of some of UTG’s products;
increasing competition in the sale of insurance and annuities;
regulatory changes or actions, including those relating to regulation of insurance products and insurance companies;
ratings assigned to UTG’s insurance subsidiaries by independent rating organizations;
unanticipated litigation;
the ability of the parties to timely and successfully receive the required approvals for the merger;
the possibility that the anticipated benefits from the merger cannot be fully realized or may take longer to realize than expected;
the possibility that costs, difficulties or disruptions related to the integration of Acap’s operations into UTG will be greater than expected;
the effect of accounting pronouncements issued periodically by accounting standard-setting bodies;
the timing, success and overall effects of competition from a wide variety of competitive providers;
the risk that revenues following the merger may be lower than expected;
changes in political or other factors such as monetary policy, legal and regulatory changes or other external factors over which the companies have no control; and

general economic conditions, including any potential effects arising from terrorist attacks and any consequential hostilities or other hostilities or other external factors over which we have no control.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date of this document, or in the case of a document incorporated by reference, as of the date of that document. The areas of risk and uncertainty described above are not exclusive and should be considered in connection with any written or oral forward-looking statements that may be made or included in this document or on, before or after the date of this document by UTG or Acap or anyone acting for any or both of them. Except as required by law, neither UTG nor Acap undertakes any obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date that they were made or to reflect the occurrence of unanticipated events.

We discuss additional factors, risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements in reports filed with the SEC by UTG. See “Where You Can Find More Information” beginning on page 60 for a list of the documents incorporated by reference.

RISK FACTORS

In addition to the other information included and incorporated by reference into this document, including the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements” beginning on page5, Acap shareholders should carefully consider the following risks before deciding how to vote. In addition, you should read and consider the risks associated with the business of UTG because those risks will also affect the combined company. Those risks can be found in the Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for UTG, as updated by any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated by reference into this document. You should also read and consider the other information in this document and the other documents incorporated by reference into this document. See “Where You Can Find More Information” beginning on page 60.

 Risks Relating to the Merger

Acap and UTG officers and directors have conflicts that may influence them to support or recommend the approval of the merger described in this proxy statement/prospectus.

As of the date of this proxy statement/prospectus, UTG beneficially owns approximately 73.3% of the outstanding shares of Acap common stock.  In addition, Jesse T. Correll is the Chairman and Chief Executive Officer of each of Acap and UTG and beneficially owns approximately 60% of the outstanding shares of UTG common stock and controls, through his beneficial ownership in UTG and its subsidiaries, approximately 44% of the outstanding shares of Acap common stock.  The other members of senior management of UTG also serve in the same or similar positions with Acap.  The members of UTG’s board of directors also serve as the members of Acap’s board of directors.

As a result of these ownership interests and potential conflicts of interest, these officers and directors could be more likely to support or recommend the approval of the merger described in this proxy statement/prospectus than if they did not have these interests.  Acap shareholders should consider whether these interests may have influenced these officers and directors to support or recommend the approval of the merger described in this proxy statement/prospectus.

The exchange ratio is fixed and does not give effect to possible fluctuations in UTG’s stock price before the closing of the merger.  As a result, shareholders of Acap will not know the value of their merger consideration until the merger is completed.

The ratio of the number of shares of UTG common stock to be received in exchange for shares of Acap common stock for those Acap shareholders is expressed as a fixed ratio in the merger agreement.  Accordingly, the ratio will not be adjusted in the event of any increase or decrease in the price of UTG common stock, and the specific dollar value of common stock to be received upon completion of the merger will depend on the market value of UTG common stock at the time the merger is completed.  As an example, on the date the merger agreement was signed, the closing sales price of UTG’s common stock was $12.00 per share, making each share of Acap common stock worth approximately $2,796 in the merger.  As of September 30, 2011, the closing sales price of UTG common stock was $12.00 per share, which would make each share of Acap common stock worth approximately $2,796 at current market prices.  In addition, the price of UTG common stock at the time the merger is completed may vary from its price at the date of this proxy statement/prospectus and the date of the Acap special meeting, possibly by a large amount.  Any variation may be the result of one or more of the following factors:

changes in the business, operations or prospects of UTG;
regulatory considerations; and
general market and economic conditions, many of which may be beyond the control of Acap and UTG.

Because the merger will be completed after the date of the special meeting, at the time of your special meeting, you will not know the exact market value of the UTG common stock that Acap shareholders will receive upon completion of the merger.

The Acap board of directors did not seek third party offers before agreeing to enter into the merger agreement with UTG.

The Acap board of directors did not seek third party offers before agreeing to enter into the merger agreement with UTG.  As a result, Acap shareholders will not be able to determine whether an unrelated third party would be willing to pay more for their Acap shares than the value Acap shareholders will receive in the merger.  The value of the shares of UTG common stock that Acap shareholders will receive in the merger of $12.00 per share (based on the closing price of UTG common stock on September 30, 2011) is less than the book value per share of Acap as of June 30, 2011.

The dollar value of the UTG common stock to be received upon completion of the merger may be less than the book value per share of the Acap common stock.

The book value of the shares of Acap common stock as of June 30, 2011 was $5,025.44 per share, which is greater than the implied value of the consideration to be received by the Acap shareholders in the merger.  Based on the closing price of UTG common stock on August 11, 2011, the last trading day before public announcement of the merger, the exchange ratio of 233 represented approximately $2,796 in UTG common stock for each share of Acap common stock.  Based on the appraisal value of UTG common stock on December 31, 2010, the exchange ratio of 233 represented approximately $4,588 in UTG common stock for each share of Acap common stock.

An active public trading market for UTG’s common stock may not develop or be maintained.

UTG’s stock is currently quoted on the over-the-counter market.  There has been limited trading in UTG’s shares of common stock, at widely varying prices, and trading to date has not created an active market for UTG’s shares.  Accordingly, there can be no assurance that an established and liquid trading market in UTG’s stock will develop or that it will continue if it does develop.  Acap shareholders should consider the lack of liquidity and the long-term nature of an investment in UTG common stock.

If the merger of Universal Guaranty and American Capitol is not completed, UTG will not be able to recognize the operating efficiencies and potential cost savings it expects to achieve in the merger.

The merger of Universal Guaranty, the wholly-owned subsidiary of UTG, and American Capitol, the wholly-owned subsidiary of Acap, is subject to regulatory approval of the insurance regulators of the states in which they are domiciled.  Accordingly, Acap is unable to predict when, or if, the merger of Universal Guaranty and American Capitol, will be consummated.  If UTG cannot complete the merger of Universal Guaranty and American Capitol, it may not be able to recognize the operating efficiencies and potential cost savings it expects to achieve in the merger.

Failure to complete the merger could negatively impact the stock price of UTG common stock and the future business and financial results of UTG and Acap.

If the merger is not completed, the ongoing businesses of UTG and Acap could be adversely affected and each of UTG and Acap will be subject to several risks, including having to pay certain costs relating to the proposed merger, such as legal, accounting, financial advisor, filing, printing and mailing fees.  If the merger is not completed, these risks could materially affect the business, financial results and stock prices of UTG or Acap.

UTG expects to incur substantial expenses related to the merger.

UTG expects to incur substantial expenses in connection with completing the merger with Acap.  There will be certain expenses incurred relative to integration of Acap and UTG.  While UTG has assumed that a certain level of transaction and integration expenses would be incurred, there are a number of factors beyond its control that could affect the total amount or the timing of these expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time.

The market price of UTG common stock may decline as a result of the merger.

The market price of UTG common stock may decline as a result of the merger if the combined company does not achieve the perceived benefits of the merger as rapidly or to the extent anticipated.

Risks Relating to UTG

UTG may not be able to compete with larger, more established insurance companies.

There are many life and health insurance companies in the United States.  However, some companies may pay higher commissions and charge lower premium rates and many companies have more substantial resources than UTG does.  The principal cost and competitive factors that affect the ability of UTG’s and Acap’s insurance subsidiaries to sell their insurance products on a profitable basis are:

the general level of premium rates for comparable products;
the extent of individual policyholders services required to service each product category;
general interest rate levels;
competitive commission rates and related marketing costs;
legislative and regulatory requirements and restrictions;
the impact of competing insurance and other financial products; and
the condition of the regional and national economies.

UTG’s insurance business and investments are concentrated in a small number of states and  adverse economic conditions in these states could materially, adversely affect UTG’s financial condition and results of operation.

Because UTG serves primarily individuals located in four states, the ability of its customers to pay their insurance premiums is impacted by the economic conditions in these areas.  As of December 31, 2010, approximately 55% of UTG's total direct premium was collected from Illinois, Ohio, Texas and West Virginia.  UTG’s results of operations are heavily dependent upon the strength of these economies.

In addition a substantial portion of UTG’s investment mortgage loans are secured by real estate located primarily in Arizona, Florida, Georgia, Kentucky, Ohio and Texas.  Consequently, adverse changes in local and regional economic conditions in these real estate markets could have an adverse effect on the value of its collateral, and due to the concentration of collateral in real estate, on its financial condition.

In certain circumstances, regulatory authorities may place the insurance subsidiaries of UTG under regulatory control.

Acap’s and UTG’s insurance subsidiaries are subject to risk-based capital requirements imposed by the National Association of Insurance Commissioners.  These requirements were imposed to evaluate the adequacy of statutory capital and surplus in relation to investment and insurance risks associated with:

asset quality;
mortality and morbidity;
asset and liability matching; and
other business factors.

The requirements are used by states as an early warning tool to discover potential weakly capitalized companies for the purpose of initiating regulatory action.  Generally, if an insurer’s risk-based capital falls below specified levels, the insurer would be subject to different degrees of regulatory action depending upon the magnitude of the deficiency.  Possible regulatory actions range from requiring the insurer to propose actions to correct the risk-based capital deficiency to placing the insurer under regulatory control.

Specifically, there are four different levels of regulatory attention, depending upon the ratio of the company’s total adjusted capital to its authorized control level risk based capital.

A “company action level event” is generally triggered if a company’s total adjusted capital is less than 200% but greater than or equal to 150% of its authorized control level risk based capital.  When this occurs, the company must submit a comprehensive plan to the regulatory authority which discusses proposed corrective actions to improve its capital position.

A “regulatory action level event” is triggered if a company’s total adjusted capital is less than 150% but greater than or equal to 100% of its authorized control level risk based capital.  When this occurs, the regulatory authority may take any action it deems necessary, including placing the company under regulatory control.

An “authorized control level event” is triggered if a company’s total adjusted capital is less than 100% but greater than or equal to 70% of its authorized control level risk based capital.  When this occurs, the regulatory authority may take any action it deems necessary, including placing the company under regulatory control.

A “mandatory control level event” is triggered if a company’s total adjusted capital is less than 70% of its authorized control level risk based capital.  When this occurs, the regulatory authority is mandated to place the company under its control.

As of December 31, 2010, the total adjusted capital of Universal Guaranty, UTG’s wholly-owned insurance subsidiary, was above 360% of its authorized control level risk based capital.  The total adjusted capital of American Capitol, Acap’s wholly-owned insurance subsidiary was above 750% of its authorized control level risk based capital.  If this percentage were to decrease to one of the four levels provided above, regulatory action could have a material adverse effect on the results of operations of UTG following the merger.

UTG’s and Acap’s insurance subsidiaries may be required to pay assessments to fund policy holder losses or liabilities; this may have a material adverse effect on the results of operations of UTG following the merger.

The solvency or guaranty laws of most states in which an insurance company does business may require that company to pay assessments (up to certain prescribed limits) to fund policyholder losses or liabilities of insurance companies that become insolvent.  Recent insolvencies of insurance companies increase the possibility that these assessments may be required.  These assessments may be deferred or forgiven under most guaranty laws if they would threaten an insurer’s financial strength and, in certain instances, may be offset against future premium taxes.  The likelihood and amount of future assessments cannot be estimated by UTG.  Any future assessments may have a material adverse effect on the results of operations of UTG.

UTG’s and Acap’s insurance subsidiaries are subject to regulation by state insurance departments.

Universal Guaranty and American Capitol are subject to regulation and supervision by the states in which they are licensed to do business.  These regulations are designed primarily to protect policy owners.  Although the extent of regulation varies by state, the respective state insurance departments have broad administrative powers relating to the granting and revocation of licenses to transact business, licensing of agents, the regulation of trade practices and premium rates, the approval of form and content of financial statements and the type and character of investments.

These laws and regulations require Universal Guaranty and American Capitol to maintain certain minimum surplus levels and to file detailed periodic reports with the supervisory agencies in each of the states in which it does business, and its business and accounts are subject to examination by these agencies at any time.  The insurance laws and regulations of the domiciliary state of American Capitol requires that this subsidiary be examined at specified intervals. Universal Guaranty is domiciled in the State of Ohio.  American Capitol is domiciled in the State of Texas.

The federal government may seek to regulate the insurance industry.

Although the federal government generally does not directly regulate the insurance industry, federal initiatives often have a direct impact on the insurance business.  Current and proposed measures that may significantly affect the insurance business generally include limitations on antitrust immunity and minimum solvency requirements.

The Gramm-Leach-Bliley Act implemented fundamental changes in the regulation of the financial services industry in the U.S.  The act permits the combination of commercial banks, insurers and securities firms under one holding company.  Under the act, national banks retain their existing ability to sell insurance products in some circumstances.  In addition, bank holding companies that qualify and elect to be treated as “financial holding companies” may engage in activities, and acquire companies engaged in activities, that are “financial” in nature or “incidental” or “complementary” to such financial activities, including acting as principal, agent or broker in selling life, property and casualty and other forms of insurance, including annuities.  A financial holding company can own any kind of insurance company or insurance broker or agent, but its bank subsidiary cannot own the insurance company.  Under state law, the financial holding company would need to apply to the insurance commissioner in the insurer’s state of domicile for prior approval of the acquisition of the insurer, and the act provides that the commissioner, in considering the application, may not discriminate against the financial holding company because it is affiliated with a bank.  Under the act, no state may prevent or interfere with affiliations between banks and insurers, insurance agents or brokers, or the licensing of a bank or affiliate as an insurer or agent or broker.  With the passage of the Gramm-Leach-Bliley Act, bank holding companies may acquire insurers, and insurance holding companies may acquire banks.  The ability of banks to affiliate with insurance companies may materially adversely affect all of UTG’s product lines by substantially increasing the number, size and financial strength of potential competitors.

Proposed changes to the Internal Revenue Code could have a material adverse effect on the results of operations of UTG.

Currently, under the Internal Revenue Code, holders of many life insurance and annuity products, including both traditional and variable products, are entitled to tax-favored treatment on these products.  For example, income tax payment by policyholders on investment earnings under life insurance and annuity products which are owned by natural persons is deferred during the product’s accumulation period and is payable, if at all, only when the insurance or annuity benefits are actually paid or to be paid.  In the past, legislation has been proposed that would have curtailed the tax-favored treatment of some of UTG’s life insurance products.

Acap and UTG are holding companies and rely on dividends from their insurance subsidiaries; state insurance laws may restrict the ability of these subsidiaries to pay dividends.

Acap and UTG are insurance holding companies whose assets consist primarily of the outstanding capital stock of their insurance subsidiaries.  Following the merger, UTG will depend primarily on dividends from its insurance subsidiaries to satisfy its financial obligations, pay operating expenses and pay dividends to its shareholders.  Universal Guaranty is subject to regulation under the insurance and insurance holding company laws and regulations of the State of Ohio.  American Capitol is subject to regulation under the insurance and insurance company holding laws and regulations of the State of Texas.  These statutes require prior regulatory agency approval or prior notice of certain material intercompany transactions, including the payment of dividends.

Interest rate volatility may adversely affect our profitability.

Changes in interest rates affect many aspects of UTG’s business and can significantly affect its profitability.  The profitability of its spread-based business depends in large part upon its ability to manage interest rate spreads, and the credit and other risks inherent in UTG’s investment portfolio.  UTG cannot guarantee that it will manage successfully its interest rate spreads or the potential negative impact of those risks.

 UTG and Acap Face Other Risks

The risks listed above are not exhaustive, and you should be aware that following the merger UTG and Acap will face various other risks, including those discussed in reports filed by UTG with the SEC. See "Where You Can Find More Information" beginning on page 60.

THE SPECIAL MEETING

 Date, Time and Place

The special meeting of Acap shareholders is scheduled to be held at 5250 South Sixth Street, Springfield, Illinois, on November 9, 2011, at 10:00 a.m. local time.

 Purpose of the special meeting

The special meeting of Acap shareholders is being held to adopt the merger agreement by and among UTG and Acap and to approve the merger of Acap with and into UTG and the other transactions contemplated by the merger agreement.

 Recommendation of the Board of Directors of Acap

The board of directors of Acap has unanimously declared that the merger agreement and merger are advisable and fair to, and in the best interests of, Acap and its shareholders, and has unanimously approved the merger agreement and the merger.

The Acap board of directors unanimously recommends that Acap shareholders vote "FOR" the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement.

 Record Date; Stock Entitled to Vote

Only holders of record of shares of Acap common stock at the close of business on October 3, 2011 are entitled to notice of, and to vote at, the special meeting and at any adjournment of the meeting. This date is referred to as the record date for the meeting.

On the record date, there were 2,898 shares of Acap common stock outstanding and entitled to vote at the special meeting.

 Quorum

A quorum is necessary to hold a valid special meeting of Acap shareholders. A quorum will be present at the special meeting if the holders of a majority of the outstanding shares of Acap common stock entitled to vote on the record date are present, in person or by proxy. If there are insufficient votes at the special meeting to approve the merger, Acap expects the chairman of the meeting to adjourn the special meeting (from time to time in his discretion) in order to solicit additional proxies. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present.

 Required Vote

The adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Acap common stock.

On the record date, approximately 73.3% of the outstanding shares of Acap common stock was held by Universal Guaranty, a wholly-owned subsidiary of UTG.  Acap currently expects that Universal Guaranty will vote its shares in favor of the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement.

 Abstentions and Broker Non-Votes

If you are an Acap shareholder and fail to vote, fail to instruct your broker, bank or nominee to vote, or abstain from voting, it will have the same effect as a vote against the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement.

 Voting at the Special Meeting

Whether or not you plan to attend the special meeting, please vote your shares of Acap common stock. If your shares of Acap common stock are held in your name, you may vote in person at the special meeting or by proxy.

 Voting in Person

If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares of Acap common stock are held in "street name," which means your shares of Acap common stock are held of record by a broker, bank or other nominee, and you wish to vote at the special meeting, you must bring to the special meeting a proxy from the record holder (your broker, bank or nominee) of the shares of Acap common stock authorizing you to vote at the special meeting.

 Voting of Proxies

A proxy card is enclosed for your use. Acap requests that you sign the accompanying proxy card and return it promptly in the enclosed postage-paid envelope. When the accompanying proxy card is returned properly executed, the shares of Acap common stock represented by it will be voted at the special meeting or any adjournment thereof in accordance with the instructions contained in the proxy.

If a proxy card is signed and returned without an indication as to how the shares of Acap common stock represented by the proxy are to be voted with regard to the proposal, the Acap common stock represented by the proxy will be voted in favor of the proposal. At the date hereof, Acap management has no knowledge of any business that will be presented for consideration at the special meeting and which would be required to be set forth in this proxy statement/prospectus, other than the matters set forth in Acap's accompanying Notice of Special Meeting of Shareholders. In accordance with Acap's bylaws and the Delaware General Corporation Law, which we refer to as Delaware law, business transacted at the special meeting will be limited to those matters set forth in such notice. Nonetheless, if any other matter is properly presented at the special meeting for consideration, it is intended that the persons named in the enclosed proxy and acting thereunder will vote in accordance with their best judgment on such matter.

Your vote is important. Accordingly, please sign and return the enclosed proxy card whether or not you plan to attend the special meeting in person.

 Shares Held in Street Name

If you hold your shares of Acap common stock in a stock brokerage account or if your shares are held by a bank or nominee (that is, in "street name"), you must provide the record holder of your shares with instructions on how to vote your shares if you wish them to be counted. Please follow the voting instructions provided by your broker, bank or nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to Acap or by voting in person at the special meeting unless you provide to Acap a "legal proxy," which you must obtain from your broker, bank or nominee. Further, brokers who hold shares of Acap common stock on behalf of their customers may not vote those shares without specific instructions from their customers.

If you are an Acap shareholder and you do not instruct your broker, bank or nominee on how to vote any of your shares held in street name, your broker, bank or nominee may not vote those shares, which will have the same effect as a vote against the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement.

 Revocability of Proxies or Voting Instructions

If you are a holder of record on the record date for the special meeting, you have the power to revoke your proxy at any time before your proxy is voted at the special meeting. You can revoke your proxy in one of three ways:

you can send a signed notice of revocation;
you can grant a new, valid proxy bearing a later date; or

you can attend the special meeting and vote in person, which will automatically cancel any proxy previously given, or you can revoke your proxy in person, but your attendance alone at the special meeting will not revoke any proxy that you have previously given.

If you choose either of the first two methods, your notice of revocation or your new proxy must be received by Acap's Corporate Secretary at 5250 South Sixth Street, Springfield, Illinois  62703 no later than the beginning of the special meeting.

Solicitation of Proxies

In accordance with the merger agreement, the cost of proxy solicitation for the special meeting will be borne by Acap. In addition to the use of the mail, proxies may be solicited by officers and directors of Acap, without additional remuneration, by personal interview, telephone, facsimile or otherwise. Acap will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Acap common stock held of record on the record date and will provide customary reimbursement to such firms for the cost of forwarding these materials.

ACAP PROPOSAL

PROPOSAL: ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER

Acap is asking its shareholders to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement. For a detailed discussion of the terms and conditions of the merger, see "The Merger-The Merger Agreement" beginning on page 27. As discussed in the section entitled "The Merger-Acap's Reasons for the Merger; Recommendation by the Acap Board of Directors," beginning on page 18, after careful consideration, the Acap board of directors, by a unanimous vote, approved the merger agreement and declared the merger agreement and the transactions contemplated by the merger agreement, including the merger, to be advisable and fair to and in the best interests of Acap and its shareholders.

 Required Vote

Adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of a majority of the outstanding shares of Acap common stock. For purposes of this proposal, a failure to vote, a failure to instruct your broker, bank or nominee or an abstention from voting will have the same effect as a vote against the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement.

The Acap board of directors unanimously recommends that Acap shareholders vote "FOR" the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement.

The consummation of the merger is conditioned on the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement by the Acap shareholders.

THE MERGER

The discussion in this document of the merger and the principal terms of the merger agreement is subject to, and is qualified in its entirety by reference to, the merger agreement. We urge you to read carefully the merger agreement in its entirety, a copy of which is attached as Annex A to this document and incorporated by reference herein.

 General Description of the Merger

Parties to the Merger

UTG was incorporated in 1984, under the name United Trust, Inc., under the laws of Illinois to serve as an insurance holding company.  UTG and its subsidiaries have only one significant industry segment: insurance.  The current name and state of incorporation, Delaware, were adopted in 2005 through a merger transaction.  UTG’s dominant business is individual life insurance, which includes the servicing of existing insurance business in force, the solicitation of new individual life insurance, the acquisition of other companies in the insurance business and the administration processing of life insurance business for other entities.  For the year ended December 31, 2010, UTG had total revenues of approximately $38.4 million and net income of approximately $7.6 million.  For the six months ended June 30, 2011, UTG had total revenues of approximately $20.1 million and net income of approximately $5.2 million.  UTG’s consolidated assets as of December 31, 2010 and June 30, 2011 were approximately $442 million and $444 million, respectively.  UTG’s common stock is traded on the over-the-counter market under the symbol “UTGN.OB”.

Acap was incorporated in Delaware in 1985.  Acap is an insurance holding company that is 73% owned by Universal Guaranty, a wholly-owned subsidiary of UTG.  Acap has no day-to-day operations of its own.  Its only significant asset is its investment in American Capitol Insurance Company.  American Capitol is a wholly-owned life insurance subsidiary of Acap domiciled in Texas, which operates in the individual life insurance business.  The primary focus of American Capitol has been the servicing of existing insurance business in force.  For the year ended December 31, 2010, Acap had total revenues of approximately $9.5 million and net income of approximately $2.8 million.  For the six months ended June 30, 2011, Acap had total revenues of approximately $5,049,265 and net income of approximately $1,744,170.  Acap’s consolidated assets as of December 31, 2010 and June 30, 2011 were approximately $115 million and $111 million, respectively.  There is currently no established trading market for Acap common stock.  Acap common stock is quoted on the Pink Sheets under the symbol “ACPC”.

The Exchange Ratio

In the merger, each outstanding share of Acap common stock (other than shares owned by Acap or UTG, directly or indirectly, which will be cancelled) will be converted at the effective time of the merger into the right to receive shares of UTG common stock. The merger agreement provides for an exchange ratio of 233 shares of UTG common stock for each share of Acap common stock. This exchange ratio will not be adjusted to reflect changes in the stock price of either UTG common stock or Acap common stock prior to completion of the merger. UTG shareholders will continue to hold their existing shares of UTG common stock.

Operations After the Merger

The combined company will maintain UTG’s current headquarters in Springfield, Illinois, following the completion of the merger. Until the merger has received all necessary approvals and we complete the merger, UTG and Acap will continue operating as separate entities. The companies are targeting a closing by December 31, 2011, although we cannot assure completion by any particular date.

 Background of the Merger

On December 8, 2006, UTG acquired 1,803 shares of Acap common stock from certain individual Acap shareholders for an aggregate price of $17,211,438, or $9,546 per share.  UTG also entered into stock put option agreements under which certain individuals had the opportunity to sell to UTG up to 264 shares of common stock during the period ending December 16, 2007 based on the same per share price.  All 264 shares were acquired by UTG.  Following the acquisition, UTG transferred those shares to its wholly owned subsidiary, Universal Guaranty Life Insurance Company.  As of the record date for the special meeting, Universal Guaranty owned 2,126 shares of Acap’s common stock, or 73.3% of Acap’s outstanding common stock.

Following UTG’s acquisition of the Acap common stock, the board of directors of Acap was replaced with members of UTG’s board of directors and services on behalf of Acap, including employees, were provided by UTG pursuant to administrative services agreements.  Following UTG’s acquisition and until the latter part of 2010, the boards of directors of UTG and Acap considered a combination of UTG and Acap from time to time but determined, based on the weakened national economy and subsequent recession that began in 2008 and continued into 2009 and 2010, that the timing for such a combination was not appropriate.

Beginning in the fourth quarter of 2010, management of Acap and UTG began discussing in greater detail the mutual benefits of a possible combination of the two companies, in particular the benefits of combining UTG’s insurance subsidiary, Universal Guaranty, with Acap’s insurance subsidiary, American Capitol.  Acap and UTG retained Lewis & Ellis on March 16, 2011 as their financial advisor to provide an actuarial appraisal of Acap and UTG for the purpose of determining the exchange ratio pursuant to which shares of Acap common stock would be converted into shares of UTG common stock in a proposed combination.  The UTG and Acap boards of directors determined that an independent actuarial appraisal using statutory accounting practices was most appropriate to safeguard the interests of Acap’s minority shareholders, given that Acap is a consolidated subsidiary of UTG.  Actuarial appraisals are frequently used to measure the value and financial performance of insurance companies.  The board of directors of Acap also appointed Wes Perry and Randy Attkisson who are also directors of UTG to a special committee to oversee the process and determine whether the findings and recommendations of Lewis & Ellis were reasonable and fair to Acap.  The board of directors of UTG appointed John Albin and Joe Brinck to a special committee to oversee the process and determine whether the findings and recommendations of Lewis & Ellis were reasonable and fair to UTG.

On June 15, 2011, the special committee of Acap’s board of directors held a meeting during which Acap’s management and representatives of Lewis & Ellis, Inc. discussed the Lewis & Ellis evaluation and recommended the merger and the agreement of merger to the full board of directors of Acap.  On June 15, 2011, following the Acap board’s review of the proposed merger agreement and related matters, including the merger, the Acap board approved the proposed merger agreement and related matters, including the merger, determined that the merger agreement and the merger were in the best interests of the Acap shareholders, declared the advisability of the merger agreement and the merger, and recommended that the Acap shareholders vote for the merger agreement and the merger.

On June 15, 2011, the special committee of UTG’s board of directors held a meeting during which UTG’s management and representatives of Lewis & Ellis, Inc. discussed the Lewis & Ellis evaluation and recommended the merger and the agreement of merger to the full board of directors of UTG.  On June 15, 2011, the UTG board of directors held a meeting during which it approved the proposed merger agreement and related matters, including the merger and the issuance of UTG common stock as the merger consideration.

Following the June 15, 2011 board meetings of Acap and UTG, the parties finalized the merger agreement and, on August 9, 2011, the parties executed and delivered the merger agreement.

 Recommendation of Acap Board of Directors and Acap’s Reasons for the Merger

After careful consideration, the Acap board of directors, by a unanimous vote of all directors, at a meeting held on June 15, 2011, approved the merger agreement and the transactions contemplated thereby, including the merger.  In reaching its decision, the Acap board of directors considered a number of factors that the board of directors believed supported its decision, including the following material factors:

Financial Considerations.  The Acap board of directors considered that the various benefits to Acap of the merger include without limitation cost savings from the elimination of certain reporting requirements with respect to Acap and American Capitol under applicable insurance laws and regulations;
the improvement to the overall efficiency of the organization by consolidation of Acap into UTG and American Capitol into Universal Guaranty; and
providing minority shareholders of Acap with freely tradable shares of a “public” company.

Fixed Exchange Ratio.  The merger consideration is a fixed exchange ratio which will not fluctuate as a result of changes in the price of UTG common stock prior to the merger, which limits the impact of external factors on the transaction.

Tax-Free Transaction.  The merger will qualify as a tax-free transaction to Acap shareholders for U.S. federal income tax purposes.

Opinion of Lewis & Ellis.  The Acap board of directors considered the actuarial appraisal performed by Lewis & Ellis and the opinion of Lewis & Ellis that, as of December 31, 2010, the exchange ratio of 233 was fair, from a financial point of view, to the holders of Acap common stock.

Improved Liquidity.  The merger is expected to result in improved liquidity for shareholders as a result of the increased equity capitalization and the increased shareholder base of the combined company.

The above discussion of the factors considered by the Acap board of directors is not intended to be exhaustive, but does set forth material factors considered by the Acap board of directors.

For the reasons set forth above, the Acap board of directors unanimously declared that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable and fair to, and in the best interests of, Acap and its shareholders and unanimously approved the merger agreement.  The Acap board of directors unanimously recommends to Acap’s shareholders that they vote “FOR” the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement.

 UTG’s Reasons for the Merger

After careful consideration, the UTG board of directors, by a unanimous vote of all directors, at a meeting held on June 15, 2011, approved the merger agreement and the transactions contemplated thereby, including the merger.  In reaching its decision, the UTG board of directors considered a number of factors that the board of directors believed supported its decision, including the following material factors:

Financial Considerations.  The UTG board of directors concluded that the various benefits to UTG of the merger include without limitation cost savings from the elimination of certain reporting requirements with respect to Acap and American Capitol under applicable insurance laws and regulations; and
the improvement to the overall efficiency of the organization by consolidation of UTG with Acap and American Capitol into Universal Guaranty.

Fixed Exchange Ratio.  The merger consideration is a fixed exchange ratio which will not fluctuate as a result of changes in the price of UTG common stock prior to the merger, which limits the impact of external factors on the transaction.

Opinion of Lewis & Ellis.  The UTG board of directors considered the actuarial appraisal performed by Lewis & Ellis and the opinion of Lewis & Ellis that, as of December 31, 2010, the exchange ratio of 233 was fair, from a financial point of view, to the holders of Acap common stock.

Improved Liquidity.  The merger is expected to result in improved liquidity for shareholders as a result of the increased equity capitalization and the increased shareholder base of the combined company.

The above discussion of the factors considered by the UTG board of directors is not intended to be exhaustive, but does set forth the material factors considered by the UTG board of directors.

 Opinion of Lewis & Ellis

Lewis & Ellis provided to the Boards of Directors of UTG and Acap an actuarial appraisal of UTG and Acap.  Based upon such appraisal, Lewis & Ellis opined that, as of December 31, 2010, the exchange ratio of 233 shares of UTG common stock for each share of Acap common stock provided for in the proposed merger represented a fair value or consideration, from a financial point of view, to the holders of Acap common stock.

The full text of the written opinion of Lewis & Ellis, dated June 14, 2011, is attached to this proxy statement/prospectus as Annex B. The summary of Lewis & Ellis's opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion.  ACAP shareholders should read the full opinion carefully and in its entirety. Lewis & Ellis's opinion is addressed to the ACAP and UTG  boards of directors, is directed only to the fairness, from a financial point of view, of the exchange ratio in the merger to holders of ACAP common stock as of the date of the opinion, and does not address any other aspect of the transactions contemplated by the merger agreement. Lewis & Ellis provided its opinion for the information and assistance of the UTG and ACAP boards of directors in connection with their consideration of the merger. The opinion of Lewis & Ellis does not constitute a recommendation as to how any ACAP shareholder should vote with respect to the merger. In addition, this opinion does not in any manner address the price at which UTG common stock will trade at any time subsequent to the date of the opinion.

Lewis & Ellis is a member of the American Academy of Actuaries and is frequently engaged to provide actuarial appraisals of life insurance companies.  In connection with its opinion, Lewis & Ellis reviewed, among other things:

the merger agreement;
annual reports to shareholders and annual reports on Form 10-K of UTG for the five years ended December 31, 2010;

quarterly statutory financials as of March 31, 2011 as well as the annual statutory information as of December 31, 2010, December 31, 2009 and December 31, 2008 for Universal Guaranty Life Insurance Company and American Capitol Insurance Company;

quarterly report on Form 10-Q as of March 31, 2011 for UTG;
proxy statement dated May 10, 2011 for UTG;
other communications from Acap and UTG to their respective shareholders;

annual and quarterly statements for American Capitol as filed with the applicable insurance regulatory authorities for the three years ended December 31, 2010 and the quarterly period ended March 31, 2011;

annual and quarterly statements for each of UTG’s principal insurance subsidiaries as filed with the applicable insurance regulatory authorities for the three years ended December 31, 2010 and the quarterly period ended June 30, 2011;

internal financial analyses and forecasts for Acap prepared by its management; and
a preliminary actuarial appraisal prepared by an independent actuarial firm.

Lewis & Ellis also held discussions with members of the senior management of Acap and UTG regarding the strategic rationale for, and the potential benefits of, the transaction contemplated by the merger agreement and the past and current business operations, financial condition and future prospects of their respective companies.

Lewis & Ellis relied upon the accuracy and completeness of all information that was publicly available or was furnished to or discussed with Lewis & Ellis by ACAP and UTG or otherwise reviewed by or for Lewis & Ellis, and Lewis & Ellis did not independently verify (nor did Lewis & Ellis assume responsibility or liability for independently verifying) any such information or its accuracy or completeness. Lewis & Ellis did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did Lewis & Ellis evaluate the solvency of ACAP or UTG under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to Lewis & Ellis or derived therefrom, Lewis & Ellis assumed that they had been reasonably prepared based on assumptions reflecting the best then-available estimates and judgments by management as to the expected future results of operations and financial condition of ACAP and UTG to which such analyses or forecasts relate. Lewis & Ellis expressed no view as to such analyses or forecasts or the assumptions on which they were based.

Lewis & Ellis's opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to Lewis & Ellis as of the date of Lewis & Ellis's opinion. It should be understood that subsequent developments may affect Lewis & Ellis's opinion, and Lewis & Ellis does not have any obligation to update, revise or reaffirm its opinion. Lewis & Ellis's opinion is limited to the fairness, from a financial point of view, to the holders of ACAP common stock of the exchange ratio in the merger, and Lewis & Ellis expressed no opinion as to the fairness of the merger to, or any consideration to be paid to creditors or other constituencies of ACAP or as to the underlying decision by ACAP to engage in the merger.  Lewis & Ellis expressed no opinion as to the price at which ACAP common stock or UTG common stock will trade at any time subsequent to the date of the opinion.

The terms of the merger agreement, including the exchange ratio, were determined through arm's-length negotiations between ACAP and UTG, and the decision to enter into the merger agreement was solely that of the ACAP board of directors and the UTG board of directors. Lewis & Ellis's opinion and financial analyses were among the many factors considered by the ACAP board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the ACAP board of directors or management with respect to the merger or the exchange ratio.

The following summary discloses the material elements of the financial analyses performed by Lewis & Ellis, Inc. in connection with its opinion to the Acap board of directors dated June 14, 2011, which analyses were among those considered by Lewis & Ellis in connection with delivering its opinion.

Lewis & Ellis provided to the boards of directors of UTG and Acap an actuarial appraisal of UTG and Acap as of December 31, 2010.  Based upon such appraisal, Lewis & Ellis opined that, as of December 31, 2010, the exchange ratio of 233 shares of UTG common stock for each share of Acap common stock provided for in the proposed merger represented a fair value or consideration, from a financial point of view, to the holders of Acap common stock.  An actuarial appraisal does not necessarily represent the value of a company’s stock on the open market but rather is derived from a projection of future earnings and reflects the value of a company’s earnings potential under a specific set of assumptions.

The development of the actuarial values in Lewis & Ellis’ report reflect statutory accounting practices.  Lewis & Ellis believe it is appropriate to analyze a life company using statutory accounting practices because (i) statutory accounting determines the availability of earnings to life company shareholders; (ii) statutory surplus constitutes the funds available or investments in new business or other ventures requiring capital; and (iii) statutory earnings are prescribed by Actuarial Standard of Practice Number 19, which relates to actuarial appraisals.

Lewis & Ellis’ opinion concluded that a fair value for UTG as of December 31, 2010 was $76,713,316.  In determining the fair value for UTG, Lewis & Ellis considered the fair value of UTG’s adjusted capital and surplus, other adjustments of value (including the fair value of Acap) and the value of its insurance business in force.

Value of Business in Force.  To provide an actuarial value of UTG’s insurance business in force, Lewis & Ellis’ opinion relied heavily upon the existing life insurance model projections created by UTG’s appointed actuary, a consulting third party actuary, as adjusted to reflect the appraisal purpose of the analysis.  The existing model projections are primarily used for asset adequacy testing annually required by the National Association of Insurance Commissioners.

Adjustments were made to the asset adequacy projections to reflect the value of UTG’s normal yearly renewable term and two coinsurance treaties.  Normal reinsurance premiums were projected into the future assuming an average profit margin for the reinsurance companies.  The ratio of past reinsurance premium to direct premium was utilized to tie the reinsurance premium projection to the direct business.  The portion of premium assumed to be profit to the reinsurers was then discounted back to the present to arrive at a value adjustment to the insurance business in force.

Adjusted Capital and Surplus.  Lewis & Ellis also considered the value of UTG’s capital and surplus, as adjusted.  As of December 31, 2010, UTG had $30,442,880 of statutory capital and surplus in accordance with statutory accounting principles.  Adjustments to UTG’s capital and surplus in order to represent the fair value of UTG’s statutory capital and surplus included with out limitation the following:

the cost of capital for each insurance company based on the company’s portfolio yield and expected return of the investor;
the excess of the fair value of Acap, which Lewis & Ellis determined to be $13,257,918, over Acap’s book value based on statutory life insurance accounting;
the fair value of certain real estate owned by UTG but not include in the projections; and
adjustments to account for the value of certain reserves.

Other Adjustments of Value.  In addition to the present value of insurance in force and adjustments to capital and surplus, Lewis & Ellis’ analysis also included the value of UTG’s state licenses and state charter.

Lewis & Ellis's opinion and actuarial appraisal was only one of the many factors considered by the ACAP board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of the ACAP board of directors or management with respect to the proposed merger or the merger consideration. The consideration was determined through negotiation between ACAP and UTG.

Lewis & Ellis was retained by Acap and UTG in connection with the proposed merger.  Acap agreed to pay Lewis & Ellis for its services, including the fairness opinion, a fee not to exceed $43,000.

Interests of Directors and Executive Officers of UTG and Acap in the Merger

As of the date of this proxy statement/prospectus, UTG beneficially owns approximately 73.3% of the outstanding shares of Acap common stock.  In addition, Jesse T. Correll is the Chairman and Chief Executive Officer of each of Acap and UTG and beneficially owns approximately 60% of the outstanding shares of UTG common stock and controls, through his beneficial ownership in UTG and its subsidiaries, approximately 44% of the outstanding shares of Acap common stock.  The other members of senior management of UTG also serve in the same or similar positions with Acap.  The members of UTG’s board of directors also serve as the members of Acap’s board of directors.  As a result of these ownership interests and potential conflicts of interest, these officers and directors could be more likely to support or recommend the approval of the merger described in this proxy statement/prospectus than if they did not have these interests.

Material United States Federal Income Tax Consequences of the Merger

The following general discussion sets forth the anticipated material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of Acap common stock. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any United States federal laws other than those pertaining to income tax nor does it address tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. This discussion is based upon the Code, the regulations promulgated under the Code (which we refer to as Treasury regulations) and court and administrative rulings and decisions, all as in effect on the date of this proxy statement/prospectus. These laws may change, possibly retroactively, and any change could affect the accuracy of the statements and conclusions set forth in this discussion.

This discussion addresses only those Acap common shareholders that hold their Acap common stock as a capital asset under the Code (generally, property held for investment). Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

a financial institution;
a tax-exempt organization;
an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);
an insurance company;
a mutual fund;
a dealer or broker in stocks and securities, or currencies;
a trader in securities that elects mark-to-market treatment;
a person that is subject to the alternative minimum tax provisions of the Code;
a holder of ACAP common stock that received ACAP common stock through the exercise of an employee stock option, through a tax-qualified retirement plan or otherwise as compensation;
a person that is not a U.S. holder (as defined below);
a person that has a functional currency other than the U.S. dollar;
a holder of ACAP common stock that holds ACAP common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction; or
a United States expatriate.

Determining the actual tax consequences of the merger to you may be complex. They will depend on your specific situation and on factors that are not within the control of UTG or ACAP. You should consult your tax advisor as to the tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign or other tax laws and of changes in those laws.

For purposes of this discussion, the term "U.S. holder" means a beneficial owner of ACAP common stock that is for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation, or entity treated as a corporation, organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes or (iv) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.

The U.S. federal income tax consequences to a partner in an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes and that holds ACAP common stock generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding ACAP common stock should consult their tax advisors.

Wyatt, Tarrant & Combs, LLC, tax counsel to UTG, has opined that the merger will qualify as a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code. As a result upon exchanging your ACAP common stock for UTG common stock, you generally will not recognize gain or loss. The aggregate tax basis in the shares of UTG common stock that you receive in the merger, will equal your aggregate adjusted tax basis in the ACAP common stock you surrender. Your holding period for the shares of UTG common stock that you receive in the merger will include your holding period for the shares of ACAP common stock that you surrender in the merger.

This summary of certain material U.S. federal income tax consequences of the merger is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction.

 Accounting Treatment

Since ACAP is already a majority owned subsidiary of UTG, UTG will account for any difference between the fair value of the consideration received or paid and the amount by which the noncontrolling interest is adjusted and such amount shall be recognized in equity attributable to UTG, in accordance with applicable guidance.

 Dissenters’ Appraisal Rights

Acap is a Delaware corporation. Section 262 of the Delaware General Corporation Law provides appraisal rights, sometimes referred to as “dissenters’ rights”, under certain circumstances to shareholders of a Delaware corporation that is involved in a merger.  Record holders of Acap common stock that follow the appropriate procedures are entitled to appraisal rights under Section 262 in connection with the merger.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the Delaware General Corporation Law and is qualified in its entirety by the full text of Section 262, which is reprinted in its entirety as Annex C to this proxy statement/prospectus.  All references in Section 262 to a “shareholder” and in this discussion to a “record holder” or a “holder of Acap common stock” are to the record holder of the shares of Acap common stock immediately before completion of the merger as to which appraisal rights are asserted.  A person having a beneficial interest in shares held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

Under the Delaware General Corporation Law, record holders of Acap common stock that follow the procedures set forth in Section 262 and that have not voted in favor of the approval and adoption of the merger agreement and the merger are entitled to have the Delaware Court of Chancery appraise their shares of Acap common stock and to receive payment of the “fair value” of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, as determined by the Delaware Court of Chancery.

Under Section 262, when a board of directors submits a merger agreement and merger for approval and adoption at a meeting of shareholders, as in the case of the Acap special meeting, not less than 20 days before the meeting, Acap must notify each of its shareholders entitled to appraisal rights that they have such appraisal rights and include in each such notice a copy of Section 262.  This proxy statement/prospectus constitutes such notice to the holders of Acap common stock.  Any holder of Acap common stock who wishes to exercise appraisal rights or wishes to preserve such holder’s right to do so should review the following discussion and Annex C carefully because the failure to timely and properly comply with the procedures specified in Section 262 will result in the loss of appraisal rights under the Delaware General Corporation Law.

A holder of Acap common stock wishing to exercise appraisal rights must deliver to Acap, before the vote on the approval and adoption of the merger agreement and the merger at the Acap special meeting, a written demand for appraisal of such holder’s Acap common stock and must reasonably inform Acap of the identity of the holder of record as well as the intention of the holder to demand an appraisal of the fair value of the shares held.  In addition, a holder of Acap common stock wishing to exercise appraisal rights or wishing to preserve such holder’s right to do so must hold of record such shares on the date the written demand for appraisal is made, must continue to hold such shares through the completion of the merger and must either vote against or abstain from voting on the approval and adoption of the merger agreement and the merger.

Only a holder of record of Acap common stock may assert appraisal rights for Acap common stock, registered in such holder’s name.  A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as such holder’s name appears on such holder’s stock certificates, and must state that such holder intends thereby to demand appraisal of such holder’s shares of Acap common stock.  A proxy or vote against the approval and adoption of the merger agreement and the merger will not constitute a demand for appraisal.

If the shares of Acap common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and, if the shares of Acap common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners.  An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of all joint owners.  An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners.  A record holder, such as a broker who holds Acap common stock as nominee for several beneficial owners, may exercise appraisal rights with respect to the shares of Acap common stock held for one or more beneficial owners while not exercising such rights with respect to the shares of Acap common stock held for other beneficial owners.  In such case, however, the written demand should set forth the number of shares of Acap common stock as to which a shareholder seeks appraisal.  If a shareholder does not specify a number of shares of Acap common stock, the Delaware Court of Chancery will presume that the demand covers all Acap common stock held in the name of the record owner. We urge holders of Acap common stock who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights to consult with their brokers to determine the appropriate procedures for making of a demand for appraisal by such nominee.

Shareholders should mail or deliver all written demands for appraisal of Acap common stock to Acap at 5250 South Sixth Street, Springfield, Illinois 62703, Attention: Secretary, so Acap may receive the demand before the vote on the approval and adoption of the merger proposal at the Acap special meeting.

Within 10 days after we complete the merger, UTG, the surviving corporation in the merger, will send a notice as to the approval of the merger to each person that satisfied the appropriate provisions of Section 262.  Within 120 days after we complete the merger, but not thereafter, the surviving corporation, or any holder of Acap common stock entitled to appraisal rights under Section 262 and who has complied with the foregoing procedures, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Acap common stock held by all such shareholders.  UTG is not under any obligation, and has no present intention, to file a petition with respect to the appraisal of the fair value of the Acap common stock.  Accordingly, it is the obligation of the holders of the shares of Acap common stock to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262.

Within 120 days of completion of the merger, any record holder of Acap common stock that has complied with the requirements for exercise of appraisal rights can request in writing a statement from the surviving corporation setting forth the aggregate number of shares of Acap common stock not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares.  The surviving corporation must mail such statement within 10 days after it has received the written request or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later.

If a holder of Acap common stock timely files a petition for appraisal and serves a copy of such petition upon the surviving corporation, the surviving corporation is then obligated, within 20 days, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all shareholders who have demanded payment for their shares and with whom the surviving corporation has not reached agreements as to the value of their shares.  After notice to such shareholders as required by the Delaware Court of Chancery, the Delaware Court of Chancery may conduct a hearing on such petition to determine those shareholders that have complied with Section 262 and who have become entitled to appraisal rights. The Delaware Court of Chancery may require the holders of shares of Acap common stock that demanded an appraisal for their shares to submit their share certificates to the Delaware Register in Chancery for notation of the pendency of the appraisal proceeding.  If any shareholder fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such shareholder.

After determining the holders of Acap common stock who are entitled to appraisal, the Delaware Court of Chancery will appraise the fair value of their shares of Acap common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value.  Holders considering seeking appraisal should be aware that the fair value of their Acap common stock as determined under Section 262 could be more than, the same as or less than the value of the consideration that they would otherwise receive in the merger if they did not seek appraisal of their Acap common stock, and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262.  The Delaware Supreme Court has stated that the Delaware Court of Chancery should consider “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” in the appraisal proceedings.  More specifically, the Delaware Supreme Court has stated that: “Fair value, in an appraisal context, measures ‘that which has been taken from the shareholder, viz., his proportionate interest in a going concern.’”  In the appraisal process, the Delaware Court of Chancery values the corporation “as an entity,” not merely as a collection of assets or by the sum of the market price of each share of its stock.  Moreover, the Delaware Court of Chancery must view a corporation as an on-going enterprise, occupying a particular market position in the light of future prospects.”  In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a shareholder’s exclusive remedy.  The Delaware Court of Chancery will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of Acap common stock have been appraised.  The Delaware Court of Chancery may determine the costs of the proceeding and tax these costs upon the parties as the Delaware Court of Chancery deems equitable.

The Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any holder of Acap common stock in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares of Acap common stock entitled to appraisal.

Any holder of Acap common stock that has duly demanded an appraisal in compliance with Section 262 will not, after completion of the merger, be entitled to vote such shareholder’s shares of Acap common stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of Acap common stock as of a date before we consummate the merger.

If any holder of Acap common stock that demands appraisal of such holder’s shares of Acap common stock under Section 262 fails to perfect, or effectively withdraws or loses such holder’s right to appraisal, as provided in the Delaware General Corporation Law, the holder’s Acap common stock will convert into UTG common stock in accordance with the merger agreement.  A holder of Acap common stock will fail to perfect, or will effectively lose, the right to appraisal if the holder does not file a petition for appraisal within 120 days after we complete the merger.  A holder may withdraw a demand for appraisal by delivering to the surviving corporation a written withdrawal of the demand for appraisal and an acceptance of the merger.  Any such attempt to withdraw made more than 60 days after we complete the merger will, however, require the written approval of UTG.  Further, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent court approval.

Failure to follow the steps required by Section 262 for perfecting appraisal rights may result in the loss of such rights, in which event a holder of Acap common stock will be entitled to receive only the consideration set forth in the merger agreement for each share of Acap common stock issued and outstanding immediately before the effective time of the merger owned by such holder.

The foregoing is a summary of certain of the provisions of Section 262 and is qualified in its entirety by reference to the full text of such Section 262, a copy of which is attached as Annex C to this proxy statement/prospectus.

UTG Shareholders. UTG shareholders will not be entitled to dissenters’ appraisal rights under Delaware law or otherwise in connection with the merger.

Regulatory Matters

UTG and Acap are not aware of any regulatory approvals required for the merger of UTG and Acap; however, certain of the insurance statutes of the jurisdiction in which American Capitol, Acap’s insurance subsidiary, is domiciled and the jurisdictions in which it is licensed, and the insurance holding company laws in those jurisdiction that govern Acap require prior approval for persons acquiring control of insurance companies domiciled or commercially domiciled in the state, whether directly or indirectly, through merger or acquisition or otherwise.  While UTG and Acap desire to merge Universal Guaranty, UTG’s insurance subsidiary, and American Capitol, Acap’s insurance subsidiary, immediately following the merger of UTG and Acap, the merger of the two insurance subsidiaries is not a condition to the consummation of the merger of UTG and Acap.

THE MERGER AGREEMENT

The following is a summary of the material terms and conditions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. This summary is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to, and incorporated by reference into, this proxy statement/prospectus. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this summary or any other information contained in this proxy statement/prospectus. You are urged to read the merger agreement carefully and in its entirety before making any decisions regarding the merger.

 Form, Effective Time and Closing of the Merger

The merger agreement provides for the merger of Acap with and into UTG, upon the terms and subject to the conditions set forth in the merger agreement. UTG will be the surviving entity in the merger and, following completion of the merger, will continue to exist under the name UTG, Inc.  The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at a later date and time agreed to by UTG and Acap and specified in the certificate of merger.

The merger agreement provides that the closing of the merger will take place no later than five business days following the satisfaction or waiver of the conditions to closing of the merger (described under "The Merger Agreement—Conditions to Completion of the Merger").

 Organizational Documents of the Surviving Entity

Upon completion of the merger, the certificate of incorporation and bylaws of UTG in effect as of immediately prior to the effective time will be the certificate of incorporation and bylaws of the surviving entity.

 Merger Consideration; Conversion or Cancellation of Shares in the Merger

Merger Consideration

If the merger is completed, each share of Acap common stock (other than shares of Acap common stock that are held by Acap as treasury stock or owned directly or indirectly by UTG which will be cancelled and shares held by a holder who has not voted in favor of the merger and who has properly demanded appraisal in accordance with Delaware law) will be converted automatically into the right to receive 233 shares of UTG common stock, which we refer to in this proxy statement/prospectus as the exchange ratio.

Procedures for Surrendering Acap Stock Certificates

The conversion of Acap common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. As promptly as practicable after the effective time, the surviving entity, or an exchange agent appointed by it,  will send to each record holder of Acap common stock at the effective time of the merger, a letter of transmittal and instructions explaining how to surrender Acap stock certificates.

Each Acap shareholder that surrenders its stock certificate to the surviving corporation together with a duly completed letter of transmittal, and each Acap shareholder that holds book-entry shares of Acap common stock, will receive the merger consideration due to such shareholder. After the effective time of the merger, each certificate that previously represented shares of Acap common stock will only represent the right to receive the merger consideration into which those shares of Acap common stock have been converted.

Withholding

All payments under the merger agreement are subject to applicable withholding requirements.

 Representations and Warranties

The merger agreement contains a number of representations and warranties made by Acap, on the one hand, and UTG, on the other hand. The representations and warranties were made by the parties as of the date of the merger agreement and do not survive the effective time of the merger. Certain of these representations and warranties are subject to specified exceptions and qualifications contained in the merger agreement.

Representations and Warranties of Acap

Acap made representations and warranties in the merger agreement relating to, among other things:

corporate organization, valid existence, good standing, and qualification to conduct business;
organizational documents;
capitalization;
due authorization, execution, delivery and validity of the merger agreement;
absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements;
permits and compliance with law;
financial statements;
disclosure documents to be filed with the SEC in connection with the merger;
absence of certain changes since December 31, 2010;
litigation; and
broker's and finder's fees.

Representations and Warranties of UTG

UTG made representations and warranties in the merger agreement relating to, among other things:

corporate organization, valid existence, good standing, and qualification to conduct business;
capitalization;
due authorization, execution, delivery and validity of the merger agreement;
absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements;
disclosure documents to be filed with the SEC in connection with the merger; and
broker's and finder's fees.

Covenants and Agreements

Conduct of Business of Acap Pending the Merger

Acap has agreed to certain restrictions on it and its subsidiaries until the earlier of the effective time of the merger or the valid termination of the merger agreement. In general, except with UTG's prior written approval (not to be unreasonably withheld) or as otherwise expressly required or permitted by the merger agreement, Acap has agreed that, it will, and will cause each of its subsidiaries to, conduct its business in the ordinary course and in a manner consistent with past practice, and use its reasonable best efforts to preserve intact its present lines of business and preserve their relationships with customers and others having business dealings with them.

Form S-4, Proxy Statement/Prospectus; Shareholders Meeting

Acap and UTG agreed to prepare and cause to be filed with the SEC the proxy statement included in this proxy statement/prospectus and Acap and UTG agreed to prepare, and UTG to file, a registration statement on Form S-4 with respect to the merger, which includes this proxy statement/prospectus, in each case as promptly as reasonably practicable. Acap and UTG also agreed to use their reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after filing and to keep the Form S-4 effective for so long as necessary to complete the merger.

Acap agreed to use its reasonable best efforts to cause this proxy statement/prospectus to be mailed to its shareholders and to hold its shareholder meeting as soon as reasonably practicable after the Form S-4 is declared effective. Acap further agreed to include in the proxy statement/prospectus its recommendation to its shareholders that they adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement and to use its reasonable best efforts to obtain the its shareholder approval.

Consents

Both UTG and Acap have agreed to use their reasonable best efforts to take all actions and do all things necessary, proper or advisable under applicable laws or pursuant to any contract or agreement to consummate and make effective, as promptly as practicable, the merger.

Acap has agreed to use commercially reasonable efforts to obtain any third-party consents that are necessary, proper or advisable to consummate the merger.

Access to Information; Confidentiality

The merger agreement requires Acap to provide to UTG  reasonable access to its properties, offices, books, contracts, commitments, personnel and records, and each of Acap and UTG are required to furnish reasonably promptly to the other a copy of each report, and other document filed prior to closing with any governmental entity.

Public Announcements

UTG and Acap have agreed, subject to certain exceptions, to consult with each other before issuing any press release or otherwise making any public statements or filings with respect to the merger agreement or any of the transactions contemplated by the merger agreement.

 Conditions to Completion of the Merger

Mutual Closing Conditions

The obligation of each of Acap and UTG to complete the merger is subject to the satisfaction or waiver, at or prior to the effective time of the merger, of the following conditions:

adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement by holders of not less than a majority of all outstanding shares of Acap common stock in accordance with applicable law;

absence of any law or order by any governmental authority restricting, preventing or prohibiting the consummation of the merger or otherwise restraining, enjoining, preventing, prohibiting or making illegal the acquisition of some or all of the shares of Acap common stock by UTG;

Additional Closing Conditions for the Benefit of UTG

The obligation of UTG to complete the merger is subject to the satisfaction or waiver, at or prior to the effective time, of the following additional conditions:

the accuracy in all material respects as of the date of the merger agreement and as of the effective time of the merger (or, in the case of representations and warranties that by their terms address matters only as of another specified date, as of that date) of certain representations and warranties made in the merger agreement by Acap;

performance and compliance in all material respects by Acap with the agreements and covenants required to be performed or complied with by it at or prior to the closing date;

receipt of an officer's certificate, dated as of the closing date and signed by a corporate officer of Acap, certifying that the closing conditions described in the two preceding bullets have been satisfied;

absence of a material adverse effect on Acap;

Additional Closing Conditions for Acap's Benefit

The obligation of Acap to complete the merger is subject to the satisfaction or waiver, at or prior to the effective time, of the following additional conditions:

the accuracy in all material respects as of the date of the merger agreement and as of the effective time of the merger (or, in the case of representations and warranties that by their terms address matters only as of another specified date, as of that date) of certain representations and warranties made in the merger agreement by UTG;

performance and compliance in all material respects by UTG with the agreements and covenants required to be performed or complied with by it at or prior to the closing date;

receipt of an officer's certificate dated as of the closing date and signed by a corporate officer of UTG certifying that the closing conditions described in the four preceding bullets have been satisfied;

 Termination of the Merger Agreement

The merger agreement may be terminated at any time before the effective time of the merger by the mutual written agreement of UTG and Acap.

The merger agreement may also be terminated prior to the effective time of the merger by either UTG or Acap if:

the merger has not been consummated on or before December 31, 2011 ;
Acap shareholders fail to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement at a duly convened meeting; or

The merger agreement may also be terminated prior to the effective time of the merger by UTG if:

any action has been taken or statute enacted by any governmental entity which would prohibit UTG’s ownership of Acap or compel UTG to dispose of or hold separate all or a material portion of the business or assets of Acap, its subsidiary or UTG; or

there has been any event, condition or circumstance occur or that is discovered which has had or is reasonably likely to have a material adverse effect on Acap.

 Governing Law

The merger agreement is governed by the laws of the State of Illinois.

IF YOU ARE AN ACAP SHAREHOLDER, THE ACAP BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT.

THE COMPANIES

 UTG

UTG was incorporated in 1984, under the name United Trust, Inc., under the laws of Illinois to serve as an insurance holding company.  UTG and its subsidiaries have only one significant industry segment: insurance.  The current name and state of incorporation, Delaware, were adopted in 2005 through a merger transaction.  UTG’s dominant business is individual life insurance, which includes the servicing of existing insurance business in force, the solicitation of new individual life insurance, the acquisition of other companies in the insurance business and the administration processing of life insurance business for other entities.

UTG is a life insurance holding company.  The focus of UTG is the acquisition of other companies in similar lines of business and management of its insurance subsidiaries.  UTG has a history of acquisitions and consolidation in which life insurance companies are involved.

Universal Guaranty is a wholly-owned life insurance subsidiary of UTG domiciled in the State of Ohio that operates in the individual life insurance business.  The primary focus of Universal Guaranty has been the servicing of existing insurance business in force.  In addition, Universal Guaranty provides insurance administrative services for other non-related entities.  HPG Acquisitions, LLC is a 74% owned subsidiary of Universal Guaranty, which owns for investment purposes, commercial property located in downtown Midland, Texas.  The property includes three commercial office buildings with a total of approximately 530,000 square feet and adjoining parking with 280 spaces.  Stanford Wilderness Road, LLC is a wholly-owned subsidiary of Universal Guaranty that owns for investment purposes commercial real estate located in downtown Stanford, Kentucky.  Future plans for these properties include a rehabilitation of the buildings and will include a hotel and other commercial/retail space once completed.  Cumberland Woodlands, LLC is a wholly-owned subsidiary of Universal Guaranty that owns for investment purposes approximately 15,000 acres of land in Kentucky and a 50% partnership interest in an additional 11,000 acres of land in Kentucky.  RLF Lexington Properties, LLC is a 51% owned subsidiary of Universal Guaranty that owns for investment purposes approximately 3,150 acres of land located near Lexington, Kentucky.  Sun Valley Homes (AZ), LLC is a 67% owned subsidiary of Universal Guaranty that owns for investment, purposes residential real estate in Phoenix, Arizona.  Sun Valley acquired foreclosed residential properties in the Phoenix area with the intent to rehab and sell over a short period of time.  Sun Valley is currently in a wind down phase.

Universal Guaranty’s current product portfolio consists of a limited number of life insurance product offerings. All of the products are individual life insurance products, with design variations from each other to provide choices to the customer. These variations generally center around the length of the premium paying period, length of the coverage period and whether the product accumulates cash value or not. The products are designed to be competitive in the marketplace.

Universal Guaranty’s actual experience for earned interest, persistency and mortality varies from the assumptions applied to pricing and for determining premiums.  Accordingly, differences between Universal Guaranty’s actual experience and those assumptions applied may impact the profitability of UTG.  UTG monitors investment yields, and when necessary adjusts credited interest rates on its insurance products to preserve targeted interest spreads.  Credited rates are reviewed and established by the Board of Directors of Universal Guaranty.  Currently, all crediting rates have been reduced to the respective product guaranteed interest rate.

Universal Guaranty has a variety of policies in force different from those being marketed.  Interest sensitive products, including universal life and excess interest whole life (“fixed premium UL”), account for 55% of the insurance in force.  Approximately 9% of the insurance in force is participating business, which represents policies under which the policy owner shares in the insurance company’s statutory divisible surplus.

Interest sensitive life insurance products have characteristics similar to annuities with respect to the crediting of a current rate of interest at or above a guaranteed minimum rate and the use of surrender charges to discourage premature withdrawal of cash values.  Universal life insurance policies also involve variable premium charges against the policyholder's account balance for the cost of insurance and administrative expenses.  Interest sensitive whole life products generally have fixed premiums.  Interest sensitive life insurance products are designed with a combination of front-end loads, periodic variable charges, and back-end loads or surrender charges.

Traditional life insurance products have premiums and benefits predetermined at issue; the premiums are set at levels that are designed to exceed expected policyholder benefits and insurance company expenses.  Participating business is traditional life insurance with the added feature that the policyholder may share in the divisible surplus of the insurance company through policyholder dividend.  This dividend is set annually by the Board of Directors of Universal Guaranty and is completely discretionary.

UTG’s principal executive offices are located at 5250 South Sixth Street, Springfield, Illinois  62703.  Its telephone number is (217) 241-6300.  UTG documents filed with the SEC contain additional information concerning UTG.  These documents are incorporated by reference. See “Where You Can Find More Information” on page 60.

 ACAP

Acap was incorporated under the laws of Delaware in 1985 by the management of American Capitol to become the parent or "holding company" of American Capitol.  Acap began operating in that capacity on October 31, 1985.  American Capitol is a Texas life insurance company licensed in 36 states and the District of Columbia.  American Capitol began operations as a life insurance company in 1954.

Acap primarily engages in servicing existing blocks of insurance policies which it has acquired through direct purchase or the acquisition of life insurance companies.  Since 1994, Acap has marketed a small volume of final expense insurance and prearranged funeral service contracts.  Acap maintains a broad portfolio of individual life insurance policies.  The policies serviced by Acap are primarily traditional whole life policies, term life policies and flexible premium annuity contracts.

Traditional whole life policies are generally characterized by a uniform death benefit and a level periodic premium throughout the insured's lifetime.  These policies combine a savings element with insurance protection.  The savings element, called the cash value, builds at a fixed rate of interest and may be borrowed against by the policyholder and, if the policy terminates other than through the death of the insured, may be paid to the policyholder. Term life policies generally offer pure insurance protection (i.e., no savings element) for a specified period.  Such policies typically offer a conversion privilege, a renewal privilege, or both.  Premiums typically are adjusted upon the exercise of either privilege. Flexible premium annuity contracts permit the annuitant to make deposits as the annuitant chooses, and allow the annuitant to make withdrawals at his or her option, subject to deduction of applicable surrender charges.  The annuity balance earns interest on a tax-deferred basis at a rate that the Company may change annually.

From mid-1985 until 1994, Acap relied exclusively on its acquisition strategy and did not actively market new business.  From 1994 through 2008, Acap marketed a small volume of final expense insurance and prearranged funeral service contracts in the State of Texas.  Effective January 1, 2009, new regulations took effect that required life insurance companies to utilize the 2001 CSO reserve table.  This required a re-valuation of the products being sold and re-filing of products with regulatory authorities.  Given the small amount of new policy sales, management determined the costs associated with this change were prohibitive in relation to future product sales under current conditions.  At year end 2008, Acap discontinued all new product marketing.

Currently, Acap is subject to government regulation in each of the states in which it conducts business.  Such regulation is vested in state agencies having broad administrative power dealing with all aspects of the insurance business, including the power to:  (i) grant and revoke licenses to transact business;  (ii) regulate and supervise trade practices and market conduct;  (iii) establish guaranty associations;  (iv) license agents;  (v) approve policy forms;  (vi) approve premium rates for some lines of business;  (vii) establish reserve requirements;  (viii) prescribe the form and content of required financial statements and reports;  (ix) determine the reasonableness and adequacy of statutory capital and surplus; and  (x) regulate the type and amount of permitted investments.  Insurance regulation is concerned primarily with the protection of policyholders.  Acap cannot predict the impact of any future proposals, regulations or market conduct investigations.

The insurance regulatory framework continues to be scrutinized by various states, the federal government and the National Association of Insurance Commissioners ("NAIC").  The NAIC is an association whose membership consists of the insurance commissioners or their designees of the various states.  The NAIC has no direct regulatory authority over insurance companies.  However, its primary purpose is to provide a more consistent method of regulation and reporting from state to state.  This is accomplished through the issuance of model regulations, which can be adopted by individual states unmodified, modified to meet the state's own needs or requirements, or dismissed entirely.

Most states also have insurance holding company statutes, which require registration and periodic reporting by insurance companies controlled by other corporations licensed to transact business within their respective jurisdictions.  The insurance subsidiaries are subject to such legislation and registered as controlled insurers in those jurisdictions in which such registration is required.  Statutes vary from state to state but typically require periodic disclosure, concerning the corporation that controls the registered insurers and all subsidiaries of such corporation. In addition, prior notice to or approval by the state insurance commission of material inter-corporate transfers of assets, reinsurance agreements, management agreements, and payment of dividends, in excess of specified amounts by the insurance subsidiary within the holding company system, are required.

Acap’s executive offices are located at 5250 South Sixth Street, Springfield, Illinois  62703. Its telephone number is (217) 241-6300.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ACAP

Management’s discussion and analysis of Acap Corporation is included to provide shareholders with an expanded narrative of our results of operations, changes in financial condition, liquidity and capital adequacy.  This narrative should be reviewed in conjunction with our consolidated financial statements and notes thereto included in this proxy statement/prospectus.

 Overview

Acap is a holding company whose wholly-owned subsidiary, American Capitol Insurance Company, is engaged in the acquisition and servicing of life and annuity insurance policies.  Acap operates in only one business segment, life insurance.  Acap has no material assets other than its investment in its insurance subsidiary and no operations at the parent-company level.

Acap’s primary sources of revenue are premiums, investment income, and the expense allowance received for administering certain blocks of policies reinsured under reinsurance agreements.  Acap’s primary expenses are policy benefits, commissions, and general expenses.

American Capitol is subject to regulation by the supervisory insurance agency of the state or other jurisdiction in which the insurance subsidiary is licensed to do business.  The insurance subsidiary is required to prepare and file financial statements with the appropriate state regulatory agencies that are prepared based on prescribed statutory accounting practices (“SAP”).  The bases for SAP in the state in which American Capitol files financial statements are the accounting practices contained in the National Association of Insurance Commissioners’ Accounting Practices and Procedures Manual (“NAIC SAP”) and any state-adopted accounting practices that differ from NAIC SAP.  The more significant differences between SAP and accounting principles generally accepted in the United States of America (“GAAP”) are discussed in Note 1 to Acap’s consolidated financial statements.

Regulators use SAP, and generally not GAAP, in their determination of such things as whether the insurance subsidiaries have the minimum required equity to write new business in a state, the amount of dividends or other distributions the insurance subsidiaries can pay, and whether to approve acquisition and reinsurance transactions.

SAP has resulted in the insurance subsidiaries historically making significant use of reinsurance in connection with acquisition transactions.  While under GAAP accounting for acquired policies an asset is recognized equal to the actuarially determined present value of projected future profits from policies in force at the purchase date (“DAC”), SAP does not recognize such an asset.  Therefore, upon the acquisition of a block of policies under SAP, American Capitol realizes a reduction in SAP equity (that is not realized under GAAP) in an amount equal to the excess of the acquired liabilities over the acquired assets.  The insurance subsidiary used reinsurance as described below, to increase their SAP equity (although such increase in equity was not recognized under GAAP).  Under SAP, whenever an insurance subsidiary cedes a block of policies to a reinsurer, the insurance subsidiary realizes an increase in equity in an amount equal to the excess of the ceded liabilities over the ceded assets (keeping in mind there is no DAC asset under SAP).  As a result, American Capitol was able to acquire blocks of business and cede such blocks to the reinsurer to offset, or reduce, the effect on the insurance subsidiary’s SAP equity.  The reinsurers under such reinsurance agreements receive all the profits (or losses) related to the reinsured blocks of business and pay Acap a reinsurance expense allowance for administering the reinsured policies.  Depending on the particular reinsurance agreement, once the accumulated profits under each agreement (calculated pursuant to a formula contained in each agreement) reach a specified level (generally, the amount of the difference between the ceded liabilities and ceded assets at the inception of the agreement, all on the basis of SAP accounting), either the subject insurance subsidiary is entitled to receive a specified percentage of any profits that develop related to the reinsured policies from that point forward, or has the option (but not the obligation) to recapture the reinsured policies (thus receiving future profits or losses, as the case may be, that develop related to the policies that are the subject of the agreement).

Due to the vital role of the activities regulated through the use of SAP, Acap’s management focuses on financial performance based on SAP, and not GAAP, in managing Acap.

 Results of Operations

Revenues

As of December 31, 2010, total revenues increased 46% as compared to 2009.  The increase was primarily attributable to the increase in net investment income along with the increase in the reinsurance expense allowance.

Premiums and other considerations decreased 44% when comparing 2010 to 2009.  This change is primarily the result of the sale of Texas Imperial Life Insurance Company, a wholly-owned subsidiary of American Capitol that was sold on December 2009 to an unaffiliated third party.  During 2009, Texas Imperial Life Insurance Company had approximately $1,200,000 in premiums.  The remaining decrease in premiums is the result of normal terminations of policies in force and is consistent with past experience and expected by management.  Acap has marketed a small volume of life products over the past several years.  Management currently places little emphasis on new business production, believing resources could be better utilized in other ways.  Current sales primarily represent sales to existing customers through additional insurance needs or conservation efforts.  Overall, persistency of the business has been consistent over the last several years.  The lapse percentages were 2.9% and 3.1% for 2010 and 2009, respectively for American Capitol Insurance Company

Effective January 1, 2009, new regulations took effect that required life insurance companies to utilize the 2001 CSO reserve table.  This required a re-valuation of the products being sold and re-filing of products with regulatory authorities.  Given the small amount of new policy sales, management determined the costs associated with this change were prohibitive in relation to future product sales under current conditions.

Net investment income increased 120% when comparing 2010 to 2009.  During 2008 and 2009, Management took steps to avoid catastrophic future losses by culling its investment portfolio.  As part of this portfolio evaluation process, certain investments were subsequently sold, particularly during the third and fourth quarters of 2008 and early 2009.  This resulted in a higher cash balance through most of 2009 earning extremely low rates of interest which had an immediate impact on income.  With preservation of capital being of utmost concern, Management sat on this large cash balance waiting for the dust to settle and for opportunities with margin of safety to appear.  This patience was rewarded and Acap began to deploy cash into investments deemed appropriate during the latter part of 2009.  The majority of this money was invested in trading securities and discounted mortgage loans.  With the economy reeling, bankruptcies soaring and general credit drying-up, the banking industry has been under well-known pressure.  As bank failures increased dramatically, their loan portfolios have been auctioned off, sometimes at deep discounts.

There are a number of significant risks and uncertainties inherent in the process of monitoring impairments and determining if an impairment is other-than-temporary. These risks and uncertainties related to management’s assessment of other than temporary declines in value include but are not limited to:  The risk that Company's assessment of an issuer's ability to meet all of its contractual obligations will change based on changes in the credit characteristics of that issuer; The risk that the economic outlook will be worse than expected or have more of an impact on the issuer than anticipated; The risk that fraudulent information could be provided to Acap's investment professionals who determine the fair value estimates.

Acap reported realized investment gains of approximately $380,000 during 2010 compared to losses of $1,834,000 in 2009.  During 2010, the most significant part of the realized gain relates to the sale of various bonds offset by losses on the sale of the Standard & Poors Depository common stock.  During 2009, Acap realized losses on the sale of common stock of approximately $1,000,000 from the sales of exchange traded funds that move inversely to the market.  The remaining realized loss is related to the sale of bonds.  With 2008 experiencing one of the largest financial crises in our nation’s history, Management refused to sit on the sidelines hoping for a recovery and spent a significant amount of time analyzing Acap’s investment holdings and reducing risk.  As a result of this, certain investments that were deemed too risky, primarily those in financial institutions were sold, predominantly at losses.

Reinsurance expense allowance increased significantly when comparing 2010 to 2009.  This line item generally relates to reinsurance activity from the financial reinsurance agreement in place.  During 2009, the realized investment losses related to the reinsured blocks of business caused a large decrease in the expense allowance.  During 2010, the performance of the blocks of business was more in line with previous performance and realized investment losses were much lower.  Management expects this line item to continue to decline to zero as this agreement pays down and eventually becomes fully paid.

Expenses

Policyholder benefits decreased approximately 19% in 2010 compared to 2009.  No single event or abnormality was noted when comparing the two years.

Death claims were approximately $1,725,000 lower in the current year compared to 2009.  The majority of this decrease is due to the sale of the subsidiary at the end of 2009.  Fluctuations in death claim experience from year to year typically have a significant impact on variances in this line item.  Policy claims vary from year to year and therefore, fluctuations in mortality are to be expected and are not considered unusual by management.  The 2010 claims experience remained in a relevant range related to recent historic experience.

Policy surrender benefits increased approximately $276,000 during the year 2010 compared to the same period in 2009.  The short-term impact of changes in policy surrenders is negligible since a reserve for future policy benefits payable is held which is, at a minimum, equal to or greater than the cash surrender value of a policy.  The benefit of fewer policy surrenders is primarily received over a longer time period through the retention of Acap’s asset base.  The increase in the current period in policy surrenders was not attributable to any one event.  Overall Acap’s persistency for business in force remained consistent with prior years.

Commissions and general insurance expenses increased approximately 0.6% in 2010 as compared to 2009.  Commissions were approximately $6,000 lower in 2010 compared to 2009.  This is primarily the result of continued reduction in renewal premiums from normal terminations.  The decrease in expenses in 2010 is primarily the result of reduced expenses within the group of companies.  Effective January 1, 2007, Acap has in effect a cost sharing arrangement with its new upstream parent, UTG, Inc.  Under this arrangement, Acap pays its proportionate share of expenses of the entire group, based on an allocation formula.  Overall expenses for the entire group were less in 2010 than in 2009.  Acap continually monitors expenditures looking for savings opportunities.  Management places significant emphasis on expense monitoring and cost containment.  Maintaining administrative efficiencies directly impacts net income.

Income from Operations

For the year ending December 31, 2010, Acap had net income from operations before taxes of $3,682,078 compared to income of $98,002 in the preceding year.  The change in the current year from the previous year is primarily attributable to the increase in net investment income.

 Financial Position

Acap’s financial position at December 31, 2010 improved when compared to the preceding year-end as evidenced by an increase of 39% in shareholders’ equity.  This increase is attributable to net unrealized gains on investments held of approximately $903,000 during the year and the net income of approximately $2,779,000.  The significant increase in net income was the result of increased investment income mainly from discounted mortgage loans and the performance of Acap’s portfolio.

Acap has a surplus aid reinsurance agreement in place through Canada Life.  The treaty was originally entered into to accommodate the purchase of a block of life business.  As of December 31, 2010, there remains approximately $634,000 in remaining accumulated profits to be generated by the block of business before the treaty can be recaptured.  During 2010, the surplus aid balance decreased approximately $337,000 as the result of continued profits from both blocks of business covered by the agreement.  Based on past experience, this treaty is anticipated to be fully repaid sometime in late 2012.

As of December 31, 2010, bonds represented 50% of total invested assets.  As of December 31, 2010, approximately 88% of the bond portfolio carries a designation "1" rating, the highest rating, according to the NAIC SVO ratings.  Acap's bond portfolio consists of mortgage-backed bonds, which are subject to risks associated with variable prepayments of the underlying mortgage loans.  Management takes these risks into consideration as it analyzes its entire portfolio. Acap has no securities in or near default with a designation “6” rating, the lowest rating, according to the NAIC SVO ratings.  Management continues to monitor the investments to help ensure a strong and healthy investment portfolio.

During the fourth quarter of 2009, Acap began purchasing discounted commercial mortgage loans.  Management has extensive background and experience in the analysis and valuation of commercial real estate and believes there are significant opportunities currently available in the discounted mortgage loan arena.  Experienced personnel of FSNB have also been utilized in the analysis phase.  This experience dates back to discounted loans during the Resolution Trust days where such loans were being sold from defunct savings and loans in the early 1990’s.  The discounted loans are available through the FDIC sale of assets of closed banks and from banks wanting to reduce their loan portfolios.  The loans are available on a loan by loan bid process.  Prior to placing a bid, each loan is reviewed to determine interest level utilizing such information as type of collateral, location of collateral, interest rate, current loan status and available cash flows or other sources of repayment.  Once it is determined interest in the loan remains, the collateral is physically inspected.  Following physical inspection, if interest still remains, a bid price is determined and a bid is submitted.  Once a loan has been acquired, contact is made with the appropriate individuals to begin a dialog with a goal of determining the borrower’s willingness to work together.  There are generally three paths a discounted loan will take:  the borrowers pay as required; a settlement is reached with the loan being paid off at a discounted value; or the loan is foreclosed.

During the fourth quarter of 2009, Acap had acquired $34,782,546 of discounted mortgage loans at a total cost of $7,499,114, representing an average purchase price to outstanding loan of 21.6%.  During 2009, Acap recorded no income from this loan activity.  During 2010, Acap acquired an additional $24,333,882 of discounted mortgage loans at a total cost of $7,856,855, representing an average purchase price to outstanding loan of 32.3%.  Additionally, during 2010, Acap settled, sold or had paid off discounted mortgage loans totaling $5,548,383.  During 2010, Acap recorded approximately $3,248,000 in income from the discounted mortgage loan activity, including $1,562,038 in discount accruals.  Acap is currently projecting a very positive return from on-going mortgage loan payments from the discounted commercial mortgage loan portfolio.

While management believes the discounted loans will continue to have favorable earnings and outcomes as they are worked through, there can be no assurance this will remain true in future periods.  Changes in the current economy such as an even greater downturn than recently experienced could have a negative impact on the loans, including the financial stability of the borrowers, the borrowers’ ability to pay or to refinance, the value of the property held as collateral and the ability to find purchasers at favorable prices. As such, management has taken a conservative approach with these investments and has classified all discounted mortgage loans held as non-accrual.  In such status, Acap is recording interest income on a cash basis and is recording any accrual of discount on the loans held when realized.  Discount accruals reported during 2010 were the result of the loan basis already being fully paid.

On December 30, 2009, Acap sold a 100% owned subsidiary, Texas Imperial Life Insurance Company.  The transaction was entered into to further streamline operations of the affiliate group.  Texas Imperial was a stipulated premium company, a unique status under Texas rules.  Consolidation of this entity was not practical due to this status.

Policyholder liabilities are predominantly long-term in nature and represent approximately 88% of total liabilities as of December 31, 2010.  As such, Acap has the ability and intent to hold its corresponding fixed maturity investments to maturity.  Acap has continually maintained its capital and surplus requirements.  Acap believes that the indicated financial position will be adequate to meet its obligations.

Acap is assessed contributions by life and health guaranty associations in almost all states to indemnify policyholders of failed companies.  In several states Acap may reduce premium taxes paid to recover a portion of assessments paid to the states' guaranty fund association.  This right of "offset" may come under review by the various states, and Acap cannot predict whether and to what extent legislative initiatives may affect this right to offset.  In addition, some state guaranty associations have adjusted the basis by which they assess the cost of insolvencies to individual companies.  Acap believes that its reserve for future guaranty fund assessments is sufficient to provide for assessments related to known insolvencies.  This reserve is based upon management's current expectation of the availability of this right of offset to known insolvencies and state guaranty fund assessment basis.  However, changes in the basis whereby assessments are charged to individual companies and changes in the availability of the right to offset assessments against premium tax payments could materially affect Acap's results.

In the normal course of business, Acap is involved from time to time in various legal actions and other state and federal proceedings.  As part of the Texas Imperial Life Insurance Company sale, Acap remains contingently liable for certain costs pending the outcome of an ongoing race-based audit of Texas Imperial Life Insurance Company by the Texas Department of Insurance.  Under the agreement, Acap is responsible for 100% of the first $50,000 of costs, 90% of the next $50,000, 75% of the third $50,000 and 50% of costs above $150,000.  Management has conservatively estimated Acap’s exposure and other costs at $50,000 based on information provided to date from the examination team and has established a contingent liability in its financial statements of this amount.

 Liquidity and Capital Resources

As of December 31, 2010, Acap held $4,600,804 in cash with other investments maturing at varying times including long-term bonds of approximately $0 maturing in one year or less and approximately $12,204,974 maturing in two to five years.

Operating activities of Acap used cash of $1,374,548 and $2,531,695 in 2010 and 2009, respectively.  Investing activities used cash of $587,711 and $10,709,525 in 2010 and 2009, respectively, from investments acquired net of investments sold, matured or repaid.  Bonds and trading securities represented a majority of the investing activities of Acap during the two years.

Acap Corporation has $2,682,849 of outstanding debt at December 31, 2010.  Acap Corporation is dependent on dividends from its subsidiary to retire this debt.  It is anticipated the subsidiary will declare dividends in future periods to help retire the outstanding debt.  See Note 4 of the notes to financial statements for a more complete description of this debt.

Management believes cash balances maintained at December 31, 2010 are more than sufficient to meet Acap's short-term liquidity needs.

 Results of Operations for the Six Months Ended June 30, 2011

Revenues

Total revenue is primarily made up of net realized gains and investment income.  These two components will be discussed in more detail below.

Premiums have consistently decreased as a result of normal terminations of policies in force and are consistent with past experience and expected by management.  Acap has marketed a small volume of life products over the past several years.  Management currently places little emphasis on new business production, believing resources could be better utilized in other ways.  Current sales primarily represent sales to existing customers through additional insurance needs or conservation efforts.  Overall, persistency of the business has been consistent over the last several years.

Net investment income continues to show positive results.  Acap’s decision to invest large cash balances during 2009 has been successful thus far.  The majority of this money was invested in trading securities and discounted mortgage loans.  With the economy reeling, bankruptcies soaring and general credit drying-up, the banking industry has been under well-known pressure.  As bank failures increased dramatically, their loan portfolios have been auctioned off, sometimes at deep discounts. Management believes the discounted loans will continue to have favorable earnings and outcomes as they are worked through.  The Texas Department of Insurance has notified Acap that it cannot invest any further funds in discounted loans.  As the existing loans are worked out and profits shown, no new or additional loans are being added, thus this income source will continue to diminish and eventually cease.  However, there can be no assurance this will remain true in future periods.   While Acap is seeing positive results from the trading accounts, it is understood that the possibility of periodic setbacks in these accounts should be expected.  Changes in the current economy can negatively impact these investments.

Acap reported realized investment gains of approximately $1,062,000 during the second quarter of 2011 compared to realized investment gains of approximately $216,000 during the second quarter of 2010.  The realized gains are the result of the sale of various bonds during the first half of 2011 and 2010.

Reinsurance expense allowance is consistent with prior performance.  This line item generally relates to reinsurance activity from the financial reinsurance agreement in place.  The blocks of business under the financial reinsurance treaty reported net income through the first half of 2011.  During the first six months of 2010, the performance of the blocks of business was more in line with previous performance and realized investment losses were much lower.  Management expects this line item to continue to decline to zero as this agreement pays down and eventually becomes fully paid.

Expenses

Policyholder benefits increased approximately 22% in the first half of 2011 compared to the same period in 2010.  No single event or abnormality was noted when comparing the first two quarters of 2011 to the same period in 2010.

Fluctuations in death claim experience from year to year typically have a significant impact on variances in this line item.  Policy claims vary from year to year and therefore, fluctuations in mortality are to be expected and are not considered unusual by management.  The first two quarters of 2011 claims experience remained in a relevant range related to recent historic experience.

The short-term impact of changes in policy surrenders is negligible since a reserve for future policy benefits payable is held which is, at a minimum, equal to or greater than the cash surrender value of a policy.  The benefit of fewer policy surrenders is primarily received over a longer time period through the retention of Acap’s asset base.  The change in the current period in policy surrenders was not attributable to any one event.  Overall Acap’s persistency for business in force remained consistent with prior years.

Commissions and general insurance expenses decreased approximately 3% through the first half of 2011 when compared to the same period in 2010.  This is primarily the result of continued reduction in renewal premiums from normal terminations.  Effective January 1, 2007, Acap has in effect a cost sharing arrangement with its new upstream parent, UTG, Inc.  Under this arrangement, Acap pays its proportionate share of expenses of the entire group, based on an allocation formula.  Acap continually monitors expenditures looking for savings opportunities.  Management places significant emphasis on expense monitoring and cost containment.  Maintaining administrative efficiencies directly impacts net income.

Income from Operations

For the quarter ended June 30, 2011, Acap had net income from operations before taxes of $2,190,128 compared to net income of $1,696,999 of the same period in the preceding year.  The change in the current year from the previous year is primarily attributable to the increase in realized investment gains.

 Financial Position

Acap’s financial position at June 30, 2011 improved when compared to the same preceding period as evidenced by an increase of 19% in shareholders’ equity.  This increase is attributable to net income of approximately $1,744,000 during the first two quarters.  The net realized gains from the sale of bonds during the half of the year and net investment income from the performance of Acap’s trading accounts and discounted mortgage loans were the significant components of net income.

Acap has a surplus aid reinsurance agreement in place through Canada Life.  The treaty was originally entered into to accommodate the purchase of a block of life business.  As of June 30, 2011, there remains approximately $438,000 in remaining accumulated profits to be generated by the block of business before the treaty can be recaptured.  During the first six months of 2011, the surplus aid balance decreased approximately $197,000 as the result of continued profits from both blocks of business covered by the agreement.  Based on past experience, this treaty is anticipated to be fully repaid sometime in late 2012.

As of June 30, 2011, bonds represented 58% of total invested assets.  As of June 30, 2011, approximately 94% of the bond portfolio carries a designation "1" rating, the highest rating, according to the NAIC SVO ratings.  Acap's bond portfolio consists of mortgage-backed bonds, which are subject to risks associated with variable prepayments of the underlying mortgage loans.  Management takes these risks into consideration as it analyzes its entire portfolio. Acap has no securities in or near default with a designation “6” rating, the lowest rating, according to the NAIC SVO ratings.  Management continues to monitor the investments to help ensure a strong and healthy investment portfolio.

Through the second quarter of 2011, Acap did not acquire additional discounted mortgage loans.  Acap settled, sold or had paid off discounted mortgage loans totaling $1,594,567 during the first two quarters of 2011.  Additionally, Acap recorded approximately $842,000 in income from the discounted mortgage loan activity, including $627,096 in discount accruals.  During the first six months of 2010, Acap acquired an additional $24,333,882 of discounted mortgage loans at a total cost of $7,856,855, representing an average purchase price to outstanding loan of 32%.  Additionally, through second quarter 2010, Acap settled, sold or had paid off discounted mortgage loans totaling $2,247,334.  Through second quarter 2010, Acap recorded approximately $1,645,000 in income from the discounted mortgage loan activity.  Acap is currently projecting a very positive return from on-going mortgage loan payments from the discounted commercial mortgage loan portfolio.

While management believes the discounted loans will continue to have favorable earnings and outcomes as they are worked through, there can be no assurance this will remain true in future periods.  Changes in the current economy such as an even greater downturn than recently experienced could have a negative impact on the loans, including the financial stability of the borrowers, the borrowers’ ability to pay or to refinance, the value of the property held as collateral and the ability to find purchasers at favorable prices. As such, management has taken a conservative approach with these investments and has classified all discounted mortgage loans held as non-accrual.  In such status, Acap is recording interest income on a cash basis and is recording any accrual of discount on the loans held when realized.  Discount accruals reported during 2011 were the result of the loan basis already being fully paid.

Policyholder liabilities are predominantly long-term in nature and represent approximately 91% of total liabilities as of June 30, 2011.  As such, Acap has the ability and intent to hold its corresponding fixed maturity investments to maturity.  Acap has continually maintained its capital and surplus requirements.  Acap believes that the indicated financial position will be adequate to meet its obligations.

As of June 30, 2011, Acap held $5,355,241 in cash with other investments maturing at varying times including long-term bonds of approximately $0 maturing in one year or less and approximately $10,427,188 maturing in two to five years.

Operating activities of Acap provided cash of $2,511,451 and $103,093 in the first two quarters of 2011 and 2010, respectively.  Investing activities used cash of $1,220,154 and $4,563,810 in the first two quarters of 2011 and 2010, respectively, from investments acquired net of investments sold, matured or repaid.  Bonds and trading securities represented a majority of the investing activities of Acap during the two years.

Acap Corporation has $2,176,366 of outstanding debt at June 30, 2011.  Acap Corporation is dependent on dividends from its subsidiary to retire this debt.  It is anticipated the subsidiary will declare dividends in future periods to help retire the outstanding debt.  See Note 4 of the notes to financial statements for a more complete description of this debt.

Management believes cash balances maintained at June 30, 2011 are more than sufficient to meet Acap's short-term liquidity needs.

 Off-Balance Sheet Arrangements

Acap has no off-balance sheet transactions that could affect the liquidity or the availability of or requirements for capital resources.

 Reinsurance

Reinsurance plays significant roles in Acap's operations.  One role of reinsurance is to limit Acap’s exposure to loss on any single insured by reinsuring that portion of risk in excess of $50,000 on the life of any individual.  Another role of reinsurance has historically been to facilitate acquisitions made by Acap.  The reinsurers under such reinsurance agreements receive all the profits (or losses) related to the reinsured blocks of business and pay Acap a reinsurance expense allowance for administering the reinsured policies.  Depending on the particular reinsurance agreement, once the profits under each agreement (calculated pursuant to a formula contained in each agreement) reach a specified level (generally, the amount of the difference between the ceded liabilities and ceded assets at the inception of the agreement, all on the basis of SAP accounting), either the subject insurance subsidiary is entitled to receive a specified percentage of any profits that develop related to the reinsured policies from that point forward, or has the option (but not the obligation) to recapture the reinsured policies (thus receiving future profits or losses, as the case may be, that develop related to the policies that are the subject of the agreement).

In accounting for reinsurance, Acap reports (based on GAAP) reserve and claim liabilities related to reinsured blocks of business as liabilities on Acap’s balance sheet with an offsetting reinsurance receivable reported as an asset on Acap’s balance sheet.  At June 30, 2011, reinsurance receivables with a carrying value of approximately $35 million were recoverable from a single reinsurer, Canada Life Assurance Company ("Canada Life").  At December 31, 2010, Canada Life had consolidated assets in excess of $94 billion and shareholders' equity of approximately $8 billion.  Canada Life is rated "Superior" by A.M. Best Company, an insurance company rating organization.  A treaty with Canada Life provides that Acap is entitled to the profits (calculated pursuant to a formula contained in the treaty) beginning when the accumulated profits under the treaty reach a specified level.  As of June 30, 2011, there remains $437,572 in profits to be generated.  Should future experience under the treaty match the experience of recent years, which cannot reliably be predicted to occur, the accumulated profits would reach the specified level towards late 2012.  However, regarding the uncertainty as to when the specified level may be reached, it should be noted that the experience has been erratic from year to year and the number of policies in force that are covered by the treaty diminishes each year.

With regard to the policies not subject to the above-described reinsurance agreement with Canada Life, the purpose of reinsurance is to limit Acap's exposure to loss on any single insured.  Acap reinsures the portion of risks in excess of a maximum of $50,000 on the life of any individual through various reinsurance contracts, primarily of the coinsurance and yearly renewable term type.

While Acap expects that all amounts ceded to reinsurers will ultimately be collected, Acap remains primarily liable to its contract holders with respect to any reinsurance ceded, and would bear any loss if such reinsurers were to default on their obligations under the applicable reinsurance treaties.  Acap evaluates the financial condition of its reinsurers and monitors concentrations of credit risk to minimize its exposure to significant losses from reinsurer insolvencies.  Other than its exposure to Canada Life as discussed above, management does not believe Acap has significant concentrations of credit risk related to reinsurance, or otherwise.

 Critical Accounting Standards

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  In making such estimates, management follows accounting policies established by Acap.  Management believes the accounting policies that are most critical to Acap’s financial statements, and that are subject to the most judgment, are those related to other-than-temporary impairments, reinsurance, deferred acquisition costs, recognition of premium revenue and related expenses, the liability for future policy benefits and contract claims, and income taxes.

Management monitors the investment securities for declines in value that may be considered other-than-temporary on a monthly basis.  Judgment is required to determine the existence and extent of other-than-temporary impairment, including assessment of economic outlook, industry factors, analyst expectations and the underlying collateral, if any.  Identified other-than-temporary impairments are accounted for in the consolidated statements of operations in net realized investment gains/losses.

Deferred acquisition costs are the costs of policies acquired through the purchase of insurance companies and represent the actuarially determined present value of projected future profits from policies in force at the purchase date.

For traditional insurance contracts, premiums are recognized as revenue when earned.  Benefits and expenses are associated with earned premiums so as to result in their recognition over the premium-paying period of the contracts.  Such recognition is accomplished by means of the provision for future policy benefits and the amortization of deferred policy acquisition costs.

For investment contracts without mortality risk (such as deferred annuities), net premium collections and benefit payments are recorded as increases or decreases to a liability account rather than as revenue and expense.  Surrender penalties are recorded as revenues.  Interest credited to the liability account is charged to expense.

Reserves for traditional contracts are calculated using the net level premium method and assumptions as to investment yields, mortality, withdrawals, and dividends.  The assumptions are based on past and expected experience and include provisions for possible unfavorable deviation.  These assumptions are made at the time the contract is issued or, for contracts acquired by purchase, at the purchase date.  Interest assumptions used to compute reserves ranged from 2% to 6% at June 30, 2011.

The liability for contract claims represents the liability for claims reported in excess of the related policy benefit reserve plus an estimate of claims incurred but not reported. Management believes that Acap's reserves have been appropriately calculated based on available information as of June 30, 2011; however, it is possible that the ultimate liability may vary significantly from these estimated amounts.

Acap accounts for income taxes in accordance with Accounting Standards Codification (ASC 740-10), that requires that a deferred tax liability be recognized for all taxable temporary differences and a deferred tax asset be recognized for an enterprise's deductible temporary differences and operating loss and tax credit carry forwards.  A deferred tax asset or liability is measured using the marginal tax rate expected to apply to the last dollars of taxable income in future years.  The effects of enacted changes in tax laws or rates are recognized in the period that includes the enactment date.  Acap’s subsidiary receives a small-life insurance company deduction that reduces its income tax expense.  The income tax benefit is dependent upon the amount of taxable income in any given year.

Acap accounts for reinsurance in accordance with Accounting Standards Codification (ASC 944-40).  In accounting for reinsurance, Acap has reported ceded reserve credits and reinsurance claim credits as reinsurance receivables.  The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements (which we refer to as the pro forma financial statements) have been primarily derived from the historical consolidated financial statements of UTG and Acap incorporated by reference into this document.

The Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations (which we refer to as the pro forma statements of operations) for the six months ended June 30, 2011, and for the year ended December 31, 2010, give effect to the merger as if it were completed on January 1, 2010. The Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet (which we refer to as the pro forma balance sheet) as of June 30, 2011, gives effect to the merger as if it were completed on June 30, 2011.

The merger agreement provides that each outstanding share of Acap common stock (other than shares owned by Acap or UTG which will be cancelled) will be converted into the right to receive 233 shares of UTG common stock .

The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are: (1) directly attributable to the merger; (2) factually supportable; and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results of UTG and Acap. As such, the impact from merger related expenses is not included in the accompanying pro forma statements of operations.

The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies or synergies that could result from the merger. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact the pro forma financial statements when the merger is completed. In addition, the pro forma financial statements do not purport to project the future financial position or operating results of the combined company.

United States generally accepted accounting principles require that one party to the merger be identified as the acquirer. In accordance with these standards, the merger of UTG and Acap will be accounted for as an acquisition of Acap common stock by UTG and will follow the acquisition method of accounting for business combinations.  The purchase price for the pro forma financial statements is based on the per share value of UTG common stock as determined by an appraisal by Lewis & Ellis, Inc. of $19.69 per share and the exchange of Acap’s outstanding shares of common stock for the right to receive 233 shares of UTG common stock.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma financial statements.

The pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of the combined company.

Since Acap is currently majority owned by UTG, the UTG consolidated financial statements already include on a consolidated basis, the financial statement information of Acap.  Therefore, pro forma adjustments relate to the minority interest of Acap being acquired.

The following pro forma financial statements should be read in conjunction with:

the accompanying notes to the pro forma financial statements;
the separate historical consolidated financial statements of UTG as of and for the year ended December 31, 2010, included in UTG’s Form 10-K and incorporated by reference into this document;

 the separate historical unaudited condensed consolidated interim financial statements of UTG as of and for the six months ended June 30, 2011, included in UTG’s Form 10-Q and incorporated by reference into this document;

the separate historical consolidated financial statements of Acap as of and for the year ended December 31, 2010, included in this proxy statement/prospectus;
the separate historical unaudited condensed consolidated interim financial statements of Acap as of and for the six months ended June 30, 2011, included in this proxy statement/prospectus; and
the other information contained in or incorporated by reference into this document.

UTG, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

As of June 30, 2011
	UTG, Inc.			UTG, Inc.
	Actual			Pro-Forma
	June 30,		Pro-Forma	June 30,
	2011		Adjustments	2011

Total investments	$327,736,930	$		$327,736,930
Cash and cash equivalents	21,468,891			21,468,891
Investment in unconsolidated affiliate, at fair value	5,188,758			5,188,758
Accrued investment income	1,464,778			1,464,778
Reinsurance receivables:				0
Future policy benefits	65,556,229			65,556,229
Policy claims and other benefits	4,377,001			4,377,001
Cost of insurance acquired	13,461,773			13,461,773
Deferred policy acquisition costs	522,612			522,612
Property and equipment, net of accumulated depreciation	1,603,513			1,603,513
Income taxes receivable	300,040			300,040
Other assets	2,708,054			2,708,054
Total assets	$444,388,579	$		$444,388,579

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Policy liabilities and accruals:
Future policyholder benefits	$304,738,647	$		$304,738,647
Policy claims and benefits payable	3,783,137			3,783,137
Other policyholder funds	726,472			726,472
Dividend and endowment accumulations	14,073,020			14,073,020
Income taxes payable	0			0
Deferred income taxes	12,942,043			12,942,043
Notes payable	13,303,065			13,303,065
Trading securities, at market	13,315,284			13,315,284
Other liabilities	9,689,728			9,689,728
Total liabilities	372,571,396			372,571,396

Shareholders' equity:
Common stock - no par value, stated value $.001 per share, authorized 7,000,000 shares	3,810	2	180	3,990
		2	3,541,578
Additional paid-in capital	41,035,241	3	3,126,631	47,703,450
Retained earnings	10,950,973			10,950,973
Accumulated other comprehensive income	3,906,101			3,906,101
Total UTG shareholders' equity	55,896,125		6,668,389	62,564,514
Noncontrolling interest	15,921,058	1	(6,668,389)	9,252,669
Total shareholders' equity	71,817,183			71,817,183
Total liabilities and shareholders' equity	$444,388,579	$		$444,388,579

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

UTG, INC. AND ACAP CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2011
	UTG, Inc.			UTG, Inc.
	Actual			Pro-Forma
	June 30,		Pro-Forma	June 30,
	2011		Adjustments	2011
Revenues:
Premiums and policy fees	$7,402,014	$		$7,402,014
Ceded Reinsurance premiums and policy fees	(1,830,973)			(1,830,973)
Net investment income	11,866,576			11,866,576
Other income	1,001,704			1,001,704
Revenues before realized gains (losses)	18,439,321		0	18,439,321
Realized investment gains (losses), net:
Other-than-temporary impairments	(262,067)			(262,067)
Other realized investment gains, net	1,921,508			1,921,508
Total realized investment gains (losses), net	1,659,441		0	1,659,441
Total revenues	20,098,762		0	20,098,762

Benefits and other expenses:
Benefits, claims and settlement expenses:
Life	9,775,949			9,775,949
Ceded Reinsurance benefits and claims	(1,510,834)			(1,510,834)
Annuity	523,541			523,541
Dividends to policyholders	291,785			291,785
Commissions and amortization of deferred policy acquisition costs	(431,829)			(431,829)
Amortization of cost of insurance acquired	615,508			615,508
Operating expenses	4,130,802			4,130,802
Interest expense	139,963			139,963
Total benefits and other expenses	13,534,885		0	13,534,885

Income before income taxes	6,563,877		0	6,563,877
Income tax expense	(1,383,711)			(1,383,711)

Net income	5,180,166		0	5,180,166

Net income attributable to noncontrolling interest	(564,265)	1	380,199	(184,066)

Net income attributable to common shareholders'	$4,615,901		$380,199	$4,996,100

Amounts attributable to common shareholders':
Basic income per share	$1.21			$1.25

Diluted income per share	$1.21			$1.25

Basic weighted average shares outstanding	3,828,572			4,008,448

Diluted weighted average shares outstanding	3,828,572			4,008,448

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

UTG, INC. AND ACAP CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2011
	UTG, Inc.			UTG, Inc.
	Actual			Pro-Forma
	December 31,		Pro-Forma	December 31,
	2010		Adjustments	2010
Revenues:
Premiums and policy fees	$16,498,551	$		$16,498,551
Ceded Reinsurance premiums and policy fees	(4,107,958)			(4,107,958)
Net investment income	24,858,837			24,858,837
Other income	1,834,465			1,834,465
Revenues before realized gains (losses)	39,083,895		0	39,083,895
Realized investment gains (losses), net:
Other-than-temporary impairments	(1,478,970)			(1,478,970)
Other realized investment gains, net	838,432			838,432
Total realized investment gains (losses), net	(640,538)		0	(640,538)
Total revenues	38,443,357		0	38,443,357

Benefits and other expenses:
Benefits, claims and settlement expenses:
Life	23,833,379			23,833,379
Ceded Reinsurance benefits and claims	(6,424,865)			(6,424,865)
Annuity	976,755			976,755
Dividends to policyholders	561,713			561,713
Commissions and amortization of deferred policy acquisition costs	(824,850)			(824,850)
Amortization of cost of insurance acquired	1,324,731			1,324,731
Operating expenses	8,030,984			8,030,984
Interest expense	304,353			304,353
Total benefits and other expenses	27,782,200		0	27,782,200

Income before income taxes	10,661,157		0	10,661,157
Income tax expense	(2,278,245)			(2,278,245)

Net income	8,382,912		0	8,382,912

Net income attributable to noncontrolling interest	(786,337)	1	423,573	(362,764)

Net income attributable to common shareholders'	$7,596,575		$423,573	$8,020,148

Amounts attributable to common shareholders':
Basic income per share	$1.97			$1.99

Diluted income per share	$1.97			$1.99

Basic weighted average shares outstanding	3,848,079			4,027,955

Diluted weighted average shares outstanding	3,848,079			4,027,955

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

The pro forma statements of operations for the six months ended June 30, 2011, and the year ended December 31, 2010, give effect to the merger as if it were completed on January 1, 2010. The pro forma balance sheet as of June 30, 2011, gives effect to the merger as if it were completed on June 30, 2011.

The pro forma financial statements have been derived from the historical consolidated financial statements of UTG and Acap that are incorporated by reference into or included in this document. Assumptions and estimates underlying the pro forma adjustments are described in these notes, which should be read in conjunction with the pro forma financial statements.

The merger is reflected in the pro forma financial statements as an acquisition of Acap by UTG, based on the guidance provided by accounting standards for business combinations. Under these accounting standards, the total estimated purchase price is calculated as described in Note 2 to the pro forma financial statements, and the assets acquired and the liabilities assumed have been measured at estimated fair value. For the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed, UTG has applied the accounting guidance for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The fair value measurements utilize estimates based on key assumptions of the merger, including historical and current market data.

Estimated transaction costs have been excluded from the pro forma statements of operations as they reflect non-recurring charges directly related to the merger.

The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that could result from the merger.

Note 2. Purchase Price

The merger agreement provides that each outstanding share of Acap common stock (other than shares owned by Acap or UTG, which will be cancelled) will be converted into the right to receive 233 shares of UTG common stock.  The purchase price for the merger is estimated as follows (shares in thousands):

Acap minority shares outstanding as of June 30, 2011	772

Exchange ratio	233

UTG shares issued for Acap shares outstanding	179,876

Per share appraisal value of UTG common stock on December 31, 2010	$19.69

Purchase price for common stock	$3,541,758

The purchase price was computed using Acap’s outstanding shares as of June 30, 2011, adjusted for the exchange ratio. The purchase price reflects the appraisal value of UTG’s common stock to be issued in connection with the merger based on the appraisal prepared by Lewis & Ellis, Inc. as of December 31, 2010.

Note 3. Adjustments to Pro Forma Financial Statements

The pro forma adjustments included in the pro forma financial statements are as follows:

(a) UTG and Acap historical presentation. Based on the amounts reported in the consolidated statements of operations and balance sheets of UTG and Acap for the six months ended and as of June 30, 2011, and in the consolidated statements of operations of UTG and Acap for the year ended December 31, 2010, certain financial statement line items included in Acap’s historical presentation have been reclassified to conform to corresponding financial statement line items included in UTG’s historical presentation. These reclassifications have no material impact on the historical operating income, net income from continuing operations attributable to controlling interests, total assets, liabilities or shareholders’ equity reported by UTG or Acap. The accompanying pro forma statements of operations exclude the results of discontinued operations.

Additionally, based on UTG’s review of Acap’s summary of significant accounting policies disclosed in Acap’s financial statements and preliminary discussions with Acap management, the nature and amount of any adjustments to the historical financial statements of Acap to conform its accounting policies to those of UTG are not expected to be material. Upon completion of the merger, further review of Acap’s accounting policies and financial statements may result in revisions to Acap’s policies and classifications to conform to UTG.

 (b) Shares Outstanding. Reflects the issuance of 179,876 common shares of UTG using the exchange ratio of 233.

The pro forma weighted average number of basic shares outstanding is calculated by adding UTG’s weighted average number of basic shares outstanding for the six months ended June 30, 2011, and year ended December 31, 2010 , and the number of UTG shares expected to be issued to Acap shareholders as a result of the merger.

DESCRIPTION OF UTG CAPITAL STOCK

The following discussion is a summary of the terms of the capital stock of UTG and should be read in conjunction with "Comparison of Shareholder Rights" beginning on page 54. This summary is not meant to be complete and is subject to and is qualified in its entirety by reference to the relevant provisions of Delaware law and UTG's organizational documents. You are urged to read those documents carefully. Copies of the UTG certificate of incorporation and bylaws, which we refer to as the UTG bylaws, are incorporated by reference into this proxy statement/prospectus as exhibits to the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, and will be sent to Acap shareholders upon request. See "Where You Can Find More Information" beginning on page 60.

 Authorized Capital Stock

The UTG certificate of incorporation provides that UTG may issue up to 7,150,000 shares of capital stock, consisting of up to 7,000,000 shares of common stock, par value $.001 per share, and up to 150,000 shares of preferred stock, par value $.001 per share. As of July 31, 2011, 3,808,458 shares of UTG common stock were issued and outstanding and no shares of UTG preferred stock were outstanding.  UTG may issue additional shares of common stock from time to time in acquisitions and other transactions.

All outstanding shares of UTG common stock are, and the shares of UTG common stock to be issued in connection with the merger will be, duly authorized, fully paid and non-assessable.

 Description of UTG Common Stock

Subject to the preferential rights of any other shares of capital stock and to certain provisions of the UTG certificate of incorporation, holders of shares of common stock are entitled to receive distributions if, as and when authorized and declared by the UTG board of directors out of assets legally available therefor and to share ratably in UTG's assets legally available for distribution to UTG shareholders in the event of liquidation, dissolution or winding-up of UTG after payment of, or adequate provision for, all of UTG's known debts and liabilities. UTG currently expects to continue to make quarterly distributions, and from time to time it may make additional distributions.

Holders of shares of UTG common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote. Holders of shares of UTG common stock have no conversion, sinking fund, redemption or preemptive rights to subscribe for any of UTG securities. Shares of UTG common stock have equal distribution, liquidation and other rights.

 Transfer Agent and Registrar

UTG serves as the transfer agent and registrar for UTG common stock.

COMPARATIVE STOCK PRICES AND DIVIDEND INFORMATION

UTG common stock is traded on the over-the-counter market under the symbol “UTGN.OB.”  Acap common stock is not traded on any established market.

The following table sets forth, on a per share basis for the periods indicated, the high and low sales price of shares of UTG common stock as reported on such market.

	High	Low
2009
First Quarter	$9.00	$5.00
Second Quarter	8.00	5.00
Third Quarter	9.01	6.05
Fourth Quarter	11.00	8.76
2010
First Quarter	$10.10	$8.76
Second Quarter	10.00	8.80
Third Quarter	9.75	9.50
Fourth Quarter	10.40	8.75
2011
First Quarter	$10.75	$9.00
Second Quarter	11.40	10.75
Third Quarter	12.50	11.40

There is currently no established trading market for Acap common stock.  Acap common stock is quoted on the Pink Sheets under the symbol “ACPC”.

The following table presents the closing sales prices of shares of UTG common stock and Acap common stock, as reported on the over-the-counter market for UTG and on the pink sheets for Acap, on (1) August 11, 2011, the last trading day for which market information is available prior to the public announcement of the execution of the merger agreement and (ii) September 30, 2011, the latest practicable date prior to the date of this document.  The table also presents the equivalent market value per share of shares of Acap common stock as of each such date, determined as described in the footnote accompanying the table.

	UTG Common Stock	Acap Common Stock	Acap Common Stock Equivalent Per Share (1)
August 11, 2011	$12.00	(2)	$2,796
September 30, 2011	$12.00	(2)	$2,796

(1)
We calculated the equivalent per share date for Acap common stock by multiplying the closing market price of a share of UTG common stock on each of the dates indicated by 233, the merger exchange ratio.

(2)	No market price for Acap common stock was reported on such date.

We encourage you to obtain current market quotations prior to making any decision with respect to the merger.  The market prices of UTG common stock will fluctuate between the date of this document and the completion of the merger.  UTG and Acap can give no assurance concerning the market price of UTG common stock or Acap common stock before or after the effective time of the merger.

UTG has not declared or paid any dividends on its common stock in the past two fiscal years, and has no current plans to pay dividends on its common stock.

Acap has not declared or paid any dividends on its common stock in the past two fiscal years, and has no current plans to pay dividends on its common stock.

COMPARISON OF SHAREHOLDER RIGHTS

Upon completion of the merger, Acap shareholders will receive shares of common stock of UTG in exchange for their shares of Acap common stock.

The rights of UTG shareholders are, and the rights of shareholders of the combined company upon completion of the merger will be, governed by the Delaware General Corporation Law, which we refer to in this document as the DGCL, UTG’s certificate of incorporation and its bylaws.

The rights of Acap shareholders are governed by the DGCL, Acap’s certificate of incorporation and its bylaws, each as amended.

The following summarizes material differences between the rights of holders of Acap common stock and UTG common stock. This summary is qualified in its entirety by reference to the DGCL, UTG’s certificate of incorporation and bylaws, and Acap’s certificate of incorporation and bylaws, each as amended. For a more complete understanding of the differences between being a shareholder of Acap and UTG, you should carefully read this entire document and the relevant provisions of the DGCL, UTG’s certificate of incorporation and bylaws, which are incorporated by reference into this document, and Acap’s certificate of incorporation and bylaws, each as amended.

 Authorized Capital Stock

Acap’s certificate of incorporation provides that the total number of shares of capital stock which may be issued by Acap is 85,000, consisting of 5,000 shares of common stock, $0.10 par value per share, and 80,000 shares of preferred stock, $0.10 par value per share. All outstanding shares of Acap common stock are fully paid and nonassessable. As of the close of business on July 31, 2011, 2,898 shares of Acap common stock were issued and outstanding.

UTG’s certificate of incorporation provides that the total number of shares of capital stock which may be issued by UTG is 7,150,000, consisting of 7,000,000 shares of common stock, par value $0.001 per share, and 150,000 shares of preferred stock, par value $0.001 per share. All outstanding shares of UTG common stock are fully paid and nonassessable. As of the close of business on July 31, 2011, 3,808,458 shares of UTG common stock were issued and outstanding.

 Number of Directors

The DGCL provides that a corporation’s board of directors must consist of one or more individuals, with the number fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number, in which case a change in the number of directors may be made only by amendment of the certificate. The DGCL further provides that directors need not be shareholders of the corporation unless the corporation’s certificate of incorporation or bylaws so provide. The certificate of incorporation and bylaws may also prescribe other qualifications for directors.

The Acap bylaws provide that the number of directors will be such number as shall from time to time be elected by the shareholders.  The number of directors may also be increased or decreased by the board of directors, provided that no decrease shall effect a shortening of the term of any incumbent director.

The UTG bylaws provide that the board of directors may from time to time designate the number of directors that constitute the whole board, which shall not be less than 6 nor more than 11.

 Vacancies on the Board

The DGCL provides that, unless otherwise provided in the certificate of incorporation or bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

The Acap bylaws provide that newly created directorships resulting from any increase in the number of directors and any vacancies on the board will be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board. The Acap bylaws provide that any director elected by the affirmative vote of a majority of the remaining directors then in office to fill a vacancy on the board will hold office until the next annual meeting of shareholders at which directors are elected and until their successor is elected.

The UTG bylaws provide that newly created directorships resulting from any increase in the number of directors and any vacancies on the board for any cause may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board or by a plurality of the votes cast at a meeting of shareholders. Any director elected to fill a vacancy on the board will hold office until the next annual meeting of shareholders at which directors are elected and until their successors are duly elected and qualified.

 Removal of Directors

The DGCL provides that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except in certain circumstances.

Acap’s bylaws provide that any director may be removed with or without cause at any special meeting of shareholders by the affirmative vote of a majority of the shares of the shareholders present and entitled to vote at such meeting.

UTG’s certificate of incorporation and bylaws do not modify these provisions of the DGCL.

 Quorum for Meetings of Shareholders

The DGCL generally provides that a quorum for a shareholders meeting consists of a majority of shares entitled to vote present in person or represented by proxy at such meeting, unless the certificate of incorporation or bylaws of the corporation provide otherwise.

Neither Acap’s or UTG’s certificate of incorporation and bylaws modify these provisions of the DGCL.

 Voting Rights and Required Vote Generally

The DGCL provides that unless otherwise provided in a corporation’s certificate of incorporation, each shareholder is entitled to one vote for each share of capital stock held by such shareholder. The DGCL further provides that unless a corporation’s certificate of incorporation or bylaws otherwise provides, directors of a corporation are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote in the election at a shareholders meeting at which a quorum is present.  Except as otherwise required by the DGCL or by the certificate of incorporation or bylaws, under the DGCL, all matters brought before a shareholders meeting (other than the election of directors) require the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at that meeting at a shareholders meeting at which a quorum is present.

Acap’s bylaws provide that when a quorum is present at any meeting of shareholders, all matters are to be decided by the vote of the holders of a majority of the outstanding stock having voting power present in person or represented by proxy at the meeting, unless the vote of a greater number is required by the DGCL.

UTG’s bylaws provide that when a quorum is present at any meeting of shareholders, all matters are to be decided by the vote of a majority of the total number of votes represented and entitled to vote at such meeting, unless otherwise provided by law.  The UTG bylaws provide that at each meeting of shareholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect.

 Votes on Mergers and Certain Other Transactions

Under the DGCL, a merger, consolidation or sale of all or substantially all of a corporation’s assets must be approved by a majority of the outstanding stock of the corporation entitled to vote. However, unless required by its certificate of incorporation, approval is not required by the holders of the outstanding stock of a constituent corporation surviving a merger if:

the merger agreement does not amend in any respect its certificate of incorporation;
each share of its stock outstanding prior to the merger will be an identical share of stock following the merger; and

either no shares of the surviving corporation’s common stock and no shares, securities or obligations convertible into such stock will be issued or delivered pursuant to the merger, or the authorized unissued shares or treasury shares of the surviving corporation’s common stock to be issued or delivered pursuant to the merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered pursuant to the merger do not exceed 20% of the shares of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger.

Shareholder approval is not required for either the acquired or, in most cases, the acquiring corporation in a merger if the corporation surviving the merger is at least the 90% parent of the acquired corporation. If the 90% parent is not the surviving corporation, however, the otherwise required vote of at least a majority of the parent’s outstanding stock entitled to vote is required to approve the merger. No vote of the holders of the subsidiary’s outstanding stock is required in these circumstances.

Neither the Acap certificate of incorporation and bylaws nor the UTG certificate of incorporation and bylaws modify these provisions of the DGCL.

 Business Combination or Anti-takeover Statutes

Section 203 of the DGCL is Delaware’s business combination statute. Section 203 is designed to protect publicly-traded Delaware corporations, such as UTG, from hostile takeovers, by prohibiting a Delaware corporation from engaging in a “business combination” with a person beneficially owning 15% or more of the corporation’s voting stock for three years following the time that person becomes a 15% beneficial owner, with certain exceptions. A corporation may elect not to be governed by Section 203 of the DGCL.  Neither UTG or Acap has opted out of the protections of Section 203 of the DGCL.

 Shareholder Action by Written Consent

The DGCL provides that unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of shareholders of a corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The Acap bylaws and the UTG bylaws allow for shareholder action by written consent if it is signed by all the holders of outstanding shares of capital stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voted.

 Special Meetings of Shareholders

The DGCL provides that special meetings of the shareholders may be called by the board of directors or by such persons as may be authorized by the certificate of incorporation or by the bylaws.

The Acap bylaws provide that except as otherwise required by the certificate of incorporation or applicable law, special meetings of the shareholders may be called by the chairman of the board of directors, the president or by any member of the board of directors or the holders of not less than one-tenth of all the shares having voting power at such meeting.  Business transacted at such meeting shall be limited to the purpose stated in the notice of such meeting.

The UTG bylaws provide that a special meeting of shareholders may be called for by the board of directors, or by the chairman of the board of directors or the chief executive officer of the corporation or by the holders of not less than one-fifth of the shares of stock entitled to vote at the meeting, for any purpose, as stated in the notice of such special meeting.

 Amendments to Governing Documents

The DGCL provides that an amendment to a corporation’s certificate of incorporation requires that the board of directors adopt a resolution setting forth the proposed amendment and that the shareholders must approve the amendment by a majority of outstanding shares entitled to vote (and a majority of the outstanding shares of each class entitled to vote, if any).

The Acap certificate of incorporation and bylaws do not modify these provisions.  The Acap certificate of incorporation also provides that the Acap board of directors may adopt, amend or repeal the bylaws of the corporation. Any such bylaws adopted by the board of directors may be altered, amended or repealed by the board of directors or by the shareholders.

The UTG certificate of incorporation and bylaws do not modify these provisions.  The UTG bylaws provide that the bylaws may be altered or repealed and new bylaws made by the board of directors but the shareholders may make additional bylaws and may alter and repeal any bylaws.

 Indemnification

The DGCL provides that a corporation may indemnify its officers, directors, employees and agents against liabilities and expenses incurred in proceedings if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe that the person’s conduct was unlawful. The DGCL further provides that no indemnification is available in respect of a claim as to which the person has been adjudged to be liable to the corporation, unless and only to the extent that a court determines that in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper. Under the DGCL, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.

Acap’s bylaws provide that each person who may be serving or who has served as a director, officer, employee or agent of the company, or at its request as a director, officer, employee or agent of any other entity, shall be indemnified by the company against any expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with any claim made against him, or any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative or whether by or in the right of the company, to which he may be made a party by reason of his being, or having been, such director, officer, employee or agent, to the fullest extent permitted by law and public policy; provided, that unless ordered by a court or required pursuant to section (c) of Section 145 of the DGCL, as from time to time amended, any indemnification shall be made by the company only as authorized in the specific case upon a determination, made in accordance with Section 145(c), that indemnification of the director, officer, employee or agent is proper under the circumstances because he has met the applicable standard of conduct set forth in Section 145 of the DGCL.

The UTG bylaws provide that each person who was or is made a party or is  threatened to be made a party to or becomes  involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, (hereinafter a proceeding), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the  corporation as a director, officer, employee or agent of another corporation or of a  partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by UTG to the fullest extent authorized by the DGCL, as the same exist or may hereafter be amended (but, in the case of any such  amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment) against all expense, liability and loss (including attorney fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit  of his or her heirs, executors  and administrators; provided, however, that UTG shall indemnify any such person seeking indemnification in connection with the proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) is authorized by the board of directors.  The right to indemnification conferred in the bylaws is a contract  right and includes the right to be paid the expenses  incurred in defending any such proceeding in advance of its final disposition;  provided, however, that, if the DGCL requires, the payment of such expenses incurred by a current  director or officer in his or her  capacity as director or officer and not in any other  capacity  in which  service  was or is  rendered  by such person while a director or officer, including, without limitation, service to an employee  benefit  plan) in advance of the final  disposition  of a  proceeding, shall be made only upon delivery to the corporation of an undertaking,  by or on behalf of such  director  or officer,  to repay all amounts so advanced  that it shall  ultimately be determined that such director or officer is not entitled to be  indemnified  under this section or otherwise.  The bylaws further provide that UTG may, to the extent  authorized from time to time by the board of directors,  grant rights to indemnification,  and to the advancement of expenses to any employee or agent of the  corporation  to the fullest extent of the provisions of the bylaws with respect to the  indemnification  and  advancement  of expenses of directors  and officers.

UTG’s bylaws provide that the  right to indemnification and the payment of expenses  incurred in defending a proceeding  in advance of its final disposition  conferred  in the bylaws shall not be exclusive of any other right  which  any  person  may have or  hereafter  acquire  under  any  statute, provision  of the  certificate  of  incorporation,  bylaw,  agreement,  vote  of shareholders, or disinterested directors or otherwise.

The bylaws further provide that UTG may  maintain  insurance,  at its expense, to protect itself and any director,  officer,  employee or agent of the corporation, or another corporation,  partnership, joint venture, trust or other enterprise  against  such  expense,  liability  or  loss,  whether  or  not  the corporation  will have the power to indemnify  such person against such expense, liability or loss, under the DGCL.

 Limitation of Personal Liability of Directors

The DGCL provides that a corporation may include in its certificate of incorporation a provision eliminating the liability of a director to the corporation or its shareholders for monetary damages for a breach of the director’s fiduciary duties, except liability for any breach of the director’s duty of loyalty to the corporation’s shareholders, for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, under Section 174 of the DGCL (which deals generally with unlawful payments of dividends, stock repurchases and redemptions), and for any transaction from which the director derived an improper personal benefit.

The Acap certificate of incorporation provides that a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

The UTG certificate of incorporation provides that no director of UTG will be personally liable to UTG or its shareholders for monetary damages for any breach of fiduciary duty in such capacity, except liability for any breach of the director’s duty of loyalty to the corporation’s shareholders, for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, under Section 174 of the DGCL (which deals generally with unlawful payments of dividends, stock repurchases and redemptions), and for any transaction from which the director derived an improper personal benefit.  Any repeal or modification of this provision by the shareholders of UTG will not adversely affect any right or protection of a director of UTG existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

 Record Date for Determining Shareholders Entitled to Vote

As permitted under the DGCL, the Acap bylaws provide that the board of directors may fix a future date as the record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose. Such record date may not be more than 60 days before the meeting or action requiring a determination of shareholders. If the board does not fix a record date, the record date for determining shareholders entitled to vote at a meeting of shareholders is the close of business on the day next preceding the day on which the meeting is to be held.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made, the bylaws provide that such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date.

As permitted under the DGCL, the UTG bylaws provide that the board of directors may fix a record date, which record date may not be more than 60 nor less than 10 days before the date of such meeting or action requiring a determination of shareholders.

 Notice of Shareholders Meetings

As permitted under the DGCL, UTG’s and Acap’s bylaws provide that the corporation must notify shareholders between 10 and 60 days before any annual or special meeting of the date, time and place of the meeting. A notice of a special meeting must state the purpose or purposes for which the special meeting is called.

 Shareholder Inspection of Corporate Records

The DGCL provides any shareholder with the right to inspect the company’s stock ledger, shareholder lists and other books and records for a purpose reasonably related to the person’s interest as a shareholder. A complete list of the shareholders entitled to vote at a shareholders meeting must be available for shareholder inspection at least 10 days before the meeting.

LEGAL MATTERS

The validity of the shares of UTG common stock to be issued in the merger will be passed upon by Wyatt, Tarrant & Combs, LLP.  Certain U.S. federal income tax consequences relating to the merger and the transactions contemplated by the merger agreement will be passed upon by Wyatt, Tarrant & Combs, LLP.

EXPERTS

The consolidated financial statements and the related financial statement schedules incorporated by reference from UTG’s Annual Report on Form 10-K for the year ended December 31, 2010 have been audited by Brown Smith Wallace LLC, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Acap have been audited by Brown, Smith Wallace LLC, an independent registered public accounting firm, as stated in their reports, which are included herein. Such financial statements and financial statement schedule have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

UTG files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including UTG, who file electronically with the SEC. The address of that site is www.sec.gov.

UTG has filed with the SEC a registration statement to register the shares of UTG common stock to be issued to Acap shareholders in connection with the merger. This document forms a part of that registration statement and constitutes a prospectus of UTG, in addition to being a proxy statement of Acap for its special shareholder meeting. The registration statement, including the attached exhibits and schedules, contains additional relevant information about UTG common stock. The rules and regulations of the SEC allow UTG and Acap to omit certain information included in the registration statement from this document.

In addition, the SEC allows UTG to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this document, except for any information that is superseded by information included directly in this document.

This document incorporates by reference the documents listed below that UTG has previously filed with the SEC; provided, however, that we are not incorporating by reference, in each case, any documents, portions of documents or information deemed to have been furnished and not filed in accordance with SEC rules. They contain important information about UTG, its financial condition and other matters.

UTG Filings (File No. 0-16867)	Period

Annual Report on Form 10-K	Filed on March 30, 2011 for the fiscal year ended December 31, 2010.

Quarterly Report on Form 10-Q	Filed on May 11, 2011 for the quarter ended March 31, 2011 and on August 11, 2011 for the quarter ended June 30, 2011.

Proxy Statement on Schedule 14A	Filed on May 9, 2011, in connection with the solicitation of proxies for the UTG 2011 annual meeting of shareholders.

Current Reports on Form 8-K	Filed on March 17, 2011, June 15, 2011 (other than documents or portions of those documents not deemed to be filed).

Description of UTG common stock
Contained in Registrant's Registration  Statement on Form S-4,  filed  January 14, 1998 (SEC File No. 333-44269), including any subsequent amendment or report filed for the purpose of updating that description.

This document also incorporates by reference all additional documents that may be filed by UTG with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this document and the date of the Acap special meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements (other than portions of those documents deemed to have been furnished and not filed).
Acap has supplied all information relating to Acap; UTG has supplied all information relating to UTG.

UTG and Acap shareholders can obtain any document incorporated by reference into this document from UTG without charge, excluding all exhibits, except that if UTG has specifically incorporated by reference an exhibit in this document, the exhibit will also be provided without charge by requesting them in writing or by telephone from UTG at the following address and telephone number:

Investor Relations

5250 South Sixth Street

Springfield, Illinois 62703

(217) 241-6410

You should rely only on the information contained or incorporated by reference into this document. We have not authorized anyone to provide you with information that is different from what is contained in this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. This document is dated October 5, 2011, and the information contained in this document speaks only as of such date. You should not assume that the information contained in this document is accurate as of any date other than that date. Neither the mailing of this document to Acap shareholders nor the issuance of UTG common stock in the merger create any implication to the contrary.

ACAP CORPORATION

Independent Auditors’ Report

Board of Directors and Management
Acap Corporation and Subsidiaries
Springfield, Illinois

We have audited the accompanying consolidated balance sheet of Acap Corporation (the “Company”) and subsidiaries as of December 31, 2010, and the related consolidated statements of operations and comprehensive income, stockholders’ equity, and cash flows for the years ended December 31, 2010 and 2009. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Acap Corporation and subsidiaries as of December 31, 2010, and the consolidated results of their operations and their consolidated cash flows for the years ended December 31, 2010 and 2009, in conformity with accounting principles generally accepted in the United States of America.

The Management’s Discussion and Analysis is not a required part of the basic consolidated financial statements of the Company and is considered supplementary information.  We have applied certain limited procedures, which consist principally of inquiries of management regarding the methods and measurements and presentation of the supplementary information.  However, we did not audit the information and express no opinion on it.

/s/ Brown Smith Wallace LLC

Brown Smith Wallace LLC
St. Louis, Missouri
May 26, 2011

ACAP CORPORATION CONSOLIDATED BALANCE SHEET
December 31, 2010
ASSETS
Investments:
Fixed maturities available for sale (amortized cost of $33,161,267)	$35,706,775
Equity securities (cost of $1,412,187)	1,409,244
Trading securities (cost of $16,258,390)	18,479,093
Mortgage loans	8,803,214
Real estate	3,283,442
Policy loans	3,134,626
Total investments	70,816,394
Cash	4,600,804
Accrued investment income	595,100
Reinsurance receivables	36,879,981
Accounts receivable	665,413
Due from affiliates	384,476
Deferred acquisition costs	112,732
Goodwill	778,044
Other assets	202,590
Total assets	$115,035,534

LIABILITIES
Policy Liabilities:
Future policy benefits	$88,334,344
Contract claims	1,260,128
Total policy liabilities	89,594,472
Other Policyholders’ funds	1,248,425
Trading securities (proceeds of $3,994,104)	5,216,927
Net deferred tax liability	312,357
Federal income taxes payable	136,678
Other liabilities	2,138,307
Note payable	2,682,849
Deferred gain on reinsurance	506,206
Total liabilities	101,836,221

STOCKHOLDERS’ EQUITY
Common stock, par value $.10 per share, authorized 5,000 shares, issued 3,174 shares, and outstanding 2,898 shares	318
Additional paid-in capital	4,829,222
Retained earnings	7,493,593
Treasury stock, at cost, 276 common shares	(317,033)
Accumulated other comprehensive income	1,193,213
Total stockholders’ equity	13,199,313
Total liabilities and stockholders’ equity	$115,035,534

See accompanying notes to consolidated financial statements.

ACAP CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
	Year Ended December 31,
	2010	2009
Revenues
Premiums and other considerations	$1,942,119	$3,461,293
Net investment income	6,335,192	2,877,670
Net realized investment gains (losses)	379,707	(1,834,401)
Gain on sale of subsidiary	0	1,895,441
Reinsurance expense allowance	704,039	(88,659)
Amortization of deferred gain	169,869	210,303
Other income	3,670	8,118
Total revenues	9,534,596	6,529,765

Benefits and Expenses
Net policy benefits	2,131,758	2,637,745
Commissions and general expenses	3,639,356	3,618,124
Interest expense	66,111	89,629
Amortization of deferred acquisition costs	15,293	86,265
Total benefits and expenses	5,852,518	6,431,763

Earnings
Income before federal income tax expense	3,682,078	98,002
Federal income tax expense:
Current	486,678	111,357
Deferred	416,407	150,720
Net income (loss)	2,778,993	(164,075)

Other Comprehensive Income
Net unrealized investments holding gains arising during period, net of Reclassification adjustment and taxes	902,948	1,301,744
Comprehensive income	$3,681,941	$1,137,669

Earnings Per Share
Basic income (loss) per common share	$958.93	$(56.62)
Diluted income (loss) per common share	$958.93	$(56.62)

See accompanying notes to consolidated financial statements.

ACAP CORPORATION CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
	Year Ended December 31,
	2010	2009
Common Stock
Balance, beginning of year	$318	$318
Repurchase and cancellation of shares	0	0
Balance, end of year	318	318

Additional Paid-in Capital
Balance, beginning of year	4,829,222	4,829,222
Repurchase and cancellation of shares	0	0
Balance, end of year	4,829,222	4,829,222

Retained Earnings
Balance, beginning of year	4,350,942	4,515,017
Sale of subsidiary	363,658	0
Net income (loss)	2,778,993	(164,075)
Balance, end of year	7,493,593	4,350,942

Treasury Stock
Balance, beginning of year	(317,033)	(317,033)
Purchase of treasury shares	0	0
Balance, end of year	(317,033)	(317,033)

Accumulated Other Comprehensive Income (Loss)
Balance, beginning of year	653,923	(647,821)
Sale of subsidiary	(363,658)	0
Change during year	902,948	1,301,744
Balance, end of year	1,193,213	653,923

Total Stockholders’ Equity	$13,199,313	$9,517,372

See accompanying notes to consolidated financial statements.

ACAP CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS
	Year Ended December 31,
	2010	2009
Cash Flows from Operating Activities
Net income (loss)	$2,778,993	$(164,075)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Amortization of deferred acquisition costs	15,293	86,265
Amortization of deferred gain on reinsurance	(169,869)	(210,303)
Premium and discount amortization	(1,451,398)	217,330
Net realized investment gains (losses)	(379,707)	1,834,401
Realized gain on sale of subsidiary	0	(1,895,441)
Trading securities realized and unrealized gains	(1,747,771)	(9,827)
Deferred federal income tax expense	416,407	150,720
Change in reinsurance receivables	1,675,072	1,646,660
Change in due from affiliates	(130,989)	508,785
Change in accrued investment income	35,409	(172,402)
Change in policy liabilities	(3,671,297)	(4,241,879)
Change in other assets and liabilities	1,255,309	(281,929)
Net cash used in operating activities	(1,374,548)	(2,531,695)

Cash Flows from Investing Activities
Proceeds from sales and maturities of investments available for sale	9,160,177	23,826,748
Proceeds from sales of equity securities	166,668	6,378,858
Proceeds from sales of trading securities	73,624,481	3,121,901
Proceeds from principal repayments on mortgage loans	5,577,842	0
Proceeds from sales of real estate	158,086	0
Purchases of investments available for sale	(1,500,202)	(23,179,702)
Purchases of equity securities	(154,942)	(4,462,465)
Purchases of trading securities	(79,167,295)	(9,063,248)
Purchases of mortgage loans	(8,488,499)	(7,484,683)
Purchases of real estate	(160,547)	0
Net decrease in policy loans	196,520	153,066
Net cash used in investing activities	(587,711)	(10,709,525)

Cash Flows from Financing Activities
Deposits on policy contracts	42,642	196,483
Withdrawals from policy contracts	(149,947)	(1,042,399)
Payment on note payable	(576,235)	0
Cash received from sale of subsidiary	0	6,365,169
Cash of subsidiary at date of sale	0	(6,186,015)
Net cash used in financing activities	(683,540)	(666,762)

Net decrease in cash	(2,645,799)	(13,907,982)
Cash at beginning of year	7,246,603	21,154,585
Cash at end of year	$4,600,804	$7,246,603

See accompanying notes to consolidated financial statements

ACAP CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.           Summary of Significant Accounting Policies

A.         Principles of Consolidation and Nature of Operations

The consolidated financial statements of Acap Corporation ("Acap" or "the Company") include its wholly-owned subsidiaries: American Capitol Insurance Company ("American Capitol") and Imperial Plan, Inc. ("Imperial Plan").  All significant inter-company transactions and accounts have been eliminated in consolidation.

Acap is a life insurance holding company that focuses on the acquisition of existing life insurance policies, either through direct purchase or the acquisition of insurance companies.  Acap's insurance operations are conducted through its wholly-owned insurance subsidiaries.  Approximately 32% of the Company's direct collected premium comes from residents of Texas, with no other state generating no more than 10% of the Company's direct collected premium.

B.         Basis of Presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  Such accounting principles differ from prescribed statutory reporting practices used by the insurance subsidiaries in reporting to state regulatory authorities (“SAP”).  The more significant differences from SAP are:  (a) acquisition costs related to acquiring new business are deferred and amortized over the expected lives of the policies rather than being charged to operations as incurred;  (b) future policy benefits are based on estimates of mortality, interest, and withdrawals generally representing the Company's experience, which may differ from those based on statutory mortality and interest requirements without consideration of withdrawals;  (c) certain assets (principally software, agents' debit balances and certain other receivables) are reported as assets rather than being charged to retained earnings; (d) investments in fixed maturity securities that are classified as available for sale are recorded at fair value rather than at amortized cost;  (e) for acquisitions accounted for as a purchase, the identified net assets of the acquired company are valued at their fair values and reviewed for impairment at least annually, whereas, for statutory purposes, this excess is not allowed and acquisitions are accounted for as equity investments; (f) there are no investment related reserves, while the statutory basis of accounting requires the Asset Valuation Reserve and the Interest Maintenance Reserve;  (g) assets and liabilities are reported gross of reinsurance, while the statutory basis of accounting requires assets and liabilities to be reported net of reinsurance; and (h) at the time of the initial ceding of a block of business, a deferred gain is set up and amortized over the life of the policies ceded, whereas, under the statutory basis of accounting, the decrease in surplus relief from reinsurance ceded agreements is amortized through net income with an offset in surplus netting to a zero effect on surplus.

Generally, the net assets of the Company's insurance subsidiary available for transfer to the parent company are limited to the amounts that the insurance subsidiary's statutory net assets exceed minimum statutory capital requirements; however, payment of the amounts as dividends may be subject to approval by regulatory authorities.  As of December 31, 2010 and 2009, the amount of dividends available to the parent company from its subsidiary not limited by such restrictions was approximately $2,024,000 and $728,000, respectively.

The net income of the insurance subsidiary as determined using statutory accounting practices was $964,033 for the year ended December 31, 2010.  The combined net income of the insurance subsidiaries as determined using statutory accounting practices, was $4,514,481 for the year ended December 31, 2009.  The statutory stockholders’ equity of the insurance subsidiary amounted to $10,934,448 at December 31, 2010.  The statutory stockholders' equity of the insurance subsidiary amounted to $9,781,305 at December 31, 2009.  The total adjusted statutory stockholders' equity of the insurance subsidiary exceeds the Risk-Based Capital requirements.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

C.         Investments

Investments are reported on the following bases:

All of the Company's debt securities are accounted for in accordance with Accounting Standards Codification (ASC 320-10) and are classified as available-for-sale securities. Accordingly, such securities are reported at fair value, with unrealized gains and losses, net of taxes, excluded from earnings and reported as a separate component of stockholders' equity as accumulated other comprehensive income (loss).

The retrospective method is used to calculate the amortization of premium and accretion of discount on the mortgage-backed securities.

Mortgage loans on real estate are stated at cost less any valuation allowance.

Policy loans are carried at their unpaid principal balances.  Policy loans consist primarily of automatic borrowings against a policy's cash surrender value to pay policy premiums.  Interest accrues at rates ranging from 5% to 10%.

Trading securities are stated at market with unrealized gains and losses credited or charged directly to income.

Preferred stock is stated at fair value, adjusted for other-than-temporary market value declines.

Common stocks are stated at market except for investments in stocks of uncombined subsidiaries and affiliates in which the Company has an interest of 20% or more are carried on an equity basis.

Declines in value considered other-than-temporary and other realized gains and losses, determined on the specific identification method, are accounted for in the consolidated statements of operations in net realized investment gains/losses.

D.         Deferred Acquisition Costs

Deferred acquisition costs are the costs of policies acquired through the purchase of insurance companies and represent the actuarially determined present value of projected future profits from policies in force at the purchase date.

Deferred costs are amortized in relation to future anticipated premiums.  The deferred costs are reviewed to determine that the unamortized portion of such costs does not exceed recoverable amounts.  Management believes such amounts are recoverable.

The deferred acquisition costs for the years ended December 31, are summarized as follows:
	2010	2009
Balance, beginning of year	$128,025	$370,238
Amortized during the year	(15,293)	(86,265)
DAC of Company at date of sale	0	(155,948)
Balance, end of year	$112,732	$128,025

The amortization of deferred acquisition costs is expected to be approximately $9,000 over each of the next four years.

E.         Goodwill

Beginning January 1, 2002, goodwill is no longer amortized, but instead is tested for impairment at least annually in accordance with Accounting Standards Codification (ASC 350-20). The Company’s evaluation for the years ended December 31, 2010 and 2009 determined there was no impairment.

F.	Recognition of Premium Revenue and Related Expenses, Liability for Future Policy Benefits and Contract Claims

For traditional insurance contracts, premiums are recognized as revenue when earned.  Benefits and expenses are associated with earned premiums so as to result in their recognition over the premium-paying period of the contracts.  Such recognition is accomplished by means of the provision for future policy benefits and the amortization of deferred policy acquisition costs.

For investment contracts without mortality risk (such as deferred annuities), net premium collections and benefit payments are recorded as increases or decreases to a liability account rather than as revenue and expense.  Surrender penalties are recorded as revenues.  Interest credited to the liability account is charged to expense.

Reserves for traditional contracts are calculated using the net level premium method and assumptions as to investment yields, mortality, withdrawals, and dividends.  The assumptions are based on past and expected experience and include provisions for possible unfavorable deviation.  These assumptions are made at the time the contract is issued or, for contracts acquired by purchase, at the purchase date.  Interest assumptions used to compute reserves ranged from 2% to 6% at December 31, 2010.

The liability for contract claims represents the liability for claims reported in excess of the related policy benefit reserve plus an estimate of claims incurred but not reported. Management believes that the Company's reserves have been appropriately calculated based on available information as of December 31, 2010; however, it is possible that the ultimate liability may vary significantly from these estimated amounts.

G.         Earnings per Share

Earnings per common share for 2010 and 2009 were computed as follows:

	2010	2009
Net income (loss)	$2,778,993	$(164,075)

Weighted Average Shares:
Basic	2,898	2,898
Diluted	2,898	2,898
Net earnings per share:
Basic	$958.93	$(56.62)
Diluted	$958.93	$(56.62)

H.         Participating Policies

Acap maintains both participating and nonparticipating life insurance policies. Participating business represented approximately 14% and 16% of the life insurance in force at December 31, 2010 and 2009, and 10% and 20% of premium income at December 31, 2010 and 2009.  Dividends to participating policyholders are determined annually and are payable only upon declaration of the Board of Directors of the insurance subsidiary.

I.         Federal Income Taxes

The Company accounts for income taxes in accordance with Accounting Standards Codification (ASC 740-10) that requires that a deferred tax liability be recognized for all taxable temporary differences and a deferred tax asset be recognized for an enterprise's deductible temporary differences and operating loss and tax credit carryforwards.  A deferred tax asset or liability is measured using the marginal tax rate expected to apply to the last dollars of taxable income in future years.  The effects of enacted changes in tax laws or rates are recognized in the period that includes the enactment date.  The Company’s subsidiary receives a small-life insurance company deduction that reduces income tax expense.  The income tax benefit is dependent upon the amount of taxable income in any given year.
J.         Statements of Cash Flows

For purposes of reporting cash flows, cash includes cash on hand, in demand accounts, in money market accounts, and in savings accounts.

K.	Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

L.         Impairment of Long Lived Assets

The Company evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of long lived assets may warrant revision or that the remaining balance of an asset may not be recoverable.  The measurement of possible impairment is based on the ability to recover the balance of assets from expected future operating cash flows on an undiscounted basis.  In the opinion of management, no such impairment existed at December 31, 2010.

M.         Recently Issued Accounting Standards

In January 2011, the Financial Accounting Standards Board (“FASB”) issued the Accounting Standards Update (“ASU”) No. 2011-01 Receivables (Topic 310) Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings in Update No 2010-10. The amendments in this Update temporarily delay the effective date of the disclosures about troubled debt restructurings in Update 2010-20 for public entities. The delay is intended to allow the Board time to complete its deliberations on what constitutes a troubled debt restructuring. The effective date of the new disclosures about troubled debt restructurings for public entities and the guidance for determining what constitutes a troubled debt restructuring will then be coordinated. Currently, that guidance is anticipated to be effective for interim and annual periods ending after June 15, 2011. The Company does not expect the adoption of ASU 2011-01 to have a material impact on its consolidated financial statements.

In December 2010, the FASB issued the ASU No. 2010-29 Business Combinations (Topic 805) Disclosure of Supplementary Pro Forma Information for Business Combinations. The amendments in this Update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments in this Update also expand the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments in this Update are effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. The Company does not expect the adoption of ASU 2010-29 to have a material impact on its consolidated financial statements.

In December 2010, the FASB issued the ASU No. 2010-28 Intangibles-Goodwill and Other (Topic 350) When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts. The amendments in this Update modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with the existing guidance and examples in paragraph 350-20-35-30, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. For public entities, the amendments in this Update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. Early adoption is not permitted. The Company does not expect the adoption of ASU 2010-28 to have a material impact on its consolidated financial statements.

In October 2010, the FASB issued the ASU No. 2010-26 Consolidations (Topic 944) Financial Services-Insurance. The amendments in this Update specify that the following costs incurred in the acquisition of new and renewal contracts should be capitalized in accordance with the amendments in this Update: 1. Incremental direct costs of contract acquisition. Incremental direct costs are those costs that result directly from and are essential to the contract transaction(s) and would not have been incurred by the insurance entity had the contract transaction(s) not occurred. 2. Certain costs related directly to Underwriting, policy issuance and processing, medical and inspection, and sales force contract selling performed by the insurer for the contract. The costs related directly to those activities include only the portion of an employee’s total compensation (excluding any compensation that is capitalized as incremental direct costs of contract acquisition) and payroll-related fringe benefits related directly to time spent performing those activities for actual acquired contracts and other costs related directly to those activities that would not have been incurred if the contract had not been acquired. All other acquisition-related costs—including costs incurred by the insurer for soliciting potential customers, market research, training, administration, unsuccessful acquisition or renewal efforts, and product development—should be charged to expense as incurred. Administrative costs, rent, depreciation, occupancy, equipment, and all other general overhead costs are considered indirect costs and should be charged to expense as incurred. If the initial application of the amendments in this Update results in the capitalization of acquisition costs that had not been capitalized previously by an entity, the entity may elect not to capitalize those types of costs. The amendments in this Update do not affect the guidance in paragraphs 944-30-25-4 through 25-5, which prohibits the capitalization of certain costs incurred in obtaining universal life-type contracts. The amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. The amendments in this update should be applied prospectively upon adoption. The Company does not expect the adoption of ASU 2010-26 to have a material impact on its consolidated financial statements.

In July 2010, the FASB issued the ASU No. 2010-20 Consolidations (Topic 310) Receivables. The main objective in developing this Update is to provide financial statement users with greater transparency about an entity’s allowance for credit losses and the credit quality of its financing receivables. This Update is intended to provide additional information to assist financial statement users in assessing an entity’s credit risk exposures and evaluating the adequacy of its allowance for credit losses. Currently, a high threshold for recognition of credit impairments impedes timely recognition of losses. ASU 2010-20 is effective for annual reporting periods ending on or after December 15, 2011. The Company does not expect the adoption of ASU No 2010-20 to have a material impact on its consolidated financial statements.

In February 2010, the FASB issued ASU 2010-09, Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements, which amends disclosure requirements within Subtopic 855-10. An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and the SEC's requirements. ASU 2010-09 is effective upon issuance. The adoption of ASU 2010-09 did not have a material impact on the Company's consolidated financial statements.

In January 2010, FASB issued ASU 2010-06, Improving Disclosures about Fair Measurements, which provides amendments to subtopic 820-10 that require separate disclosure of significant transfers in and out of Level 1 and Level 2 fair value measurements and the presentation of separate information regarding purchases, sales, issuances and settlements for Level 3 fair value measurements. Additionally, ASU 2010-06 provides amendments to subtopic 820-10 that clarify existing disclosures about the level of disaggregation and inputs and valuation techniques. ASU 2010-06 is effective for financial statements issued for interim and annual periods ending after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements in the rollforward of activity in Level 3 fair value measurements, which are effective for interim and annual periods ending after December 15, 2010. The Company does not expect the adoption of ASU 2010-06 to have a material impact on its consolidated financial statements.

In January 2010, FASB issued ASU 2010-02, Accounting and Reporting for Decreases in Ownership of a Subsidiary- a Scope Clarification, which addresses the accounting for non-controlling interests and changes in ownership interests of a subsidiary. ASU 2010-02 is effective for the interim or annual reporting periods ending on or after December 15, 2009, and must be applied retrospectively to interim or annual reporting periods beginning on or after December 15, 2008. The adoption of ASU 2010-02 did not have an impact on the Company's consolidated financial statements.

In April 2009, the FASB replaced the guidance in the Investments – Debt and Equity Securities Topic of the FASB ASC related to OTTI.  Under this new accounting guidance, an other-than-temporary impairment (“OTTI”) loss must be separated into the amount representing the decrease in cash flows expected to be collected, or “credit loss”, which is recognized in earnings, and the amount related to all other factors, or “noncredit loss”, which is recognized in other comprehensive income.  In addition, the requirement for management to assert that it has the intent and ability to hold an impaired security until recovery was replaced by the requirement for management to assert if it either has the intent to sell the debt security or if it is more likely than not the entity will be required to sell the debt security before recovery of its amortized cost basis.

2.      Investments

A.         Investment Securities

The amortized cost and fair values of investments in securities as of December 31, 2010 are as follows:

	Original or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Fixed Maturities:
Government securities	$11,620,002	$967,552	$0	$12,587,554
Asset and mortgage backed securities	2,252,377	136,378	(6,677)	2,382,078
Corporate bonds	19,288,888	1,545,368	(97,113)	20,737,143
	33,161,267	2,649,298	(103,790)	35,706,775
Equity Securities	1,409,244	0	0	1,409,244
Total	$34,570,511	$2,649,298	$(103,790)	$37,116,019

At December 31, 2010, the Company held 7 fixed maturities with a total book value of $24,423,027 and no equity securities that exceeded 10% of stockholder’s equity.

A.         Investment Securities (Continued)

The fair value of investments with sustained gross unrealized losses at December 31, 2010 are as follows:

2010	Less than 12 Months		12 Months or Longer		Total
	Fair Value	Unrealized losses	Fair Value	Unrealized losses	Fair Value	Unrealized losses
Asset and mortgage backed securities	$0	$0	$104,033	$(6,677)	$104,033	$(6,677)
Corporate bonds	1,924,254	(97,113)	0	0	1,924,254	(97,113)
Total fixed maturity	$1,924,254	$(97,113)	$104,033	$(6,677)	$2,028,287	$(103,790)

The unrealized losses of fixed maturity investments were primarily due to financial market participants perception of increased risks associated with the current market environment, resulting in higher interest rates.  The contractual terms of those investments do not permit the issuer to settle the securities at a price less than the par value of the investment.  The Company regularly reviews its investment portfolio for factors that may indicate that a decline in fair value of an investment is other than temporary.  Based on an evaluation of the issues, including, but not limited to, intentions to sell or ability to hold the fixed maturity and equity securities with unrealized losses for a period of time sufficient for them to recover; the length of time and amount of the unrealized loss; and the credit ratings of the issuers of the investments, the Company does not consider these investments, with the exception of Investors Heritage Capital Corp that was written down to $403,174, to be other-than-temporarily impaired at December 31, 2010.  During 2010, other-than-temporary impairments of Amen Properties and SFF Royalty were recognized resulting in a realized loss of $2,942 and $13,019, respectively.

The amortized cost and estimated fair value of fixed maturity securities at December 31, 2010 by contractual maturity are shown below.  Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value
Maturing in one year or less	$0	$0
Maturing after one year through five years	12,204,974	12,918,925
Maturing after five years through ten years	11,520,913	12,868,408
Maturing after ten years	9,435,380	9,919,442
	$33,161,267	$35,706,775

By insurance statute, the majority of the Company's investment portfolio is invested in investment grade securities to provide ample protection for policyholders.

Below investment grade debt securities generally provide higher yields and involve greater risks than investment grade debt securities because their issuers typically are more highly leveraged and more vulnerable to adverse economic conditions than investment grade issuers.  In addition, the trading market for these securities is usually more limited than for investment grade debt securities.  Debt securities classified as below-investment grade are those that receive a Standard & Poor's rating of BB or below.

The Company holds three fixed maturities with a par value of $901,186 that are below investment grade at December 31, 2010.  These securities were downgraded after purchase.

B.         Mortgage Loans

The Company holds $8,803,214 in mortgage loans, which represents approximately 8% of the total assets.

A substantial amount of the Company’s 2010 earnings are directly related to strong results in investment income.  The majority of the increase in investment income is from the Company’s mortgage loan portfolio.  Approximately 44%, or $3,256,000, of gross investment income is attributable to the mortgage loan portfolio, including $1,562,000 in discount accruals.  Should any of the factors change, such as the ability to acquire additional loans at such a large discount due to increased competition or insufficient supply, the ability of borrowers to settle loans mainly through refinancing, another decline in the overall economy, and other such factors, the performance of this type of investment could abruptly end, directly affecting future net income.  While management believes the current portfolio would remain profitable in another downturn, with no source of new acquisitions of discounted loans, the future profit stream from this activity would be limited.  Alternatively, should the Company need to look at fixed maturities for additional investment if discounted loans were no longer a viable option, the rate of return would be significantly lower given the low interest rate environment also resulting in substantially lower income.

During the fourth quarter of 2009, the Company began purchasing discounted commercial mortgage loans.  Management has extensive background and experience in the analysis and valuation of commercial real estate and believes there are significant opportunities currently available in the discounted mortgage loan arena.  Experienced personnel of FSNB have also been utilized in the analysis phase.  This experience dates back to discounted loans during the Resolution Trust days where such loans were being sold from defunct savings and loans in the early 1990’s.  The discounted loans are available through the FDIC sale of assets of closed banks and from banks wanting to reduce their loan portfolios.  The loans are available on a loan by loan bid process.  Prior to placing a bid, each loan is reviewed to determine interest level utilizing such information as type of collateral, location of collateral, interest rate, current loan status and available cashflows or other sources of repayment.  Once it is determined interest in the loan remains, the collateral is physically inspected.  Following physical inspection, if interest still remains, a bid price is determined and a bid is submitted.  Once a loan has been acquired, contact is made with the appropriate individuals to begin a dialog with a goal of determining the borrower’s willingness to work together.  There are generally three paths a discounted loan will take:  the borrowers pay as required; a settlement is reached with the loan being paid off at a discounted value; or the loan is foreclosed.

During the fourth quarter of 2009, the Company had acquired $34,782,546 of discounted mortgage loans at a total cost of $7,499,114, representing an average purchase price to outstanding loan of 21.6%.  During 2009, the Company recorded no income from this loan activity.  During 2010, the Company acquired an additional $24,333,882 of discounted mortgage loans at a total cost of $7,856,855, representing an average purchase price to outstanding loan of 32.3%.  Additionally, during 2010, the Company settled, sold or had paid off discounted mortgage loans totaling $5,548,383.  During 2010, the Company recorded approximately $3,248,000 in income from the discounted mortgage loan activity, including $1,562,038 in discount accruals.  The Company is currently projecting a very positive return from on-going mortgage loan payments from the discounted commercial mortgage loan portfolio.
While management believes the discounted loans will continue to have favorable earnings and outcomes as they are worked through, there can be no assurance this will remain true in future periods.  Changes in the current economy such as an even greater downturn than recently experienced could have a negative impact on the loans, including the financial stability of the borrowers, the borrowers’ ability to pay or to refinance, the value of the property held as collateral and the ability to find purchasers at favorable prices. As such, management has taken a conservative approach with these investments and has classified all discounted mortgage loans held as non-accrual.  In such status, the Company is recording interest income on a cash basis and is recording any accrual of discount on the loans held when realized.  Discount accruals reported during 2010 were the result of the loan basis already being fully paid.

The following table summarizes delinquent mortgage loan holdings of the Company.

Category	2010	2009

In good standing	$2,263,251	$568,105
Overdue interest over 90 days	4,510,031	6,919,760
Restructured	1,019,604	0
In process of foreclosure	938,392	0
Total discounted mortgage loans	$8,731,278	$7,487,865

Total foreclosed discounted mortgage loans	$3,229,031	$0

As of December 31, 2010, the Company’s discounted mortgage loan portfolio contained 52 loans with a carrying value of $8,731,278.  The loans’ payment performance during the past year is shown as follows:

Payment Frequency	Number of Loans	Carrying Value

No payments received	23	$1,975,766
One-time payment received	7	234,871
Irregular payments received	8	4,007,582
Regular payments received	14	2,513,059
Total	52	$8,731,278

Actual maturities may differ from contractual maturities because borrowers may have the right to prepay obligations with or without penalties.

Maturing in one year or less	$5,708,055
Maturing after one year through five years	753,365
Maturing after five years through ten years	2,003,050
Maturing after ten years	338,744
$8,803,214

The distribution of carrying values of residential and commercial mortgage loans by geographic distribution at December 31, 2010 follows:

Arizona	$1,154,000
Colorado	194,935
Florida	1,704,113
Georgia	1,824,076
Idaho	263,280
Kentucky	29,471
Michigan	58,761
Nevada	1,757,614
Ohio	1,679,571
Pennsylvania	94,928
Tennessee	42,465
$8,803,214

C.         Net Investment Income

A summary of net investment income follows:

	2010	2009
Interest on fixed maturities	$1,850,925	$3,034,265
Dividends on equity securities	49,708	73,653
Trading securities income	2,171,057	9,827
Interest on mortgage loans	3,255,799	4,584
Interest on policy loans	60,366	40,618
Interest on cash and short-term investments	1,956	27,231
	7,389,811	3,190,178
Investment expense	(1,054,619)	(312,508)
	$6,335,192	$2,877,670

D.         Trading Securities

Securities designated as trading securities are reported at fair value, with gains or losses resulting from changes in fair value recognized in other income on the consolidated statements of operations.  Trading securities include exchange traded equities and exchange traded equity options.  The fair value of trading securities included in assets was $18,479,093 and $8,052,234 as of December 31, 2010 and 2009, respectively.  The fair value of trading securities included in liabilities was $(5,216,927) and $(2,072,695) as of December 31, 2010 and 2009, respectively. Trading securities’ unrealized gains were $1,347,737 and $242,787 as of December 31, 2010 and 2009, respectively.  Unrealized losses due to trading securities were $(657,157) and $(230,820) as of December 31, 2010 and 2009, respectively.  Trading securities carried as liabilities are securities sold short.  A gain, limited to the price at which the security was sold short, or a loss, potentially unlimited in size, will be recognized upon the termination of the short sale.  Realized gains (losses) from trading securities were $1,480,477 and $(2,140) as of December 31, 2010 and 2009, respectively. Trading securities are classified in cash flows from operating activities. Trading revenue charged to net income from trading securities was:

	December 31, 2010	December 31, 2009

Type of Instrument	Net Realized and Unrealized Gains (Losses)	Net Realized and Unrealized Gains (Losses)
Equity	$ 2,171,057	$ 9,827

As of December 31, 2010, the Company held derivative instruments in the form of exchange-traded equity options. The Company currently does not designate derivatives as hedging instruments. Exchange traded equity options are combined with exchange traded equity securities in the Company’s trading portfolio, with the primary objective of generating a fair return while reducing risk.  These derivatives are carried at fair value, with unrealized gains and losses recognized in other income.  The fair value of derivatives included in trading security assets and trading security liabilities as of December 31, 2010 was $150,215 and $4,218,290, respectively.  Unrealized gains included in trading security assets due to derivatives were $612,807 as of December 31, 2010. Unrealized losses included in trading security liabilities due to derivatives were $(657,157) as of December 31, 2010.

E.         Other Investment Disclosures

Bonds with a fair value of $3,321,933 and $3,344,239 were on deposit with various regulatory authorities at December 31, 2010 and 2009, respectively.

3.      Fair Values

Fair value SFAS 157 (ASC 820, “Fair Value measurements and disclosures”) established a hierarchical disclosure framework based on the priority of the inputs to the respective valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). An asset or liability’s classification within the fair value hierarchy is based on the lowest level of significant input to its valuation.  ASC 820 defines the input levels as follows:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities.  U.S. treasuries are in Level 1 and valuation is based on unadjusted quoted prices for identical assets in active markets that the Company can access.  Equity securities that are actively traded and exchange listed in the U.S. are also included in Level 1.  Equity security valuation is based on unadjusted quoted prices for identical assets in active markets that the Company can access.

Level 2 - Quoted prices in markets that are not active or inputs that are observable either directly or indirectly. Level 2 inputs include quoted prices for similar assets or liabilities other than quoted prices in Level 1; quoted prices in markets that are not active; or other inputs that are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.  Level 2 assets consist of fixed income investments valued based on quoted prices for identical or similar assets in markets that are not active and investments carried as equity securities that do not have an actively traded market that are valued based on their audited GAAP book value.

Level 3 - Unobservable inputs that are supported by little or no market activity and are significant to the fair value of the assets or liabilities. Unobservable inputs reflect the reporting entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. Level 3 assets and liabilities include financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.  The Company does not have any Level 3 financial assets or liabilities.

The following table presents the level within the hierarchy at which the Company’s financial assets and financial liabilities are measured on a recurring basis as of December 31, 2010:

		Level 1		Level 2		Level 3		Total
Assets
Fixed Maturities, available for sale		$503,331		$35,203,444		$0		$35,706,775
Equity Securities, available for sale		0		1,409,244		0		1,409,244
Trading Securities		18,479,093		0		0		18,479,093
Total Financial Assets Carried at Fair Value		$18,982,424		$36,612,688		$0		$55,595,112
Liabilities		5,216,927		0		0		5,216,927
Trading Securities	$		$		$		$

The financial statements include various estimated fair value information at December 31, 2010 and 2009, as required by ASC 820.  Such information, which pertains to the Company's financial instruments, is based on the requirements set forth in that guidance and does not purport to represent the aggregate net fair value of the Company.

The carrying values and estimated fair values of the Company's financial instruments at December 31, 2010 follows:

	Carrying Amount	Fair Value
Assets:
Fixed maturities	$35,706,775	$35,706,775
Mortgage loans on real estate	8,803,214	8,803,214
Equities	1,409,244	1,409,244
Trading securities	18,479,093	18,479,093
Policy loans	3,134,626	3,134,626
Liabilities:
Note payable	2,682,849	2,682,849
Trading securities	5,216,927	5,216,927

Estimated market values of publicly-traded fixed maturity securities are as reported by an independent pricing service.  Estimated market values of fixed maturity securities not actively traded in a liquid market are estimated using a third-party pricing system, which uses a matrix calculation assuming a spread over U.S. Treasury bonds.

The Company has been purchasing non-performing loans at a deep discount through an auction process led by the federal government.  In general, the discounted loans are non-performing and there is a significant amount of uncertainty surrounding the timing and amount of cash flows to be received by the Company.  Accordingly, the Company records its investment in the discounted loans at its original purchase price.  Management has determined the fair value to be too difficult to calculate but believes it approximates the carrying value of these investments.  Management works the loans with the borrower to reach a settlement on the loan or they foreclose on the underlying collateral which is primarily commercial real estate.  For cash payments received during the work out process, the Company records these payments to interest income on a cash basis.  For loan settlements reached, the Company records the amount in excess of the carrying amount of the loan as a discount accretion to investment income at the closing date.  Management reviews the discount loan portfolio regularly for impairment.  If an impairment is identified (after consideration of the underlying collateral), the Company records an impairment to earnings in the period the information becomes known.

Fair values of common stocks are estimated based on quoted market prices.

Securities designated as trading securities are reported at fair value, with gains or losses resulting from changes in fair value recognized in earnings.  Trading securities include exchange traded equities and exchange traded equity options.

Policy loans have no stated maturity dates and are a part of the related insurance contracts.  Accordingly, it is not practicable for the Company to estimate a fair value for them.

In that the note payable is a floating rate instrument, the principal balance is a reasonable estimate of the note's fair value.

4.      Note Payable

As part of the acquisition on December 8, 2006, Acap borrowed $ 3,357,000 from UTG, Inc.  Acap used the proceeds for the repayment of existing debt with an unaffiliated financial institution and to retire all of its outstanding preferred stock.  The promissory note carries a variable rate of interest based on the 3 month LIBOR rate plus 180 basis points.  The initial rate was 7.15%.  In December 2008, the note was amended to change the principal and interest payment requirements.  All accrued interest payable through December 31, 2008 was capitalized to the principal on the note.  Interest is due and payable annually on December 31 of each year with the first interest payment due December 31, 2010.  The first year interest payment was deferred.  Principal comes due upon maturity of the note on December 7, 2012.  The other terms and conditions of the note remained unchanged.  During 2010, a principal payment for $576,235 was made on the note.  As of December 31, 2010, the balance of the loan is $2,682,849.

The consolidated scheduled principal reductions on the notes payable for the next five years are as follows:

Year	Amount
2011	$0
2012	2,682,849
2013	0
2014	0
2015	0

5.      Commitments and Contingencies

A.         Reinsurance

The Company accounts for reinsurance in accordance with Accounting Standards Codification (ASC 944-40).  In accounting for reinsurance, the Company has reported ceded reserve credits and reinsurance claim credits as reinsurance receivables.  The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

At December 31, 1992, AC entered into a reinsurance agreement with Canada Life Assurance Company (“the Canada Life agreement”) that fully reinsured virtually all of its traditional life insurance policies.  The reinsurer’s obligations under the Canada Life agreement were secured by assets withheld by AC representing policy loans and deferred and uncollected premiums related to the reinsured policies.  AC continues to administer the reinsured policies, for which it receives an expense allowance from the reinsurer.  At December 31, 2010, the Canada Life agreement has insurance in-force of approximately $57,337,000, with reserves being held on that amount of approximately $35,510,000.

During 1997, AC acquired 100% of the policies in force of World Service Life Insurance Company through a combination of assumption reinsurance and coinsurance.  While 91.42% of the acquired policies are coinsured under the Canada Life agreement,

AC did not coinsure the balance of the policies.  AC retains the administration of the reinsured policies, for which it receives an expense allowance from the reinsurer.  Canada Life currently holds an "A+" (Superior) rating from A.M. Best.

During 1998, AC closed a coinsurance transaction with Universal Life Insurance Company (“Universal”). Pursuant to the coinsurance agreement, AC coinsured 100% of the individual life insurance policies of Universal in force at January 1, 1998.

The treaty with Canada Life provides that AC is entitled to the profits (calculated pursuant to a formula contained in the treaty) beginning when the accumulated profits under the treaty reach a specified level.  As of December 31, 2010, there remains $634,467 in profits to be generated before AC is entitled to the profits.  Should future experience under the treaty match the experience of recent years, which cannot reliably be predicted to occur, the accumulated profits would reach the specified level in late 2012.  However, regarding the uncertainty as to when the specified level may be reached, it should be noted that the experience has been erratic from year to year and the number of policies in force that are covered by the treaty diminishes each year.

The Company does not have any short-duration reinsurance contracts.  The effect of the Company's long-duration reinsurance contracts on premiums earned in 2010 and 2009 were as follows:

	2010	2009
Direct premiums	$2,913,980	$4,254,017
Reinsurance assumed	0	131,643
Reinsurance ceded	(971,861)	(924,367)
Net premiums	$1,942,119	$3,461,293

Direct policy benefits	$4,380,205	$4,739,181
Reinsurance assumed	0	167,209
Reinsurance ceded	(2,248,447)	(2,268,645)
Net policy benefits	$2,131,758	$2,637,745

  B.           Concentrations

The Company maintains cash balances in financial institutions that at times may exceed federally insured limits.  The Company maintains its primary operating cash accounts with First Southern National Bank, an affiliate of the largest shareholder of ACAP, Mr. Jesse T. Correll, the Company’s CEO and Chairman.  The Company’s cash and cash equivalents are on deposit with various domestic financial institutions.  At times, bank deposits may be in excess of federally insured limits.  The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Because the Company serves primarily individuals located in Texas, the ability of our customers to pay their insurance premiums is impacted by the economic conditions in this area.  As of December 31, 2010, approximately 32% of our total direct premium was collected from Texas.  Thus, results of operations are heavily dependent upon the strength of this economy.

  C.           Contingent Liability

In the normal course of business, the Company is involved from time to time in various legal actions and other state and federal proceedings.  As part of the Texas Imperial Life Insurance Company sale, the Company remains contingently liable for certain costs pending the outcome of an ongoing race-based audit on Texas Imperial Life Insurance Company by the Texas Department of Insurance.  Under the agreement, the Company is responsible for 100% of the first $50,000 of costs, 90% of the next $50,000, 75% of the third $50,000 and 50% of costs above $150,000.  Management has conservatively estimated the Company’s exposure and other costs at $50,000 based on information provided to date from the examination team and has established a contingent liability in its financial statements of this amount.

  D.           Litigation

The Company is from time to time involved in various lawsuits and legal actions arising in the ordinary course of operations.  Management is of the opinion that the ultimate disposition of any pending litigation or threatened litigation will not have a material adverse effect on the Company’s results of operations or financial position.

6.      Supplemental Information Regarding Cash Flows

Cash payments for interest expense for the years ended December 31, 2010 and 2009 were $31,510 and $0, respectively.  Net cash payments of $0 and $0 for federal income taxes were made during the years ended December 31, 2010 and 2009, respectively.

7.           Federal Income Taxes

The valuation allowance against deferred taxes is a sensitive accounting estimate.  The Company follows the guidance of ASC 740, “Income Taxes,” which prescribes the liability method of accounting for deferred income taxes.  Under the liability method, companies establish a deferred tax liability or asset for the future tax effects of temporary differences between book and tax basis of assets and liabilities.

In June 2006, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 48, (ASC 740-10) "Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109" ("Interpretation 48"), which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The recognition threshold is based on a determination of whether it is more likely than not that a tax position will be sustained upon examination based on the technical merits of the position. Only tax positions that meet the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized.  Management believes the Company has no material uncertain income tax provisions at December 31, 2010 or 2009.

The Company’s Federal income tax returns are periodically audited by the Internal Revenue Service (“IRS”).  There is no examination ongoing currently, nor is management aware of any pending examination by the IRS.  The statutes of limitation for the assessments of additional tax are closed for all tax years prior to 2007.  Management believes that adequate provision has been made in the consolidated financial statements for any potential assessments that may result from future tax examinations and other tax-related matters for all open tax years.

At December 31, 2010 and 2009, respectively, the Company had gross deferred tax assets of $515,049 and $607,583 net of valuation allowances of $1,020,281 and $1,044,375, and gross deferred tax liabilities of $827,406 and $154,436, resulting from temporary differences primarily related to the life insurance subsidiaries.  The Company established a deferred tax asset of $1,020,281 and $1,044,375 in 2010 and 2009 respectively relating to the operating loss carry forwards, capital loss carryforwards and AMT credit carryforwards.  In 2010 and 2009 the Company established an offsetting allowance of $1,020,281 and $1,044,375 respectively.  The allowance was established as a result of uncertainty in the Company’s ability to utilize the loss carryforwards and credits which is dependent on generating sufficient taxable income prior to expiration of the carryforward.  The Company has not experienced any reductions of deferred tax assets due to the lapse of applicable statute of limitations.  The 2008 net operating loss and capital loss carryforwards of ACAP consolidated were utilized in their entirety with the sale of TI.

The Company classifies interest and penalties on underpayment of income taxes as income tax expense.  No interest or penalties were included in the reported income taxes for the years presented.  Tax years 2006 to current remain subject to examination.  The Company has no agreements of extension of the review period currently in effect.  The Company is not aware of any potential or proposed changes to any of its tax filings.

The companies of the group file a consolidated life/non-life federal income tax return.

A reconciliation of income tax expense computed at the applicable federal tax rate of 34% to the amount recorded in the consolidated financial statements for 2010 and 2009 is as follows:

	2010	2009
Federal income tax expense at statutory rate	$1,251,907	$33,321
Change in valuation allowance	24,094	1,011,808
Small life insurance company deduction	(541,020)	(586,457)
Other, net	168,104	(196,595)
Total federal income tax expense (benefit)	$903,085	$262,077

The small life insurance company special deduction noted above is available to life insurance companies with assets under $500 million.  The deduction is 60% of life insurance taxable income under $3 million.  The deduction is phased out for life insurance taxable income between $3 million and $15 million, with the deduction reduced by 15% of the life insurance taxable income in excess of $3 million.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2010 and December 31, 2009 are as follows:

2010
Deferred Tax Assets:
Deferred gain on reinsurance	$172,110
Net operating loss carryforwards	0
Net capital loss carryforwards	0
Alternative minimum tax credit carryforward	841,993
Deferred policy acquisition costs	318,423
Net unrealized losses on available for sale securities	0
Policy reserves and policy funds	178,114
Other	24,690
Total gross deferred tax assets	1,535,330
Less: valuation allowance	(1,020,281)
Deferred tax assets	$515,049

Deferred Tax Liabilities:
Policy reserves and policy funds	$0
Trading securities-unrealized gains/losses	337,916
Net unrealized gains on available for sale securities	489,490
Deferred tax liabilities	827,406

Net deferred tax asset (liability)	$(312,357)
8.   Capital Stock

Acap has two classes of capital stock:  preferred stock ($.10 par value, authorized 74,000 shares), which may be issued in series with such dividend, liquidation, redemption, conversion, voting, and other rights as the Board of Directors may determine, and common stock ($.10 par value, authorized 5,000 shares), the "Common Stock."  At December 31, 2010, the Company had no preferred stock outstanding.

A.         Series A Preferred Stock

The Company has 74,000 shares of Series A Preferred Stock authorized.  No preferred stock was outstanding during the periods represented by these financial statements.

B.         Common Stock

Activity in the Company’s issued and outstanding Common Stock for the years 2009 and 2010 is summarized as follows:

	Issued Shares	Treasury Shares	Outstanding Shares
Balance, December 31, 2008	3,174	276	2,898
Other	0	0	0
Balance, December 31, 2009	3,174	276	2,898
Other	0	0	0
Balance December 31, 2010	3,174	276	2,898

9.   Related Party Transactions

As part of the acquisition of Acap on December 8, 2006, UTG loaned $3,357,000 to Acap.  Acap used the proceeds for the repayment of existing debt with an unaffiliated financial institution and to retire all of its outstanding preferred stock.  The terms of the inter-company loan mirror the interest rate and repayment requirements of the debt with First Tennessee Bank National Association.  A payment of $576,235 was made on the loan in 2010.  No payments were made on the loan in 2009.  As of December 31, 2010, the balance of the loan is $2,682,849.

Effective January 1, 2007, UTG entered into administrative services and cost sharing agreements with its subsidiaries, UG, AC and TI.  Under these arrangements, each company pays its proportionate share of expenses of the entire group, based on an allocation formula.  During 2010 and 2009, AC paid $3,174,724 and $2,827,504, respectively.

Respective domiciliary insurance departments have approved the agreements of the insurance companies and it is Management's opinion that where applicable, costs have been allocated fairly and such allocations are based upon accounting principles generally accepted in the United States of America.

The Company from time to time acquires mortgage loans through participation agreements with FSNB.  FSNB services the Company's mortgage loans including those covered by the participation agreements.  The Company pays a .25% servicing fee on these loans and a onetime fee at loanorigination of .50% of the original loan amount to cover costs incurred by FSNB relating to the processing and establishment of the loan.  The Company paid $47,727 and $0 in servicing fees and $121,669 and $173,913 in origination fees to FSNB during 2010 and 2009, respectively.

On May 10, 2010, AC paid a cash dividend of $728,130 to Acap.  This dividend was comprised entirely of ordinary dividends.  No regulatory approvals were required prior to the payment of these dividends.

On July 20, 2009, the Company’s indirect 73% owned subsidiary AC, a Texas life insurance company, entered into a definitive stock purchase agreement for the sale of its 100% owned life insurance subsidiary, TI.  The transaction was completed on December 30, 2009.  TI was sold to United Funeral Directors Benefit Life Insurance Company, an unaffiliated third party.  The sale price was $6,415,169 which was paid in cash.  The transaction had no impact to the consolidated income statement of the Company.  TI was an immaterial subsidiary acquired in 2006 as part of the acquisition of Acap Corporation and subsidiaries.  The Company has a history of acquisition and consolidation.  TI is a Texas only stipulated premium insurance company. This fact made a consolidation or merger of this company with any of the other insurance companies within the group impractical.

ACAP CORPORATION CONSOLIDATED BALANCE SHEET (UNAUDITED)
June 30, 2011
ASSETS
Investments:
Fixed maturities available for sale (amortized cost of $37,257,223)	$39,253,795
Equity securities (cost of $1,405,760)	1,372,620
Trading securities (cost of $12,772,809)	12,533,205
Mortgage loans	8,356,943
Real estate	2,885,467
Policy loans	3,155,979
Total investments	67,558,009
Cash	5,355,241
Accrued investment income	357,443
Reinsurance receivables	36,152,238
Accounts receivable	503,018
Due from affiliates	388,420
Deferred acquisition costs	108,274
Goodwill	778,044
Other assets	202,915
Total assets	$111,403,602

LIABILITIES
Policy Liabilities:
Future policy benefits	$87,052,215
Contract claims	1,114,160
Total policy liabilities	88,166,375
Other Policyholders’ funds	1,234,450
Trading securities (proceeds of $3,713,176)	1,925,238
Net deferred tax liability	227,459
Federal income taxes payable	58,528
Other liabilities	2,523,105
Note payable	2,176,366
Deferred gain on reinsurance	528,346
Total liabilities	96,839,867

STOCKHOLDERS’ EQUITY
Common stock, par value $.10 per share, authorized 5,000 shares, issued 3,174 shares, and outstanding 2,898 shares	318
Additional paid-in capital	4,829,222
Retained earnings	9,237,763
Treasury stock, at cost, 276 common shares	(317,033)
Accumulated other comprehensive income	813,465
Total stockholders’ equity	14,563,735
Total liabilities and stockholders’ equity	$111,403,602

See accompanying notes to consolidated financial statements.

ACAP CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)
	Quarter Ended June 30, 2011	Quarter Ended June 30, 2010
Revenues
Premiums and other considerations	$936,535	$1,034,845
Net investment income	2,702,586	2,717,903
Net realized investment gains (losses)	1,062,270	215,965
Reinsurance expense allowance	369,564	275,373
Amortization of deferred gain (loss)	(22,140)	119,881
Other income	450	3,491
Total revenues	5,049,265	4,367,458

Benefits and Expenses
Net policy benefits	1,080,943	842,311
Commissions and general expenses	1,748,476	1,800,651
Interest expense	25,260	36,662
Amortization of deferred acquisition costs	4,458	10,835
Total benefits and expenses	2,859,137	2,690,459

Earnings
Income before federal income tax expense	2,190,128	1,676,999
Federal income tax expense:
Current	328,528	234,217
Deferred	117,430	142,692
Net income	1,744,170	1,300,090

Other Comprehensive Income
Net unrealized investments holding gains arising during period, net of Reclassification adjustment and taxes	(379,748)	1,462,749
Comprehensive income	$1,364,422	$2,762,839

Earnings Per Share
Basic income per common share	$601.85	$448.62
Diluted income per common share	$601.85	$448.62

See accompanying notes to consolidated financial statements.

ACAP CORPORATION CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (UNAUDITED)
	Quarter Ended June 30, 2011	Quarter Ended June 30, 2010
Common Stock
Balance, beginning of year	$318	$318
Repurchase and cancellation of shares	0	0
Balance, end of quarter/year	318	318

Additional Paid-in Capital
Balance, beginning of year	4,829,222	4,829,222
Repurchase and cancellation of shares	0	0
Balance, end of quarter/year	4,829,222	4,829,222

Retained Earnings
Balance, beginning of year	7,493,593	4,714,600
Net income (loss)	1,744,170	1,300,090
Balance, end of quarter/year	9,237,763	6,014,690

Treasury Stock
Balance, beginning of year	(317,033)	(317,033)
Purchase of treasury shares	0	0
Balance, end of quarter/year	(317,033)	(317,033)

Accumulated Other Comprehensive Income (Loss)
Balance, beginning of year	1,193,213	290,265
Change during quarter/year	(379,748)	1,462,749
Balance, end of quarter/year	813,465	1,753,014

Total Stockholders’ Equity	$14,563,735	$12,280,211

See accompanying notes to consolidated financial statements.

ACAP CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
	Quarter Ended June 30, 2011	Quarter Ended June 30, 2010
Cash Flows from Operating Activities
Net income (loss)	$1,744,170	$1,300,090
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Amortization of deferred acquisition costs	4,458	10,835
Amortization of deferred (gain) loss on reinsurance	22,140	(119,881)
Premium and discount amortization	(615,698)	64,211
Net realized investment gains	(1,062,270)	(215,965)
Trading securities realized and unrealized gains	(1,072,462)	(25,449)
Deferred federal income tax expense	117,430	142,692
Change in reinsurance receivables	727,743	1,008,700
Change in due from affiliates	(3,944)	(233,615)
Change in accrued investment income	237,657	163,667
Change in policy liabilities	(1,428,097)	(2,050,393)
Change in other assets and liabilities	3,840,324	58,201
Net cash provided by operating activities	2,511,451	103,093

Cash Flows from Investing Activities
Proceeds from sales and maturities of investments available for sale	38,394,452	6,467,307
Proceeds from sales of equity securities	102,085	81,251
Proceeds from sales of trading securities	60,831,813	47,382,097
Proceeds from principal repayments on mortgage loans	1,596,265	2,275,694
Proceeds from sales of real estate	795,716	0
Purchases of investments available for sale	(41,380,480)	0
Purchases of equity securities	(98,600)	(14,635)
Purchases of trading securities	(60,456,329)	(52,628,598)
Purchases of mortgage loans	(568,472)	(8,213,622)
Purchases of real estate	(415,251)	0
Net decrease in policy loans	(21,353)	86,696
Net cash used in investing activities	(1,220,154)	(4,563,810)

Cash Flows from Financing Activities
Deposits on policy contracts	19,252	21,817
Withdrawals from policy contracts	(49,629)	(123,289)
Payment on note payable	(506,483)	(576,235)
Net cash used in financing activities	(536,860)	(677,707)

Net increase (decrease) in cash	754,437	(5,138,424)
Cash at beginning of year	4,600,804	7,246,603
Cash at end of year	$5,355,241	$2,108,179

See accompanying notes to consolidated financial statements

ACAP CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.	Basis of Presentation

The accompanying consolidated financial statements have been prepared by ACAP Corporation (“ACAP”) and its consolidated subsidiaries (“Company”) pursuant to generally accepted accounting principles in the United States of America (“GAAP”).  Although the Company believes the disclosures are adequate to make the information presented not be misleading, it is suggested that these consolidated financial statements be read in conjunction with the consolidated financial statements and the notes thereto presented in the Company’s Annual Report for the year ended December 31, 2010.

The information furnished reflects, in the opinion of the Company, all adjustments (which include only normal and recurring accruals) necessary for a fair presentation of the results of operations for the periods presented.  Operating results for interim periods are not necessarily indicative of operating results to be expected for the year or of the Company’s future financial condition.

2.   Investments

A.         Investment Securities

The amortized cost and fair values of investments in securities as of June 30, 2011 are as follows:

	Original or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Fixed Maturities:
Government securities	$21,349,617	$949,811	$0	$22,299,428
Asset and mortgage backed securities	101,982	158	(4,236)	97,904
Corporate bonds	15,805,626	1,051,594	(757)	16,856,463
	37,257,225	2,001,563	(4,993)	39,253,795
Equity Securities	1,372,620	0	0	1,372,620
Total	$38,629,845	$2,001,562	$(4,993)	$40,626,414

At June 30, 2011, the Company held 7 fixed maturities with a total book value of $18,094,630 and no equity securities that exceeded 10% of stockholder’s equity.

The fair value of investments with sustained gross unrealized losses at June 30, 2011 are as follows:

2011	Less than 12 Months		12 Months or Longer		Total
	Fair Value	Unrealized losses	Fair Value	Unrealized losses	Fair Value	Unrealized losses
Asset and mortgage backed securities	$0	$0	$96,687	$(4,236)	$96,687	$(4,236)
Corporate bonds	26,541	(757)	0	0	26,541	(757)
Total fixed maturity	$26,541	$(757)	$96,687	$(4,236)	$123,228	$(4,993)

The unrealized losses of fixed maturity investments were primarily due to financial market participants perception of increased risks associated with the current market environment, resulting in higher interest rates.  The contractual terms of those investments do not permit the issuer to settle the securities at a price less than the par value of the investment.  The Company regularly reviews its investment portfolio for factors that may indicate that a decline in fair value of an investment is other than temporary.  Based on an evaluation of the issues, including, but not limited to, intentions to sell or ability to hold the fixed maturity and equity securities with unrealized losses for a period of time sufficient for them to recover; the length of time and amount of the unrealized loss; and the credit ratings of the issuers of the investments, the Company does not consider these investments other-than-temporarily impaired at June 30, 2011.

The amortized cost and estimated fair value of fixed maturity securities at June 30, 2011 by contractual maturity are shown below.  Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value
Maturing in one year or less	$0	$0
Maturing after one year through five years	10,427,188	10,756,147
Maturing after five years through ten years	12,040,274	13,072,445
Maturing after ten years	14,789,763	15,425,202
	$37,257,225	$39,253,794

By insurance statute, the majority of the Company's investment portfolio is invested in investment grade securities to provide ample protection for policyholders.

Below investment grade debt securities generally provide higher yields and involve greater risks than investment grade debt securities because their issuers typically are more highly leveraged and more vulnerable to adverse economic conditions than investment grade issuers.  In addition, the trading market for these securities is usually more limited than for investment grade debt securities.  Debt securities classified as below-investment grade are those that receive a Standard & Poor's rating of BB or below.

The Company holds three fixed maturities with a par value of $901,059 that are below investment grade at June 30, 2011.  These securities were downgraded after purchase.

B.         Mortgage Loans

The Company holds $8,356,943 in mortgage loans, which represents approximately 7% of the total assets.

A substantial amount of the Company’s 2011 earnings are directly related to strong results in investment income.  Approximately 25%, or $845,000, of gross investment income is attributable to the mortgage loan portfolio, including $627,000 in discount accruals.  Should any of the factors change, such as the ability to acquire additional loans at such a large discount due to increased competition or insufficient supply, the ability of borrowers to settle loans mainly through refinancing, another decline in the overall economy, and other such factors, the performance of this type of investment could abruptly end, directly affecting future net income.  While management believes the current portfolio would remain profitable in another downturn, with no source of new acquisitions of discounted loans, the future profit stream from this activity would be limited.  Alternatively, should the Company need to look at fixed maturities for additional investment if discounted loans were no longer a viable option, the rate of return would be significantly lower given the low interest rate environment also resulting in substantially lower income.

During the fourth quarter of 2009, the Company began purchasing discounted commercial mortgage loans.  Management has extensive background and experience in the analysis and valuation of commercial real estate and believes there are significant opportunities currently available in the discounted mortgage loan arena.  Experienced personnel of FSNB have also been utilized in the analysis phase.  This experience dates back to discounted loans during the Resolution Trust days where such loans were being sold from defunct savings and loans in the early 1990’s.  The discounted loans are available through the FDIC sale of assets of closed banks and from banks wanting to reduce their loan portfolios.  The loans are available on a loan by loan bid process.  Prior to placing a bid, each loan is reviewed to determine interest level utilizing such information as type of collateral, location of collateral, interest rate, current loan status and available cashflows or other sources of repayment.  Once it is determined interest in the loan remains, the collateral is physically inspected.  Following physical inspection, if interest still remains, a bid price is determined and a bid is submitted.  Once a loan has been acquired, contact is made with the appropriate individuals to begin a dialog with a goal of determining the borrower’s willingness to work together.  There are generally three paths a discounted loan will take:  the borrowers pay as required; a settlement is reached with the loan being paid off at a discounted value; or the loan is foreclosed.

During the first six months of 2011, the Company has not acquired any additional discounted mortgage loans.  The Company recorded approximately $842,000 in income from the discounted mortgage loan activity, including $627,096 in discount accruals during the first six months of 2011.  During the first six months of 2010, the Company acquired an additional $24,333,882 of discounted mortgage loans at a total cost of $7,856,855, representing an average purchase price to outstanding loan of 32%.  Additionally, through second quarter 2010, the Company settled, sold or had paid off discounted mortgage loans totaling $2,247,334.  Through second quarter 2010, the Company recorded approximately $1,645,000 in income from the discounted mortgage loan activity.  The Company is currently projecting a very positive return from on-going mortgage loan payments from the discounted commercial mortgage loan portfolio.

While management believes the discounted loans will continue to have favorable earnings and outcomes as they are worked through, there can be no assurance this will remain true in future periods.  Changes in the current economy such as an even greater downturn than recently experienced could have a negative impact on the loans, including the financial stability of the borrowers, the borrowers’ ability to pay or to refinance, the value of the property held as collateral and the ability to find purchasers at favorable prices. As such, management has taken a conservative approach with these investments and has classified all discounted mortgage loans held as non-accrual.  In such status, the Company is recording interest income on a cash basis and is recording any accrual of discount on the loans held when realized.  Discount accruals reported during 2011 were the result of the loan basis already being fully paid.

The following table summarizes discounted mortgage loan holdings of the Company as of June 30 for the following years:

Category	2011	2010

In good standing	$2,096,386	$3,542,204
Overdue interest over 90 days	2,203,671	9,882,239
Restructured	1,119,357	0
In process of foreclosure	2,866,445	0
Total discounted mortgage loans	$8,285,859	$13,424,443

Total foreclosed discounted mortgage loans	$3,260,976	$0

As of June 30, 2011, the Company’s discounted mortgage loan portfolio contained 49 loans with a carrying value of $8,285,859.  The loans’ payment performance during the past year is shown as follows:

Payment Frequency	Number of Loans	Carrying Value

No payments received	20	$1,100,578
One-time payment received	4	48,866
Irregular payments received	15	4,685,270
Regular payments received	10	2,451,145
Total	49	$8,285,859

Actual maturities may differ from contractual maturities because borrowers may have the right to prepay obligations with or without penalties.

Maturing in one year or less	$4,753,467
Maturing after one year through five years	1,030,970
Maturing after five years through ten years	2,235,806
Maturing after ten years	336,700
$8,356,943

The distribution of carrying values of residential and commercial mortgage loans by geographic distribution at June 30, 2011 follows:

Arizona	$293,433
Colorado	195,494
Florida	1,932,575
Georgia	1,781,110
Idaho	263,280
Kentucky	29,932
Michigan	41,203
Nevada	1,757,614
Ohio	1,936,667
Pennsylvania	84,484
Tennessee	41,151
$8,356,943

C.         Net Investment Income

A summary of net investment income for June 30, 2011 and 2010 follows:
	2011	2010
Interest on fixed maturities	$589,444	$864,483
Dividends on equity securities	28,943	24,854
Trading securities income	1,835,079	521,408
Interest on mortgage loans	844,883	1,649,807
Interest on real estate	29	0
Interest on policy loans	31,752	36,224
Interest on cash and short-term investments	649	710
	3,330,779	3,097,486
Investment expense	(628,202)	(379,583)
	$2,702,577	$2,717,903

D.         Trading Securities

Securities designated as trading securities are reported at fair value, with gains or losses resulting from changes in fair value recognized in other income on the consolidated statements of operations.  Trading securities include exchange traded equities and exchange traded equity options.  The fair value of trading securities included in assets was $12,533,205 and $13,332,106 as of June 30, 2011 and June 30, 2010, respectively.  The fair value of trading securities included in liabilities was $(1,925,238) and $(2,965,776) as of June 30, 2011 and June 30, 2010, respectively.  Trading securities’ unrealized gains were $3,007,917 and $701,785 as of June 30, 2011 and June 30, 2010, respectively.  Unrealized losses due to trading securities were $(1,254,488) and $(298,343) as of June 30, 2011 and June 30, 2010, respectively.  Trading securities carried as liabilities are securities sold short.  A gain, limited to the price at which the security was sold short, or a loss, potentially unlimited in size, will be recognized upon the termination of the short sale.  Realized gains from trading securities were $680,967 and $377,994 as of June 30, 2011 and June 30, 2010, respectively. Trading securities are classified in cash flows from operating activities. Trading revenue charged to net income from trading securities was:
	June 30, 2011	June 30, 2010

Type of Instrument	Net Realized and Unrealized Gains (Losses)	Net Realized and Unrealized Gains (Losses)
Equity	$ 1,835,079	$ 521,408

As of June 30, 2011, the Company held derivative instruments in the form of exchange-traded equity options. The Company currently does not designate derivatives as hedging instruments. Exchange traded equity options are combined with exchange traded equity securities in the Company’s trading portfolio, with the primary objective of generating a fair return while reducing risk.  These derivatives are carried at fair value, with unrealized gains and losses recognized in other income.  The fair value of derivatives included in trading security assets and trading security liabilities as of June 30, 2011 was $3,155,588 and $1,925,238, respectively.  Unrealized gains included in trading security assets and liabilities due to derivatives were $2,582,678 as of June 30, 2011. Unrealized losses included in trading security assets and liabilities due to derivatives were $(1,072,565) as of June 30, 2011.

E.         Other Investment Disclosures

Bonds with a fair value of $3,774,532 were on deposit with various regulatory authorities at June 30, 2011.

3.           Fair Values

Fair value SFAS 157 (ASC 820, “Fair Value measurements and disclosures”) established a hierarchical disclosure framework based on the priority of the inputs to the respective valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). An asset or liability’s classification within the fair value hierarchy is based on the lowest level of significant input to its valuation.  ASC 820 defines the input levels as follows:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities.  U.S. treasuries are in Level 1 and valuation is based on unadjusted quoted prices for identical assets in active markets that the Company can access.  Equity securities that are actively traded and exchange listed in the U.S. are also included in Level 1.  Equity security valuation is based on unadjusted quoted prices for identical assets in active markets that the Company can access.

Level 2 - Quoted prices in markets that are not active or inputs that are observable either directly or indirectly. Level 2 inputs include quoted prices for similar assets or liabilities other than quoted prices in Level 1; quoted prices in markets that are not active; or other inputs that are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.  Level 2 assets consist of fixed income investments valued based on quoted prices for identical or similar assets in markets that are not active and investments carried as equity securities that do not have an actively traded market that are valued based on their audited GAAP book value.

Level 3 - Unobservable inputs that are supported by little or no market activity and are significant to the fair value of the assets or liabilities. Unobservable inputs reflect the reporting entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. Level 3 assets and liabilities include financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.  The Company does not have any Level 3 financial assets or liabilities.

The following table presents the level within the hierarchy at which the Company’s financial assets and financial liabilities are measured on a recurring basis as of June 30, 2011:

		Level 1		Level 2		Level 3		Total
Assets
Fixed Maturities, available for sale		$18,530,274		$20,723,521		$0		$39,253,795
Equity Securities, available for sale		0		1,372,620		0		1,372,620
Trading Securities		12,533,205		0		0		12,533,205
Total Financial Assets Carried at Fair Value		$31,063,479		$22,096,141		$0		$53,159,620
Liabilities		1,925,238		0		0		1,925,238
Trading Securities	$		$		$		$

The financial statements include various estimated fair value information at June 30, 2011 and June 30, 2010, as required by ASC 820.  Such information, which pertains to the Company's financial instruments, is based on the requirements set forth in that guidance and does not purport to represent the aggregate net fair value of the Company.

The carrying values and estimated fair values of the Company's financial instruments at June 30, 2011 follows:

	Carrying Amount	Fair Value
Assets:
Fixed maturities	$39,253,795	$39,253,795
Mortgage loans on real estate	8,356,943	8,356,943
Equities	1,372,620	1,372,620
Trading securities	12,533,205	12,533,205
Policy loans	3,155,979	3,155,979
Liabilities:
Note payable	2,176,366	2,176,366
Trading securities	1,925,238	1,925,238

Estimated market values of publicly-traded fixed maturity securities are as reported by an independent pricing service.  Estimated market values of fixed maturity securities not actively traded in a liquid market are estimated using a third-party pricing system, which uses a matrix calculation assuming a spread over U.S. Treasury bonds.

The Company has been purchasing non-performing loans at a deep discount through an auction process led by the federal government.  In general, the discounted loans are non-performing and there is a significant amount of uncertainty surrounding the timing and amount of cash flows to be received by the Company.  Accordingly, the Company records its investment in the discounted loans at its original purchase price.  Management has determined the fair value to be too difficult to calculate but believes it approximates the carrying value of these investments.  Management works the loans with the borrower to reach a settlement on the loan or they foreclose on the underlying collateral which is primarily commercial real estate.  For cash payments received during the work out process, the Company records these payments to interest income on a cash basis.  For loan settlements reached, the Company records the amount in excess of the carrying amount of the loan as a discount accretion to investment income at the closing date.  Management reviews the discount loan portfolio regularly for impairment.  If an impairment is identified (after consideration of the underlying collateral), the Company records an impairment to earnings in the period the information becomes known.

Fair values of common stocks are estimated based on quoted market prices.

Securities designated as trading securities are reported at fair value, with gains or losses resulting from changes in fair value recognized in earnings.  Trading securities include exchange traded equities and exchange traded equity options.

Policy loans have no stated maturity dates and are a part of the related insurance contracts.  Accordingly, it is not practicable for the Company to estimate a fair value for them.

In that the note payable is a floating rate instrument, the principal balance is a reasonable estimate of the note's fair value.

4.   Note Payable

As part of the acquisition on December 8, 2006, Acap borrowed $ 3,357,000 from UTG, Inc.  Acap used the proceeds for the repayment of existing debt with an unaffiliated financial institution and to retire all of its outstanding preferred stock.  The promissory note carries a variable rate of interest based on the 3 month LIBOR rate plus 180 basis points.  The initial rate was 7.15%.  In December 2008, the note was amended to change the principal and interest payment requirements.  All accrued interest payable through December 31, 2008 was capitalized to the principal on the note.  Interest is due and payable annually on December 31 of each year with the first interest payment due December 31, 2010.  The first year interest payment was deferred.  Principal comes due upon maturity of the note on December 7, 2012.  The other terms and conditions of the note remained unchanged.  During the first quarter of 2011, a principal payment of $506,484 was made on the note.  As of June 30, 2011, the balance of the loan is $2,176,366.

The consolidated scheduled principal reductions on the notes payable for the next five years are as follows:

Year	Amount
2011	$0
2012	2,176,366
2013	0
2014	0
2015	0

5.   Commitments and Contingencies

A.         Reinsurance

The Company accounts for reinsurance in accordance with Accounting Standards Codification (ASC 944-40).  In accounting for reinsurance, the Company has reported ceded reserve credits and reinsurance claim credits as reinsurance receivables.  The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

At December 31, 1992, AC entered into a reinsurance agreement with Canada Life Assurance Company (“the Canada Life agreement”) that fully reinsured virtually all of its traditional life insurance policies.  The reinsurer’s obligations under the Canada Life agreement were secured by assets withheld by AC representing policy loans and deferred and uncollected premiums related to the reinsured policies.  AC continues to administer the reinsured policies, for which it receives an expense allowance from the reinsurer.  At June 30, 2011, the Canada Life agreement has insurance in-force of approximately $55,198,000, with reserves being held on that amount of approximately $34,822,000.

During 1997, AC acquired 100% of the policies in force of World Service Life Insurance Company through a combination of assumption reinsurance and coinsurance.  While 91.42% of the acquired policies are coinsured under the Canada Life agreement, AC did not coinsure the balance of the policies.  AC retains the administration of the reinsured policies, for which it receives an expense allowance from the reinsurer.  Canada Life currently holds an "A+" (Superior) rating from A.M. Best.

During 1998, AC closed a coinsurance transaction with Universal Life Insurance Company (“Universal”). Pursuant to the coinsurance agreement, AC coinsured 100% of the individual life insurance policies of Universal in force at January 1, 1998.

The treaty with Canada Life provides that AC is entitled to the profits (calculated pursuant to a formula contained in the treaty) beginning when the accumulated profits under the treaty reach a specified level.  As of June 30, 2011, there remains $437,572 in profits to be generated before AC is entitled to the profits.  Should future experience under the treaty match the experience of recent years, which cannot reliably be predicted to occur, the accumulated profits would reach the specified level in late 2012.  However, regarding the uncertainty as to when the specified level may be reached, it should be noted that the experience has been erratic from year to year and the number of policies in force that are covered by the treaty diminishes each year.

The Company does not have any short-duration reinsurance contracts.  The effect of the Company's long-duration reinsurance contracts on premiums earned in the first six months of 2011 and 2010 were as follows:

	2011	2010
Direct premiums	$1,334,319	$1,513,049
Reinsurance ceded	(397,784)	(478,204)
Net premiums	$936,535	$1,034,845

Direct policy benefits	$1,927,929	$2,150,167
Reinsurance ceded	(846,986)	(1,307,856)
Net policy benefits	$1,080,943	$842,311

  B.           Concentrations

The Company maintains cash balances in financial institutions that at times may exceed federally insured limits.  The Company maintains its primary operating cash accounts with First Southern National Bank, an affiliate of the largest shareholder of ACAP, Mr. Jesse T. Correll, the Company’s CEO and Chairman.  The Company’s cash and cash equivalents are on deposit with various domestic financial institutions.  At times, bank deposits may be in excess of federally insured limits.  The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Because the Company serves primarily individuals located in Texas, the ability of our customers to pay their insurance premiums is impacted by the economic conditions in this area.  As of June 30, 2011, approximately 32% of our total direct premium was collected from Texas.  Thus, results of operations are heavily dependent upon the strength of this economy.

  C.           Contingent Liability

In the normal course of business, the Company is involved from time to time in various legal actions and other state and federal proceedings.  As part of the Texas Imperial Life Insurance Company sale, the Company remains contingently liable for certain costs pending the outcome of an ongoing race-based audit on Texas Imperial Life Insurance Company by the Texas Department of Insurance.  Under the agreement, the Company is responsible for 100% of the first $50,000 of costs, 90% of the next $50,000, 75% of the third $50,000 and 50% of costs above $150,000.  Management has conservatively estimated the Company’s exposure and other costs at $50,000 based on information provided to date from the examination team and has established a contingent liability in its financial statements of this amount.  This contingency expires December 30, 2013.

  D.           Litigation

The Company is from time to time involved in various lawsuits and legal actions arising in the ordinary course of operations.  Management is of the opinion that the ultimate disposition of any pending litigation or threatened litigation will not have a material adverse effect on the Company’s results of operations or financial position.

6.   Supplemental Information Regarding Cash Flows

Cash payments for interest expense for the quarters ended June 30, 2011 and 2010 were $48,516 and $31,510, respectively.  Net cash payments of $270,000 and $250,000 for federal income taxes were made during the quarters ended June 30, 2011 and 2010, respectively.

7.   Capital Stock

Acap has two classes of capital stock:  preferred stock ($.10 par value, authorized 74,000 shares), which may be issued in series with such dividend, liquidation, redemption, conversion, voting, and other rights as the Board of Directors may determine, and common stock ($.10 par value, authorized 5,000 shares), the "Common Stock."  At June 30, 2011, the Company had no preferred stock outstanding.

A.         Series A Preferred Stock

The Company has 74,000 shares of Series A Preferred Stock authorized.  No preferred stock was outstanding during the periods represented by these financial statements.

B.         Common Stock

Activity in the Company’s issued and outstanding Common Stock for June 30, 2010 and 2011 are summarized as follows:

	Issued Shares	Treasury Shares	Outstanding Shares
Balance, June 30, 2010	3,174	276	2,898
Other	0	0	0
Balance, December 31, 2010	3,174	276	2,898
Other	0	0	0
Balance June 30, 2011	3,174	276	2,898

8.   Recently Issued Accounting Standards

In June 2011, Accounting Standards Board (“FASB”) issued the Accounting Standards Update (“ASU”) No. 2011-05 Comprehensive Income (Topic 220) Presentation of Comprehensive Income. Under the amendments to Topic 220, Comprehensive Income, in this Update, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. In a single continuous statement, the entity is required to present the components of net income and total net income, the components of other comprehensive income and a total for other comprehensive income, along with the total of comprehensive income in that statement. In the two-statement approach, an entity is required to present components of net income and total net income in the statement of net income. The statement of other comprehensive income should immediately follow the statement of net income and include the components of other comprehensive income and a total for other comprehensive income, along with a total for comprehensive income. Regardless of whether an entity chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the entity is required to present on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statement(s) where the components of net income and the components of other comprehensive income are presented. The amendments in this Update should be applied retrospectively. The amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The Company does not expect the adoption of ASU 2011-05 to have a material impact on its consolidated financial statements.

In May 2011, the FASB issued the ASU No. 2011-04 Fair Value Measurement (Topic 820) Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The amendments in this Update result in common fair value measurement and disclosure requirements in U.S. GAAP and IFRSs. Consequently, the amendments change the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. For many of the requirements, the Board does not intend for the amendments in this Update to result in a change in the application of the requirements in Topic 820. Some of the amendments clarify the Board’s intent about the application of existing fair value measurement requirements. Other amendments change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The amendments in this Update are effective prospectively during interim and annual periods beginning after December 15, 2011. The Company does not expect the adoption of ASU 2011-04 to have a material impact on its consolidated financial statements.

In April 2011, the FASB issued the ASU No. 2011-03 Transfers and Servicing (Topic 860) Reconsideration of Effective Control for Repurchase Agreements. The amendments in this Update removes from the assessment of effective control the criterion requiring the transferor to have the ability to repurchase or redeem the financial assets on substantially the agreed terms, even in the event of default by the transferee, and the collateral maintenance implementation guidance related to that criterion. Other criteria applicable to the assessment of effective control are not change by the amendments in this Update. The guidance in this Update is effective for the first interim or annual period beginning on or after December 15, 2011. The Company does not expect the adoption of ASU 2011-03 to have a material impact on its consolidated financial statements.

In April 2011, the Financial Accounting Standards Board (“FASB”) issued the Accounting Standards Update (“ASU”) No. 2011-02 Receivables (Topic 310) A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring.  The amendments in this Update give additional guidance or clarification to help creditors in determining whether a creditor has granted a concession and whether a debtor is experiencing financial difficulties for purposes of determining whether a restructuring constitutes a troubled debt restructuring.  The Company does not expect the adoption of ASU 2011-02 to have a material impact on its consolidated financial statements.

In January 2011, the Financial Accounting Standards Board (“FASB”) issued the Accounting Standards Update (“ASU”) No. 2011-01 Receivables (Topic 310) Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings in Update No 2010-10. The amendments in this Update temporarily delay the effective date of the disclosures about troubled debt restructurings in Update 2010-20 for public entities. The delay is intended to allow the Board time to complete its deliberations on what constitutes a troubled debt restructuring. The effective date of the new disclosures about troubled debt restructurings for public entities and the guidance for determining what constitutes a troubled debt restructuring will then be coordinated. Currently, that guidance is anticipated to be effective for interim and annual periods ending after June 15, 2011. The Company does not expect the adoption of ASU 2011-01 to have a material impact on its consolidated financial statements.

In December 2010, the FASB issued the ASU No. 2010-28 Intangibles-Goodwill and Other (Topic 350) When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts. The amendments in this Update modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with the existing guidance and examples in paragraph 350-20-35-30, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. For public entities, the amendments in this Update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. Early adoption is not permitted. The Company does not expect the adoption of ASU 2010-28 to have a material impact on its consolidated financial statements.

In October 2010, the FASB issued the ASU No. 2010-26 Consolidations (Topic 944) Financial Services-Insurance. The amendments in this Update specify that the following costs incurred in the acquisition of new and renewal contracts should be capitalized in accordance with the amendments in this Update: 1. Incremental direct costs of contract acquisition. Incremental direct costs are those costs that result directly from and are essential to the contract transaction(s) and would not have been incurred by the insurance entity had the contract transaction(s) not occurred. 2. Certain costs related directly to Underwriting, policy issuance and processing, medical and inspection, and sales force contract selling performed by the insurer for the contract. The costs related directly to those activities include only the portion of an employee’s total compensation (excluding any compensation that is capitalized as incremental direct costs of contract acquisition) and payroll-related fringe benefits related directly to time spent performing those activities for actual acquired contracts and other costs related directly to those activities that would not have been incurred if the contract had not been acquired. All other acquisition-related costs—including costs incurred by the insurer for soliciting potential customers, market research, training, administration, unsuccessful acquisition or renewal efforts, and product development—should be charged to expense as incurred. Administrative costs, rent, depreciation, occupancy, equipment, and all other general overhead costs are considered indirect costs and should be charged to expense as incurred. If the initial application of the amendments in this Update results in the capitalization of acquisition costs that had not been capitalized previously by an entity, the entity may elect not to capitalize those types of costs. The amendments in this Update do not affect the guidance in paragraphs 944-30-25-4 through 25-5, which prohibits the capitalization of certain costs incurred in obtaining universal life-type contracts. The amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. The amendments in this update should be applied prospectively upon adoption. The Company does not expect the adoption of ASU 2010-26 to have a material impact on its consolidated financial statements.

In July 2010, the FASB issued the ASU No. 2010-20 Consolidations (Topic 310) Receivables. The main objective in developing this Update is to provide financial statement users with greater transparency about an entity’s allowance for credit losses and the credit quality of its financing receivables. This Update is intended to provide additional information to assist financial statement users in assessing an entity’s credit risk exposures and evaluating the adequacy of its allowance for credit losses. Currently, a high threshold for recognition of credit impairments impedes timely recognition of losses. ASU 2010-20 is effective for annual reporting periods ending on or after December 15, 2011. The Company does not expect the adoption of ASU No 2010-20 to have a material impact on its consolidated financial statements.

Annex A

AGREEMENT OF MERGER

THIS AGREEMENT OF MERGER (the “Agreement”) is made and entered into as of August 9, 2011 by and between UTG, INC., a Delaware corporation (“UTG”), and ACAP CORPORATION, a Delaware corporation (“Acap”) (UTG and Acap are sometimes referred to individually as a “Party” and collectively as the “Parties”).

RECITALS

WHEREAS, the Board of Directors of UTG has determined that the merger of Acap with and into UTG on the terms and subject to the conditions set out in this Agreement (the “Merger”) is advisable, fair to and in the best interests of UTG and its stockholders and, by resolutions duly adopted, has approved and adopted this Agreement; and

WHEREAS, the Board of Directors of Acap, after receiving the opinion of its financial adviser that the terms of the Merger are fair to the stockholders of Acap (other than UTG) from a financial point of view, has determined that the Merger is advisable, fair to and in the best interests of Acap and its stockholders and, by resolutions duly adopted, has approved and adopted this Agreement;

NOW, THEREFORE, in consideration of the various representations, warranties, agreements and covenants set forth in this Agreement, the Parties agree as follows:

Article I.

THE MERGER

Section 1.01    The Merger.  On the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (“DGCL”), Acap will be merged with and into UTG at the Effective Time (as defined below).  At the Effective Time, the separate corporate existence of Acap will cease and UTG will continue as the surviving corporation.  UTG, as the corporation surviving the Merger, is sometimes referred to as the “Surviving Corporation.”

Section 1.02    Closing; Effective Time.  Unless this Agreement is earlier terminated pursuant to Section 6.01, the closing of the Merger (the “Closing”) will take place no later than five (5) business days following satisfaction or waiver of the conditions set forth in Article V (other than the conditions to be satisfied at the Closing), at the offices of Wyatt, Tarrant & Combs, LLP, 500 W. Jefferson Street, Suite 2800, Louisville, Kentucky, unless another time and/or place is mutually agreed upon in writing by Acap and UTG.  The date upon which the Closing actually occurs is referred to as the “Closing Date.”  On the Closing Date, the Parties will file with the Secretary of State of the State of Delaware a certificate of merger (the “Certificate of Merger”) in such form as is required by and executed and acknowledged in accordance with Section 251 of the DGCL, and as soon as practicable on or after the Closing Date, shall make all other filings or recordings required under the DGCL.  The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or at such later time as UTG and Acap shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).

Section 1.03    Effect of the Merger.  At the Effective Time, the effect of the Merger will be as provided in the applicable provisions of the DGCL and this Agreement.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Acap will vest in the Surviving Corporation, and all debts, liabilities and duties of Acap will become the debts, liabilities and duties of the Surviving Corporation.  At the Effective Time, the separate corporate existence of Acap will cease.

Section 1.04    Certificate of Incorporation and Bylaws.

(a)     Certificate of Incorporation.  The certificate of incorporation of UTG, as in effect immediately prior to the Effective Time, will be the certificate of incorporation of the Surviving Corporation at the Effective Time until thereafter amended in accordance with applicable law and as provided in such certificate of incorporation.

(b)     Bylaws.  The bylaws of UTG, as in effect immediately prior to the Effective Time, will be the bylaws of the Surviving Corporation at the Effective Time until thereafter amended in accordance with applicable law and as provided in the certificate of incorporation of the Surviving Corporation and such bylaws.

Section 1.05    Directors and Officers.  The directors of UTG immediately prior to the Effective Time will be the directors of the Surviving Corporation immediately after the Effective Time, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of applicable law, and the certificate of incorporation and bylaws of the Surviving Corporation, as applicable, until their successors are duly elected and qualified. The officers of UTG immediately prior to the Effective Time will be the officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the provisions of the bylaws of the Surviving Corporation, until their successors are duly appointed.

Section 1.06    Effect of Merger on the Capital Stock of the Constituent Corporations.

(a)     Effect on Capital Stock of Acap.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of Acap or any shares of capital stock of UTG:

(i)     Cancellation of Treasury Stock and UTG-Owned Stock.  Each share of common stock, no par value, of Acap (the “Acap Common Stock”) that is held by Acap as treasury stock and each share of Acap Common Stock that is owned directly or indirectly by UTG immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and no payment shall be made in exchange for such shares.

(ii)     Conversion of Acap Stock.  Subject to Section 1.07(d), each share of Acap Common Stock issued and outstanding immediately prior to the Effective Time (excluding shares to be cancelled in accordance with Section 1.06(a)(i) and any Dissenting Shares (as defined below)) shall be converted into the right to receive 233 (the “Exchange Ratio”) of a validly issued, fully paid and nonassessable share of common stock, no par value per share (“UTG Common Stock”), of UTG (the “Merger Consideration”).  From and after the Effective Time, all shares of Acap Common Stock converted into the right to receive the Merger Consideration pursuant to this Section 1.06(a)(ii) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Acap Common Stock (each, an “Acap Certificate”) shall cease to have any rights with respect to such shares, except the right to receive the Merger Consideration, any dividends or other distributions payable pursuant to Section 1.07(b) and cash in lieu of any fractional shares payable pursuant to Section 1.07(d), in each case to be issued or paid in consideration therefor upon surrender of such Acap Certificate in accordance with Section 1.07(a), without interest.  Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time, the outstanding shares of UTG Common Stock or Acap Common Stock are changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, or exchange of shares, or any similar event shall have occurred, then any number or amount contained in this Agreement that is based upon the number of shares of UTG Common Stock or Acap Common Stock, as the case may be, will be appropriately adjusted to provide to UTG and the holders of Acap Common Stock the same economic effect as contemplated by this Agreement prior to such event.

(iii)     Appraisal Rights.  Notwithstanding any provision in this Agreement to the contrary, shares of Acap Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has properly demanded appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration. From and after the Effective Time, a holder of Dissenting Shares shall not have, and shall not be entitled to exercise, any of the voting rights or other rights of a holder of shares of the Surviving Corporation but shall be entitled only to payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL. If, after the Effective Time, such holder fails to perfect, withdraws or loses the right to appraisal under Section 262 of the DGCL, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration.

(b)     Effect on Capital Stock of UTG.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of Acap or any shares of capital stock of UTG, each share of UTG Common Stock issued and outstanding immediately prior to the Effective Time will remain outstanding as one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation and will not be converted into any other securities or cash in the Merger.  The certificates for such shares will not be surrendered or in any way modified by reason of the Merger.

Section 1.07    Exchange of Certificates; Procedures.

(a)     Exchange Procedures.  As soon as reasonably practicable after the Effective Time, the Surviving Corporation will mail (or cause an exchange agent appointed by it to mail) to each holder of record of an Acap Certificate whose shares of Acap Common Stock were converted pursuant to Section 1.06(a)(ii) the following:  (i) a form of letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Acap Certificates will pass, only upon proper delivery of the Acap Certificates to the Surviving Corporation and which will be in customary form and contain customary provisions); and (ii) instructions for use in effecting the surrender of the Acap Certificates in exchange for the Merger Consideration, any dividends or other distributions payable pursuant to Section 1.07(b) and cash in lieu of any fractional shares payable pursuant to Section 1.07(d).  Each holder of record of one or more Acap Certificates will, upon surrender to the Surviving Corporation of such Acap Certificate or Certificates, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Surviving Corporation, be entitled to receive in exchange therefor (i) a certificate or certificates representing that number of whole shares of UTG Common Stock (after taking into account all Acap Certificates surrendered by such holder) to which such holder is entitled pursuant to Section 1.06(a)(ii), (ii) any dividends or distributions payable pursuant to Section 1.07(b) and (iii) cash in lieu of any fractional shares payable pursuant to Section 1.07(d), and the Acap Certificates so surrendered will forthwith be cancelled.  In the event of a transfer of ownership of Acap Common Stock which is not registered in the transfer records of Acap, payment of the Merger Consideration in accordance with this Section 1.07(a) may be made to a person other than the person in whose name the Acap Certificate so surrendered is registered if such Certificate has been properly endorsed or otherwise be in proper form for transfer and the person requesting such payment pays any transfer taxes required by reason of the transfer, or establishes to the reasonable satisfaction of the Surviving Corporation that such taxes have been paid or are not applicable.  Until surrendered as contemplated by this Section 1.07(a), each Acap Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, any dividends or other distributions payable pursuant to Section 1.07(b) and cash in lieu of any fractional shares payable pursuant to Section 1.07(d).  No interest shall be paid or will accrue on any payment to holders of Acap Certificates pursuant to the provisions of this Article I.

(b)     Treatment of Unexchanged Shares.  No dividends or other distributions declared or made with respect to UTG Common Stock with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Acap Certificate with respect to the shares of UTG Common Stock issuable upon surrender thereof, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.07(d), until the surrender of such Acap Certificate in accordance with this Article I.  Subject to escheat, tax or other applicable law, following surrender of any such Acap Certificate, there shall be paid to the holder of the Certificate representing whole shares of UTG Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of UTG Common Stock to which such holder is entitled pursuant to Section 1.07(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of UTG Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of UTG Common Stock.

(c)     No Further Ownership Rights in Acap Common Stock.  The shares of UTG Common Stock issued and cash paid in accordance with the terms of this Article I upon conversion of any shares of Acap Common Stock (including any cash paid pursuant to subsection (b) or (d) of this Section 1.07) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Acap Common Stock.  From and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Acap Common Stock that were outstanding immediately prior to the Effective Time.  If, after the Effective Time, any certificates formerly representing shares of Acap Common Stock are presented to the Surviving Corporation or any exchange agent appointed by it for any reason, they shall be cancelled and exchanged as provided in this Article I.

(d)     No Fractional Shares.  No certificates or scrip representing fractional shares of UTG Common Stock shall be issued upon the conversion of Acap Common Stock pursuant to 0, and such fractional share interests shall not entitle the owner thereof to vote, to receive dividends or to have any rights of a holder of UTG Common Stock.  For purposes of this Section 1.07(d), all fractional shares to which a single record holder would be entitled shall be aggregated and calculations shall be rounded to three decimal places.  Notwithstanding any other provision of this Agreement, each holder of Certificates who otherwise would be entitled to receive a fraction of a share of UTG Common Stock (determined after taking into account all Acap Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of such fractional part of a share of UTG Common Stock multiplied by $19.68 representing the appraised fair value per share of UTG common stock.

(e)     No Liability.  Neither Acap nor the Surviving Corporation (nor any exchange agent appointed by the Surviving Corporation pursuant to this Section 1.07) will be liable to any person in respect of any Merger Consideration or any dividends, distributions or cash payable in lieu of fractional shares to which such person was otherwise entitled pursuant to this Agreement delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.  If any Acap Certificates are not surrendered prior to one (1) year after the Effective Time (or immediately prior to such earlier date on which the Merger Consideration, if any, in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined below)), any such Merger Consideration, dividends, distributions or cash payable in lieu of fractional shares in respect of such certificate will, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

(f)     Lost Acap Certificates.  If any Acap Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Acap Certificate, the Surviving Corporation shall issue, in exchange for such lost, stolen or destroyed Acap Certificate, the Merger Consideration, any cash in lieu of fractional shares and any dividends and distributions on the Acap Certificate deliverable in respect thereof pursuant to this Agreement.

(g)     Withholding Rights.  The Surviving Corporation and any exchange agent appointed by it (without duplication) shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Acap Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or under any provision of federal, state, local or foreign tax law.  To the extent that amounts are so withheld and paid over to the appropriate taxing authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Acap Certificates in respect of which the Surviving Corporation or the exchange agent, as the case may be, made such deduction or withholding.

Section 1.08    Taking of Necessary Action; Further Action.  If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Acap, UTG and the officers and directors of UTG are fully authorized in the name of UTG or otherwise to take, and will take, all such lawful and necessary action.

Article II.

REPRESENTATIONS AND WARRANTIES OF ACAP

Acap hereby represents and warrants to UTG that:

Section 2.01    Organization, Standing and Power; Subsidiary.

(a)     Acap is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own its properties and to carry on its business as now being conducted.  American Capitol Insurance Company, the subsidiary of Acap, is a corporation or other organization duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to have a Material Adverse Effect on Acap.  For purposes of this Agreement, the term “Material Adverse Effect” on a Party means an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material impact on (a) the financial position, business or results of operations of such Party and its subsidiaries (though with respect to UTG, excluding Acap and its subsidiary), taken as a whole, or (b) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger, other than any event, change or occurrence relating to (i) the United States economy, the regional economy in which such Party conducts business or the securities markets in general or (ii) this Agreement or the transactions contemplated hereby or announcement hereof.

(b)     Each of Acap and its subsidiary is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect on Acap.  Acap has made available to UTG a true and correct copy of its certificate of incorporation and bylaws, each as amended to date and in full force and effect on the date of this Agreement.

Section 2.02    Capital Structure.

(a)     The authorized capital stock of Acap consists of 10,000 shares of Acap Common Stock, of which 2,898 shares are issued and outstanding as of the date of this Agreement.  All outstanding shares of Acap Common Stock are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights.

(b)     (i) Acap does not have any stock option plan or other stock-related plan providing for equity compensation of any person, (ii) there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Acap is a party or by which it is bound obligating it to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Acap Common Stock, (iii) Acap is not obligated to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any option, warrant, call, right, commitment or agreement upon the closing of the transactions contemplated hereby or upon the occurrence of any other event, and (iv) no bonds, debentures, notes or other indebtedness of Acap exist having the right to vote on any matters on which holders of capital stock of Acap may vote.

Section 2.03   Authority; No Conflicts.

(a)     Subject, in the case of the consummation of the Merger, to the Acap Stockholder Approval, any approvals or clearances required under the applicable insurance laws of any state, the filings contemplated by Section 4.01(a) and the filing of the Certificate of Merger with the Delaware Secretary of State, (i) Acap has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acap and no further action is required on the part of Acap to authorize this Agreement and the transactions contemplated hereby, (iii) this Agreement and the Merger have been unanimously approved and adopted by the Board of Directors of Acap in accordance with Delaware law, and the certificate of incorporation and bylaws of Acap, and (iv) this Agreement has been duly executed and delivered by Acap, and assuming the due authorization, execution and delivery by the other party hereto, constitutes the valid and binding obligation of Acap, enforceable against it in accordance with its terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(b)     The execution and delivery by Acap of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit (any such event, a “Conflict”) under (i) any provision of the certificate of incorporation or bylaws of Acap, (ii) except as would not reasonably be expected to have a Material Adverse Effect on Acap, any mortgage, indenture, lease, contract, covenant or other agreement, instrument or commitment, permit, concession, franchise or license (individually a “Contract”) to which Acap or its subsidiary or any of their respective properties or assets (including intangible assets), is subject, or (iii) except as would not reasonably be expected to have a Material Adverse Effect on Acap, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acap or its subsidiary or any of their respective properties or assets (tangible and intangible).

Section 2.04    Financial Statements.  Each of the financial statements of Acap (including the related notes) furnished to UTG presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Acap and its consolidated subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with United States generally accepted accounting principles (“GAAP”) consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements of Acap, to the absence of notes and normal year-end adjustments that have not been and are not expected to be material in amount.  Acap and its subsidiary have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of Acap and its subsidiary or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business, (B) liabilities incurred in accordance with 0, or (C) liabilities that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Acap.

Section 2.05    Information Supplied.  The information supplied by Acap for inclusion or incorporated by reference in the Proxy Statement (as defined below) or any amendment or supplement thereto to be sent to the stockholders of Acap in connection with the Stockholders’ Meeting (as defined below) will not, on the date the Proxy Statement is first mailed to the Acap stockholders or at the time of the Stockholders’ Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the “1933 Act”) and the regulations promulgated thereunder.  Notwithstanding the foregoing, no representation or warranty is made with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by or on behalf of UTG for inclusion or incorporation by reference.

Section 2.6    Absence of Changes or Events.  Except for liabilities permitted to be incurred in accordance with this Agreement or the transactions contemplated hereby, since December 31, 2010, Acap and its subsidiary have conducted their business only in the ordinary course and in a manner consistent with past practice and, since December 31, 2010, there have not been any changes, circumstances or events which, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on Acap.

Section 2.07    Litigation; Compliance with Laws.

(a)     There are no actions pending or, to the knowledge of Acap, threatened, against or affecting Acap or any subsidiary of Acap or any property or asset of Acap or any subsidiary of Acap which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Acap, nor are there any judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against Acap or any subsidiary of Acap which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Acap.  As used in this Agreement, the term “Governmental Entity” includes any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

(b)     Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Acap, Acap and its subsidiary hold all permits, licenses, franchises, variances, exemptions, orders and approvals of all Governmental Entities which are necessary for the operation of the businesses as now being conducted of Acap and its subsidiary, taken as a whole (the “Acap Permits”), and no suspension or cancellation of any of the Acap Permits is pending or, to the knowledge of Acap, threatened. Acap and its subsidiary are in compliance with the terms of the Acap Permits, except where the failure to so comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Acap. Neither Acap nor its subsidiary is in violation of, and Acap and its subsidiary have not received any notices of violations with respect to, any laws, statutes, ordinances, rules or regulations of any Governmental Entity, except for violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Acap.

Section 2.08    Brokers’ and Finders’ Fees.  Acap has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, except for compensation payable to the Financial Advisor (as defined in Section 5.03(c)).

Section 2.09    Representations Complete.  Neither any of the representations or warranties made by Acap in this Agreement, nor any statements made in any exhibit, schedule or certificate furnished by Acap pursuant to this Agreement, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

Article III.

REPRESENTATIONS AND WARRANTIES OF UTG

UTG hereby represents and warrants to Acap that, except as disclosed in all registration statements, prospectuses, reports, schedules, forms and other documents filed by UTG with the SEC since December 31, 2007 and prior to the date of this Agreement (the “UTG Filed SEC Reports”):

Section 3.01    Organization, Standing and Power; Subsidiaries.

(a)    UTG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own its properties and to carry on its business as now being conducted.  Each subsidiary of UTG (other than Acap or any subsidiary of Acap) is a corporation or other organization duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to have a Material Adverse Effect on UTG.

(b)     Each of UTG and its subsidiaries (other than Acap and Acap’s subsidiary) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect on UTG.

Section 3.02    Capital Structure.

(a)     The authorized capital stock of UTG consists of 7,000,000 shares of UTG Common Stock, of which 3,807,996 shares are issued and outstanding as of the date of this Agreement.  All outstanding shares of UTG Common Stock are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights.

(b)     The shares of UTG Common Stock to be issued in the Merger have been duly authorized and, when issued upon consummation of the Merger in accordance with the terms and subject to the conditions of this Agreement, will be validly issued, fully paid and nonassessable and free of any preemptive rights.

Section 3.03   Authority; No Conflicts.

(a)     Subject, in the case of the consummation of the Merger, to any approvals or clearances required under the applicable insurance laws of any state, the filings contemplated by Section 4.01(a) and the filing of the Certificate of Merger with the Delaware Secretary of State, (i) UTG has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of UTG and no further action is required on the part of UTG to authorize the Agreement and the transactions contemplated hereby, (iii) this Agreement and the Merger have been unanimously approved and adopted by the Board of Directors of UTG in accordance with Delaware law, and the certificate of incorporation and bylaws of UTG, and (iv) this Agreement has been duly executed and delivered by UTG, and assuming the due authorization, execution and delivery by the other Party hereto, constitutes the valid and binding obligation of UTG, enforceable against it in accordance with its terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(b)     The execution and delivery by UTG of this Agreement and the consummation of the transactions contemplated hereby will not result in a Conflict under (i) any provision of the certificate of incorporation or bylaws of UTG, (ii) except as would not reasonably be expected to have a Material Adverse Effect on UTG, any Contract to which UTG or any of its subsidiaries or any of their respective properties or assets (including intangible assets), is subject, or (iii) except as would not reasonably be expected to have a Material Adverse Effect on UTG, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to UTG or any of its subsidiaries (other than Acap or its subsidiary) or any of their respective properties or assets (tangible and intangible).

Section 3.04    Information Supplied.  The information supplied by UTG for inclusion or incorporated by reference in the Proxy Statement or any amendment or supplement thereto to be sent to the stockholders of Acap in connection with the Stockholders’ Meeting will not, on the date the Proxy Statement is first mailed to the Acap stockholders or at the time of the Stockholders’ Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Form S-4 (as defined below) will comply as to form in all material respects with the requirements of the 1933 Act and the regulations promulgated thereunder.  Notwithstanding the foregoing, no representation or warranty is made with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by or on behalf of Acap for inclusion or incorporation by reference.

Section 3.05    Merger Consideration.   UTG has sufficient capital resources to pay the total Merger Consideration and to consummate all of the transactions contemplated by this Agreement.

Section 3.06    Brokers’ and Finders’ Fees.  UTG has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

Section 3.07    Representations Complete.  Neither any of the representations or warranties made by UTG (as modified by the UTG Filed SEC Reports) in this Agreement, nor any statements made in any exhibit, schedule or certificate furnished by UTG pursuant to this Agreement, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

Article IV.

COVENANTS

Section 4.01    Preparation of Proxy Statement; Stockholders’ Meeting.

(a)     Form S-4 and Proxy Statement. As soon as practicable following the date of this Agreement, (i) UTG and Acap will jointly prepare a proxy statement/prospectus (as amended or supplemented from time to time, the “Proxy Statement”) to be sent to the holders of Acap Common Stock relating to the meeting of such holders (the “Stockholders’ Meeting”) to be held to consider adoption of this Agreement and (ii) UTG shall prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (as amended or supplemented from time to time, the “Form S-4”), in which the Proxy Statement will be included as a prospectus, in connection with the registration under the 1933 Act of UTG Common Stock to be issued in the Merger.  UTG will, as promptly as practicable after receipt thereof, provide Acap copies of any written comments and advise Acap of any oral comments with respect to the Form S-4 received from the SEC.  The Parties will cooperate and provide the other with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement or the Form S-4 prior to filing such with the SEC, and will provide each other with a copy of all such filings made with the SEC.  Notwithstanding any other provision in this Agreement to the contrary, no amendment or supplement (including by incorporation by reference) to the Proxy Statement or the Form S-4 will be made without the approval of both Parties, which approval will not be unreasonably withheld or delayed; provided that with respect to documents filed by UTG which are incorporated by reference in the Form S-4 or the Proxy Statement, this right of approval will apply only with respect to information relating to Acap or its business, financial condition or results of operations.  UTG and Acap will use their respective reasonable best efforts to have the Form S-4 declared effective under the 1933 Act as promptly as practicable after such filing, keep the Form S-4 effective for so long as necessary to complete the Merger or, if earlier, until this Agreement is terminated and to ensure that it complies in all material respects with the applicable provisions of the 1933 Act.  Acap will use its reasonable best efforts to cause the Proxy Statement to be mailed to Acap’s stockholders as promptly as practicable after the Form S-4 is declared effective under the 1933 Act.  UTG shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of UTG Common Stock pursuant to this Agreement and Acap will furnish all information concerning Acap and the holders of Acap Common Stock as may be reasonably requested in connection with any such action. UTG will advise Acap, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order or the suspension of the qualification of UTG Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction. If at any time prior to the Effective Time any information relating to Acap or UTG, or any of their respective Affiliates, officers or directors, should be discovered by Acap or UTG which should be set forth in an amendment or supplement to the Form S-4, or the Proxy Statement included in the Form S-4, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party and the Parties shall cooperate in the prompt filing with the SEC of an appropriate amendment or supplement describing such information and, to the extent required by applicable law, in the disseminating the information contained in such amendment or supplement to the stockholders of Acap.

(b)     Acap Stockholder Meeting. Acap shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold the Stockholders’ Meeting on a date determined in accordance with the mutual agreement of Acap and UTG in accordance with applicable law and the organizational documents of Acap for the purpose of obtaining the approval of this Agreement and the transactions contemplated hereby (including the Merger) by the stockholders of Acap (the “Acap Stockholder Approval”).  Subject to its fiduciary duties, the Board of Directors of Acap will recommend adoption of this Agreement by the stockholders of Acap entitled to vote at the Stockholders’ Meeting.

Section 4.02    Conduct of Business of Acap Prior to the Effective Time.  During the period from the date of this Agreement and continuing until the Effective Time, Acap agrees as to itself and its subsidiary that (except as expressly contemplated or permitted by this Agreement or to the extent that UTG otherwise consents in writing, such consent not to be unreasonably withheld) Acap and its subsidiary will carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and will use their reasonable best efforts to preserve intact their present lines of business and preserve their relationships with customers and others having business dealings with them.

Section 4.03    Insurance Company Merger.  After the execution and delivery of this Agreement, Universal Guaranty Life Insurance Company, a wholly-owned subsidiary of UTG (“UGLIC”), and American Capitol Insurance Company (“ACIC”), a wholly-owned subsidiary of Acap, will enter into an agreement and plan of merger pursuant to which ACIC will merge with and into UGLIC on terms and conditions acceptable to UTG and Acap (the “Insurance Company Merger”).  The parties intend that the Insurance Company Merger become effective immediately following the Effective Time.

Section 4.04    Governmental Filings.  Each Party will file all reports required to be filed by it with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and will, if requested by the other Party and to the extent permitted by law or regulation or any applicable confidentiality agreement, deliver to the other Party copies of all such reports promptly after such request.  Each Party will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of any Governmental Entity required in connection with the transactions contemplated by this Agreement (including the Merger and the Insurance Company Merger).

Section 4.05    Access to Information.  Acap will afford UTG and its accountants, counsel and other representatives, reasonable access during the period prior to the Effective Time to (i) all of Acap’s properties, books, contracts, commitments and records, (ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of Acap as UTG may reasonably request, and (iii) all employees of Acap as identified by UTG.  Acap agrees to provide to UTG and its accountants, counsel and other representatives copies of internal financial statements (including tax returns and supporting documentation) promptly upon request.  No information or knowledge obtained in any investigation pursuant to this Section 4.05 will affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger in accordance with the terms and provisions of this Agreement.

Section 4.06    Fees and Expenses.  Regardless whether the Merger is consummated, Acap and UTG will be responsible for and bear all of their own costs and expenses incurred at any time in connection with pursuing or consummating the Merger, except expenses incurred in connection with the filing, printing and mailing of the Proxy Statement, which will be shared equally by Acap and UTG.

Section 4.07    Public Disclosure. The initial press release pertaining to the transactions contemplated by this Agreement will be a joint press release and thereafter each Party will consult with the other before issuing communications to employees regarding the transactions contemplated by this Agreement or any press release or otherwise making any public statements with respect to this Agreement or the Merger and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.  Acap and UTG will each provide to the other a copy of each press release or other public statement relating to its business reasonably in advance of making such release or statement.

Section 4.08    Consents.  Acap will use commercially reasonable efforts to obtain the consents, waivers and approvals under any of the contracts to which Acap or its subsidiary are parties to the extent deemed appropriate or necessary by any Party in connection with the Merger so as to preserve all rights of, and benefits to, the Surviving Corporation thereunder from and after the Effective Time.

Section 4.09    Indemnification.  If the Merger is consummated, UTG agrees to assume and be responsible for all obligations of Acap as of the Effective Time to provide indemnification from liabilities for acts or omissions occurring at or prior to the Effective Time in favor of the current or former directors or officers of Acap as provided in Acap’s certificate of incorporation or bylaws, as in effect on the date of this Agreement, for a period of six (6) years after the Effective Time.

Article V.

CONDITIONS TO THE MERGER

Section 5.01    Conditions to Obligations of Each Party to Effect the Merger.  The respective obligations of Acap and UTG to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)     Acap Stockholder Approval.  Acap will have received the Acap Stockholder Approval.

(b)     No Order.  No Governmental Entity will have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

(c)     No Injunctions or Restraints; Illegality.  No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger will be in effect, nor will any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

Section 5.02    Conditions to the Obligations of UTG.  The obligation of UTG to effect the Merger are subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by UTG:

(a)    Representations, Warranties and Covenants.  (i) The representations and warranties of Acap in this Agreement will have been true and correct in all material respects on the date they were made and will be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time (other than the representations and warranties of Acap as of a specified date, which will be true and correct in all material respects as of such date), and (ii) Acap will have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by Acap as of the Closing.

(b)     Governmental Approval.  All approvals, consents or authorizations from any Governmental Entity deemed appropriate or necessary by UTG for the consummation of the transactions contemplated by this Agreement (including the Merger and the Insurance Company Merger) will have been timely obtained on terms acceptable to UTG and any required waiting periods must have expired.

(c)     Litigation.  There will be no action, suit, claim or proceeding of any nature pending, or overtly threatened, against Acap or its subsidiary, their respective properties or any of their respective officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement.

(d)    Third Party Consents.  UTG will have received copies of all consents or approvals of third parties it deems necessary or appropriate.

(e)     Certificate of Acap.  UTG will have received a certificate validly executed on behalf of Acap by a corporate officer to the effect that, as of the Closing:

(i)     all representations and warranties made by Acap in this Agreement are true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time (other than the representations and warranties of Acap as of a specified date, which will be true and correct in all material respects as of such date); and

(ii)     all covenants and obligations under this Agreement to be performed by Acap on or before the Closing have been so performed in all material respects.

(f)     Certificate of Secretary of Acap.  UTG will have received a certificate, validly executed by the Secretary of Acap, certifying as to (i) the terms and effectiveness of the certificate of incorporation and the bylaws of Acap, (ii) the valid adoption of resolutions of the Board of Directors of Acap and the Stockholders approving this Agreement and the approval of the transactions contemplated hereby and that such approvals are in full force and effect without modification, (iii) the incumbency of the officers of Acap executing this Agreement and any agreements contemplated hereby or other instruments or certificates relating hereto or thereto.

(g)     No Material Adverse Effect.  No event, condition or circumstances will have occurred or be discovered after the date of this Agreement which has had, or is reasonably likely to have, a Material Adverse Effect on Acap.

Section 5.03    Conditions to Obligations of Acap.  The obligations of Acap to consummate and effect this Agreement and the transactions contemplated hereby are subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Acap:

(a)     Representations, Warranties and Covenants.  (i) The representations and warranties of UTG in this Agreement (other than the representations and warranties of UTG as of a specified date, which will be true and correct in all material respects as of such date) will be true and correct in all material respects on the date they were made and will be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time, and (ii) UTG will have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by UTG as of the Closing.

(b)     Certificate of UTG.  Acap will have received a certificate validly executed on behalf of UTG by a corporate officer to the effect that, as of the Closing:

(i)     all representations and warranties made by UTG in this Agreement (other than the representations and warranties of UTG as of a specified date, which will be true and correct as of such date) are true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time; and

(ii)     all covenants and obligations under this Agreement to be performed by UTG on or before the Closing have been so performed in all material respects.

(c)    Fairness Opinion -  The Board of Directors of Acap will have received an opinion from Lewis & Ellis, Inc. (the “Financial Advisor”) that the transactions contemplated hereby, including the Merger Consideration to be paid on consummation of the Merger, is fair from a financial standpoint as to Acap and the stockholders.

(d)     Governmental Approval.  Approvals from any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (if any) deemed appropriate or necessary by Acap will have been timely obtained.

Article VI.

TERMINATION, AMENDMENT AND WAIVER

Section 6.01    Termination.  This Agreement may be terminated and the Merger abandoned at any time prior to the Closing (including after receipt of the Acap Stockholder Approval):

(a)     by mutual, written agreement of Acap and UTG;

(b)     by Acap or by UTG, if the Closing Date has not occurred by December 31, 2011;

(c)     by Acap or by UTG upon the failure of any condition set out in Section 5.01;

(d)     by UTG if any action has been taken, or any statute, rule, regulation or order has been enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would (i) prohibit UTG’s ownership or operation of any portion of the business of Acap or its subsidiary, or (ii) compel UTG to dispose of or hold separate all or a material portion of the business or assets of Acap, its subsidiary or UTG as a result of the Merger; or

(e)     by UTG if UTG is not in material breach of its obligations under this Agreement and there has been any event, condition or circumstances occur or that is discovered after the date of this Agreement which has had, or is reasonably likely to have, a Material Adverse Effect on Acap.

 Section 6.02   Effect of Termination.  In the event of termination of this Agreement as provided in Section 6.01, this Agreement will forthwith become void and there will be no liability or obligation on the part of UTG or Acap, or their respective officers, directors or stockholders; provided, however, that, the provisions of Section 4.06 and Section 4.07, Article VII and this Section 6.02 will remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this Article VI.

 Section 6.03    Amendment.  This Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of both Parties.

Section 6.04    Extension; Waiver.  At any time prior to the Closing, UTG, on the one hand, and Acap, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other Party, (ii) waive any inaccuracies in the representations and warranties made to such Party contained in this Agreement or in any document delivered pursuant to this Agreement, and (iii) waive compliance with any of the agreements or conditions for the benefit of such Party contained in this Agreement.  Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such Party.

Article VII.

GENERAL PROVISIONS

Section 7.01    Non-Survival of Representations, Warranties and Agreements.  None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, agreements and other provisions, will survive the Effective Time, except for those covenants, agreements and other provisions contained in this Agreement that by their terms apply or are to be performed in whole or in part after the Effective Time, Section 4.06 and this Article VII.

Section 7.02    Notices.  All notices and other communications hereunder will be in writing, will be effective when received, and will in any event be deemed received and effectively given (i) upon delivery, if delivered personally or by commercial messenger or courier service, (ii) three days after deposit in the U.S. mail, if delivered by registered or certified mail (postage prepaid, return receipt requested), (iii) one business day after the day of facsimile transmission, if sent by facsimile with confirming copy by U.S. mail (first class, postage prepaid), or (iv) one business day after the business day of deposit with Federal Express or similar carrier for overnight delivery, freight prepaid, in each case to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

(a)	If to UTG, to:
UTG, Inc. 5250 South Sixth Street Springfield, IL 62703 Attention: Chief Executive Officer Telephone No.: 217/241-6300 Facsimile No.: 217/241-6578
(b)	If to Acap, to:
Acap Corporation 5250 South Sixth Street Springfield, IL 62703 Attention: Chief Executive Officer Telephone No.: 217/241-6300 Facsimile No.: 217/241-6578

 Section 7.03    Counterparts.  This Agreement may be executed in one or more counterparts, all of which will be deemed originals, will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that both Parties need not sign the same counterpart.

 Section 7.04    Entire Agreement; Assignment.  This Agreement, the exhibits hereto, and the documents and instruments and other agreements among the Parties referenced in this Agreement: (i) constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings both written and oral, among the Parties with respect to the subject matter of this Agreement, (ii) are not intended to confer upon any other person any rights or remedies hereunder, and (iii) may not be assigned by operation of law or otherwise, except that UTG may assign its rights and delegate its obligations hereunder to any entity or entities that are wholly-owned by UTG, directly or indirectly.

Section 7.05    Severability.  In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as to reasonably effect the intent of the Parties.  The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 7.06    Governing Law.  This Agreement is governed by and construed in accordance with the laws of the State of Illinois, as applied to contracts entered into and wholly to be performed within such state by residents thereof.  Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the federal district courts located within the State of Illinois, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein unless otherwise provided herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Illinois for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, UTG and Acap have caused this Agreement to be signed, all as of the date first written above.

UTG, INC.
By:	/s/James P. Rousey
Name: James P. Rousey Title: President
ACAP CORPORATION
By:	/s/Theodore C. Miller
Name: Theodore C. Miller Title: Sr. Vice President

Annex B

UTG, Inc. and ACAP Corporation
Actuarial Fairness Opinion
as of December 31, 2010

I, Gary L. Rose, am associated with the firm of Lewis & Ellis, Inc., Actuaries & Consultants (“L&E”) and am a member of the American Academy of Actuaries.  I meet the Academy qualification standards for rendering a statement of actuarial opinion and am familiar with the valuation requirements applicable to life and health insurance companies.  I am also familiar with the actuarial methods, considerations, and analyses used to appraise life and health insurance companies conforming with the appropriate standards of practice as promulgated by the Actuarial Standards Board, including Actuarial Standard of Practice No. 19 “Appraisals of Casualty, Health, and Life Insurance Business”.

Lewis & Ellis, Inc. was engaged by the Board of Directors of UTG, Inc. and ACAP Corporation to provide an actuarial appraisal of the companies:

UTG, Inc. (“UTG”); and
ACAP Corporation (“ACAP”).

L&E is frequently engaged to prepare such analyses of life insurance companies.  The approach followed for UTG and ACAP is consistent with methodology L&E generally has employed in other valuation engagements in connection with mergers, acquisitions and other transactions.  No one at L&E acts or has acted as an officer, director or employee of UTG, ACAP or any of their subsidiaries.  There are no relationships between L&E and UTG or ACAP of which we are aware that would affect our capacity to provide this opinion.

Based upon the appraisal performed by L&E, it is our opinion the exchange ratio of 233 UTG, Inc. common shares for each ACAP Corporation common share represents a fair value or consideration, from a financial point of view, to ACAP shareholders as of December 31, 2010.  Such exchange ratio is based upon the respective fair values of the entities as shown below:

UTG fair value	$75,760,369
ACAP fair value	$13,257,918

Additional detail as to assumptions and methodology employed in determining these values can be found in supporting appraisal reports prepared under my direction.  Any questions may be directed to me in my Overland Park office.

/s/ Gary L. Rose
Gary L. Rose, FSA, MAAA, CLU LEWIS & ELLIS, INC. 11225 College Blvd, Suite 320 Overland Park, KS 66210 (913) 491-3388 GRose@LewisEllis.com

June 14, 2011

Annex C

Section 262 of the Delaware General Corporation Law

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Form of Proxy for Acap Corporation

Dear Shareholders:

A Special Meeting of Shareholders of Acap Corporation will be held at the corporate headquarters, 5250 South Sixth Street, Springfield, Illinois 62703, on Wednesday, November 9, 2011, at 10:00 a.m. central time.   At the meeting, shareholders will act to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement.

Your vote is important. Whether or not you plan to attend the meeting, please review the enclosed proxy statement, complete the proxy form below and return it promptly in the envelope provided.
Our stock transfer department is available to assist you at (217) 241-6410 or by writing to Acap Corporation, Attn: Stock Transfer Department, 5250 South Sixth Street, Springfield, Il 62703.
Sincerely,
Theodore C. Miller Corporate Secretary

Fold and Tear Here		Fold and Tear Here

PROXY FORM	Acap Corporation	PROXY FORM
Special Meeting of Shareholders – To be Held November 9, 2011
THE BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned hereby appoints Jesse T. Correll and James P. Rousey, or either of them, the attorneys and proxies with full power of substitution and revocation to represent and to vote, as designated below, all the shares of common stock of the Company held of record by the undersigned on October 3, 2011, at the special meeting of shareholders to be held at the corporate headquarters, 5250 South Sixth Street, Springfield, Illinois 62703, on Wednesday, November 9, 2011 at 10:00 a.m., or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS PRESENTED.

Please sign exactly as your name appears on the form and date and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners must sign. If a corporation, please sign in full corporate name by President and other authorized officer. If a partnership, please sign in partnership name by authorized person.

Continued and to be voted and signed on reverse.

Acct#

Fold and Tear Here			Fold and Tear Here
1.	To adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement.	For	Against	Abstain
		☐	☐	☐
2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Signature	Date
Signature	Date

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.     Indemnification of Directors and Officers.

Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that such provision does not limit the liability of a director for (i) any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability under section 174 of the Delaware General Corporation Law (the “DGCL”) for unlawful payment of dividends or stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit. The UTG certificate of incorporation provides that no director of UTG will be personally liable to UTG or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such an exemption from liability or limitation thereof is not permitted under applicable law.

Under Delaware law, a corporation may indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the person is found liable to the corporation unless, in such a case, the court determines the person is entitled to indemnification for such expenses as the court deems proper. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her in connection with such proceeding. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by the UTG certificate of incorporation or bylaws, a vote of shareholders or disinterested directors, agreement or otherwise.

Under the DGCL, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that such person is prohibited from being indemnified.

The UTG bylaws provide that each person who was or is made a party or is  threatened to be made a party to or becomes  involved in any  threatened, pending or  completed  action,  suit or  proceeding,  whether  civil,  criminal, administrative or investigative,  and whether formal or informal, (hereinafter a proceeding), by reason of the fact that he or she, or a person of whom he or she is the legal representative,  is or was a director or officer of the corporation or is or was serving at the request of the  corporation as a director,  officer, employee or agent of another  corporation  or of a  partnership,  joint venture, trust or other  enterprise,  including  service with respect to employee benefit plans,  whether the basis of such  proceeding  is alleged  action in an official capacity as a director,  officer,  employee or agent or any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by Delaware General Corporation Law, as the same exist or may hereafter be amended (but, in the case of any such  amendment,  only to the  extent  that such  amendment  permits  the corporation to provide  broader  indemnification  rights than such law permitted the  corporation  to  provide  prior to such  amendment)  against  all  expense, liability and loss  (including  attorney fees,  judgments,  fines,  ERISA excise taxes or penalties  and amounts paid or to be paid in  settlement)  actually and reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer  and shall  inure to the  benefit  of his or her  heirs,  executors  and administrators; provided, however, that, except as provided in Section 2, Article VII of the Bylaws,  the  corporation   shall   indemnify  any  such  person  seeking indemnification in connection with the proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) is authorized by the board of directors of the corporation.  The right to indemnification conferred in Section 1 of Article VII of the Bylaws is a contract  right and shall  include the right to be paid by the corporation the expenses  incurred in defending any such proceeding in advance of its final disposition;  provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a current  director or officer in his or her  capacity as director or officer and not in any other  capacity  in which  service  was or is  rendered  by such person while a director or officer, including, without limitation, service to an employee  benefit  plan) in advance of the final  disposition  of a  proceeding, shall be made only upon delivery to the corporation of an undertaking,  by or on behalf of such  director  or officer,  to repay all amounts so advanced  that it shall  ultimately be determined that such director or officer is not entitled to be  indemnified  under this section or otherwise.  The  corporation  may, to the extent  authorized from time to time by the board of directors,  grant rights to indemnification,  and to the advancement of expenses to any employee or agent of the  corporation  to the fullest extent of the provisions of this Section 1 with respect to the  indemnification  and  advancement  of expenses of directors  and officers of the corporation.

If a claim under  Section 1 of Article VII of the Bylaws is not paid in full by the  corporation  within 60 days after a written  claim has been  received by the  corporation,  the claimant may, at any time thereafter, bring suit against the corporation to recover the unpaid amount of the claim and,  if  successful  in whole or in part,  the  claimant  shall be entitled to be paid also the expense of prosecuting  such a claim. It shall be a defense to any such action (other than an action  brought to enforce a claim for expenses   incurred  in  defending  any  proceeding  in  advance  of  its  final disposition  where  the  required  undertaking,  if any is  required,  has  been tendered  to the  corporation)  that the  claimant  has not met the  standard of conduct which makes it permissible  under the Delaware  General  Corporation Law for the  corporation to indemnify the claimant for the amount  claimed,  but the burden of  providing  such  defense  shall be on the  corporation.  Neither  the failure of the corporation (including its board of directors,  independent legal counsel  or  its  stockholders)  to  have  made  a  determination  prior  to the commencement of such action that indemnification of the claimant is proper under the circumstances  because he or she has met the ethical standard of conduct set forth in the Delaware General  Corporation  Law, nor an actual  determination by the corporation (including its board of directors,  independent legal counsel or its  stockholders)  that the  claimant has not met such  applicable  standard of conduct,  shall be a defense  to the  action or  create a  presumption  that the claimant has not met the applicable standard of conduct.

The right to indemnification and the payment of expenses  incurred in defending a proceeding  in advance of its final disposition  conferred  in Article VII of the bylaws shall not be exclusive of any other right  which  any  person  may have or  hereafter  acquire  under  any  statute, provision  of the  certificate  of  incorporation,  bylaw,  agreement,  vote  of stockholders, or disinterested directors or otherwise.

UTG may  maintain  insurance,  at its expense, to protect itself and any director,  officer,  employee or agent of the corporation, or another corporation,  partnership, joint venture, trust or other enterprise  against  such  expense,  liability  or  loss,  whether  or  not  the corporation  will have the power to indemnify  such person against such expense, liability or loss, under the Delaware General Corporation Law.

Item 21.     Exhibits

Exhibit Number	Description

2.1†	Agreement of Merger, dated as of August 9, 2011(included as Annex A to the Proxy Statement/Prospectus)

5.1 *	Form of opinion of Wyatt, Tarrant & Combs, LLP regarding legality of securities being registered

8.1 *	Form of opinion of Wyatt, Tarrant & Combs, LLP regarding certain U.S. federal income tax matters

23.1	Consent of Brown Smith Wallace LLC, Independent Registered Public Accounting Firm for UTG, Inc.

23.2	Consent of Brown Smith Wallace LLC, Independent Registered Public Accounting Firm for Acap Corporation

23.3 *	Form of consent of Wyatt, Tarrant & Combs, LLP (included in Exhibit 5.1)

23.4 *•	Form of consent of Wyatt, Tarrant & Combs, LLP (included in Exhibit 8.1)

99.1 *	Form of Proxy for Acap Corporation

99.2 *	Consent of Lewis & Ellis, Inc.

101	XBRL Interactive Data File

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.
*	Previously filed.

Item 22.     Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offerieng.

(4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

 (b)     The undersigned registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(c)     The undersigned registrant hereby undertakes as follows:  That every prospectus (i) that is filed pursuant to paragraph (7) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment has become effective, and that for the purpose of determining liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, Illinois, on October 14 , 2011.

UTG, INC. (Registrant)
By:	/s/ Jesse T. Correll
Name: Jesse T. Correll Title: Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
*	Director	October 14, 2011
John S. Albin
*	Director	October 14, 2011
Randall L. Attkisson
*	Director	October 14, 2011
Joseph A. Brinck
*	Chairman of the Board, Chief Executive Officer and Director	October 14, 2011
Jesse T. Correll
*	Director	October 14, 2011
Ward F. Correll

*	Director	October 14, 2011
Thomas F. Darden
*	Director	October 14, 2011
Daryl J. Heald
*	Director	October 14, 2011
Howard L. Dayton
*	Director	October 14, 2011
Peter L. Ochs
*	Director	October 14, 2011
William W. Perry
*	President and Director	October 14, 2011
James P. Rousey
*	Corporate Secretary and Chief Financial Officer	October 14, 2011
Theodore C. Miller
*By /s/ Theodore C. Miller
Theodore C. Miller, Attorney-in-fact

Exhibit Index

Exhibit Number	Description

2.1†	Agreement of Merger, dated as of August 9, 2011 (included as Annex A to the Proxy Statement/Prospectus)

5.1 *	Form of opinion of Wyatt, Tarrant & Combs, LLP regarding legality of securities being registered

8.1 *	Form of opinion of Wyatt, Tarrant & Combs, LLP regarding certain U.S. federal income tax matters

23.1	Consent of Brown Smith Wallace LLC, Independent Registered Public Accounting Firm for UTG, Inc.

23.2	Consent of Brown Smith Wallace LLC, Independent Registered Public Accounting Firm for Acap Corporation

23.3 *	Form of consent of Wyatt, Tarrant & Combs, LLP (included in Exhibit 5.1)

23.4 *	Form of consent of Wyatt, Tarrant & Combs, LLP (included in Exhibit 8.1)

99.1 *	Form of Proxy for Acap Corporation

99.2 *	Consent of Lewis & Ellis, Inc.

101	XBRL Interactive Data File

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.
*	Previously filed.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 10-K

(Mark One)

[X]	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2010
or
[ ]	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D
OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from _____________ to ______________

Commission File Number 0-16867

UTG, INC.
(Exact name of registrant as specified in its charter)
Delaware		20-2907892
(State or other jurisdiction of		(I.R.S. Employer
incorporation or organization)		Identification No.)

5250 South Sixth Street, Springfield, IL	62703
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (217) 241-6300

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Name of each exchange on which registered
None	None

Securities registered pursuant to Section 12(g) of the Act:
Title of class
Common Stock, stated value $.001 per share

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.
Yes [ ]  No [X]

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act. Yes [ ]  No [X]

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes [X]  No [ ]

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulations S-T (232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).
Yes [X]    No [  ]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10- K. [  ]

Indicate by check mark whether the registrant is large accelerated filer, an accelerator filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]
Non Accelerated Filer	[ ]	Smaller Reporting Company	[X]

Indicate by check mark whether the registrant is a shell company (as defined by Rule 12b-2 of the Act).   Yes [  ]    No [X]

As of June 30, 2010, shares of the Registrant’s common stock held by non-affiliates (based upon the price of the last sale of $9.75 per share), had an aggregate market value of approximately $13,051,506.

At February 15, 2011 the Registrant had 3,850,680 outstanding shares of Common Stock, stated value $.001 per share.

Documents incorporated by reference:  None

UTG, INC.
FORM 10-K
YEAR ENDED DECEMBER 31, 2010

PART I…………………………………………………………………………………………………………………...................................................................................................….	3
ITEM 1. BUSINESS………………………………………………………………………………………………...................................................................................................................…..	3
ITEM 1A. RISK FACTORS……………………………………………………………………………….………....................................................................................................................…	15
ITEM 1B. UNRESOLVED STAFF COMMENTS………………………………………………………………….................................................................................................................….	16
ITEM 2. PROPERTIES……………………………………………………………………………………………...................................................................................................................….	16
ITEM 3. LEGAL PROCEEDINGS………………………………………………………………………………….......................................................................................................................	17
ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS……………………………..................................................................................................................….	17
PART II…………………………………………………………………………………………………………………...................................................................................................…	18
ITEM 5. MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUTY SECURITIES……………………………….....................................................................................................................….	18
ITEM 6. SELECTED FINANCIAL DATA…………………………………………………………………………...............................................................................................................…	19
ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS……………………………………………………………………………......................................................................................................................	20
ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK………………….........................................................................................................….	33
ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA………………………………………...........................................................................................................….	35
ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE………………………………………………………………………................................................................................................................….	67
ITEM 9A. CONTROLS AND PROCEDURES……………………………………………………………………..................................................................................................................….	67
ITEM 9B. OTHER INFORMATION……………………………………………………………………………….................................................................................................................…..	68
PART III………………………………………………………………………………………………………………....................................................................................................…..	69
ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE…………………......................................................................................................................….	69
ITEM 11. EXECUTIVE COMPENSATION………………………………………………………………………......................................................................................................................	73
ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS………………………………………………………...................................................................................................................…	78
ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE……………………………………………………………………….......................................................................................................................….	80
ITEM 14. PRINCIPAL ACCOUNTING FEES AND SERVICES……………………………………………….....................................................................................................................…	81
PART IV…………………………………………………………………………………………………………….....................................................................................................……	83
ITEM 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.………………………………..………...............................................................................................................…	83

PART I

ITEM 1.  BUSINESS

FORWARD-LOOKING INFORMATION

Any forward-looking statement contained herein or in any other oral or written statement by the Company or any of its officers, directors or employees is qualified by the fact that actual results of the Company may differ materially from those projected in forward-looking statements.  Additional information concerning factors that could cause actual results to differ from those in the forward-looking statements is contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations".

OVERVIEW

UTG, Inc. (the "Registrant" or “UTG”) was originally incorporated in 1984, under the name United Trust, Inc. under the laws of the State of Illinois, to serve as an insurance holding company.  The Registrant and its subsidiaries (the "Company") have only one significant industry segment - insurance.  The current name, UTG, Inc., and state of incorporation, Delaware, were adopted during 2005 through a merger transaction.  The Company's dominant business is individual life insurance, which includes the servicing of existing insurance business in force, the acquisition of other companies in the insurance business, and the administration processing of life insurance business for other entities.

At December 31, 2010, significant majority-owned subsidiaries of the Registrant were as depicted on the following organizational chart:

UTG, Inc
(UTG)
20-2907892 DE
100%
Roosevelt Equity Corporation
(REC)
37-0949882 DE
100%
Universal Guaranty Life Insurance Company
(UG)
70130
31-0727974 OH
67%
Sun Valley Homes (AZ), LLC
(Sun Valley)
27-0660712 AZ
74%
HPG Acquisitions, LLC
(HPG)
20-5638300 TX
100%
Stanford Wilderness Road, LLC
(SWR)
20-3705703 KY
73%
ACAP Corporation
(ACAP)
25-1489730 DE
51%
RLF Lexington Properties, LLC
(Lexington)
20-5935357 CO
100%
Cumberland Woodlands, LLC
(CW)
26-1700910 KY
100%
American Capitol Insurance Company
(AC)
60291
74-1219404 TX
100%
Sand Lake, LLC
(Sand Lake)
Applied for TX
100%
Imperial Plan, Inc
(Imperial Plan)
76-0293391 TX

This document at times will refer to the Registrant’s largest shareholder, Mr. Jesse T. Correll and certain companies controlled by Mr. Correll.  Mr. Correll holds a majority ownership of First Southern Funding LLC, a Kentucky corporation, (FSF) and First Southern Bancorp, Inc. (FSBI), a financial services holding company.  FSBI operates through its 100% owned subsidiary bank, First Southern National Bank (FSNB).  Banking activities are conducted through multiple locations within south-central and western Kentucky.  Mr. Correll is Chief Executive Officer and Chairman of the Board of Directors of UTG and is currently UTG’s largest shareholder through his ownership control of FSF, FSBI and affiliates.  At December 31, 2010, Mr. Correll owns or controls directly and indirectly approximately 60% of UTG’s outstanding stock.

UTG is a life insurance holding company.  The focus of UTG is the acquisition of other companies in similar lines of business and management of the insurance subsidiaries.  UTG has no activities outside the life insurance focus. UTG has a history of acquisitions and consolidation in which life insurance companies are involved.

UG is a wholly-owned life insurance subsidiary of UTG domiciled in the State of Ohio, which operates in the individual life insurance business.  The primary focus of UG has been the servicing of existing insurance business in force.  In addition, UG provides insurance administrative services for other non-related entities.

ACAP is an insurance holding company that is 73% owned by UG.  ACAP has no day-to-day operations of its own.  Its only significant asset is its investment in AC.

AC is a wholly-owned life insurance subsidiary of ACAP domiciled in the State of Texas, which operates in the individual life insurance business. The primary focus of AC has been the servicing of existing insurance business in force.

REC is a wholly-owned subsidiary of UTG, which was incorporated under the laws of the State of Delaware on June 1, 1971, as a securities broker dealer.  REC was established as an aid to life insurance sales.  Policyholders could have certain policy benefits such as annual dividends automatically transferred to a mutual fund if they elected.  REC acts as an agent for its customers by placing orders of mutual funds and variable annuity contracts, which are placed in the customers’ names. The mutual fund shares and variable annuity accumulation units are held by the respective custodians. The only financial involvement of REC is through receipt of commission (load).  REC functions at a minimum broker-dealer level. It does not maintain any of its customer accounts nor receives customer funds directly. Operating activity of REC accounted for approximately $12,700 in losses in the current year.

HPG is a 74% owned subsidiary of UG, which owns for investment purposes, commercial property located in downtown Midland, Texas.  The property includes three commercial office buildings with a total of approximately 530,000 square feet and adjoining parking with 280 spaces.

SWR is a wholly-owned subsidiary of UG, which owns for investment purposes, commercial real estate located in downtown Stanford, Kentucky.  Future plans for these properties include a rehabilitation of the buildings and will include commercial/retail space once completed.

CW is a wholly-owned subsidiary of UG, which owns for investment purposes, approximately 15,000 acres of land in Kentucky and a 50% partnership interest in an additional 11,000 acres of land in Kentucky.

Lexington is a 51% owned subsidiary of UG, which owns for investment purposes, approximately 3,150 acres of land located near Lexington, Kentucky.

Sun Valley is a 67% owned subsidiary of UG, which owns for investment purposes, residential real estate in Phoenix, Arizona. Sun Valley has been acquiring foreclosed residential properties in the Phoenix area with the intent to rehab and sell over a short period of time. Sun Valley is currently in a wind down phase.

Sand Lake is a wholly-owned subsidiary of UG, which owns for investment purposes, approximately 98.85 acres of vacant land in Flagler County, Florida.

HISTORY

UTG was incorporated December 14, 1984, as an Illinois corporation through an intrastate public offering under the name United Trust, Inc. (UTI). Over the years, UTG acquired several additional holding and life insurance companies.  UTG streamlined and simplified the corporate structure following the acquisitions through dissolution of intermediate holding companies and mergers of several life insurance companies.
In March 2005, UTG’s Board of Directors adopted a proposal to change the state of incorporation of UTG from Illinois to Delaware by merging UTG with and into a wholly-owned Delaware subsidiary (the “reincorporation merger”).  The reincorporation merger effected only a change in UTG’s legal domicile and certain other changes of a legal nature.  The Board of Directors submitted the reincorporation proposal to its shareholders for approval at the 2005 annual meeting of shareholders, which was approved subsequently and affected on July 1, 2005.

In December 2006, the Company completed an acquisition transaction whereby it acquired a controlling interest in ACAP Corporation, which owned two life insurance subsidiaries. The acquisition resulted in an increase of approximately $90,000,000 in invested assets, $160,000,000 in total assets and 200,000 additional policies to administer.  The administration of the acquired entities was moved to Springfield, Illinois during December 2006.  The Company believes this acquisition was a good fit with its existing administration and operations.  Significant expense savings were realized as a result of the combining of operations compared to costs of the two entities operating separately.

On December 30, 2009 the Company completed the sale transaction of its previously 100% owned subsidiary, Texas Imperial Life Insurance Company. The subsidiary was sold to United Funeral Directors Benefit Life Insurance Company, an unaffiliated third party. The sale price was $6,415,169 which was paid in cash. The sale resulted in an increase in statutory capital of $3,800,000 before taxes in the Company. The transaction was entered into to further streamline operations of the affiliate group. Texas Imperial was a stipulated premium company, a unique status under Texas rules.

PRODUCTS

UG’s current product portfolio consists of a limited number of life insurance product offerings. All of the products are individual life insurance products, with design variations from each other to provide choices to the customer. These variations generally center around the length of the premium paying period, length of the coverage period and whether the product accumulates cash value or not. The products are designed to be competitive in the marketplace.

Effective January 1, 2009, the Company began using as required the 2001 CSO reserve table for new issues on a Statutory basis.

UG offers a universal life policy referred to as the “Legacy” product.  This product was designed for use with several distribution channels including the Company’s own internal agents, bank agent/employees and through personally producing general agents “PPGA”.  This policy is issued for ages 0 – 65, in face amounts with a minimum of $25,000.  The Legacy product has a current declared interest rate of 4.0%, which is equal to its guaranteed rate.  After five years the guaranteed rate drops to 3.0%.  During the first five years the policy fee is $6.00 per month on face amounts less than $50,000 and $5.00 per month for larger amounts.  After the first five years the Company may increase this rate but not more than $8.00 per month.  The policy has other loads that vary based upon issue age and risk classification. Partial withdrawals, subject to minimum $500 cash surrender value and $25 fee, are allowed once a year after the first duration. Policy loans are available at 7.4% interest in advance. The policy's accumulated fund will be credited the guaranteed interest rate in relation to the amount of the policy loan. Surrender charges are based on a percentage of target premiums starting at 100% for years 1 and 2 then grading downward to 0 in year 5.

Also available are a number of traditional whole life policies.  UG’s “Ten Pay Whole Life” insurance product has a level face amount.  The level premium is payable for the first ten policy years.  This policy is available for issue ages 0-65, and has a minimum face amount of $10,000.  This policy can be used in conversion situations, where it is available up to age 75 and at a minimum face amount of $5,000.   There is no policy fee.

The “Preferred Whole Life” insurance product also has a level face amount and level premium, although the premiums are payable for the insured’s life on this product.  Issue ages are 0-65 and the minimum face amount is $25,000.  There is no policy fee.  Unlike the Ten Pay, this product has several optional riders available: Accidental Death rider, Children’s Term Insurance rider, Terminal Illness rider and/or Waiver of Premium rider.

The “Tradition” is a fixed premium whole life insurance policy.  Premiums are level and payable for life.  Issue ages are 0-80.  The minimum face amount is the greater of $10,000 or the amount of coverage provided by a $100 annual premium.  There is a $30 annual policy fee.   This product has the same optional riders as the Preferred Whole Life, listed above.

Kid Kare is a single premium level term policy to age 21.   The product is sold in units, with one unit equal to a face amount of $5,000 for a single premium of $250.  The policy is issued from ages 0-15 and has conversion privileges at age 21.  There is no policy fee.

The “First Annuity” is the only active annuity product in UG’s portfolio.  This product is issued for ages 0-80.  The minimum annual premium in the first year is $5,000, with premiums being optional in all other years. This policy has a decreasing surrender charge during the first five years of the contract.

The “Full Circle” is a decreasing term product available in 10, 15, 20, 25 or 30 year terms.  The product is generally issued to ages 20 to 65, with a minimum face amount of $10,000.

The “Sentinel” is a level term product available in 10, 15, 20, 25 or 30 year terms.  The product is generally issued to ages 18 to 65, with a minimum face amount of $25,000.

AC has no currently available product offerings.

The Company's actual experience for earned interest, persistency and mortality varies from the assumptions applied to pricing and for determining premiums.  Accordingly, differences between the Company's actual experience and those assumptions applied may impact the profitability of the Company. The Company monitors investment yields, and when necessary adjusts credited interest rates on its insurance products to preserve targeted interest spreads.  Credited rates are reviewed and established by the Board of Directors of UG.  Currently, all crediting rates have been reduced to the respective product guaranteed interest rate.

The Company has a variety of policies in force different from those being marketed.  Interest sensitive products, including universal life and excess interest whole life (“fixed premium UL”), account for 55% of the insurance in force.  Approximately 10% of the insurance in force is participating business, which represents policies under which the policy owner shares in the insurance company’s statutory divisible surplus.  The Company's average persistency rate for its policies in force for 2010 and 2009 has been 96.0% and 96.1%, respectively.

Interest sensitive life insurance products have characteristics similar to annuities with respect to the crediting of a current rate of interest at or above a guaranteed minimum rate and the use of surrender charges to discourage premature withdrawal of cash values.  Universal life insurance policies also involve variable premium charges against the policyholder's account balance for the cost of insurance and administrative expenses.  Interest sensitive whole life products generally have fixed premiums.  Interest sensitive life insurance products are designed with a combination of front-end loads, periodic variable charges, and back-end loads or surrender charges.

Traditional life insurance products have premiums and benefits predetermined at issue; the premiums are set at levels that are designed to exceed expected policyholder benefits and insurance company expenses.  Participating business is traditional life insurance with the added feature that the policyholder may share in the divisible surplus of the insurance company through policyholder dividend.  This dividend is set annually by the Board of Directors of UG and is completely discretionary.

MARKETING

The Company has not actively marketed life products in the past several years.  Management currently places little emphasis on new business production, believing resources could be better utilized in other ways.  Current sales primarily represent sales to existing customers through additional insurance needs or conservation efforts.  The Company currently places emphasis on policy retention in an attempt to maintain or improve current persistency levels.  In this regard, several of the home office staff have become licensed insurance agents enabling them broader abilities when dealing with the customer in regard to his/her existing policies and possible alternatives.  The conservation efforts described above have been generally positive.  Management will continue to monitor these efforts and make adjustments as seen appropriate to enhance the future success of the program.

Excluding licensed home office personnel, UG has 15 general agents.  These agents primarily service their existing clients.  New sales for UG are primarily in the Midwest region with most sales in the states of Ohio, Illinois and West Virginia.  UG is licensed to sell life insurance in Alabama, Arizona, Arkansas, Colorado, Delaware, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Massachusetts, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia, Washington, West Virginia and Wisconsin.

AC has no licensed agents.  AC is licensed to sell life insurance in Alabama, Alaska, Arizona, Arkansas, California, Colorado, Delaware, District of Columbia, Florida, Georgia, Idaho, Illinois, Indiana, Kansas, Louisiana, Maine, Maryland, Michigan, Mississippi, Missouri, Montana, Nebraska, New Hampshire, New Mexico, North Dakota, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia, Washington, West Virginia and Wyoming.

In 2010, approximately $10,924,000 of total direct premium was collected by UG.  Ohio accounted for 30%, Illinois accounted for 16%, and West Virginia accounted for 9% of total direct premiums collected.  No other state accounted for more than 5% of direct premiums collected.

In 2010, approximately $2,890,000 of total direct premium was collected by AC.  Texas accounted for 32%, Louisiana accounted for 10%, Tennessee accounted for 9%, and Mississippi accounted for 7% of total direct premiums collected.  No other state accounted for more than 5% of direct premiums collected.

UNDERWRITING

The underwriting procedures of the insurance subsidiaries are established by Management.  Insurance policies are issued by the Company based upon underwriting practices established for each market in which the Company operates.  Most policies are individually underwritten.  Applications for insurance are reviewed to determine additional information required to make an underwriting decision, which depends on the amount of insurance applied for and the applicant's age and medical history.  Additional information may include inspection reports, medical examinations, and statements from doctors who have treated the applicant in the past and, where indicated, special medical tests.  After reviewing the information collected, the Company either issues the policy as applied for, issues with an extra premium charge because of unfavorable factors, or rejects the application.  Substandard risks may be referred to reinsurers for full or partial reinsurance of the substandard risk.

The Company requires blood samples to be drawn with individual insurance applications for coverage over $45,000 (age 46 and above) or $95,000 (ages 16-45).  Blood samples are tested for a wide range of chemical values and are screened for antibodies to the HIV virus.  Applications also contain questions permitted by law regarding the HIV virus, which must be answered by the proposed insureds.

RESERVES

The applicable insurance laws under which the insurance subsidiaries operate require that the insurance company report policy reserves as liabilities to meet future obligations on the policies in force.  These reserves are the amounts which, with the additional premiums to be received and interest thereon compounded annually at certain assumed rates, are calculated in accordance with applicable law to be sufficient to meet the various policy and contract obligations as they mature.  These laws specify that the reserves shall not be less than reserves calculated using certain mortality tables and interest rates.

The liabilities for traditional life insurance and accident and health insurance policy benefits are computed using a net level method.  These liabilities include assumptions as to investment yields, mortality, withdrawals, and other assumptions based on the life insurance subsidiaries’ experience adjusted to reflect anticipated trends and to include provisions for possible unfavorable deviations.  The Company makes these assumptions at the time the contract is issued or, in the case of contracts acquired by purchase, at the purchase date.  Future policy benefits for individual life insurance and annuity policies are computed using interest rates ranging from 2% to 6% for life insurance and 2.5% to 9.25% for annuities.  Benefit reserves for traditional life insurance policies include certain deferred profits on limited-payment policies that are being recognized in income over the policy term.  Policy benefit claims are charged to expense in the period that the claims are incurred.  Current mortality rate assumptions are based on 1975-80 select and ultimate tables.  Withdrawal rate assumptions are based upon Linton B or Linton C, which are industry standard actuarial tables for forecasting assumed policy lapse rates.

Benefit reserves for universal life insurance and interest sensitive life insurance products are computed under a retrospective deposit method and represent policy account balances before applicable surrender charges.  Policy benefits and claims that are charged to expense include benefit claims in excess of related policy account balances. Interest crediting rates for universal life and interest sensitive products range from 4.0% to 5.5%, for the years ended, December 31, 2010 and 2009.

REINSURANCE

As is customary in the insurance industry, the insurance subsidiaries cede insurance to, and assume insurance from, other insurance companies under reinsurance agreements.  Reinsurance agreements are intended to limit a life insurer's maximum loss on a large or unusually hazardous risk or to obtain a greater diversification of risk.  The ceding insurance company remains primarily liable with respect to ceded insurance should any reinsurer be unable to meet the obligations assumed by it.  However, it is the practice of insurers to reduce their exposure to loss to the extent that they have been reinsured with other insurance companies.  The Company sets a limit on the amount of insurance retained on the life of any one person.  The Company will not retain more than $125,000, including accidental death benefits, on any one life.  At December 31, 2010, the Company had gross insurance in force of $1.767 billion of which approximately $433 million was ceded to reinsurers.

The Company's reinsured business is ceded to numerous reinsurers.  The Company monitors the solvency of its reinsurers in seeking to minimize the risk of loss in the event of a failure by one of the parties.  The Company is primarily liable to the insureds even if the reinsurers are unable to meet their obligations.  The primary reinsurers of the Company are large, well capitalized entities.

Currently, UG is utilizing reinsurance agreements with Optimum Re Insurance Company, (Optimum) and Swiss Re Life and Health America Incorporated (SWISS RE).  Optimum and SWISS RE currently hold an “A-” (Excellent) and "A" (Excellent) rating, respectively, from A.M. Best, an industry rating company.  The reinsurance agreements were effective December 1, 1993, and covered most new business of UG.  Under the terms of the agreements, UG cedes risk amounts above its retention limit of $100,000 with a minimum cession of $25,000.  Ceded amounts are shared equally between the two reinsurers on a yearly renewable term (YRT) basis, a common industry method.  The treaty is self-administered; meaning the Company records the reinsurance results and reports them to the reinsurers.

In addition to the above reinsurance agreements, UG entered into reinsurance agreements with Optimum Re Insurance Company (Optimum) during 2004 to provide reinsurance on new products released for sale in 2004.  The agreements are yearly renewable term (YRT) treaties where UG cedes amounts above its retention limit of $100,000 with a minimum cession of $25,000 as has been a practice for the last several years with its reinsurers.  Also, Optimum is the reinsurer of 100% of the accidental death benefits (ADB) in force of UG.  This coverage is renewable annually at the Company’s option.  Optimum specializes in reinsurance agreements with small to mid-size carriers such as UG.  Optimum currently holds an “A-” (Excellent) rating from A.M. Best.

UG entered into a coinsurance agreement with Park Avenue Life Insurance Company (PALIC) effective September 30, 1996.  Under the terms of the agreement, UG ceded to PALIC substantially all of its then in-force paid-up life insurance policies.  Paid-up life insurance generally refers to non-premium paying life insurance policies.  Under the terms of the agreement, UG sold 100% of the future results of this block of business to PALIC through a coinsurance agreement.  UG continues to administer the business for PALIC and receives a servicing fee through a commission allowance based on the remaining in-force policies each month.  PALIC has the right to assumption reinsure the business, at its option, and transfer the administration.  The Company is not aware of any such plans.  PALIC and its ultimate parent, The Guardian Life Insurance Company of America (Guardian), currently hold an “A” (Excellent) and "A++" (Superior) rating, respectively, from A.M. Best.  The PALIC agreement accounts for approximately 64% of UG’s reinsurance reserve credit, as of December 31, 2010.

On September 30, 1998, UG entered into a coinsurance agreement with The Independent Order of Vikings, (IOV) an Illinois fraternal benefit society.  Under the terms of the agreement, UG agreed to assume, on a coinsurance basis, 25% of the reserves and liabilities arising from all in-force insurance contracts issued by the IOV to its members.  At December 31, 2010, the IOV insurance in-force assumed by UG was approximately $1,612,000, with reserves being held on that amount of approximately $374,000.

On June 7, 2000, UG assumed an already existing coinsurance agreement, dated January 1, 1992, between Lancaster Life Reinsurance Company (LLRC), an Arizona corporation and Investors Heritage Life Insurance Company (IHL), a corporation organized under the laws of the Commonwealth of Kentucky.  Under the terms of the agreement, LLRC agreed to assume from IHL a 90% quota share of new issues of credit life and accident and health policies that have been written on or after January 1, 1992 through various branches of the First Southern National Bank.  The maximum amount of credit life insurance that can be assumed on any one individual’s life is $15,000.  UG assumed all the rights and obligations formerly held by LLRC as the reinsurer in the agreement.  LLRC liquidated its charter immediately following the transfer.  At December 31, 2010, the IHL agreement has insurance in-force of approximately $836,000, with reserves being held on that amount of approximately $11,000.

At December 31, 1992, AC entered into a reinsurance agreement with Canada Life Assurance Company (“the Canada Life agreement”) that fully reinsured virtually all of its traditional life insurance policies. The reinsurer’s obligations under the Canada Life agreement were secured by assets withheld by AC representing policy loans and deferred and uncollected premiums related to the reinsured policies. AC continues to administer the reinsured policies, for which it receives an expense allowance from the reinsurer. At December 31, 2010, the Canada Life agreement has insurance in-force of approximately $57,337,000, with reserves being held on that amount of approximately $35,510,000. As of December 31, 2010, there remains $634,467 in profits to be generated under this treaty. Should future experience under the treaty match the experience of recent years, which cannot reliably be predicted to occur, it should take until late 2012 to generate the remaining profits. However, regarding the uncertainty as to when the specified level may be reached, it should be noted that the experience has been erratic from year to year and the number of policies in force that are covered by the treaty diminishes each year.

During 1997, AC acquired 100% of the policies in force of World Service Life Insurance Company through a combination of assumption reinsurance and coinsurance.  While 91.42% of the acquired policies are coinsured under the Canada Life agreement, AC did not coinsure the balance of the policies.  AC retains the administration of the reinsured policies, for which it receives an expense allowance from the reinsurer.  Canada Life currently holds an "A+" (Superior) rating from A.M. Best.

Reinsurance agreements such as the Canada Life treaty described above are often referred to as financial reinsurance arrangements and are utilized within the insurance industry as a method of borrowing funds or statutory capital for an acquisition of a block of business or company.  The borrowed funds are generally in the form of an initial ceding commission received from the reinsurer.  The original borrowed amount is then repaid in future periods from the profits generated by the acquired block or company.  Values of the target are determined based upon an actuarial valuation and future projections.  Actual results may vary from year to year based upon the performance of the business relative to the assumptions used in the projections.  Under the terms of this agreement, all financial activity relating to the policies covered by the agreement are utilized to repay the remaining outstanding balance, which was $634,467 as of December 31, 2010.  Results under this agreement are included in various line items of the income statement, with an overall impact to net income of approximately $20,700 and $19,000 in 2010 and 2009, respectively.  The net result of the activity represents the fee paid to the reinsurer for the use of their funds or statutory capital during the duration of the agreement.

During 1998, AC closed a coinsurance transaction with Universal Life Insurance Company (“Universal”). Pursuant to the coinsurance agreement, AC coinsured 100% of the individual life insurance policies of Universal in force at January 1, 1998.  During 2010, this block of business was assumption reinsured into AC and is now considered direct business of AC.  AC is now directly liable for any and all claims against these policies.

The Company does not have any short-duration reinsurance contracts.  The effect of the Company's long-duration reinsurance contracts on premiums earned in 2010 and 2009 were as follows:

	Shown in thousands

	2010 Premiums Earned	2009 Premiums Earned

Direct	$16,463	$17,271
Assumed	36	163
Ceded	(4,108)	(3,932)
Net Premiums	$12,391	$13,502

INVESTMENTS

Investment income represents a significant portion of the Company's total income.  Investments are subject to applicable state insurance laws and regulations, which limit the concentration of investments in any one category or class and further limit the investment in any one issuer.  Generally, these limitations are imposed as a percentage of statutory assets or percentage of statutory capital and surplus of each company.
The following table reflects net investment income by type of investment:

	December 31,

	2010	2009

Fixed Maturities Held for Sale	$5,577,292	$8,464,738
Equity Securities	891,777	970,778
Trading Securities	5,143,204	13,661
Mortgage Loans	1,176,747	2,442,908
Discounted Mortgage Loans	12,897,978	987,387
Real Estate	6,600,327	6,086,901
Policy Loans	864,416	868,114
Short-term Investments	57,339	55,375
Cash	10,761	44,368
Total Consolidated Investment Income	33,219,841	19,934,230
Investment Expenses	(8,361,004)	(5,693,437)
Consolidated Net Investment Income	$24,858,837	$14,240,793

At December 31, 2010, the Company had a total of $18,092,527 in investment real estate, which did not produce income during 2010.

The following table summarizes the Company's fixed maturities distribution at December 31, 2010 and 2009 by ratings category as issued by Standard and Poor's, a leading ratings analyst.

Fixed Maturities

	% of Portfolio
Rating
	2010	2009
Investment Grade
AAA	74%	76%
AA	4%	4%
A	9%	13%
BBB	13%	6%
Below Investment Grade	0%	1%
	100%	100%

The following table summarizes the Company's fixed maturities held for sale by major classification:

	Carrying Value

	2010	2009
U.S. Government and government agencies and authorities	$79,023,933	$73,697,038
States, municipalities and political subdivisions	335,198	2,419,148
Collateralized mortgage obligations	16,674,262	18,821,461
Public utilities	987,025	0
All other corporate bonds	50,885,530	44,767,046
	$147,905,948	$139,704,693

The following table shows the composition, average maturity and yield of the Company's investment portfolio at December 31, 2010.

	Average
	Carrying	Average	Average
Investments	Value	Maturity	Yield

Fixed maturities held for sale	$143,806,000	14 years	3.88%
Equity securities	13,604,000	Not applicable	6.56%
Trading securities	28,321,000	Not applicable	12.80%
Mortgage loans	19,726,000	1 year	5.97%
Discounted mortgage loans	40,877,000	6 years	31.55%
Investment real estate	49,353,000	Not applicable	13.37%
Policy loans	14,160,000	Not applicable	6.10%
Short-term investments and Cash and cash equivalents	28,338,000	On demand	0.24%
Total Investments and Cash and Cash equivalents	$338,185,000		9.82%

Management monitors its investment maturities, which in their opinion is sufficient to meet the Company's cash requirements.  Fixed maturities of $10,113 mature in one year and $19,029,622 mature in two to five years.

The Company, from time to time, acquires mortgage loans through participation agreements with FSNB.  FSNB has been able to provide the Company with additional expertise and experience in underwriting commercial and residential mortgage loans, which provide more attractive yields than the traditional bond market.  The Company is able to receive participations from FSNB for three primary reasons:  1) FSNB has already reached its maximum lending limit to a single borrower, but the borrower is still considered a suitable risk; 2) the interest rate on a particular loan may be fixed for a long period that is more suitable for UG given its asset-liability structure; and 3) FSNB’s loan growth might at times outpace its deposit growth, resulting in FSNB participating such excess loan growth rather than turning customers away.  For originated loans, the Company’s management is responsible for the final approval of such loans after evaluation.  Before a new loan is issued, the applicant is subject to certain criteria set forth by Company management to ensure quality control.  These criteria include, but are not limited to, a credit report, personal financial information such as outstanding debt, sources of income, and personal equity.  Once the loan is approved, the Company directly funds the loan to the borrower.  The Company bears all risk of loss associated with the terms of the mortgage with the borrower.

During the fourth quarter of 2009, the Company began purchasing discounted commercial mortgage loans.  Management has extensive background and experience in the analysis and valuation of commercial real estate and believes there are significant opportunities currently available in the discounted mortgage loan arena.  Experienced personnel of FSNB have also been utilized in the analysis phase.  This experience dates back to discounted loans during the Resolution Trust days where such loans were being sold from defunct savings and loans in the early 1990’s.  The discounted loans are available through the FDIC sale of assets of closed banks and from banks wanting to reduce their loan portfolios.  The loans are available on a loan by loan bid process.  Prior to placing a bid, each loan is reviewed to determine interest level utilizing such information as type of collateral, location of collateral, interest rate, current loan status and available cashflows or other sources of repayment.  Once it is determined interest in the loan remains, the collateral is physically inspected.  Following physical inspection, if interest still remains, a bid price is determined and a bid is submitted.  Once a loan has been acquired, contact is made with the appropriate individuals to begin a dialog with a goal of determining the borrower’s willingness to work together.  There are generally three paths a discounted loan will take:  the borrowers pay as required; a settlement is reached with the loan being paid off at a discounted value; or the loan is foreclosed.

During the fourth quarter of 2009, the Company had acquired $118,368,661 of discounted mortgage loans at a total cost of $35,224,022, representing an average purchase price to outstanding loan of 29.8%. During 2009, the Company recorded approximately $1,000,000 in income from this loan activity. During 2010, the Company acquired an additional $111,258,867 of discounted mortgage loans at a total cost of $36,283,278, representing an average purchase price to outstanding loan of 32.6%.  Additionally, during 2010, the Company settled, sold or had paid off mortgage loans totaling $40,038,789.  During 2010, the Company recorded approximately $12,898,000 in income from the discounted mortgage loan activity, including $7,645,258 in discount accruals.  The Company is currently projecting a very positive return from on-going mortgage loan payments from the discounted commercial mortgage loan portfolio.

During 2010 and 2009, the Company acquired approximately $37,080,000 and $36,221,000 in both regular participation mortgage loans as well as discounted mortgage loans, respectively.  FSNB services the mortgage loan portfolio of the Company.  The Company pays FSNB a .25% servicing fee on these loans and a one-time fee at loan origination of .50% of the original loan amount to cover costs incurred by FSNB relating to the processing and establishment of the loan.  The Company paid $190,297 and $74,153 in servicing fees and $508,283 and $558,843 in origination fees to FSNB during 2010 and 2009, respectively.

At December 31, 2010, the Company holds $59,935,447 in mortgage loans in total, which represents approximately 14% of the total assets.  Most mortgage loans are first position loans.  Loans issued are limited to no more than 80% of the appraised value of the property with the exception of one loan whose value of the security to the loan was 100%.  During 2010, the Company recognized an other-than-temporary impairment of $128,867 on this loan as a result of its appraisal valuation.

The Company has in place a monitoring system to provide management with information regarding potential troubled loans.  Letters are sent to each mortgagee when the loan becomes 30 days or more delinquent.  Management is provided with a monthly listing of loans that are 60 days or more past due along with a brief description of what steps are being taken to resolve the delinquency.  All loans 90 days or more past due are placed on a non-performing status and classified as delinquent loans.  Quarterly, coinciding with external financial reporting, the Company reviews each delinquent loan and determines how each delinquent loan should be classified.  Management believes the current internal controls surrounding the mortgage loan selection process provide a quality portfolio with minimal risk of foreclosure and/or negative financial impact.

While management believes the discounted loans will continue to have favorable earnings and outcomes as they are worked through, there can be no assurance this will remain true in future periods.  Changes in the current economy such as an even greater downturn than recently experienced could have a negative impact on the loans, including the financial stability of the borrowers, the borrowers’ ability to pay or to refinance, the value of the property held as collateral and the ability to find purchasers at favorable prices. As such, management has taken a conservative approach with these investments and has classified all discounted mortgage loans held as non-accrual.  In such status, the Company is not recording any accrued interest income nor is it recording any accrual of discount on the loans held.  Discount accruals reported during 2010 were the result of the loan basis already being fully paid.

On the remainder of the mortgage loan portfolio, interest accruals are analyzed based on the likelihood of repayment.  In no event will interest continue to accrue when accrued interest along with the outstanding principal exceeds the net realizable value of the property.  The Company does not utilize a specified number of days delinquent to cause an automatic non-accrual status.

A mortgage loan reserve is established and adjusted based on management's quarterly analysis of the portfolio and any deterioration in value of the underlying property which would reduce the net realizable value of the property below its current carrying value.  The Company acquired the discounted mortgage loans at below fair value, therefore no reserve for delinquent loans is deemed necessary.  The loan portfolio since purchase is performing very well.  Those loans not currently paying are being vigorously worked by management.  The current discounted commercial mortgage loan portfolio has an average price of 30.5% of face value and management has determined that this deep discount provides a financial cushion or built in allowance for any of the loans that are not currently performing within the portfolio of loans purchased.  The mortgage loan reserve was $0 and $12,730 at December 31, 2010 and 2009 respectively.

As of December 31, 2010, the Company’s discounted mortgage loan portfolio contained 131 loans with a carrying value of $47,523,860.  The loans’ payment performance during the past year is shown as follows:

Payment Frequency	Number of Loans	Carrying Value

No payments received	47	$26,731,110
One-time payment received	20	562,919
Irregular payments received	19	7,166,669
Periodic payments received	45	13,063,162
Total	131	$47,523,860

The following table shows a distribution of the Company’s mortgage loans and discounted mortgage loans by type:

Mortgage Loans	Amount	% of Total

Commercial – all other	$58,568,145	98%
Residential – all other	1,367,302	2%
Total	$59,935,447	100%

The following table shows a geographic distribution of the Company’s mortgage loan portfolio including discounted mortgage loans and investment real estate:

	Mortgage Loans	Real Estate

Alabama	1%	0%
Arizona	7%	1%
California	2%	4%
Florida	39%	1%
Georgia	6%	10%
Illinois	0%	2%
Kentucky	7%	45%
Maryland	3%	0%
Michigan	1%	1%
Minnesota	3%	0%
Nevada	3%	0%
North Carolina	2%	0%
Ohio	9%	2%
Pennsylvania	4%	0%
Tennessee	2%	0%
Texas	7%	28%
Utah	0%	1%
Washington	0%	2%
West Virginia	4%	3%
Total	100%	100%

The following table summarizes discounted mortgage loan holdings of the Company:

Category	2010	2009

In good standing	$9,665,059	$7,311,982
Overdue interest over 90 days	16,192,815	26,917,956
Restructured	4,306,800	0
In process of foreclosure	17,359,186	0
Total discounted mortgage loans	$47,523,860	$34,229,938

Total foreclosed discounted mortgage loans	$8,939,548	$2,262,352

At December 31, 2010, the Company has 26 discounted mortgage loans totaling $17,359,189 in the process of foreclosure and 19 discounted mortgage loans totaling $4,306,800 under a repayment plan or restructuring.

During 2010, the Company foreclosed on 20 discounted mortgage loans with a total carrying value of $8,939,548.  Of these foreclosures, 17 loans totaling $8,411,458 were transferred to real estate while one loan is now UG’s wholly owned subsidiary, Sand Lake, LLC.  Subsequent to the foreclosures, two foreclosed loans were sold with the Company realizing a gain of $51,949 upon the sale.

COMPETITION

The insurance business is a highly competitive industry and there are a number of other companies, both stock and mutual, doing business in areas where the Company operates.  Many of these competing insurers are larger, have more diversified and established lines of insurance coverage, have substantially greater financial resources and brand recognition, as well as a greater number of agents.  Other significant competitive factors in the insurance industry include policyholder benefits, service to policyholders, and premium rates.

In recent years, the Company has not placed an emphasis on new business production.  Costs associated with supporting new business can be significant.  The insurance industry as a whole has experienced a decline in the total number of agents who sell insurance products; therefore competition has intensified for top producing sales agents.  The relatively small size of the Company, and the resulting limitations, has made it challenging to compete in this area.  The number of agents marketing the Company’s products is a negligible number.

The Company performs administrative work as a third party administrator (TPA) for unaffiliated life insurance companies.  These TPA revenue fees are included in the line item “other income” on the Company’s consolidated statements of operations.  The Company intends to continue to pursue other TPA arrangements. The Company provides TPA services to insurance companies seeking business process outsourcing solutions.  Management believes the Company is positioned to generate additional revenues by utilizing the Company’s current excess capacity and administrative services.

GOVERNMENT REGULATION

Insurance companies are subject to regulation and supervision in all the states where they do business.  Generally the state supervisory agencies have broad administrative powers relating to granting and revoking licenses to transact business, license agents, approving forms of policies used, regulating trade practices and market conduct, the form and content of required financial statements, reserve requirements, permitted investments, approval of dividends and in general, the conduct of all insurance activities.  Insurance regulation is concerned primarily with the protection of policyholders.  The Company cannot predict the impact of any future proposals, regulations or market conduct investigations.  UG is domiciled in the state of Ohio.  AC is domiciled in the state of Texas.

Insurance companies must also file detailed annual reports on a statutory accounting basis with the state supervisory agencies where each does business; (see Note 6 to the consolidated financial statements) regarding statutory equity and income from operations.  These agencies may examine the business and accounts at any time.  Under the rules of the National Association of Insurance Commissioners (NAIC) and state laws, the supervisory agencies of one or more states examine a company periodically, usually at three to five year intervals.

Most states also have insurance holding company statutes, which require registration and periodic reporting by insurance companies controlled by other corporations licensed to transact business within their respective jurisdictions.  The insurance subsidiaries are subject to such legislation and registered as a controlled insurer in those jurisdictions in which such registration is required.  Statutes vary from state to state but typically require periodic disclosure, concerning the corporation that controls the registered insurers and all subsidiaries of such corporation. In addition, prior notice to, or approval by, the state insurance commission of material transactions with affiliates, including transfers of assets, reinsurance agreements, management agreements (see Note 9 to the consolidated financial statements), and payment of dividends (see Note 2 to the consolidated financial statements) in excess of specified amounts by the insurance subsidiary, within the holding company system, are required.

Risk-based capital requirements and state guaranty fund laws are discussed in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

Information regarding the Company including recent filings with the Securities and Exchange Commission is available on the Company’s web site at www.utgins.com.

EMPLOYEES

At December 31, 2010, UTG and its subsidiaries had 67 full-time employees.  UTG’s operations are headquartered in Springfield, Illinois.

ITEM 1A. RISK FACTORS

The risks and uncertainties described below are not the only ones that UTG faces.  Additional risks and uncertainties that the Company is unaware of, or currently deemed immaterial, also may become important factors that affect our business.  If any of these risks were to occur, our business, financial condition or results of operations could be materially and adversely affected.

The Company faces significant competition for insurance and third party administration clients.  Competition in the insurance industry may limit our ability to attract and retain customers.  UTG may face competition now and in the future from the following: other insurance and third party administration (TPA) providers, including larger non-insurance related companies which provide TPA services.

In particular, our competitors include insurance companies whose greater resources may afford them a marketplace advantage by enabling them to provide insurance services with lower margins.  Additionally, insurance companies and other institutions with larger capitalization and others not subject to insurance regulatory restrictions have the ability to serve the insurance needs of larger customers.  If the Company is unable to attract and retain insurance clients, continued growth, results of operations and financial condition may otherwise be negatively affected.

The main sources of income from operations are premium and net investment income.  Net investment income is equal to the difference between the investment income received from various types of investment securities and other income-producing assets and the related expenses incurred in connection with maintaining these investments.  The primary sources of income can be affected by changes in market interest rates and various economic conditions.  These conditions are highly sensitive to many factors beyond our control, including general economic conditions, both domestic and foreign, and the monetary and fiscal policies of various governmental and regulatory authorities.  The Company has adopted asset and liability management policies to try to minimize the potential adverse effects of changes in interest rates on our net interest income, primarily by altering the mix and maturity of loans, investments and funding sources.  However, even with these policies in place, the Company cannot provide assurance that changes in interest rates will not negatively impact our operating results.

An increase in interest rates also could have a negative impact on business by reducing the demand for insurance products.  Fluctuations in interest rates may result in disintermediation, which is the flow of funds away from insurance companies into direct investments that pay higher rates of return, and may affect the value of investment securities and other interest-earning assets.

Significant time has been spent internally researching the Company’s risk and communicating with outside investment advisors about the current investment environment and ways to ensure preservation of capital and mitigate any losses.  Management has put extensive efforts into evaluating its investment holdings.  Management intends to continue its close monitoring of its bond holdings and other investments for additional deterioration or market condition changes.  Future events may result in Management’s determination certain current investment holdings may need to be sold which could result in gains or losses in future periods.  Such future events could also result in other than temporary declines in value that could result in future period impairment losses.

Within the Company’s trading accounts, certain trading securities carried as liabilities represent securities sold short.  A gain, limited to the price at which the security was sold short, or a loss, potentially unlimited in size, will be recognized upon the termination of the short sale.

Because UTG serves primarily individuals located in four states, the ability of our customers to pay their insurance premiums is impacted by the economic conditions in these areas.  As of December 31, 2010, approximately 55% of our total direct premium was collected from Illinois, Ohio, Texas and West Virginia.  Thus, results of operations are heavily dependent upon the strength of these economies.

In addition, a substantial portion of our investment mortgage loans are secured by real estate located primarily in Arizona, Florida, Georgia, Kentucky, Ohio and Texas.  Consequently, our ability to continue to originate real estate loans may be impaired by adverse changes in local and regional economic conditions in these real estate markets or by acts of nature.  These events also could have an adverse effect on the value of our collateral and, due to the concentration of our collateral in real estate, on our financial condition.

The Company has traditionally obtained funds principally through premium deposits.  If, as a result of competitive pressures, market interest rates, general economic conditions or other events, the balance of the premium deposits decrease relative to our overall operations, the Company may have to look for ways to further reduce operating costs which could have a negative impact on results of operations or financial condition.

The Company has significant business risks in the amount of policy benefit expenses incurred each year.  The majority of these expenses are related to death claims paid on life insurance contracts.  The Company has no control over these expenses, which have a significant impact on our financial results.

Insurance holding companies operate in a highly regulated environment and are subject to supervision and examination by various federal and state regulatory agencies.  The cost of compliance with regulatory requirements may adversely affect our results of operations or financial condition.  Federal and state laws and regulations govern numerous matters including: changes in the ownership or control, maintenance of adequate capital and the financial condition of an insurance company, permissible types, amounts and terms of investments, permissible non-insurance activities, the level of policyholder reserves, and restrictions on dividend payments.

The Company will continue to consider the acquisition of other businesses.  However, the opportunities to make suitable acquisitions on favorable terms in the future may not be available, which could negatively impact the growth of business.  UTG expects that other insurance and financial companies will compete to acquire compatible businesses.  This competition could increase prices for acquisitions that we would likely pursue, and our competitors may have greater resources.  Also, acquisitions of regulated businesses such as insurance companies are subject to various regulatory approvals.  If appropriate regulatory approvals are not received, an acquisition would not be able to complete what we believe is in our best interest.

UTG has in the past acquired, and will in the future consider the acquisition of, other insurance and related businesses.  If other companies are acquired in the future, our business may be negatively impacted by risks related to those acquisitions.  These risks include the following: the risk that the acquired business will not perform in accordance with management’s expectations; the risk that difficulties will arise in connection with the integration of the operations of the acquired business with our operations; the risk that Management will divert its attention from other aspects of our business; the risk that key employees of the acquired business are lost; the risks associated with entering into geographic and product markets in which we have limited or no direct prior experience; and the risks of the acquired company assumed in connection with an acquisition.

As a result of these risks, any given acquisition, if and when consummated, may adversely affect our results of operations or financial condition. In addition, because the consideration for an acquisition may involve cash, debt or the issuance of shares of our common stock and may involve the payment of a premium over book and market values, existing holders of our common stock could experience dilution in connection with the acquisition.

UTG relies heavily on communications and information systems to conduct our business.  Any failure or interruptions or breach in security of these systems could result in failures or disruptions in our customer relationship management, general ledger, or administrative servicing systems. The occurrence of any failures or interruptions could result in a loss of customer business and have a material adverse effect on our results of operations and financial condition.

Under regulatory capital adequacy guidelines and other regulatory requirements, we must meet guidelines that include quantitative measures of assets, liabilities, and certain off-balance sheet items, subject to qualitative judgments by regulators about components, risk weightings and other factors.  If we fail to meet these minimum capital guidelines and other regulatory requirements, our financial condition would be materially and adversely affected.

ITEM 1B. UNRESOLVED STAFF COMMENTS

None.

ITEM 2.  PROPERTIES

The Company owns an office complex in Springfield, Illinois, which houses the primary insurance operations.  The office buildings in this complex contain 57,000 square feet of office and warehouse space, and are carried at $1,474,424.  The facilities occupied by the Company are adequate relative to the Company's present operations.

ITEM 3.  LEGAL PROCEEDINGS

In the normal course of business the Company is involved from time to time in various legal actions and other state and federal proceedings.  Management is of the opinion that the ultimate disposition of these matters will not have a material adverse effect on the Company’s results of operations or financial position.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

There were no matters submitted to a vote of UTG’s shareholders during the fourth quarter of 2010.

PART II

ITEM 5.  MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

The Registrant is a public company whose common stock is traded in the over-the-counter market.  Over-the-counter quotations can be obtained with the UTGN.OB stock symbol.

The following table shows the high and low closing prices for each quarterly period during the past two years, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.  The quotations below were acquired from the NASDAQ web site, which also provides quotes for over-the-counter traded securities such as UTG.

	2010		2009

PERIOD	High	Low	High	Low

First quarter	10.10	8.76	9.00	5.00
Second quarter	10.00	8.80	8.00	5.00
Third quarter	9.75	9.50	9.01	6.05
Fourth quarter	10.40	8.75	11.00	8.76

UTG has not declared or paid any dividends on its common stock in the past two fiscal years, and has no current plans to pay dividends on its common stock as it intends to retain all earnings for investment in and growth of the Company’s business.  See Note 2 in the accompanying consolidated financial statements for information regarding dividend restrictions, including applicable restrictions on the ability of the Company’s life insurance subsidiaries to pay dividends.

As of February 15, 2011 there were 7,587 record holders of UTG common stock.

On March 26, 2002, the Board of Directors of UTG adopted, and on June 11, 2002, the shareholders of UTG approved, the UTG, Inc. Employee and Director Stock Purchase Plan.  The plan’s purpose was to encourage ownership of UTG stock by eligible directors and employees of UTG and its subsidiaries by providing them with an opportunity to invest in shares of UTG common stock.  The plan was administered by the Board of Directors of UTG.  A total of 400,000 shares of common stock could have been purchased under the plan, subject to appropriate adjustment for stock dividends, stock splits or similar recapitalizations resulting in a change in shares of UTG.  The plan was not intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.

The purchase price of shares repurchased under the stock restriction and buy-sell agreement was to be computed, on a per share basis, equal to the sum of (i) the original purchase price(s) paid to acquire such shares from the Holding Company at the time they were sold pursuant to the Plan and (ii) the consolidated statutory net earnings (loss) per share of such shares during the period from the end of the month next preceding the month in which such shares were acquired pursuant to the plan, to the end of the month next preceding the month in which the closing sale of such shares to UTG occurs.  The consolidated statutory net earnings per Share were be computed as the net income of the Holding Company and its subsidiaries on a consolidated basis in accordance with statutory accounting principles applicable to insurance companies, as computed by the Holding Company, except that earnings of insurance companies or block of business acquired after the original plan date, November 1, 2002 were to be adjusted to reflect the amortization of intangibles established at the time of acquisition in accordance with generally accepted accounting principles (GAAP), less any dividends paid to shareholders. The calculation of net earnings per Share was to be performed on a monthly basis using the number of common shares of the Holding Company outstanding as of the end of the reporting period. The purchase price for any Shares purchased hereunder was to be paid in cash within 60 days from the date of purchase subject to the receipt of any required regulatory approvals as provided in the Agreement.

At the June 2009 Board of Directors meeting this program was terminated.  At the time of termination, the Company had 104,666 shares of common stock outstanding under the program.  During the third quarter 2009, the outstanding shares under the program were eliminated through either a cash payment or the issuance of additional shares of common stock at the option of the participant.  In exchange, the stock agreement was terminated and all rights under the agreement ended.  The Company repurchased 384 shares at a total cost of $6,259 and issued 65,699 additional shares of common stock of the Company to complete this exchange.

Purchases of Equity Securities

The following table provides information with respect to purchases we made of our common stock during the three months ended December 31, 2010 and total repurchases:

	Total Number of Shares Purchased	Average Price Paid Per Share	Total Number of Shares Purchased as Part of Publicly Announced Program	Maximum Number of Shares That May Yet Be Purchased Under the Program	Approximate Dollar Value That May Yet Be Purchased Under the Program
Oct. 1 through Oct. 31, 2010	3,070	$9.44	3,070	N/A	$440,834
Nov. 1 through Nov. 30, 2010	1,428	9.31	1,428	N/A	427,535
Dec. 1 through Dec. 31, 2010	13,099	10.29	13,099	N/A	292,755
Total	17,597	10.06	17,597

On June 5, 2001, the Board of Directors of UTG authorized the repurchase in the open market or in privately negotiated transactions of up to $1 million of UTG's common stock.  On June 16, 2004, an additional $1 million was authorized for repurchasing shares.  On April 18, 2006, an additional $1 million was authorized for repurchasing shares.  On June 16, 2010, an additional $500,000 was authorized for repurchasing shares at current market value.  Repurchased shares are available for future issuance for general corporate purposes.  This program can be terminated at any time.  Open market purchases are generally limited to a maximum per share price of the most recent reported per share GAAP equity book value of the Company. Through February 15, 2011, UTG has spent $3,371,277 in the acquisition of 463,307 shares under this program.

ITEM 6.  SELECTED FINANCIAL DATA

The following selected historical consolidated financial data should be read in conjunction with “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Item 8 – Financial Statements and Supplementary Data” and other financial information included elsewhere in this report.

FINANCIAL HIGHLIGHTS
(000’s omitted, except per share data)

	2010	2009	2008	2007	2006
Premium income net of reinsurance	$12,391	$13,502	$13,309	$14,413	$12,860
Net investment income	24,859	14,241	17,516	16,880	11,001
Total revenues	38,443	28,759	35,239	38,873	37,585
Net income (loss)	7,597	(4,290)	654	2,143	3,870
Basic income (loss) per share	1.97	(1.12)	0.17	0.56	1.00
Total assets	441,588	431,519	457,779	473,655	482,732
Total notes payable	10,372	14,403	15,617	19,914	22,990
Dividends paid per share	NONE	NONE	NONE	NONE	NONE

ITEM 7.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The purpose of this section is to discuss and analyze the Company's consolidated results of operations, financial condition and liquidity and capital resources for the two years ended December 31, 2010.  This analysis should be read in conjunction with the consolidated financial statements and related notes, which appear elsewhere in this report.  The Company reports financial results on a consolidated basis.  The consolidated financial statements include the accounts of UTG and its subsidiaries at December 31, 2010.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statement contained herein or in any other oral or written statement by the Company or any of its officers, directors or employees is qualified by the fact that actual results of the Company may differ materially from any such statement due to the following important factors, among other risks and uncertainties inherent in the Company's business:

1.
Prevailing interest rate levels, which may affect the ability of the Company to sell its products, the market value of the Company's investments and the lapse ratio of the Company's policies, notwithstanding product design features intended to enhance persistency of the Company's products.

2.	Changes in the federal income tax laws and regulations which may affect the relative tax advantages of the Company's products.
3.	Changes in the regulation of financial services, including bank sales and underwriting of insurance products, which may affect the competitive environment for the Company's products.
4.

Other factors affecting the performance of the Company, including, but not limited to, market conduct claims, insurance industry insolvencies, insurance regulatory initiatives and developments, stock market performance, an unfavorable outcome in pending litigation, and investment performance.

Critical Accounting Policies

General
We have identified the accounting policies below as critical to the understanding of our results of operations and our financial position.  The application of these critical accounting policies in preparing our financial statements requires Management to use significant judgments and estimates concerning future results or other developments including the likelihood, timing or amount of one or more future transactions or amounts.  Actual results may differ from these estimates under different assumptions or conditions.  On an on-going basis, we evaluate our estimates, assumptions and judgments based upon historical experience and various other information that we believe to be reasonable under the circumstances.  For a detailed discussion of other significant accounting policies, see Note 1 to the consolidated financial statements.

DAC and Cost of Insurance Acquired
Deferred acquisition costs (DAC) and cost of insurance acquired reflect our expectations about the future experience of the existing business in-force.  The primary assumptions regarding future experience that can affect the carrying value of DAC and cost of insurance acquired balances include mortality, interest spreads and policy lapse rates.  Significant changes in these assumptions can impact amortization of DAC and cost of insurance acquired in both the current and future periods, which is reflected in earnings.

Investments
The Company accounts for its investments in debt and equity securities pursuant to FASB Codification 320-10 section 5, 15, 25, 30, 35, 45, 50, and 55 and 942-10 section 50, Accounting for Certain Investments in Debt and Equity Securities. The Company has classified all of its investments as available-for-sale with the exception of certain securities classified as trading securities. Available-for-sale investments are carried at fair value with unrealized gains and losses reported in accumulated other comprehensive income (loss) in the Consolidated Balance Sheets for available-for-sale securities.  Trading securities are carried at fair value with unrealized gains and losses reported in income in the Consolidated Statements of Operations.  Premiums and discounts on debt securities purchased at other than par value are amortized and accreted, respectively, to interest income in the Consolidated Statements of Operations, using the constant yield method over the period to maturity. Net realized gains and losses on investments are computed using the specific identification method and are reported in the Consolidated Statements of Operations.

Declines in value of securities available-for-sale that are judged to be other-than-temporary are determined based on the specific identification method and are reported in the Consolidated Statements of Operations as realized losses. The factors considered by management in determining when a decline is other-than-temporary include but are not limited to: the length of time and extent to which the fair value has been less than cost; the financial condition and near-term prospects of the issuer; adverse changes in ratings announced by one or more rating agencies; subordinated credit support; whether the issuer of a debt security has remained current on principal and interest payments; current expected cash flows; whether the decline in fair value appears to be issuer specific or, alternatively, a reflection of general market or industry conditions (including, in the case of fixed maturities, the effect of changes in market interest rates); and the Company's intent and ability to hold the security for a period of time sufficient to allow for a recovery in fair value. For structured securities, such as mortgage-backed securities, an impairment loss is recognized when there has been a decrease in expected cash flows and/or a decline in the security's fair value below cost.

Deferred Income Taxes
The provision for deferred income taxes is based on the asset and liability method of accounting for income taxes. Under this method, deferred income taxes are recognized by applying enacted statutory tax rates to temporary differences between amounts reported in the Consolidated Financial Statements and the tax bases of existing assets and liabilities. A valuation allowance is recognized for the portion of deferred tax assets that, in Management's judgment, is not likely to be realized. The effect on deferred income taxes of a change in tax rates or laws is recognized in income tax expense in the period that includes the enactment date.

Future Policy Benefits and Expenses
The liabilities for traditional life insurance and accident and health insurance policy benefits are computed using a net level method.  These liabilities include assumptions as to investment yields, mortality, withdrawals, and other assumptions based on the life insurance subsidiaries’ experience adjusted to reflect anticipated trends and to include provisions for possible unfavorable deviations.  The Company makes these assumptions at the time the contract is issued or, in the case of contracts acquired by purchase, at the purchase date.  Future policy benefits for individual life insurance and annuity policies are computed using interest rates ranging from 2% to 6% for life insurance and 2.5% to 9.25% for annuities.  Benefit reserves for traditional life insurance policies include certain deferred profits on limited-payment policies that are being recognized in income over the policy term.  Policy benefit claims are charged to expense in the period that the claims are incurred.  Current mortality rate assumptions are based on 1975-80 select and ultimate tables.  Withdrawal rate assumptions are based upon Linton B or Linton C, which are industry standard actuarial tables for forecasting assumed policy lapse rates.

Recognition of Revenues and Related Expenses
Premiums for traditional life insurance products, which include those products with fixed and guaranteed premiums and benefits, consist principally of whole life insurance policies, and certain annuities with life contingencies are recognized as revenues when due.  Limited payment life insurance policies defer gross premiums received in excess of net premiums, which is then recognized in income in a constant relationship with insurance in force. Accident and health insurance premiums are recognized as revenue pro rata over the terms of the policies.  Benefits and related expenses associated with the premiums earned are charged to expense proportionately over the lives of the policies through a provision for future policy benefit liabilities and through deferral and amortization of deferred policy acquisition costs.  For universal life and investment products, generally there is no requirement for payment of premium other than to maintain account values at a level sufficient to pay mortality and expense charges. Consequently, premiums for universal life policies and investment products are not reported as revenue, but as deposits.  Policy fee revenue for universal life policies and investment products consists of charges for the cost of insurance and policy administration fees assessed during the period.  Expenses include interest credited to policy account balances and benefit claims incurred in excess of policy account balances.

Results of Operations

(a)	Revenues

Premiums and policy fee revenues, net of reinsurance premiums and policy fees, decreased approximately 8% when comparing 2010 to 2009.  The Company writes very little new business.  Unless the Company acquires a block of in-force business as it did in December 2006, Management expects premium revenue to continue to decline on the existing block of business at a rate consistent with prior experience. The Company’s average persistency rate for all policies in force for 2010 and 2009 was approximately 96.0% and 96.1%, respectively. Persistency is a measure of insurance in force retained in relation to the previous year.

The Company’s primary source of new business production, which has been immaterial, comes from internal conservation efforts.  Several of the customer service representatives of the Company are also licensed insurance agents, allowing them to offer other products within the Company’s portfolio to existing customers.  Additionally, efforts continue to be made in policy retention through more personal contact with the customer including telephone calls to discuss alternatives and reasons for a customer’s request to surrender their policy.

Net investment income increased approximately 75% when comparing 2010 to 2009.  The overall gross investment yields for 2010 and 2009 are 9.82% and 5.58%, respectively.  During 2008 and 2009, Management took steps to avoid catastrophic future losses by culling its investment portfolio.  As part of this portfolio evaluation process, certain investments were subsequently sold, particularly during the third and fourth quarters of 2008 and early 2009.  This resulted in a higher cash balance through most of 2009 earning extremely low rates of interest which had an immediate impact on income.  With preservation of capital being of utmost concern, Management sat on this large cash balance waiting for the dust to settle and for opportunities with margin of safety to appear.  This patience was rewarded and the Company began to deploy cash into investments deemed appropriate during the latter part of 2009.  The majority of this money was invested in trading securities and discounted mortgage loans.  With the economy reeling, bankruptcies soaring and general credit drying-up, the banking industry has been under well-known pressure.  As bank failures increased dramatically, their loan portfolios have been auctioned off, sometimes at deep discounts.

A substantial amount of the Company’s 2010 earnings are directly related to strong results in investment income.  The majority of the increase in investment income is from the Company’s mortgage loan portfolio.  Approximately 57%, or $14,075,000, of investment income is attributable to the mortgage loan portfolio, including $7,645,000 in discount accruals.  Should any of the factors change, such as the ability to acquire additional loans at such a large discount due to increased competition or insufficient supply, the ability of borrowers to settle loans mainly through refinancing, another decline in the overall economy, and other such factors, the performance of this type of investment could abruptly end, directly affecting future net income.  While management believes the current portfolio would remain profitable in another downturn, with no source of new acquisitions of discounted loans, the future profit stream from this activity would be limited.  Alternatively, should the Company need to look at fixed maturities for additional investment if discounted loans were no longer a viable option, the rate of return would be significantly lower given the low interest rate environment also resulting in substantially lower income.

During the fourth quarter of 2009, the Company began purchasing discounted commercial mortgage loans.  Management has extensive background and experience in the analysis and valuation of commercial real estate and believes there are significant opportunities currently available in the discounted mortgage loan arena.  Experienced personnel of FSNB have also been utilized in the analysis phase.  This experience dates back to discounted loans during the Resolution Trust days where such loans were being sold from defunct savings and loans in the early 1990’s.  The discounted loans are available through the FDIC sale of assets of closed banks and from banks wanting to reduce their loan portfolios.  The loans are available on a loan by loan bid process.  Prior to placing a bid, each loan is reviewed to determine interest level utilizing such information as type of collateral, location of collateral, interest rate, current loan status and available cashflows or other sources of repayment.  Once it is determined interest in the loan remains, the collateral is physically inspected.  Following physical inspection, if interest still remains, a bid price is determined and a bid is submitted.  Once a loan has been acquired, contact is made with the appropriate individuals to begin a dialog with a goal of determining the borrower’s willingness to work together.  There are generally three paths a discounted loan will take:  the borrowers pay as required; a settlement is reached with the loan being paid off at a discounted value; or the loan is foreclosed.

During the fourth quarter of 2009, the Company had acquired $118,368,661 of discounted mortgage loans at a total cost of $35,224,022, representing an average purchase price to outstanding loan of 29.8%. During 2009, the Company recorded approximately $1,000,000 in income from this loan activity. During 2010, the Company acquired an additional $111,258,867 of discounted mortgage loans at a total cost of $36,283,278, representing an average purchase price to outstanding loan of 32.6%.  Additionally, during 2010, the Company settled, sold or had paid off discounted mortgage loans totaling $23,607,100.  During 2010, the Company recorded approximately $12,898,000 in income from the discounted mortgage loan activity, including $7,645,258 in discount accruals.  The Company is currently projecting a very positive return from on-going mortgage loan payments from the discounted commercial mortgage loan portfolio.

While management believes the discounted loans will continue to have favorable earnings and outcomes as they are worked through, there can be no assurance this will remain true in future periods.  Changes in the current economy such as an even greater downturn than recently experienced could have a negative impact on the loans, including the financial stability of the borrowers, the borrowers’ ability to pay or to refinance, the value of the property held as collateral and the ability to find purchasers at favorable prices. As such, management has taken a conservative approach with these investments and has classified all discounted mortgage loans held as non-accrual.  In such status, the Company is recording interest income on a cash basis and is recording any accrual of discount on the loans held when realized.  Discount accruals reported during 2010 were the result of the loan basis already being fully paid.

During 2009, the Company also contributed approximately $20,000,000 to professionally managed trading accounts as another way to combat the current low rate environment.  The accounts were established to generate a fair return while reducing risk.  Securities designated as trading are reported at fair value with gains or losses resulting from changes in fair value recognized in net investment income.  During 2010, approximately 21%, or $5,143,000, of investment income was due to this trading portfolio, yielding approximately 12.8% after fees.  This type of return should not be expected in future periods.  Volatility should be expected, as well as possible losses.  Management’s target return on these accounts is 8%.

The Company's investments are generally managed to match related insurance and policyholder liabilities.  The comparison of investment return with insurance or investment product crediting rates establishes an interest spread.  The Company monitors investment yields, and when necessary adjusts credited interest rates on its insurance products to preserve targeted interest spreads, ranging from 1% to 2%.  Interest crediting rates on adjustable rate policies have been reduced to their guaranteed minimum rates, and as such, cannot be lowered any further.  Policy interest crediting rate changes and expense load changes become effective on an individual policy basis on the next policy anniversary.  Therefore, it takes a full year from the time the change was determined for the full impact of such change to be realized.  If interest rates decline in the future, the Company won’t be able to lower rates and both net investment income and net income will be impacted negatively.

Net realized investment losses were $(640,538) and $(629,528) in 2010 and 2009, respectively.  During 2010, other-than-temporary impairments of approximately $610,000 and $740,000 were taken on bonds backed by trust preferred securities and on common stock, respectively.  The other-than-temporary impairments were due to changes in expected future cash flows.  Additionally, an other-than-temporary impairment of approximately $129,000 was taken on a mortgage loan as a result of its appraisal valuation.  These losses were partially off-set from realized gains of approximately $811,175 on bond sales.  The majority of the losses during 2009 were from bond investments.  The beginning of 2009 continued with the elimination of unwanted bonds during the portfolio evaluation process.  Losses on the sale of these bonds totaled approximately $3,500,000.  In addition to these losses, other-than-temporary impairments of just over $2,000,000 were taken on bonds backed by trust preferred securities of banks.  These losses were partially off-set from realized gains of approximately $3,800,000 from sales of mortgage backed securities at the end of 2009.  Realized gains on common stocks were mainly the result of selling the remainder of CSI for a $3,000,000 gain and the sale of another common stock realizing a $1,000,000 gain.  The gains were off-set by a loss of approximately $3,000,000 on exchange traded funds that moved inversely to the market.

Although stock markets around the world have rallied sharply from an oversold position on increased liquidity and a perceived improvement in the general economy, Management continues to view the Company’s investment portfolio with utmost priority. Significant time has been spent internally researching the Company’s risk and communicating with outside investment advisors about the current investment environment and ways to ensure preservation of capital and mitigate any losses.  Management has put extensive efforts into evaluating the investment holdings.  Additionally, members of the Company’s board of directors and investment committee have been solicited for advice and provided with information.  Management has reviewed the Company’s entire portfolio on a security level basis to be sure all understand our holdings, potential risks and underlying credit supporting the investments.  Management intends to continue its close monitoring of its bond holdings and other investments for additional deterioration or market condition changes.  Future events may result in Management’s determination that certain current investment holdings may need to be sold which could result in gains or losses in future periods.  Such future events could also result in other than temporary declines in value that could result in future period impairment losses.

There are a number of significant risks and uncertainties inherent in the process of monitoring impairments and determining if impairment is other-than-temporary. These risks and uncertainties related to Management’s assessment of other-than-temporary declines in value include but are not limited to: the risk that Company's assessment of an issuer's ability to meet all of its contractual obligations will change based on changes in the credit characteristics of that issuer; the risk that the economic outlook will be worse than expected or have more of an impact on the issuer than anticipated; the risk that fraudulent information could be provided to the Company's investment professionals who determine the fair value estimates.

In recent periods, Management’s focus has been placed on promoting and growing TPA services to unaffiliated life insurance companies.  The Company receives monthly fees based on policy in force counts and certain other activity indicators, such as number of premium collections performed, or services performed.  For the years ended 2010 and 2009, the Company received $1,724,880 and $1,875,868 for this work, respectively.  These TPA revenue fees are included in the line item “other income” on the Company’s consolidated statements of operations.  During 2010, the Company obtained an additional contract for these services, which should provide approximately $300,000 additional revenues annually.  Administration for this block of business is to begin in the first quarter of 2011.  The Company intends to continue to pursue other TPA arrangements as well. The Company provides TPA services to insurance companies seeking business process outsourcing solutions.  Management believes the Company is positioned to generate additional revenues by utilizing the Company’s current excess capacity and administrative services.  During 2009, the Company renewed the contract of the largest TPA client for an additional five year period.

In summary, the Company’s basis for future revenue growth is expected to come from the following primary sources: expansion of TPA revenues, conservation of business currently in force, the maximization of investment earnings and the acquisition of other companies or policy blocks in the life insurance business.  Management has placed a significant emphasis on the development of these revenue sources and products offered to enhance these opportunities.

(b)	Expenses

Benefits, claims and settlement expenses net of reinsurance benefits and claims, decreased $3,546,995 from 2009 to 2010.  The decrease relates primarily to changes in the Company’s death claim experience.  Death claims were approximately $1,598,000 less in 2010 as compared to 2009.  There is no single event that caused the mortality variances.  Policy claims vary from year to year and therefore, fluctuations in mortality are to be expected and are not considered unusual by management.

Changes in policyholder reserves, or future policy benefits, also impact this line item.  Reserves are calculated on an individual policy basis and generally increase over the life of the policy as a result of additional premium payments and acknowledgement of increased risk as the insured continues to age.  The short-term impact of policy surrenders is negligible since a reserve for future policy benefits payable is held which is, at a minimum, equal to and generally greater than the cash surrender value of a policy.  The benefit of fewer policy surrenders is primarily received over a longer time period through the retention of the Company’s asset base.

Commissions and amortization of deferred policy acquisition costs decreased $882,163 from 2009 to 2010.  The 2010 results were more in line with what management would consider normal for this line item.  During 2009, this line item was impacted as a result of lower commissions offset from a reinsurance agreement in AC caused by lower profits on the block of business due to bond sales.  The AC agreement is a financial reinsurance agreement.  The earnings on the block of business covered by this agreement are utilized to re-pay the original borrowed amount.  The commission allowance reported each period from this agreement represents the net earnings on the identified policies covered by the agreement in each reporting period.  Results from this agreement included in this line item were approximately $(674,816) and $107,000 for the years 2010 and 2009, respectively.  As financial reinsurance, all financial results relating to this block of business are utilized to repay the outstanding borrowed amount from the reinsurer.  Securities are specifically identified and segregated in a trust account relative to this arrangement.  Should a gain or loss occur on one of these identified securities in the trust account, the results are included in the calculation of the current period financial results of the treaty with the reinsurer.    While the agreement may result in variances in this line item, this arrangement has no material impact on net income.  The overall impact to net income was $21,000 and $19,000 for the years 2010 and 2009, respectively.  A liability for the original ceding commission was established at the origination of the agreement and is amortized through this line item as earnings on the block of business are realized.  Most of the Company’s agent agreements contained vesting provisions, which provide for continued compensation payments to agents upon their termination subject to certain minimums and often limited to a specific period of time.  Another factor affecting this line item is attributable to normal amortization of the deferred policy acquisition costs asset.  The Company reviews the recoverability of the asset based on current trends and known events compared to the assumptions used in the establishment of the original asset.  No impairments were recorded in the periods reported.

Net amortization of cost of insurance acquired decreased 68% in 2010 compared to 2009.  During 2009, a block of business of UG fully amortized, which accounted for the significantly lower amortization in 2010.  Cost of insurance acquired is established when an insurance company is acquired.  The Company assigns a portion of its cost to the right to receive future profits from insurance contracts existing at the date of the acquisition.  The cost of policies purchased represents the actuarially determined present value of the projected future profits from the acquired policies.  Cost of insurance acquired is comprised of individual life insurance products including whole life, interest sensitive whole life and universal life insurance products.  Cost of insurance acquired is amortized with interest in relation to expected future profits, including direct charge-offs for any excess of the unamortized asset over the projected future profits.  The Company utilizes a 12% discount rate on the remaining unamortized business.  The interest rates vary due to risk analysis performed at the time of acquisition on the business acquired. The amortization is adjusted retrospectively when estimates of current or future gross profits to be realized from a group of products are revised. Amortization of cost of insurance acquired is particularly sensitive to changes in interest rate spreads and persistency of certain blocks of insurance in-force. Persistency is a measure of insurance in force retained in relation to the previous year.  The Company's average persistency rate for all policies in force for 2010 and 2009 has been approximately 96.0% and 96.1%, respectively.  The Company monitors these projections to determine the adequacy of present values assigned to future profits.  No impairments were recorded in the periods reported.

Operating expenses increased approximately 14% in 2010 compared to 2009.  This increase was due to increased travel expenses primarily relating to the purchase of discount mortgage loans and an increase in charitable contributions as a result of the Company’s increased earnings in 2010.  Management continues to place significant emphasis on expense monitoring and cost containment.  Maintaining administrative efficiencies directly impacts net income.

Interest expense decreased approximately 37% during 2010 compared to 2009.  This decrease is the result of a lower outstanding balance of debt as well as the general decline in interest rates.  The Company made principal payments of $3,600,351 during 2010.  During 2009, no principal payments were made as the Company prepaid principal due in 2009 during 2008.  The next required principal payment is due in December of 2011.  The Company anticipates aggressively repaying the current debt.

Deferred taxes are established to recognize future tax effects attributable to temporary differences between the financial statements and the tax return.  As these differences are realized in the financial statement or tax return, the deferred income tax established on the difference is recognized in the financial statements as an income tax expense or credit.

(c)	Net income

The Company had a net income (loss) of $7,596,575 and $(4,290,247) in 2010 and 2009, respectively.  The increase in net income in 2010 is primarily related to higher investment income and lower policyholder benefits.

Financial Condition

(a)	Assets

Investments are the largest asset group of the Company.  The Company's insurance subsidiaries are regulated by insurance statutes and regulations as to the type of investments they are permitted to make, and the amount of funds that may be used for any one type of investment.  In light of these statutes and regulations, and the Company's business and investment strategy, the Company generally seeks to invest in United States government and government agency securities and other high quality low risk investments.  Some insurance companies have suffered significant losses in their investment portfolios in the last few years; however, because of the Company’s conservative investment philosophy the Company has avoided such significant losses.

At December 31, 2010, the carrying value of fixed maturity securities in default as to principal or interest was immaterial in the context of consolidated assets, shareholders' equity or results from operations.  The Company has identified securities it may sell and classified them as "investments held for sale".  Investments held for sale are carried at market, with changes in market value charged directly to shareholders' equity. To provide additional flexibility and liquidity, the Company has categorized all fixed maturity investments as “investments held for sale”.

At December 31, 2010, the Company held a fixed maturity security with a carrying value of $10,000 that was guaranteed by a third party.  The security did not have a credit rating.  The Company had no significant concentration in a guarantor either directly or indirectly as of December 31, 2010.

The following table summarizes the Company's fixed maturities distribution at December 31, 2010 and 2009 by ratings category as issued by Standard and Poor's, a leading ratings analyst.

Fixed Maturities

	% of Portfolio
Rating
	2010	2009
Investment Grade
AAA	74%	76%
AA	4%	4%
A	9%	13%
BBB	13%	6%
Below Investment Grade	0%	1%
	100%	100%

Mortgage loan investments represent 14% of total assets of the Company at year-end 2010 and 2009.  A significant portion of the Company’s mortgage loan investments result from opportunities available through FSNB, an affiliate of Mr. Jesse T. Correll.  Mr. Correll is the CEO and Chairman of the Board of Directors of UTG, and directly and indirectly through affiliates, its largest shareholder.  FSNB has been able to provide the Company with additional expertise and experience in underwriting commercial and residential mortgage loans, which provide more attractive yields than the traditional bond market.  FSNB services all the mortgage loans of the Company.  The majority of this amount was in the form of loans purchased at a discount from failed banks.  The Company pays FSNB a .25% servicing fee on these loans and a one-time fee at loan origination of .50% of the original loan amount to cover costs incurred by FSNB relating to the processing and establishment of the loan.  The Company paid $190,297 and $74,153 in servicing fees and $508,283 and $558,843 in origination fees to FSNB during 2010 and 2009, respectively.

During the fourth quarter of 2009, the Company began purchasing discounted commercial mortgage loans.  Management has extensive background and experience in the analysis and valuation of commercial real estate and believes there are significant opportunities currently available in the discounted mortgage loan arena.  Experienced personnel of FSNB have also been utilized in the analysis phase.  This experience dates back to discounted loans during the Resolution Trust days where such loans were being sold from defunct savings and loans in the early 1990’s.  The discounted loans are available through the FDIC sale of assets of closed banks and from banks wanting to reduce their loan portfolios.  The loans are available on a loan by loan bid process.  Prior to placing a bid, each loan is reviewed to determine interest level utilizing such information as type of collateral, location of collateral, interest rate, current loan status and available cashflows or other sources of repayment.  Once it is determined interest in the loan remains, the collateral is physically inspected.  Following physical inspection, if interest still remains, a bid price is determined and a bid is submitted.  Once a loan has been acquired, contact is made with the appropriate individuals to begin a dialog with a goal of determining the borrower’s willingness to work together.  There are generally three paths a discounted loan will take:  the borrowers pay as required; a settlement is reached with the loan being paid off at a discounted value; or the loan is foreclosed.

During the fourth quarter of 2009, the Company had acquired $118,368,661 of discounted mortgage loans at a total cost of $35,224,022, representing an average purchase price to outstanding loan of 29.8%. During 2009, the Company recorded approximately $1,000,000 in income from this loan activity. During 2010, the Company acquired an additional $111,258,867 of discounted mortgage loans at a total cost of $36,283,278, representing an average purchase price to outstanding loan of 32.6%.  Additionally, during 2010, the Company settled, sold or had paid off discounted mortgage loans totaling $23,607,100.  During 2010, the Company recorded approximately $12,898,000 in income from the discounted mortgage loan activity, including $7,645,258 in discount accruals.  The Company is currently projecting a very positive return from on-going mortgage loan payments from the discounted commercial mortgage loan portfolio.

Sub-prime mortgage lending has received significant attention.  Default rates have risen sharply on these loans causing a negative impact in the economy in general.  While the Company does not have a material direct exposure to sub-prime mortgage loans, the Company could still be negatively impacted indirectly primarily through fixed maturity holdings in financial institutions that do have sub-prime loan exposures.  Declines in values relating to such entities will negatively impact the Company through unrealized investment losses.  Should any of these entities declare bankruptcy, the Company would then report a realized loss on its investment.  Management monitors events relating to this topic.

Total investment real estate holdings represent approximately 12% and 10.5% of the total assets of the Company, net of accumulated depreciation, at year-end 2010 and 2009 respectively. The Company has made several investments in real estate in recent years.  Expected returns on these investments exceed those available in fixed income securities.  However, these returns may not always be as steady or predictable.

Cash and cash equivalents decreased by approximately $19,000,000 comparing 2010 to 2009.  This cash was redeployed into additional investments.

During 2009, the Company also contributed approximately $20,000,000 to a professionally managed trading account as another way to combat the current low rate environment.  The account was established to generate a fair return while reducing risk.  Securities designated as trading are reported at fair value with gains or losses resulting from changes in fair value recognized in net investment income.  During 2010, approximately 21%, or $5,143,000, of investment income was due to this trading portfolio.  This type of return should not be expected going forward.  Volatility should be expected, as well as possible losses.

Policy loans remained consistent for the periods presented.  Industry experience for policy loans indicates that few policy loans are ever repaid by the policyholder other than through termination of the policy.  Policy loans are systematically reviewed to ensure that no individual policy loan exceeds the underlying cash value of the policy.

Deferred policy acquisition costs decreased 14% in 2010 compared to 2009.  Deferred policy acquisition costs, which vary with, and are primarily related to producing new business, are referred to as DAC.  DAC consists primarily of commissions and certain costs of policy issuance and underwriting, net of fees charged to the policy in excess of ultimate fees charged.  To the extent these costs are recoverable from future profits, the Company defers these costs and amortizes them with interest in relation to the present value of expected gross profits from the contracts, discounted using the interest rate credited by the policy.  The Company had $0 in policy acquisition costs deferred, $6,000 in interest accretion and $97,029 in amortization in 2010, and had $0 in policy acquisition costs deferred, $8,000 in interest accretion and $173,944 in amortization in 2009.

Cost of insurance acquired decreased approximately $1,324,000 in 2010 compared to $8,900,000 in 2009.  When an insurance company is acquired, the Company assigns a portion of its cost to the right to receive future cash flows from insurance contracts existing at the date of the acquisition.  The cost of policies purchased represents the actuarially determined present value of the projected future cash flows from the acquired policies.  Cost of insurance acquired is amortized with interest in relation to expected future profits, including direct charge-offs for any excess of the unamortized asset over the projected future profits.  In 2010 and 2009, amortization decreased the asset by $1,324,731 and $4,176,539 respectively.  An additional decrease of approximately $4,700,000 in 2009 was due to the sale of a subsidiary, Texas Imperial Life Insurance Company.  No impairments of this asset were recorded for the periods presented.

On December 30, 2009, the Company sold a 73% owned subsidiary, Texas Imperial Life Insurance Company.  The transaction was entered into to further streamline operations of the affiliated group.  Texas Imperial was a stipulated premium company, a unique status under Texas rules.  Consolidation of this entity was not practical due to this status.  The sale resulted in a decrease of approximately 4% in total assets in 2009.

(b)	Liabilities

The largest liability, by far, is future policy benefits.  The decrease from 2009 to 2010 in this line item was approximately 2%.  This decrease is attributable primarily to a decrease in the total future policy benefits held.  As policies in force terminate, the corresponding reserve liability held for those policies is released.

At December 31, 2010, the Company has outstanding notes payable of $10,372,239 as compared to $14,402,889 a year ago.  Approximately $6,890,000 of this debt is related to the acquisition of ACAP Corporation.  The Company has two lines of credit available for operating liquidity or acquisitions of additional lines of business.  The outstanding balances on these lines of credit were $2,290,000 and $0 as of December 31, 2010 and 2009, respectively.  The Company's debt is discussed in more detail in Note 12 to the consolidated financial statements.

As part of the investment portfolio restructuring, a portion of the Company’s funds has been dedicated to an experienced team of market professionals with the goal of grinding out a reasonable return, primarily through cash flows, with lower overall volatility and reduced risk.  The portfolio contains exchange traded equities and options which have been classified as trading securities on the balance sheet.

(c)	Shareholders' Equity

Total shareholders' equity increased approximately 20% in 2010 compared to 2009.  This increase is primarily due to the net income of $7,596,575 for the year as well as unrealized gains included in other comprehensive income.

Each year, the NAIC calculates financial ratio results (commonly referred to as IRIS ratios) for each insurance company.  These ratios compare key financial data pertaining to the statutory balance sheet and income statement.  The results are then compared to pre-established normal ranges determined by the NAIC.  Results outside the range typically require explanation to the domiciliary insurance department.  At year-end 2010, UG had three ratios while AC had one ratio outside the normal range.  All variances reported were anticipated by Management.  These ratios are discussed in more detail in the Regulatory Environment discussion included in this Item 7.

Liquidity and Capital Resources

The Company has three principal needs for cash - the insurance companies’ contractual obligations to policyholders, the payment of operating expenses and servicing its outstanding debt.  Cash and cash equivalents as a percentage of total assets were 4% and 9% as of December 31, 2010 and 2009.  Fixed maturities as a percentage of total invested assets were 45% and 47% as of December 31, 2010 and 2009, respectively.

The Company's investments are predominantly in fixed maturity investments such as bonds and mortgage loans, which provide sufficient return to cover future obligations. The Company carries all of its fixed maturity holdings as held for sale which are reported in the consolidated financial statements at their market value.

Many of the Company's products contain surrender charges and other features which reward persistency and penalize the early withdrawal of funds.  With respect to such products, surrender charges are generally sufficient to cover the Company's unamortized deferred policy acquisition costs with respect to the policy being surrendered.

Cash used in operating activities was $(2,986,295) and $(4,248,484) in 2010 and 2009, respectively.  Sources of operating cash flows of the Company, as with most insurance entities, is comprised primarily of premiums received on life insurance products and income earned on investments.  Uses of operating cash flows consist primarily of payments of benefits to policyholders and beneficiaries and operating expenses.  The Company has not marketed any significant new products for several years.  As such, premium revenues continue to decline.  Management anticipates future cashflows from operations to remain similar to historic trends.

Cash provided by (used in) investing activities was $(11,480,532) and $2,904,973 for 2010 and 2009, respectively.  During 2010, more emphasis was placed on the trading securities and discounted mortgage loans.  These two investment areas accounted for 86% of investments acquired during 2010 and 79% of investments sold during 2010.  In late 2009, management determined market conditions were favorable for investing in both of these arenas.  The Company intends to continue this investment path as long as market conditions remain favorable in these areas and investment opportunities continue to present themselves.

Net cash used in financing activities was $(4,542,564) and $(1,159,521) for 2010 and 2009, respectively.  Cash used in financing activities during both years was primarily the result of debt reduction.

Net policyholder contract deposits decreased approximately $408,000 in 2010 compared to 2009.    Policyholder contract withdrawals decreased approximately $796,000 in 2010 compared to 2009.  Management anticipates continued moderate declines in contract deposits and withdrawals as this block of business continues to decline.  Contract withdrawals can vary from year to year based on outside influences such as changes in interest rates, competition and other economic factors.

On December 8, 2006, UTG borrowed funds from First Tennessee Bank National Association through execution of an $18,000,000 promissory note.  The note is secured by the pledge of 100% of the common stock of UG.  The promissory note carries a variable rate of interest based on the 3 month LIBOR rate plus 180 basis points.  Interest is payable quarterly.  Principal is payable annually beginning at the end of the second year in five installments of $3,600,000.  The loan matures on December 7, 2012.  The Company made principal payments of $3,600,351 during 2010.  During 2009, no payments were made, as the Company had prepaid the 2009 principal due during 2008.  At December 31, 2010 and 2009, the outstanding principal balance on this debt was $6,891,411 and $10,491,762, respectively.
In addition to the above promissory note, First Tennessee Bank National Association also provided UTG with a $5,000,000 revolving credit note.  During 2010, Management decided that a reduction in the limit to $2,750,000 in this line of credit was more reasonable for current operations.  This note is for a one-year term and may be renewed by consent of both parties.  The credit note is to provide operating liquidity for UTG.  The promissory note carries a variable rate of interest based on the 90-day LIBOR rate plus 2.75 percentage points, but at no time will the rate be less than 3.25%.  The collateral held on the above note also secures this credit note.  UTG had borrowings of $290,000 and $0 against this note during 2010 and 2009, respectively.  At December 31, 2010 and 2009, the outstanding principal balance on this debt was $290,000 and $0, respectively.

In November 2007, the Company became a member of the Federal Home Loan Bank (FHLB).  This membership allows the Company access to additional credit up to a maximum of 50% of the total assets of UG.  To be a member of the FHLB, UG was required to purchase shares of common stock of FHLB.  Borrowing capacity is based on 50 times each dollar of stock acquired in FHLB above the "base membership" amount.  UG's current line of credit with the FHLB is $15,000,000.  During 2010, UG had borrowings of $2,000,000 against this line of credit at a rate of 0.25% at December 31, 2010.  During 2009, UG had borrowings of $2,000,000 and repayments of $2,000,000.  At December 31, 2010 and 2009, the outstanding principal balance on this debt was $2,000,000 and $0, respectively.  This outstanding principal balance was repaid in full on January 7, 2011.

In June 2002, the Company entered into a five-year contract for services related to its purchase of the “ID3” software system.  The contract was amended during 2006 for a five year period ended 2011.  Under the contract, the Company is required to pay $8,333 per month in software maintenance costs and a minimum charge of $14,000 per month in offsite data center costs, for a five-year period ending in 2011.

UTG is a holding company that has no day-to-day operations of its own.  Funds required to meet its expenses, generally costs associated with maintaining the Company in good standing with states in which it does business, and the servicing of its debt are primarily provided by its subsidiaries.  On a parent only basis, UTG's cash flow is dependent on management fees received from its insurance subsidiaries, stockholder dividends from its subsidiaries and earnings received on cash balances.  On December 31, 2010, substantially all of the consolidated shareholders equity represents net assets of its subsidiaries.  The Company's insurance subsidiaries have maintained adequate statutory capital and surplus.  The payment of cash dividends to shareholders by UTG is not legally restricted.  However, the state insurance department regulates insurance company dividend payments where the company is domiciled.

UG is an Ohio domiciled insurance company, which requires five days prior notification to the insurance commissioner for the payment of an ordinary dividend.  Ordinary dividends are defined as the greater of: a) prior year statutory net income or b) 10% of statutory capital and surplus.  For the year ended December 31, 2010, UG had statutory net income of $4,796,439.  At December 31, 2010, UG's statutory capital and surplus amounted to $30,442,880.  Extraordinary dividends (amounts in excess of ordinary dividend limitations) require prior approval of the insurance commissioner and are not restricted to a specific calculation.  UG paid dividends of $2,725,000 and $0 to UTG in 2010 and 2009, respectively. None of the dividends paid were considered to be an extraordinary dividend.

AC is a Texas domiciled insurance company, which requires eleven days prior notification to the insurance commissioner for the payment of an ordinary dividend. Ordinary dividends are defined as the greater of: a) prior year statutory earnings from operations or b) 10% of statutory surplus.  At December 31, 2010, AC statutory earnings from operations were $2,024,641.  At December 31, 2010 AC, statutory surplus was $8,434,448.  Extraordinary dividends (amounts in excess of ordinary dividend limitations) require prior approval of the insurance commissioner and are not restricted to a specific calculation.  AC paid ordinary dividends of $728,130 and $0 during 2010 and 2009, respectively.

Management believes the overall sources of liquidity available will be sufficient to satisfy its financial obligations.

Regulatory Environment

The Company's current and merged insurance subsidiaries are assessed contributions by life and health guaranty associations in almost all states to indemnify policyholders of failed companies.  In several states the company may reduce premium taxes paid to recover a portion of assessments paid to the states' guaranty fund association.  This right of "offset" may come under review by the various states, and the company cannot predict whether and to what extent legislative initiatives may affect this right to offset.  In addition, some state guaranty associations have adjusted the basis by which they assess the cost of insolvencies to individual companies.  The Company believes that its reserve for future guaranty fund assessments is sufficient to provide for assessments related to known insolvencies.  This reserve is based upon management's current expectation of the availability of this right of offset, known insolvencies and state guaranty fund assessment bases.  However, changes in the basis whereby assessments are charged to individual companies and changes in the availability of the right to offset assessments against premium tax payments could materially affect the company's results.

Currently, the insurance subsidiaries are subject to government regulation in each of the states in which they conduct business.  Such regulation is vested in state agencies having broad administrative power dealing with all aspects of the insurance business, including the power to:  (i) grant and revoke licenses to transact business;  (ii) regulate and supervise trade practices and market conduct;  (iii) establish guaranty associations;  (iv) license agents;  (v) approve policy forms;  (vi) approve premium rates for some lines of business;  (vii) establish reserve requirements;  (viii) prescribe the form and content of required financial statements and reports;  (ix) determine the reasonableness and adequacy of statutory capital and surplus; and  (x) regulate the type and amount of permitted investments.  Insurance regulation is concerned primarily with the protection of policyholders.  The Company cannot predict the impact of any future proposals, regulations or market conduct investigations.  UG is domiciled in the state of Ohio.  AC is domiciled in the state of Texas.

The insurance regulatory framework continues to be scrutinized by various states, the federal government and the National Association of Insurance Commissioners (NAIC).  The NAIC is an association whose membership consists of the insurance commissioners or their designees of the various states.  The NAIC has no direct regulatory authority over insurance companies.  However, its primary purpose is to provide a more consistent method of regulation and reporting from state to state.  This is accomplished through the issuance of model regulations, which can be adopted by individual states unmodified, modified to meet the state's own needs or requirements, or dismissed entirely.

Most states also have insurance holding company statutes, which require registration and periodic reporting by insurance companies controlled by other corporations licensed to transact business within their respective jurisdictions.  The insurance subsidiaries are subject to such legislation and registered as controlled insurers in those jurisdictions in which such registration is required.  Statutes vary from state to state but typically require periodic disclosure, concerning the corporation that controls the registered insurers and all subsidiaries of such corporation. In addition, prior notice to, or approval by, the state insurance commission of material inter-corporate transfers of assets, reinsurance agreements, management agreements (see Note 9 to the consolidated financial statements), and payment of dividends (see Note 2 to the consolidated financial statements) in excess of specified amounts by the insurance subsidiaries, within the holding company system, are required.

Each year, the NAIC calculates financial ratio results (commonly referred to as IRIS ratios) for each company.  These ratios measure various statutory balance sheet and income statement financial information.  The results are then compared to pre-established normal ranges determined by the NAIC.  Results outside the range typically require explanation to the domiciliary insurance department.

At year-end 2010, UG had three ratios outside the normal range.  AC had one ratio outside the normal range.  Each of the ratios outside the normal range was anticipated by Management.  UG’s ratios relate to the Company’s affiliated investments, percentage of real estate and mortgage loans to cash and invested assets and change in premium.  The Company has made investments in real estate projects, which have been consolidated into these financial statements through limited liability companies.  The limited liability companies were created to provide additional risk protection to the Company.  Additionally, ACAP Corporation is a subsidiary of UG. During 2009, the Company re-evaluated its investment portfolio and began eliminating unwanted bonds.  At the same time, the Company began purchasing mortgage loans at deep discounts.  The Company continued to purchase discounted mortgage loans in 2010.  While these investments negatively impact these ratios, the Company believes that this structure is in the best interest of the Company and these investments will have a positive long-term impact on the Company.  The Company has not actively marketed life products in the past several years.  Management currently placed little emphasis on new business production, believing resources could be better utilized in other ways.  Current sales primarily represent sales to existing customers through additional insurance needs or conservation efforts.  AC’s ratio outside the normal range relates to change in premium.  AC, like UG, has not actively marketed life products in the past several years.  Management currently places little emphasis on new business production, believing resources could be better utilized in other ways.

The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula.  The risk-based capital (RBC) formula measures the adequacy of statutory capital and surplus in relation to investment and insurance risks such as asset quality, mortality and morbidity, asset and liability matching and other business factors.  The RBC formula is used by state insurance regulators as an early warning tool to identify, for the purpose of initiating regulatory action, insurance companies that potentially are inadequately capitalized.  In addition, the formula defines new minimum capital standards that supplement the current system of low fixed minimum capital and surplus requirements on a state-by-state basis.  Regulatory compliance is determined by a ratio of the insurance company's regulatory total adjusted capital, as defined by the NAIC, to its authorized control level RBC, as defined by the NAIC.  Insurance companies below specific trigger points or ratios are classified within certain levels, each of which requires specific corrective action.  The levels and ratios are as follows:

Ratio of Total Adjusted Capital to
Authorized Control Level RBC
Regulatory Event	(Less Than or Equal to)

Company action level	2.0*
Regulatory action level	1.5
Authorized control level	1.0
Mandatory control level	0.7

*Or, 2.5 with negative trend

At December 31, 2010, UG has a ratio of approximately 3.6, which is 360% of the authorized control level.  AC’s ratio is approximately 7.5, which is 750% of the authorized control level.  Accordingly, both companies meet the RBC requirements.

On July 30, 2002, President Bush signed into law the “SARBANES-OXLEY” Act of 2002 (“the Act”).  This Law, enacted in response to several high-profile business failures, was developed to provide meaningful reforms that protect the public interest and restore confidence in the reporting practices of publicly traded companies.  The implications of the Act to public companies, (which includes UTG) are vast, widespread, and evolving.  The Company has implemented requirements affecting the current reporting period, and is continually monitoring, evaluating, and planning implementation of requirements that will need to be taken into account in future reporting periods.  As part of the implementing these requirements, the Company has developed a compliance plan, which includes documentation, evaluation and testing of key financial reporting controls.

The “USA PATRIOT” Act of 2001 (“the Patriot Act”), enacted in response to the terrorist attacks of September 11, 2001, strengthens our Nation’s ability to combat terrorism and prevent and detect money-laundering activities.  Under Section 352 of the Patriot Act, financial institutions (definition includes insurance companies) are required to develop an anti-money laundering program.  The practices and procedures implemented under the program should reflect the risks of money laundering given the entity’s products, methods of distribution, contact with customers and forms of customer payment and deposits.  In addition, Section 326 of the Patriot Act creates minimum standards for financial institutions regarding the identity of their customers in connection with the purchase of a policy or contract of insurance.  The Company has instituted an anti-money laundering program to comply with Section 352, and has communicated this program throughout the organization.  In addition, all new business applications are regularly screened through the Medical Information Bureau.  The Company regularly updates the information provided by the Office of Foreign Asset Control, U.S. Treasury Department in order to remain in compliance with the Patriot Act and will continue to monitor this issue as changes and new proposals are made.

Accounting Developments

In January 2011, the Financial Accounting Standards Board (“FASB”) issued the Accounting Standards Update (“ASU”) No. 2011-01 Receivables (Topic 310) Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings in Update No 2010-10. The amendments in this Update temporarily delay the effective date of the disclosures about troubled debt restructurings in Update 2010-20 for public entities. The delay is intended to allow the Board time to complete its deliberations on what constitutes a troubled debt restructuring. The effective date of the new disclosures about troubled debt restructurings for public entities and the guidance for determining what constitutes a troubled debt restructuring will then be coordinated. Currently, that guidance is anticipated to be effective for interim and annual periods ending after June 15, 2011. The Company does not expect the adoption of ASU 2011-01 to have a material impact on its consolidated financial statements.

In December 2010, the FASB issued the ASU No. 2010-29 Business Combinations (Topic 805) Disclosure of Supplementary Pro Forma Information for Business Combinations. The amendments in this Update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments in this Update also expand the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments in this Update are effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. The Company does not expect the adoption of ASU 2010-29 to have a material impact on its consolidated financial statements.

In December 2010, the FASB issued the ASU No. 2010-28 Intangibles-Goodwill and Other (Topic 350) When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts. The amendments in this Update modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with the existing guidance and examples in paragraph 350-20-35-30, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. For public entities, the amendments in this Update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. Early adoption is not permitted. The Company does not expect the adoption of ASU 2010-28 to have a material impact on its consolidated financial statements.

In October 2010, the FASB issued the ASU No. 2010-26 Consolidations (Topic 944) Financial Services-Insurance. The amendments in this Update specify that the following costs incurred in the acquisition of new and renewal contracts should be capitalized in accordance with the amendments in this Update: 1. Incremental direct costs of contract acquisition. Incremental direct costs are those costs that result directly from and are essential to the contract transaction(s) and would not have been incurred by the insurance entity had the contract transaction(s) not occurred. 2. Certain costs related directly to Underwriting, policy issuance and processing, medical and inspection, and sales force contract selling performed by the insurer for the contract. The costs related directly to those activities include only the portion of an employee’s total compensation (excluding any compensation that is capitalized as incremental direct costs of contract acquisition) and payroll-related fringe benefits related directly to time spent performing those activities for actual acquired contracts and other costs related directly to those activities that would not have been incurred if the contract had not been acquired. All other acquisition-related costs—including costs incurred by the insurer for soliciting potential customers, market research, training, administration, unsuccessful acquisition or renewal efforts, and product development—should be charged to expense as incurred. Administrative costs, rent, depreciation, occupancy, equipment, and all other general overhead costs are considered indirect costs and should be charged to expense as incurred. If the initial application of the amendments in this Update results in the capitalization of acquisition costs that had not been capitalized previously by an entity, the entity may elect not to capitalize those types of costs. The amendments in this Update do not affect the guidance in paragraphs 944-30-25-4 through 25-5, which prohibits the capitalization of certain costs incurred in obtaining universal life-type contracts. The amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. The amendments in this update should be applied prospectively upon adoption. The Company does not expect the adoption of ASU 2010-26 to have a material impact on its consolidated financial statements.

In July 2010, the FASB issued the ASU No. 2010-20 Consolidations (Topic 310) Receivables. The main objective in developing this Update is to provide financial statement users with greater transparency about an entity’s allowance for credit losses and the credit quality of its financing receivables. This Update is intended to provide additional information to assist financial statement users in assessing an entity’s credit risk exposures and evaluating the adequacy of its allowance for credit losses. Currently, a high threshold for recognition of credit impairments impedes timely recognition of losses. ASU 2010-20 is effective for annual reporting periods ending on or after December 15, 2011. The Company does not expect the adoption of ASU No 2010-20 to have a material impact on its consolidated financial statements.

In February 2010, the FASB issued ASU 2010-09, Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements, which amends disclosure requirements within Subtopic 855-10. An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and the SEC's requirements. ASU 2010-09 is effective upon issuance. The adoption of ASU 2010-09 did not have a material impact on the Company's consolidated financial statements.

In January 2010, FASB issued ASU 2010-06, Improving Disclosures about Fair Measurements, which provides amendments to subtopic 820-10 that require separate disclosure of significant transfers in and out of Level 1 and Level 2 fair value measurements and the presentation of separate information regarding purchases, sales, issuances and settlements for Level 3 fair value measurements. Additionally, ASU 2010-06 provides amendments to subtopic 820-10 that clarify existing disclosures about the level of disaggregation and inputs and valuation techniques. ASU 2010-06 is effective for financial statements issued for interim and annual periods ending after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements in the rollforward of activity in Level 3 fair value measurements, which are effective for interim and annual periods ending after December 15, 2010. The Company does not expect the adoption of ASU 2010-06 to have a material impact on its consolidated financial statements.

In January 2010, FASB issued ASU 2010-02, Accounting and Reporting for Decreases in Ownership of a Subsidiary- a Scope Clarification, which addresses the accounting for non-controlling interests and changes in ownership interests of a subsidiary. ASU 2010-02 is effective for the interim or annual reporting periods ending on or after December 15, 2009, and must be applied retrospectively to interim or annual reporting periods beginning on or after December 15, 2008. The adoption of ASU 2010-02 did not have an impact on the Company's consolidated financial statements.

In April 2009, the FASB replaced the guidance in the Investments – Debt and Equity Securities Topic of the FASB ASC related to OTTI.  Under this new accounting guidance, an other-than-temporary impairment (“OTTI”) loss must be separated into the amount representing the decrease in cash flows expected to be collected, or “credit loss”, which is recognized in earnings, and the amount related to all other factors, or “noncredit loss”, which is recognized in other comprehensive income.  In addition, the requirement for management to assert that it has the intent and ability to hold an impaired security until recovery was replaced by the requirement for management to assert if it either has the intent to sell the debt security or if it is more likely than not the entity will be required to sell the debt security before recovery of its amortized cost basis.

ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market risk relates, broadly, to changes in the value of financial instruments that arise from adverse movements in interest rates, equity prices and foreign exchange rates.  The Company is exposed principally to changes in interest rates which affect the market prices of its fixed maturities available for sale.  The Company’s exposure to equity prices and foreign currency exchange rates is immaterial.  The information is presented in U.S. Dollars, the   Company’s reporting currency.

Interest rate risk

The Company’s exposure to interest rate changes results from a significant holding of fixed maturity investments and mortgage loans on real estate, all of which comprised approximately 64% of the investment portfolio as of December 31, 2010.  These investments are mainly exposed to changes in treasury rates.  The fixed maturities investments include U.S. government bonds, securities issued by government agencies, mortgage-backed bonds and corporate bonds.  Approximately 53% of the fixed maturities owned at December 31, 2010 are instruments of the United States government or are backed by U.S. government agencies or private corporations carrying the implied full faith and credit backing of the U.S. government.

To manage interest rate risk, the Company performs periodic projections of asset and liability cash flows to evaluate the potential sensitivity of the investments and liabilities.  Management assesses interest rate sensitivity with respect to the available-for-sale fixed maturities investments using hypothetical test scenarios that assume either upward or downward 100-basis point shifts in the prevailing interest rates.  The following tables set forth the potential amount of unrealized gains (losses) that could be caused by 100-basis point upward and downward shifts on the available-for-sale fixed maturities investments as of December 31, 2010:

Decrease in Interest Rates		Increase in Interest Rates

200 Basis Points	100 Basis Points	100 Basis Points	200 Basis Points	300 Basis Points

$32,835,000	$15,086,000	$(12,720,000)	$(23,369,000)	$(32,687,000)

While the test scenario is for illustrative purposes only and does not reflect our expectations regarding future interest rates or the performance of fixed-income markets, it is a near-term change that illustrates the potential impact of such events.  The Company attempts to mitigate its exposure to adverse interest rate movements through staggering the maturities of its fixed maturity investments and through maintaining cash and other short term investments to assure sufficient liquidity to meet its obligations and to address reinvestment risk considerations.  Due to the composition of the Company’s book of insurance business, Management believes it is unlikely that the Company would encounter large surrender activity due to an interest rate increase that would force the disposal of fixed maturities at a loss.

At December 31, 2010, $37,029,550 of assets and $(18,429,677) of liabilities were classified as trading securities carried at fair value.  Included in these amounts are derivative investments with a fair value of $2,244,478 and $(17,246,957) in trading securities assets and trading securities liabilities, respectively.

At December 31, 2009, $19,613,472 of assets and $(11,671,911) of liabilities were classified as trading securities carried at fair value.  Included in these amounts are derivative investments with a fair value of $1,054,965 and $(4,753,525) in trading securities assets and trading securities liabilities, respectively.

The Company had no capital lease obligations, material operating lease obligations or purchase obligations outstanding as of December 31, 2010.

The Company has $10,372,239 in debt outstanding at December 31, 2010.

Future policy benefits reflected as liabilities of the Company on its balance sheet as of December 31, 2010, represent actuarial estimates of liabilities of future policy obligations such as expected death claims on the insurance policies in force as of the financial reporting date.  Due to the nature of these liabilities, maturity is event dependent, and therefore, these liabilities have been classified as having an indeterminate maturity.

Tabular presentation

The following table provides information about the Company’s long term debt that is sensitive to changes in interest rates.  The table presents principal cash flows and related weighted average interest rates by expected maturity dates.  The Company has no interest rate derivative financial instruments or interest rate swap contracts.

December 31, 2010
Expected maturity date

Long term debt	2011	2012	2013	2014	Thereafter	Total	Fair value

Fixed rate	27,008	943,712	31,586	34,154	154,368	1,190,828	1,110,156
Average interest rate	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%

Variable rate	3,600,000	3,291,411	0	0	0	6,891,411	6,891,411
Average interest rate	2.0%	2.0%	N/A	N/A	N/A	2.0%

Short term debt

Fixed rate	2,000,000	0	0	0	0	2,000,000	2,000,000
Average interest rate	0.25%	N/A	N/A	N/A	N/A	0.25%

Variable rate	290,000	0	0	0	0	290,000	290,000
Average interest rate	3.25%	N/A	N/A	N/A	N/A	3.25%

Equity risk

Equity risk is the risk that the Company will incur economic losses due to adverse fluctuations in a particular stock.  As of December 31, 2010 and 2009, the fair value of our equity securities was $13,884,257 and $13,323,322, respectively.  As of December 31, 2010 a 10% decline in the value of the equity securities would result in an unrealized loss of $1,388,426 as compared to an estimated unrealized loss of $1,332,332 as of December 31, 2009.  The selection of a 10% unfavorable change in the equity markets should not be construed as a prediction by the Company of future market events, but rather as an illustration of the potential impact of such an event.
ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Listed below are the financial statements included in this Part of the Annual Report on SEC Form 10-K:

Page No.
UTG, INC. AND CONSOLIDATED SUBSIDIARIES

Report of Management on Internal Controls Over Financial Reporting……..….......................................................................................................................................

Report of Independent Registered Public Accounting Firm
  for the years ended December 31, 2010 and 2009…………………………………………..…..….............................................................................................................
36 37
Consolidated Balance Sheets………………………………………………………………………............................................................................................................….	38
Consolidated Statements of Operations…………………………………………………..………........................................................................................................……	39
Consolidated Statements of Changes in Equity………………………………………..……….............................................................................................................…..	40
Consolidated Statements of Cash Flows……………………………………………………......…..........................................................................................................….	41
Notes to Consolidated Financial Statements……………………………………………………............................................................................................................…..	42-67

Report of Management on Internal Controls Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rules 13a-15(f). The Company’s internal control system was designed to provide reasonable assurance to the Company’s management and its Board of Directors regarding the preparation and fair presentation of published financial statements. However, internal control systems, no matter how well designed, cannot provide absolute assurance. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.

The Company’s management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2010. Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework contained in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the “COSO Report”).

Based on our evaluation under the framework in the COSO Report our management concluded that our internal control over financial reporting was effective as of December 31, 2010.

This annual report does not include an attestation report of the Company’s registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to rules of the Securities and Exchange Commission that permit the Company to provide only management’s report in this annual report.

During the Company’s fourth fiscal quarter, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal controls over financial reporting.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and
Shareholders of UTG, Inc. and Subsidiaries
Springfield, Illinois

We have audited the accompanying consolidated balance sheets of UTG, Inc. (a Delaware corporation) and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of UTG, Inc. and subsidiaries as of December 31, 2010 and 2009, and the consolidated results of their operations and their consolidated cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

We have also audited Schedule I, II, IV and V as of December 31, 2010, and 2009 and for the years then ended, of UTG, Inc. and subsidiaries..  In our opinion, these schedules present fairly, in all material respects, the information required to be set forth therein.

/s/ Brown Smith Wallace, L.L.C.

St. Louis, Missouri
March 28, 2011

UTG, INC.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2010 and 2009

ASSETS

	2010	2009
Investments:
Investments available for sale:
Fixed maturities, at market (amortized cost $142,948,693 and $138,680,398)	$147,905,948	$139,704,693
Equity securities, at market (cost $13,940,811 and $14,316,463)	13,884,257	13,323,322
Trading securities, at market (cost $34,183,252 and $19,043,448)	37,029,550	19,613,472
Mortgage loans on real estate at amortized cost	12,411,587	27,041,447
Discounted mortgage loans on real estate at amortized cost	47,523,860	34,229,937
Investment real estate, at cost, net of accumulated depreciation	53,148,755	45,556,811
Policy loans	13,976,019	14,343,606
Short-term investments	0	700,000
	325,879,976	294,513,288

Cash and cash equivalents	18,483,452	37,492,843
Investment in unconsolidated affiliate, at fair value (cost $5,000,000 and $5,000,000)	5,137,700	5,057,762
Accrued investment income	1,609,425	1,577,199
Reinsurance receivables:
Future policy benefits	67,033,539	68,615,385
Policy claims and other benefits	4,446,940	5,131,031
Cost of insurance acquired	14,077,281	15,402,012
Deferred policy acquisition costs	556,958	647,526
Property and equipment, net of accumulated depreciation	1,478,935	1,485,253
Income taxes receivable	0	500,305
Other assets	2,883,893	1,096,368
Total assets	$441,588,099	$431,518,972

LIABILITIES AND SHAREHOLDERS' EQUITY
Policy liabilities and accruals:
Future policy benefits	$307,509,531	$313,798,199
Policy claims and benefits payable	3,588,914	3,248,521
Other policyholder funds	810,062	940,357
Dividend and endowment accumulations	14,190,946	14,182,516
Income taxes payable	209,888	0
Deferred income taxes	13,381,278	11,950,254
Notes payable	10,372,239	14,402,889
Trading securities, at market (proceeds $17,387,108 and $10,590,552)	18,429,677	11,671,911
Other liabilities	7,967,807	7,265,586
Total liabilities	376,460,342	377,460,233

Shareholders' equity:
Common stock - no par value, stated value $.001 per share.
Authorized 7,000,000 shares - 3,848,079 and 3,884,445 shares issued
and outstanding after deducting treasury shares of 446,929 and 410,838	3,848	3,885
Additional paid-in capital	41,432,636	41,782,274
Retained earnings (accumulated deficit)	6,335,072	(1,261,503)
Accumulated other comprehensive income	3,679,684	322,156
Total UTG shareholders' equity	51,451,240	40,846,812
Noncontrolling interest	13,676,517	13,211,927
Total shareholders' equity	65,127,757	54,058,739
Total liabilities and shareholders' equity	$441,588,099	$431,518,972

See accompanying notes.

UTG, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2010 and 2009

	2010	2009

Revenues:

Premiums and policy fees	$16,498,551	$17,434,156
Reinsurance premiums and policy fees	(4,107,958)	(3,931,963)
Net investment income	24,858,837	14,240,793
Other income	1,834,465	1,645,322
Revenues before realized gains (losses)	39,083,895	29,388,308
Realized investment gains (losses), net:
Other-than-temporary impairments	(1,478,970)	(2,007,174)
Other realized investment gains, net	838,432	1,377,646
Total realized investment losses, net	(640,538)	(629,528)
	38,443,357	28,758,780

Benefits and other expenses:

Benefits, claims and settlement expenses:
Life	23,833,379	25,633,506
Reinsurance benefits and claims	(6,424,865)	(4,645,387)
Annuity	976,755	810,509
Dividends to policyholders	561,713	695,349
Commissions and amortization of deferred
policy acquisition costs	(824,850)	57,313
Amortization of cost of insurance acquired	1,324,731	4,176,539
Operating expenses	8,030,984	7,042,585
Interest expense	304,353	484,449
	27,782,200	34,254,863

Income (loss) before income taxes	10,661,157	(5,496,083)
Income tax (expense) benefit	(2,278,245)	300,745

Net income (loss)	8,382,912	(5,195,338)

Net (income) loss attributable to noncontrolling interest	(786,337)	905,091

Net income (loss) attributable to common shareholders'	$7,596,575	$(4,290,247)

Amounts attributable to common shareholders':

Basic income (loss) per share	$1.97	$(1.12)

Diluted income (loss) per share	$1.97	$(1.12)

Basic weighted average shares outstanding	3,848,079	3,843,113

Diluted weighted average shares outstanding	3,848,079	3,843,113

See accompanying notes.

UTG, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY AND COMPREHENSIVE INCOME
For The Years Ended December 31, 2010 and 2009

	2010		2009
	Shareholders'	Comprehensive	Shareholders'	Comprehensive
	Equity	Income	Equity	Income
Common stock
Balance, beginning of year	$3,885		$3,834
Issued during year	0		61
Treasury shares acquired and retired	(37)		(10)
Balance, end of year	$3,848		$3,885

Additional paid-in capital
Balance, beginning of year	$41,782,274		$41,943,229
Issued during year	0		(61)
Treasury shares acquired and retired	(349,638)		(160,894)
Balance, end of year	$41,432,636		$41,782,274

Retained earnings (accumulated deficit)
Balance, beginning of year	$(1,261,503)		$3,028,744
Net income (loss) attributable to common shareholders	7,596,575	$7,596,575	(4,290,247)	$(4,290,247)
Balance, end of year	$6,335,072		$(1,261,503)

Accumulated other comprehensive income
Balance, beginning of year	$322,156		$1,269,404
Other comprehensive income (loss)
Unrealized holding income (loss) on securities
net of non controlling and
reclassification adjustment and taxes	3,357,528	3,357,528	(947,248)	(947,248)
Comprehensive income (loss)		$10,954,103		$(5,237,495)
Balance, end of year	$3,679,684		$322,156

Noncontrolling Interest
Balance, beginning of year	$13,211,927		$13,050,030
Distributions	(561,493)		0
Gain attributable to noncontrolling interest	1,026,083		161,897
Balance, end of year	$13,676,517		$13,211,927

Total shareholders' equity, end of year	$65,127,757		$54,058,739

See accompanying notes.

UTG, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2010 and 2009

	2010	2009

Cash flows from operating activities:
Net income (loss) attributable to common shares	$7,596,575	$(4,290,247)
Adjustments to reconcile net income to net cash
provided by (used in) operating activities net of changes in assets and liabilities resulting from the sales and purchases of subsidiaries:
Amortization (accretion) of investments	(7,530,201)	136,366
Realized investment (gains) losses, net	640,538	629,528
Unrealized trading (gains) losses included in income	(1,803,729)	511,339
Amortization of deferred policy acquisition costs	90,568	165,944
Amortization of cost of insurance acquired	1,324,731	4,176,539
Depreciation	1,311,029	1,430,501
Net income (loss) attributable to noncontrolling interest	786,337	(905,091)
Charges for mortality and administration
of universal life and annuity products	(7,709,727)	(8,042,562)
Interest credited to account balances	5,247,365	5,360,221
Change in accrued investment income	(32,226)	268,477
Change in reinsurance receivables	2,265,937	2,126,492
Change in policy liabilities and accruals	(4,007,032)	(3,454,113)
Change in income taxes payable	277,669	(1,694,210)
Change in other assets and liabilities, net	(1,444,129)	(667,668)
Net cash used in operating activities	(2,986,295)	(4,248,484)

Cash flows from investing activities:
Proceeds from investments sold and matured:
Fixed maturities available for sale	24,718,790	105,310,516
Equity securities available for sale	948,385	46,098,801
Trading securities	163,891,508	10,590,552
Mortgage loans	16,431,689	16,426,727
Discounted mortgage loans	23,607,100	999,044
Real estate	2,709,233	1,394,222
Policy loans	3,468,202	3,902,483
Short-term investments	700,000	0
Total proceeds from investments sold and matured	236,474,907	184,722,345
Cost of investments acquired:
Fixed maturities available for sale	(28,947,923)	(89,132,935)
Equity securities available for sale	(1,333,942)	(27,157,177)
Trading securities	(171,842,107)	(18,829,024)
Mortgage loans	(2,489,523)	(424,858)
Discounted mortgage loans	(38,323,757)	(35,799,381)
Real estate	(1,778,281)	(6,307,090)
Policy loans	(3,100,615)	(3,616,417)
Short-term investments	0	(700,000)
Total cost of investments acquired	(247,816,148)	(181,966,882)
Purchase of property and equipment	(139,291)	(17,403)
Sale of property and equipment	0	166,913
Net cash provided by (used in) investing activities	(11,480,532)	2,904,973

Cash flows from financing activities:
Policyholder contract deposits	6,632,125	7,039,947
Policyholder contract withdrawals	(6,232,871)	(7,028,841)
Proceeds from notes payable/line of credit	7,290,000	2,000,000
Payments of principal on notes payable/line of credit	(11,320,650)	(3,213,877)
Purchase of treasury stock	(349,675)	(160,904)
Purchase of stock of affiliate	0	(1,000,000)
Non controlling contribution to consolidated subsidiary	0	1,025,000
Non controlling distributions of consolidated subsidiary	(561,493)	0
Cash received from sale of subsidiary	0	6,365,169
Cash of subsidiary at date of sale	0	(6,186,015)
Net cash used in financing activities	(4,542,564)	(1,159,521)

Net decrease in cash and cash equivalents	(19,009,391)	(2,503,032)
Cash and cash equivalents at beginning of year	37,492,843	39,995,875
Cash and cash equivalents at end of year	$18,483,452	$37,492,843

See accompanying notes.

UTG, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	ORGANIZATION - At December 31, 2010, the significant majority-owned subsidiaries of UTG were as depicted on the following organizational chart.

UTG and its subsidiaries are collectively referred to as (“The Company”).  The Company’s significant accounting policies, consistently applied in the preparation of the accompanying consolidated financial statements, are summarized as follows.

B.
NATURE OF OPERATIONS - UTG is an insurance holding company.  The Company’s dominant business is individual life insurance which includes the servicing of existing insurance business in force and the acquisition of other companies in the insurance business.

C.	BUSINESS SEGMENTS - The Company has only one significant business segment – insurance.
D.	BASIS OF PRESENTATION - The financial statements of UTG and its subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America.
E.
PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Registrant and its wholly and majority-owned subsidiaries. All significant inter-company accounts and transactions have been eliminated.

F.	INVESTMENTS - Investments are shown on the following bases:

Investments available for sale - at fair value, unrealized gains and losses deemed temporary, net of deferred income taxes, are credited or charged, as appropriate, directly to accumulated other comprehensive income or loss (a component of shareholders’ equity).  Premiums and discounts on debt securities purchased at other than par value are amortized and accreted, respectively, to interest income in the Consolidated Statements of Operations, using the constant yield method over the period to maturity.  Net realized gains and losses on sales of held for sale securities, and unrealized losses considered to be other-than-temporary, are credited or charged to net realized investment gains (losses) in the Consolidated Statements of Operations.

Mortgage loans on real estate - at unpaid principal balances, adjusted for amortization of premium or discount and valuation allowances.  Valuation allowances are established for impaired loans when it is probable that contractual principal and interest will not be collected.

Discounted mortgage loans – during 2009 and 2010, the Company purchased non-performing loans at a deep discount through an auction process led by the federal government.  In general, the discounted loans are non-performing and there is a significant amount of uncertainty surrounding the timing and amount of cash flows to be received by the Company.  Accordingly, the Company records its investment in the discounted loans at its original purchase price.  Management works the loans with the borrower to reach a settlement on the loan or they foreclose on the underlying collateral which is primarily commercial real estate.  For cash payments received during the work out process, the Company records these payments to interest income on a cash basis.  For loan settlements reached, the Company records the amount in excess of the carrying amount of the loan as a discount accretion to investment income at the closing date.  Management reviews the discount loan portfolio regularly for impairment.  If an impairment is identified (after consideration of the underlying collateral), the Company records an impairment to earnings in the period the information becomes known.

Real estate - investment real estate at lower of cost net of accumulated depreciation or fair value less cost to sell. Expenses to maintain the property are expensed as incurred.

Trading securities – at fair value, with gains or losses resulting from changes in fair value recognized in earnings.  Trading securities include exchange traded equities and exchange traded equity options.

Policy loans - at unpaid balances including accumulated interest but not in excess of the cash surrender value of the related policy.
Short-term investments - at amortized cost, which approximates current market value.

Realized gains and losses include sales of investments, periodic changes in fair value, and write downs in value. If any, other-than-temporary declines in fair value are recognized in net income on the specific identification basis.

Unrealized gains and losses on investments carried at market value are recognized in other comprehensive income on the specific identification basis.

With each reporting period, management reviews its investment portfolio for securities whose value has declined below amortized cost to assess whether the decline is other than temporary.  Included in the analysis are considerations of the severity and duration of the decline in fair value, the length of time expected to recover, the financial condition of the issuer, and whether the Company either plans to sell the security or it is more-likely-than-not that it will be required to sell the security before recovery of its amortized cost.  If there is deemed to be an other than temporary decline in the value of any individual equity security, the Company reclassifies the associated net unrealized loss out of accumulated other comprehensive income with a corresponding charge to equity investment income.  For debt securities available for sale that are determined to have an other than temporary impairment (“OTTI”), the credit component of the OTTI is recognized in earnings and the non-credit component is recognized in accumulated other comprehensive income (loss) in situations where the Company does not intend to sell the security and it is more-likely-than-not that the Company will not be required to sell the security.  Prior to January 1, 2009, unrealized losses on available for sale debt securities that were deemed to be other-than-temporary were included in current period earnings.

G.	CASH EQUIVALENTS - The Company considers certificates of deposit and other short-term instruments with an original purchased maturity of three months or less to be cash equivalents.
H.

REINSURANCE - In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding reinsurance to other insurance enterprises or reinsurers under excess coverage and coinsurance contracts.  The Company retains a maximum of $125,000 of coverage per individual life.

Amounts paid, or deemed to have been paid, for reinsurance contracts are recorded as reinsurance receivables.  Reinsurance receivables are recognized in a manner consistent with the liabilities relating to the underlying reinsured contracts.  The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

For financial reinsurance arrangements, the Company reports the initial ceding commission received as an “other liability” on its financial statements.  Financial results in subsequent periods are reported in the various line items of the income statement as with other reinsurance agreements, with the repayment amount reported in the line item “amortization of DAC”.  The net impact to the statement of operations in any subsequent period represents the fees paid to the reinsurer on the current outstanding balance of the initial ceding commission.

I.

FUTURE POLICY BENEFITS AND EXPENSES - The liabilities for traditional life insurance and accident and health insurance policy benefits are computed using a net level method. These liabilities include assumptions as to investment yields, mortality, withdrawals, and other assumptions based on the life insurance subsidiaries’ experience adjusted to reflect anticipated trends and to include provisions for possible unfavorable deviations. The Company makes these assumptions at the time the contract is issued or, in the case of contracts acquired by purchase, at the purchase date.  Future policy benefits for individual life insurance and annuity policies are computed using interest rates ranging from 2% to 6% for life insurance and 2.5% to 9.3% for annuities. Benefit reserves for traditional life insurance policies include certain deferred profits on limited-payment policies that are being recognized in income over the policy term. Policy benefit claims are charged to expense in the period that the claims are incurred. Current mortality rate assumptions are based on 1975-80 select and ultimate tables. Withdrawal rate assumptions are based upon Linton B or C, which are industry standard actuarial tables for forecasting assumed policy lapse rates.

Benefit reserves for universal life insurance and interest sensitive life insurance products are computed under a retrospective deposit method and represent policy account balances before applicable surrender charges.  Policy benefits and claims that are charged to expense include benefit claims in excess of related policy account balances.  Interest crediting rates for universal life and interest sensitive products range from 4.0% to 5.5% as of December 31, 2010 and 2009.

J.

POLICY AND CONTRACT CLAIMS - Policy and contract claims include provisions for reported claims in process of settlement, valued in accordance with the terms of the policies and contracts, as well as provisions for claims incurred and unreported based on prior experience of the Company.  Incurred but not reported claims were $1,315,533 and $1,309,068 as of December 31, 2010 and 2009 respectively.

K.

COST OF INSURANCE ACQUIRED - When an insurance company is acquired, the Company assigns a portion of its cost to the right to receive future cash flows from insurance contracts existing at the date of the acquisition.  The cost of policies purchased represents the actuarially determined present value of the projected future profits from the acquired policies.  The Company utilizes a 12% discount rate on the remaining unamortized business.  Cost of insurance acquired is amortized with interest in relation to expected future profits, including direct charge-offs for any excess of the unamortized asset over the projected future profits.  The interest rate utilized in the amortization calculation is 12%.  The interest rates vary due to differences in the blocks of business.  The amortization is adjusted retrospectively when estimates of current or future gross profits to be realized from a group of products are revised.

	2010	2009

Cost of insurance acquired, beginning of year	$15,402,012	$24,293,914

Interest accretion	1,870,852	4,885,293
Amortization	(3,195,583)	(9,061,832)
Net amortization	(1,324,731)	(4,176,539)

Disposed with the sale of Subsidiary	0	(4,715,363)

Cost of insurance acquired, end of year	$14,077,281	$15,402,012

Estimated net amortization expense of cost of insurance acquired for the next five years is as follows:

	Interest Accretion	Amortization	Net Amortization
2011	$1,712,000	$2,943,000	$1,231,000
2012	1,564,000	2,710,000	1,146,000
2013	1,427,000	2,491,000	1,064,000
2014	1,299,000	2,285,000	986,000
2015	1,181,000	2,088,000	907,000

L.
DEFERRED POLICY ACQUISITION COSTS - Commissions and other costs (salaries of certain employees involved in the underwriting and policy issue functions and medical and inspection fees) of acquiring life insurance products that vary with and are primarily related to the production of new business have been deferred.  Traditional life insurance acquisition costs are being amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves.

For universal life insurance and interest sensitive life insurance products, acquisition costs are being amortized generally in proportion to the present value of expected gross profits from surrender charges and investment, mortality, and expense margins.  Pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 944, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments," the Company makes certain assumptions regarding the mortality, persistency, expenses, and interest rates it expects to experience in future periods.  These assumptions are to be best estimates and are to be periodically updated whenever actual experience and/or expectations for the future change from initial assumptions.  The amortization is adjusted retrospectively when estimates of current or future gross profits to be realized from a group of products are revised.

The following table summarizes deferred policy acquisition costs and related data for the years shown:

	2010	2009

Deferred, beginning of year	$647,526	$813,470

Acquisition costs deferred:
Commissions	0	0
Other expenses	0	0
Total	0	0

Interest accretion	6,461	8,000
Amortization charged to income	(97,029)	(173,944)
Net amortization	(90,568)	(165,944)
Change for the year	(90,568)	(165,944)
Deferred, end of year	$556,958	$647,526
Estimated net amortization expense of deferred policy acquisition costs for the next five years is as follows:

	Interest		Net
	Accretion	Amortization	Amortization

2011	$6,000	$77,000	$71,000
2012	5,000	62,000	57,000
2013	4,000	56,000	52,000
2014	3,000	50,000	47,000
2015	3,000	77,000	74,000

M.
PROPERTY AND EQUIPMENT - Company-occupied property, data processing equipment and furniture and office equipment are stated at cost less accumulated depreciation of $3,079,922 and $2,934,312 at December 31, 2010 and 2009, respectively.  Depreciation is computed on a straight-line basis for financial reporting purposes using estimated useful lives of three to thirty years.  Depreciation expense was $175,809 and $168,553 for the years ended December 31, 2010 and 2009, respectively.

N.

INCOME TAXES - Income taxes are reported Pursuant to FASB Codification 740-10 Section 50, “Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement number 109”.  Deferred income taxes are recorded to reflect the tax consequences on future periods of differences between the tax bases of assets and liabilities and their financial reporting amounts at the end of each such period. The principal assets and liabilities giving rise to such differences are deferred policy acquisition costs, differences in tax basis of invested assets, cost of insurance acquired, future policy benefits, and gains on the sale of subsidiaries.

O.

EARNINGS PER SHARE - Earnings per share (EPS) are reported pursuant to FASB Codification 260-10 sections 5, 10, 15, 45, 50, 55, and 60.  The objective of both basic EPS and diluted EPS is to measure the performance of an entity over the reporting period.  Basic EPS is computed by dividing net income/(loss) attributable to common shares (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period.   Diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued.  In addition, the numerator also is adjusted for any changes in income or loss that would result from the assumed conversion of those potential common shares.

P.	TREASURY SHARES - The Company holds 446,929 and 410,838 shares of common stock as treasury shares with a cost basis of $3,400,844 and $3,051,170 at December 31, 2010 and 2009, respectively.
Q.
RECOGNITION OF REVENUES AND RELATED EXPENSES - Premiums for traditional life insurance products, which include those products with fixed and guaranteed premiums and benefits, consist principally of whole life insurance policies, and certain annuities with life contingencies are recognized as revenues when due. Limited payment life insurance policies defer gross premiums received in excess of net premiums, which is then recognized in income in a constant relationship with insurance in force. Accident and health insurance premiums are recognized as revenue pro rata over the terms of the policies. Benefits and related expenses associated with the premiums earned are charged to expense proportionately over the lives of the policies through a provision for future policy benefit liabilities and through deferral and amortization of deferred policy acquisition costs. For universal life and investment products, generally there is no requirement for payment of premium other than to maintain account values at a level sufficient to pay mortality and expense charges. Consequently, premiums for universal life policies and investment products are not reported as revenue, but as deposits. Policy fee revenue for universal life policies and investment products consists of charges for the cost of insurance and policy administration fees assessed during the period. Expenses include interest credited to policy account balances and benefit claims incurred in excess of policy account balances.

R.

PARTICIPATING INSURANCE - Participating business represents 10% of life insurance in force at December 31, 2010 and 2009.  Premium income from participating business represents 16% and 24% of total premiums for the years ended December 31, 2010 and 2009, respectively.  The amount of dividends to be paid is determined annually by the insurance subsidiary's Board of Directors.  Earnings allocable to participating policyholders are based on legal requirements that vary by state.

S.

RECLASSIFICATIONS - Certain prior year amounts have been reclassified to conform to the 2010 presentation. Such reclassifications had no effect on previously reported net income or shareholders' equity.

T.
USE OF ESTIMATES - In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  The following estimates have been identified as critical in that they involve a high degree of judgment and are subject to a significant degree of variability: (i) deferred acquisition cost; (ii) policy liabilities and accruals; (iii) reinsurance recoverable; (iv) other-than-temporary impairment; (v) federal income taxes; (vi) cost of insurance acquired; (vii) discounted mortgage loans on real estate; (viii) foreclosed loans held for resale; and (vix) deferred tax assets and liabilities.

U.

IMPAIRMENT OF LONG LIVED ASSETS - The Company evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of long lived assets may warrant revision or that the remaining balance of an asset may not be recoverable.  The measurement of possible impairment is based on the ability to recover the balance of assets from expected future operating cash flows on an undiscounted basis.  During 2010, other-than-temporary impairments of approximately $610,000 and $215,000 were recognized on bonds backed by trust preferred securities and on common stock, respectively.  The other-than-temporary impairments were due to changes in expected future cash flows.  Additionally, an other-than-temporary impairment of approximately $129,000 was recognized on a mortgage loan as a result of its appraisal valuation.

2.	RECENT ACCOUNTING PRONOUNCEMENTS

In January 2011, the Financial Accounting Standards Board (“FASB”) issued the Accounting Standards Update (“ASU”) No. 2011-01 Receivables (Topic 310) Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings in Update No 2010-10. The amendments in this Update temporarily delay the effective date of the disclosures about troubled debt restructurings in Update 2010-20 for public entities. The delay is intended to allow the Board time to complete its deliberations on what constitutes a troubled debt restructuring. The effective date of the new disclosures about troubled debt restructurings for public entities and the guidance for determining what constitutes a troubled debt restructuring will then be coordinated. Currently, that guidance is anticipated to be effective for interim and annual periods ending after June 15, 2011. The Company does not expect the adoption of ASU 2011-01 to have a material impact on its consolidated financial statements.

In December 2010, the FASB issued the ASU No. 2010-29 Business Combinations (Topic 805) Disclosure of Supplementary Pro Forma Information for Business Combinations. The amendments in this Update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments in this Update also expand the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments in this Update are effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. The Company does not expect the adoption of ASU 2010-29 to have a material impact on its consolidated financial statements.

In December 2010, the FASB issued the ASU No. 2010-28 Intangibles-Goodwill and Other (Topic 350) When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts. The amendments in this Update modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with the existing guidance and examples in paragraph 350-20-35-30, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. For public entities, the amendments in this Update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. Early adoption is not permitted. The Company does not expect the adoption of ASU 2010-28 to have a material impact on its consolidated financial statements.

In October 2010, the FASB issued the ASU No. 2010-26 Consolidations (Topic 944) Financial Services-Insurance. The amendments in this Update specify that the following costs incurred in the acquisition of new and renewal contracts should be capitalized in accordance with the amendments in this Update: 1. Incremental direct costs of contract acquisition. Incremental direct costs are those costs that result directly from and are essential to the contract transaction(s) and would not have been incurred by the insurance entity had the contract transaction(s) not occurred. 2. Certain costs related directly to Underwriting, policy issuance and processing, medical and inspection, and sales force contract selling performed by the insurer for the contract. The costs related directly to those activities include only the portion of an employee’s total compensation (excluding any compensation that is capitalized as incremental direct costs of contract acquisition) and payroll-related fringe benefits related directly to time spent performing those activities for actual acquired contracts and other costs related directly to those activities that would not have been incurred if the contract had not been acquired. All other acquisition-related costs—including costs incurred by the insurer for soliciting potential customers, market research, training, administration, unsuccessful acquisition or renewal efforts, and product development—should be charged to expense as incurred. Administrative costs, rent, depreciation, occupancy, equipment, and all other general overhead costs are considered indirect costs and should be charged to expense as incurred. If the initial application of the amendments in this Update results in the capitalization of acquisition costs that had not been capitalized previously by an entity, the entity may elect not to capitalize those types of costs. The amendments in this Update do not affect the guidance in paragraphs 944-30-25-4 through 25-5, which prohibits the capitalization of certain costs incurred in obtaining universal life-type contracts. The amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. The amendments in this update should be applied prospectively upon adoption. The Company does not expect the adoption of ASU 2010-26 to have a material impact on its consolidated financial statements.

In July 2010, the FASB issued the ASU No. 2010-20 Consolidations (Topic 310) Receivables. The main objective in developing this Update is to provide financial statement users with greater transparency about an entity’s allowance for credit losses and the credit quality of its financing receivables. This Update is intended to provide additional information to assist financial statement users in assessing an entity’s credit risk exposures and evaluating the adequacy of its allowance for credit losses. Currently, a high threshold for recognition of credit impairments impedes timely recognition of losses. ASU 2010-20 is effective for annual reporting periods ending on or after December 15, 2011. The Company does not expect the adoption of ASU No 2010-20 to have a material impact on its consolidated financial statements.

In February 2010, the FASB issued ASU 2010-09, Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements, which amends disclosure requirements within Subtopic 855-10. An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and the SEC's requirements. ASU 2010-09 is effective upon issuance. The adoption of ASU 2010-09 did not have a material impact on the Company's consolidated financial statements.

In January 2010, FASB issued ASU 2010-06, Improving Disclosures about Fair Value Measurements, which provides amendments to subtopic 820-10 that require separate disclosure of significant transfers in and out of Level 1 and Level 2 fair value measurements and the presentation of separate information regarding purchases, sales, issuances and settlements for Level 3 fair value measurements. Additionally, ASU 2010-06 provides amendments to subtopic 820-10 that clarify existing disclosures about the level of disaggregation and inputs and valuation techniques. ASU 2010-06 is effective for financial statements issued for interim and annual periods ending after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements in the rollforward of activity in Level 3 fair value measurements, which are effective for interim and annual periods ending after December 15, 2010. The Company does not expect the adoption of ASU 2010-06 to have a material impact on its consolidated financial statements.

In January 2010, FASB issued ASU 2010-02, Accounting and Reporting for Decreases in Ownership of a Subsidiary- a Scope Clarification, which addresses the accounting for noncontrolling interests and changes in ownership interests of a subsidiary. ASU 2010-02 is effective for the interim or annual reporting periods ending on or after December 15, 2009, and must be applied retrospectively to interim or annual reporting periods beginning on or after December 15, 2008. The adoption of ASU 2010-02 did not have an impact on the Company's consolidated financial statements.

In April 2009, the FASB replaced the guidance in the Investments – Debt and Equity Securities Topic of the FASB ASC related to OTTI.  Under this new accounting guidance, an other-than-temporary impairment (“OTTI”) loss must be separated into the amount representing the decrease in cash flows expected to be collected, or “credit loss”, which is recognized in earnings, and the amount related to all other factors, or “noncredit loss”, which is recognized in other comprehensive income.  In addition, the requirement for management to assert that it has the intent and ability to hold an impaired security until recovery was replaced by the requirement for management to assert if it either has the intent to sell the debt security or if it is more likely than not the entity will be required to sell the debt security before recovery of its amortized cost basis.

3.	SHAREHOLDER DIVIDEND RESTRICTION AND MINIMUM STATUTORY CAPITAL

At December 31, 2010, substantially all of consolidated shareholders' equity represents net assets of UTG’s subsidiaries.  The payment of cash dividends to shareholders by UTG is not legally restricted.  However, the state insurance department regulates insurance company dividend payments where the company is domiciled.  UG and AC’s dividend limitations are described below.

UG is an Ohio domiciled insurance company, which requires five days prior notification to the insurance commissioner for the payment of an ordinary dividend.  Ordinary dividends are defined as the greater of: a) prior year statutory net income or b) 10% of statutory capital and surplus.  For the year ended December 31, 2010, UG had statutory net income of $4,796,439.  At December 31, 2010, UG's statutory capital and surplus amounted to $30,442,880.  Extraordinary dividends (amounts in excess of ordinary dividend limitations) require prior approval of the insurance commissioner and are not restricted to a specific calculation.  UG paid dividends of $2,725,000 and $0 to UTG in 2010 and 2009, respectively. None of the dividends paid were considered to be an extraordinary dividend.

AC is a Texas domiciled insurance company, which requires eleven days prior notification to the insurance commissioner for the payment of an ordinary dividend. Ordinary dividends are defined as the greater of: a) prior year statutory earnings from operations or b) 10% of statutory surplus.  At December 31, 2010, AC statutory earnings from operations were $2,024,641.  At December 31, 2010 AC, statutory surplus was $8,434,448.  Extraordinary dividends (amounts in excess of ordinary dividend limitations) require prior approval of the insurance commissioner and are not restricted to a specific calculation.  AC paid ordinary dividends of $728,130 and $0 during 2010 and 2009, respectively.

UG is required to maintain minimum statutory surplus of $2,500,000. AC is required to maintain minimum statutory surplus of $1,400,000.

4.	INCOME TAXES

The valuation allowance against deferred taxes is a sensitive accounting estimate.  The Company follows the guidance of ASC 740, “Income Taxes,” which prescribes the liability method of accounting for deferred income taxes.  Under the liability method, companies establish a deferred tax liability or asset for the future tax effects of temporary differences between book and tax basis of assets and liabilities.

FASB ASC Topic 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The recognition threshold is based on a determination of whether it is more likely than not that a tax position will be sustained upon examination based on the technical merits of the position. Only tax positions that meet the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized.  Management believes the Company has no material uncertain income tax provisions at December 31, 2010 or 2009.

The Company’s Federal income tax returns are periodically audited by the Internal Revenue Service (“IRS”).  In February 2011, the federal income tax return for 2009 of UTG underwent an IRS examination.  The examination was closed with no adjustments to the return.  There is no examination ongoing currently, nor is management aware of any pending examination by the IRS.  The statutes of limitation for the assessments of additional tax are closed for all tax years prior to 2007.  Management believes that adequate provision has been made in the consolidated financial statements for any potential assessments that may result from future tax examinations and other tax-related matters for all open tax years.

At December 31, 2010 and 2009, respectively, the Company had gross deferred tax assets of $3,243,631 and $3,971,251 net of valuation allowances of $0 and $147,521, and gross deferred tax liabilities of $16,624,909 and $15,921,505, resulting from temporary differences primarily related to the life insurance subsidiaries.  The valuation allowance in 2009 was from UG that for tax purposes generated a net operating loss of $421,488.  The Company established a deferred tax asset of $147,521 in 2009 relating to the operating loss carryforward.  Also in 2009, the Company established an offsetting allowance of $147,521 for the loss.  The allowances were established as a result of uncertainty in the Company’s ability to utilize the loss carryforwards which is dependent on generating sufficient taxable income prior to expiration of the loss carryforward.  The Company has not experienced any reductions of deferred tax assets due to the lapse of applicable statute of limitations.

The Company classifies interest and penalties on underpayment of income taxes as income tax expense.  No interest or penalties were included in the reported income taxes for the years presented.  Tax years 2007 to current remain subject to examination.  The Company has no agreements of extension of the review period currently in effect.  The Company is not aware of any potential or proposed changes to any of its tax filings.

The companies of the group file separate federal income tax returns except for ACAP, AC, and Imperial Plan, which file a consolidated life/non-life federal income tax return.

Life insurance company taxation is based primarily upon statutory results with certain special deductions and other items available only to life insurance companies.  Income tax expense (benefits) consists of the following components:

	2010	2009

Current tax	$2,710,769	$201,041
Deferred tax	(432,524)	(501,786)
	$2,278,245	$(300,745)

The expense for income differed from the amounts computed by applying the applicable United States statutory rate of 35% before income taxes as a result of the following differences:

	2010	2009

Tax computed at statutory rate	$3,731,405	$(1,923,629)
Changes in taxes due to:
Utilization of capital loss carryforward	0	(344,835)
Valuation allowance	(147,521)	147,521
Minority interest	(276,185)	276,806
Utilization of net operating loss carryforward	0	(667,980)
Small company deduction	(986,502)	(65,862)
Sale of subsidiary	0	2,131,861
Other	(42,952)	145,373
Income tax expense (benefit)	$2,278,245	$(300,745)

The following table summarizes the major components that comprise the deferred tax liability as reflected in the balance sheets:

	2010	2009

Investments	$4,751,156	$3,293,449
Cost of insurance acquired	4,927,048	5,390,705
Deferred policy acquisition costs	194,935	226,634
Management/consulting fees	(80,381)	(178,153)
Future policy benefits	2,671,913	2,635,289
Deferred gain on sale of subsidiary	2,312,483	2,312,483
Other liabilities	(304,229)	(493,837)
Federal tax DAC	(1,091,647)	(1,236,316)
Deferred tax liability	$13,381,278	$11,950,254

5.	ANALYSIS OF INVESTMENTS, INVESTMENT INCOME AND INVESTMENT GAIN
A.	NET INVESTMENT INCOME - The following table reflects net investment income by type of investment:

	2010	2009

Fixed Maturities Available for Sale	$5,577,292	$8,464,738
Equity Securities	891,777	970,778
Trading Securities	5,143,204	13,661
Mortgage Loans	1,176,747	2,442,908
Discounted Mortgage Loans	12,897,978	987,387
Real Estate	6,600,327	6,086,901
Policy Loans	864,416	868,114
Short-term Investments	57,339	55,375
Cash	10,761	44,368
Total Consolidated Investment Income	33,219,841	19,934,230
Investment Expenses	(8,361,004)	(5,693,437)
Consolidated Net Investment Income	$24,858,837	$14,240,793

The following table reflects net realized investment gains (losses) by type of investment:

2010	Gross Realized Gains	Gross Realized (Losses)	Net Realized Gains (Losses)

Fixed Maturities Available for Sale	$811,175	$(3,334)	$807,841
Fixed Maturities Available for Sale - OTTI	0	(610,254)	(610,254)
Equity Securities	0	(21,360)	(21,360)
Equity Securities - OTTI	0	(726,828)	(726,828)
Real Estate	51,949	0	51,949
Mortgage Loans – OTTI	0	(128,867)	(128,867)
Other	0	(13,019)	(13,019)
Consolidated Net Realized Losses	$863,124	$(1,503,662)	$(640,538)

2009	Gross Realized Gains	Gross Realized (Losses)	Net Realized Gains (Losses)

Fixed Maturities Available for Sale	$3,996,328	$(4,054,347)	$(58,019)
Fixed Maturities Available for Sale - OTTI	0	(2,007,174)	(2,007,174)
Equity Securities	6,273,996	(5,077,207)	1,196,789
Real Estate	159,282	0	159,282
Other	79,594	0	79,594
Consolidated Net Realized Losses	$10,509,200	$(11,138,728)	$(629,528)

B.	INVESTMENT SECURITIES

The amortized cost and estimated market values of investments in securities including investments available for sale are as follows:

2010	Original or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
Investments available for sale:
Fixed maturities
U.S. Government and govt. agencies and authorities	$74,596,648	$4,427,285	$0	$79,023,933
States, municipalities and political subdivisions	330,000	5,198	0	335,198
Collateralized mortgage obligations	16,170,099	510,840	(6,677)	16,674,262
Public utilities	904,139	82,886	0	987,025
All other corporate bonds	50,947,807	2,320,965	(2,383,242)	50,885,530
	142,948,693	7,347,174	(2,389,919)	147,905,948
Equity securities	13,940,811	39,700	(96,254)	13,884,257
Total	$156,889,504	$7,386,874	$(2,486,173)	$161,790,205

Investment in unconsolidated affiliate	$5,000,000	$137,700	$0	$5,137,700

2009	Original or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
Investments available for sale:
Fixed maturities
U.S. Government and govt. agencies and authorities	$73,298,975	$1,773,136	$(1,375,073)	$73,697,038
States, municipalities and political subdivisions	2,567,650	44,274	(192,776)	2,419,148
Collateralized mortgage obligations	17,992,385	829,076	0	18,821,461
All other corporate bonds	44,821,388	1,443,401	(1,497,743)	44,767,046
	138,680,398	4,089,887	(3,065,592)	139,704,693
Equity securities	14,316,463	29,000	(1,022,141)	13,323,322
Total	$152,996,861	$4,118,887	$(4,087,733)	$153,028,015

Investment in unconsolidated affiliate	$5,000,000	$57,762	$0	$5,057,762

The Company held three fixed maturity investments totaling $75,329,675 and five fixed maturity investments of $74,397,459 that exceeded 10% of shareholder’s equity at December 31, 2010 and 2009, respectively.  The Company held no equity investments that exceeded 10% of shareholder’s equity at December 31, 2010 and two equity investments totaling $10,192,382 that exceeded 10% of shareholder’s equity at December 31, 2009.

By insurance statute, the majority of the Company's investment portfolio is invested in investment grade securities to provide ample protection for policyholders.

Below investment grade debt securities generally provide higher yields and involve greater risks than investment grade debt securities because their issuers typically are more highly leveraged and more vulnerable to adverse economic conditions than investment grade issuers.  In addition, the trading market for these securities is usually more limited than for investment grade debt securities.  Debt securities classified as below-investment grade are those that receive a Standard & Poor's rating of BB or below.

The Company held, at amortized cost, $138,840 and $1,459,798 in below investment grade investments as of December 31, 2010 and 2009, respectively.  The investments are all classified as All Other Corporate bonds.

The fair value of investments with sustained gross unrealized losses at December 31, 2010 and 2009 are as follows:

2010	Less than 12 months		12 months or longer		Total

	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Collateralized mortgage obligations	$0	0	$104,033	(6,677)	$104,033	(6,677)
All other corporate bonds	13,959,305	(413,862)	2,620,277	(1,969,380)	16,579,582	(2,383,242)
Total fixed maturity	13,959,305	(413,862)	$2,724,310	(1,976,057)	$16,683,615	(2,389,919)

Equity securities	$1,082,748	(96,254)	$0	0	$1,082,748	(96,254)

2009	Less than 12 months		12 months or longer		Total

	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
U.S. Government and govt. agencies and authorities	$46,581,332	(1,375,073)	$0	0	$46,581,332	(1,375,073)
States, municipalities and political subdivisions	0	0	1,247,224	(192,776)	1,247,224	(192,776)
All other corporate bonds	12,305,039	(215,636)	2,514,618	(1,282,107)	14,819,657	(1,497,743)
Total fixed maturity	58,886,371	(1,590,709)	$3,761,842	(1,474,883)	$62,648,213	(3,065,592)

Equity securities	$908,010	(244,095)	$4,474,508	(778,046)	$5,382,518	(1,022,141)

As of December 31, 2010, the Company had three fixed maturity investments and two equity investments with unrealized losses less than 12 months, and five fixed maturity investments and no equity investments with unrealized losses greater than 12 months.  As of December 31, 2009, the Company had eight fixed maturity investments and two equity investments with unrealized losses less than 12 months, and nine fixed maturity investments and three equity investments with unrealized losses greater than 12 months.

The unrealized losses of fixed maturity investments were primarily due to financial market participants’ perception of increased risks associated with the current market environment, resulting in higher interest rates.  The contractual terms of those investments do not permit the issuer to settle the securities at a price less than the amortized cost of the investment.  The unrealized losses of equity investments were primarily caused by normal market fluctuations in publicly traded securities.

The Company regularly reviews its investment portfolio for factors that may indicate that a decline in fair value of an investment is other than temporary.  Based on an evaluation of the issues, including, but not limited to, intentions to sell or ability to hold the fixed maturity and equity securities with unrealized losses for a period of time sufficient for them to recover; the length of time and amount of the unrealized loss; and the credit ratings of the issuers of the investments, the Company held six investments and two investments as other-than-temporarily impaired at December 31, 2010 and 2009, respectively.  The other-than-temporary impairments during 2010 were due to changes in expected future cash flows of investments in stocks as well as in bonds backed by trust preferred securities of banks.  In addition, the Company recognized an other-than-temporary impairment in a mortgage loan as a result of its appraisal valuation.  The other-than-temporary impairments during 2009 were due to changes in expected future cash flows of investments in bonds backed by trust preferred securities of banks.  The other-than-temporary impairments are detailed below:

2010	Beginning Amortized Cost	OTTI Credit Loss	Ending Amortized Cost	Unrealized Loss	Carrying Value

Preferred Term Securities I	$416,157	$(136,935)	$279,222	$(206,924)	$72,298

Preferred Term Securities II	$2,161,808	$(473,319)	$1,688,489	$(1,621,946)	$66,543

Investors Heritage Capital Corp	$618,348	$(215,174)	$403,174	$0	$403,174

Jarvis Development	$739,610	$(128,867)	$730,000	$0	$730,000

SFF Royalty	$1,934,336	$(68,643)	$1,865,693	$0	$1,865,693

Amen Properties, Inc.	$1,628,432	$(456,032)	$1,172,400	$0	$1,172,400

2009	Beginning Amortized Cost	OTTI Credit Loss	Ending Amortized Cost	Unrealized Loss	Carrying Value

Preferred Term Securities I	$508,816	$(92,659)	$416,157	$(99,998)	$316,159

Preferred Term Securities II	$4,076,323	$(1,914,515)	$2,161,808	$(1,115,670)	$1,046,138

The amortized cost and estimated market value of debt securities at December 31, 2010, by contractual maturity, is shown below.  Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Fixed Maturities Available for Sale December 31, 2010	Amortized Cost	Estimated Market Value

Due in one year or less	$10,000	$10,113
Due after one year through five years	17,718,269	19,029,622
Due after five years through ten years	36,490,345	39,997,780
Due after ten years	72,072,217	71,648,908
Collateralized mortgage obligations	16,657,862	17,219,525
Total	$142,948,693	$147,905,948

Securities designated as trading securities are reported at fair value, with gains or losses resulting from changes in fair value recognized in other income on the consolidated statements of operations.  Trading securities include exchange traded equities and exchange traded equity options.  The fair value of trading securities included in assets was $37,029,550 and $19,613,472 as of December 31, 2010 and 2009, respectively.  The fair value of trading securities included in liabilities was $(18,429,677) and $(11,671,911) as of December 31, 2010 and 2009, respectively. Trading securities’ unrealized gains were $5,574,151 and $570,024 as of December 31, 2010 and 2009, respectively.  Unrealized losses due to trading securities were $(3,770,422) and $(1,081,360) as of December 31, 2010 and 2009, respectively.  Trading securities carried as liabilities are securities sold short.  A gain, limited to the price at which the security was sold short, or a loss, potentially unlimited in size, will be recognized upon the termination of the short sale.  Realized gains from trading securities were $184,546 and $525,000 as of December 31, 2010 and 2009, respectively. Trading securities are classified in cash flows from operating activities. Trading revenue charged to net income from trading securities was:

	December 31, 2010	December 31, 2009

Type of Instrument	Net Realized and Unrealized Gains (Losses)	Net Realized and Unrealized Gains (Losses)

Equity	$1,988,275	$13,664

As of December 31, 2010, the Company held derivative instruments in the form of exchange-traded equity options. The Company currently does not designate derivatives as hedging instruments. Exchange traded equity options are matched with exchange traded equity securities in the Company’s trading portfolio, with the primary objective of generating a fair return while reducing risk.  These derivatives are carried at fair value, with unrealized gains and losses recognized in other income.  The fair value of derivatives included in trading security assets and trading security liabilities as of December 31, 2010 was $2,244,478 and $(17,246,957), respectively.  The fair value of derivatives included in trading security assets and trading security liabilities as of December 31, 2009 was $1,054,965 and $(4,753,525), respectively. Realized gains (losses) due to derivatives were $(305,247) and $525,000 December 31, 2010 and December 31, 2009 respectively. Unrealized gains included in trading security assets due to derivatives were $1,579,071 and $110,013 as of December 31, 2010 and December 31, 2009, respectively. Unrealized losses included in trading security liabilities due to derivatives were $(3,392,010) and $(432,720) as of December 31, 2010 and December 31, 2009, respectively.

C.	INVESTMENTS ON DEPOSIT - At December 31, 2010, investments carried at approximately $6,153,000 were on deposit with various state insurance departments.
D.
DISCOUNT MORTGAGE LOANS - During the fourth quarter of 2009, the Company began purchasing discounted commercial mortgage loans.  Management has extensive background and experience in the analysis and valuation of commercial real estate and believes there are significant opportunities currently available in the discounted mortgage loan arena.  Experienced personnel of FSNB have also been utilized in the analysis phase.  This experience dates back to discounted loans during the Resolution Trust days where such loans were being sold from defunct savings and loans in the early 1990’s.  The discounted loans are available through the FDIC sale of assets of closed banks and from banks wanting to reduce their loan portfolios.  The loans are available on a loan by loan bid process.  Prior to placing a bid, each loan is reviewed to determine interest level utilizing such information as type of collateral, location of collateral, interest rate, current loan status and available cashflows or other sources of repayment.  Once it is determined interest in the loan remains, the collateral is physically inspected.  Following physical inspection, if interest still remains, a bid price is determined and a bid is submitted.  Once a loan has been acquired, contact is made with the appropriate individuals to begin a dialog with a goal of determining the borrower’s willingness to work together.  There are generally three paths a discounted loan will take:  the borrowers pay as required; a settlement is reached with the loan being paid off at a discounted value; or the loan is foreclosed.

During the fourth quarter of 2009, the Company had acquired $118,368,661 of discounted mortgage loans at a total cost of $35,224,022, representing an average purchase price to outstanding loan of 29.8%. During 2009, the Company recorded approximately $1,000,000 in income from this loan activity. During 2010, the Company acquired an additional $111,258,867 of discounted mortgage loans at a total cost of $36,283,278, representing an average purchase price to outstanding loan of 32.6%.  Additionally, during 2010, the Company settled, sold or had paid off discounted mortgage loans totaling $23,607,100.  During 2010, the Company recorded approximately $12,898,000 in income from the discounted mortgage loan activity, including $7,645,258 in discount accruals.  The Company is currently projecting a very positive return from on-going mortgage loan payments from the discounted commercial mortgage loan portfolio.

At December 31, 2010, the Company holds $59,935,447 in mortgage loans in total, which represents approximately 14% of the total assets.  Most mortgage loans are first position loans.  Loans issued are limited to no more than 80% of the appraised value of the property with the exception of one loan whose value of the security to the loan was 100%.  During 2010, the Company recognized an other-than-temporary impairment of $128,867 on this loan as a result of its appraisal valuation.

As of December 31, 2010, the Company’s discounted mortgage loan portfolio contained 131 loans with a carrying value of $47,523,860.  The loans’ payment performance during the past year is shown as follows:

Payment Frequency	Number of Loans	Carrying Value

No payments received	47	$26,731,110
One-time payment received	20	562,919
Irregular payments received	19	7,166,669
Periodic payments received	45	13,063,162
Total	131	$47,523,860

The following table summarizes discounted mortgage loan holdings of the Company:

Category	2010	2009

In good standing	$9,665,059	$7,311,982
Overdue interest over 90 days	16,192,815	26,917,956
Restructured	4,306,800	0
In process of foreclosure	17,359,186	0
Total discounted mortgage loans	$47,523,860	$34,229,938

Total foreclosed discounted mortgage loans	$8,939,548	$2,262,352

During 2010, the Company foreclosed on 20 discounted mortgage loans with a total carrying value of $8,939,548.  Of these foreclosures, 17 loans totaling $8,411,458 were transferred to real estate while one loan is now UG’s wholly owned subsidiary, Sand Lake, LLC.  Subsequent to the foreclosures, two foreclosed loans were sold with the Company realizing a gain of $51,949 upon the sale.

6.	DISCLOSURES ABOUT FAIR VALUES

ASC 820, “Fair Value Measurements and Disclosures” established a hierarchical disclosure framework based on the priority of the inputs to the respective valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). An asset or liability’s classification within the fair value hierarchy is based on the lowest level of significant input to its valuation.  ASC 820 defines the input levels as follows:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities.  U.S. treasuries are in Level 1 and valuation is based on unadjusted quoted prices for identical assets in active markets that the Company can access.  Equity securities that are actively traded on an exchange listed in the U.S. are also included in Level 1.  Equity security valuation is based on unadjusted quoted prices for identical assets in active markets that the Company can access.

Level 2 - Quoted prices in markets that are not active or inputs that are observable either directly or indirectly. Level 2 inputs include quoted prices for similar assets or liabilities other than quoted prices in Level 1; quoted prices in markets that are not active; or other inputs that are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.  Level 2 assets consist of fixed income investments valued based on quoted prices for identical or similar assets in markets that are not active and investments carried as equity securities that do not have an actively traded market that are valued based on their audited GAAP book value.

Level 3 - Unobservable inputs that are supported by little or no market activity and are significant to the fair value of the assets or liabilities. Unobservable inputs reflect the reporting entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. Level 3 assets and liabilities include financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.  The Company does not have any Level 3 financial assets or liabilities.

The following table presents the level within the hierarchy at which the Company’s financial assets and financial liabilities that are measured and recorded on a recurring basis at fair value as of December 31, 2010 and 2009:

2010	Level 1	Level 2	Level 3	Total

Assets
Fixed Maturities, available for sale	$6,881,434	$141,024,514	$0	$147,905,948
Equity Securities, available for sale	0	19,021,957	0	19,021,957
Trading Securities	37,029,550	0	0	37,029,550
Total	$43,910,984	$160,046,471	$0	$203,957,455

Liabilities
Trading Securities	$18,429,677	$0	$0	$18,429,677

2009	Level 1	Level 2	Level 3	Total

Assets
Fixed Maturities, available for sale	$6,831,432	$132,873,261	$0	$139,704,693
Equity Securities, available for sale	15,691,037	2,690,047	0	18,381,084
Trading Securities	19,613,472	0	0	19,613,472
Total	$42,135,941	$135,563,308	$0	$177,699,249

Liabilities
Trading Securities	$11,671,911	$0	$0	$11,671,911
As of December 31, 2010 and 2009, the Company held $53 million and $46 million of real estate for sale, respectively.  The real estate is recorded at the lower of the net investment in the loan or the fair value of the real estate less costs to sell.  The determination of fair value assessments are performed on a periodic basis by external appraisal and assessment of property values by management.  Management believes these fair value assessments are classified as a Level 2 valuation technique under ASC 820, Fair Value Measurements and Disclosures as of December 31, 2010 and 2009.

Certain assets are not carried at fair value on a recurring basis, including investments such as mortgage loans and policy loans. Accordingly such investments are only included in the fair value hierarchy disclosure when the investment is subject to re-measurement at fair value after initial recognition and the resulting re-measurement is reflected in the consolidated financial statements.

The financial statements include various estimated fair value information at December 31, 2010 and 2009, as required by ASC 820.  Such information, which pertains to the Company's financial instruments, is based on the requirements set forth in that guidance and does not purport to represent the aggregate net fair value of the Company.

The following methods and assumptions were used to estimate the fair value of each class of financial instrument required to be valued by ASC 820 for which it is practicable to estimate that value:

(a)  Cash and cash equivalents

The carrying amount in the financial statements approximates fair value because of the relatively short period of time between the origination of the instruments and their expected realization.

(b)  Fixed maturities and investments available for sale

The Company utilized a pricing service to estimate fair value measurements for its fixed maturities and public common and preferred stocks.  The pricing service utilizes market quotations for securities that have quoted market prices in active markets.  Since fixed maturities other than U.S. Treasury securities generally do not trade on a daily basis, the pricing service prepares estimates of fair value measurements using relevant market data, benchmark curves, sector groupings and matrix pricing.  As the fair value estimates of most fixed maturity investments are based on observable market information rather than market quotes, the estimates of fair value other than U.S. Treasury securities are included in Level 2 of the hierarchy.  U.S. Treasury securities are included in the amount disclosed in Level 1 as the estimates are based on unadjusted prices.  The Company’s Level 2 investments include obligations of U.S. government agencies, municipal bonds, corporate debt securities and other mortgage backed securities.

(c)  Trading Securities

Securities designated as trading securities are reported at fair value using market quotes, with gains or losses resulting from changes in fair value recognized in earnings. Trading securities include exchange traded equities and exchange traded equity long and short options.

(d)  Mortgage loans on real estate

The fair values of mortgage loans are estimated using discounted cash flow analyses and interest rates being offered for similar loans to borrowers with similar credit ratings.

During 2009 and 2010, the Company purchased non-performing loans at a deep discount through an auction process led by the federal government.  In general, the discounted loans are non-performing and there is a significant amount of uncertainty surrounding the timing and amount of cash flows to be received by the Company.  Accordingly, the Company records its investment in the discounted loans at its original purchase price.  Management works the loans with the borrower to reach a settlement on the loan or they foreclose on the underlying collateral which is primarily commercial real estate.  For cash payments received during the work out process, the Company records these payments to interest income on a cash basis.  For loan settlements reached, the Company records the amount in excess of the carrying amount of the loan as a discount accretion to investment income at the closing date.  Management reviews the discount loan portfolio regularly for impairment.  If an impairment is identified (after consideration of the underlying collateral), the Company records an impairment to earnings in the period the information becomes known.

(e)  Policy loans

Policy loans are carried at the aggregate unpaid principal balances in the consolidated balance sheets which approximates fair value, and earn interest at rates ranging from 4% to 8%.  Individual policy liabilities in all cases equal or exceed outstanding policy loan balances.

(f)  Short-term investments

Quoted market prices, if available, are used to determine the fair value.  If quoted market prices are not available, management estimates the fair value based on the quoted market price of a financial instrument with similar characteristics.

(g)  Notes payable

For borrowings subject to floating rates of interest, carrying value is a reasonable estimate of fair value.  For fixed rate borrowings fair value is determined based on the borrowing rates currently available to the Company for loans with similar terms and average maturities.

The estimated fair values of the Company's financial instruments required to be valued by ASC 820 are as follows as of December 31:

	2010		2009
Assets	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Fixed maturities available for sale	$147,905,948	$147,905,948	$139,704,693	$139,704,693
Equity securities	13,884,257	13,884,257	13,323,322	13,323,322
Trading securities	37,029,550	37,029,550	19,613,472	19,613,472
Securities of affiliate	5,137,700	5,137,700	5,057,762	5,057,762
Mortgage loans on real estate	12,411,587	12,524,140	27,041,447	27,192,239
Discounted mortgage loans	47,523,860	49,294,797	34,229,937	34,426,249
Policy loans	13,976,019	13,976,019	14,343,606	14,343,606
Short term	0	0	700,000	700,000
Liabilities
Notes payable	10,372,239	10,136,433	14,402,889	14,267,364
Trading securities	18,429,677	18,429,677	11,671,911	11,671,911

7.	STATUTORY EQUITY AND INCOME FROM OPERATIONS

The Company's insurance subsidiaries are domiciled in Ohio and Texas.  The insurance subsidiaries prepare their statutory-based financial statements in accordance with accounting practices prescribed or permitted by the respective insurance department.  These principles differ significantly from accounting principles generally accepted in the United States of America.  "Prescribed" statutory accounting practices include state laws, regulations, and general administrative rules, as well as a variety of publications of the National Association of Insurance Commissioners (NAIC).  "Permitted" statutory accounting practices encompass all accounting practices that are not prescribed; such practices may differ from state to state, from company to company within a state, and may change in the future.  UG's total statutory shareholders' equity was approximately $30,443,000 and $27,350,000 at December 31, 2010 and 2009, respectively.  UG reported a statutory net income (exclusive of inter-company dividends) of approximately $4,796,000 and $204,000 for 2010 and 2009, respectively.  AC's total statutory shareholders' equity was approximately $10,934,000 and $9,781,000 at December 31, 2010 and 2009, respectively.  AC reported a statutory net income (exclusive of inter-company dividends) of approximately $964,000 and $4,071,000 for 2010 and 2009 respectively.

8.	REINSURANCE

As is customary in the insurance industry, the insurance subsidiaries cede insurance to, and assume insurance from, other insurance companies under reinsurance agreements.  Reinsurance agreements are intended to limit a life insurer's maximum loss on a large or unusually hazardous risk or to obtain a greater diversification of risk.  The ceding insurance company remains primarily liable with respect to ceded insurance should any reinsurer be unable to meet the obligations assumed by it.  However, it is the practice of insurers to reduce their exposure to loss to the extent that they have been reinsured with other insurance companies.  The Company sets a limit on the amount of insurance retained on the life of any one person.  The Company will not retain more than $125,000, including accidental death benefits, on any one life.  At December 31, 2010, the Company had gross insurance in force of $1.767 billion of which approximately $433 million was ceded to reinsurers.

The Company's reinsured business is ceded to numerous reinsurers.  The Company monitors the solvency of its reinsurers in seeking to minimize the risk of loss in the event of a failure by one of the parties.  The Company is primarily liable to the insureds even if the reinsurers are unable to meet their obligations.  The primary reinsurers of the Company are large, well capitalized entities.

Currently, UG is utilizing reinsurance agreements with Optimum Re Insurance Company, (Optimum) and Swiss Re Life and Health America Incorporated (SWISS RE).  Optimum and SWISS RE currently hold an “A-” (Excellent) and "A" (Excellent) rating, respectively, from A.M. Best, an industry rating company.  The reinsurance agreements were effective December 1, 1993, and covered most new business of UG.  Under the terms of the agreements, UG cedes risk amounts above its retention limit of $100,000 with a minimum cession of $25,000.  Ceded amounts are shared equally between the two reinsurers on a yearly renewable term (YRT) basis, a common industry method.  The treaty is self-administered; meaning the Company records the reinsurance results and reports them to the reinsurers.

In addition to the above reinsurance agreements, UG entered into reinsurance agreements with Optimum Re Insurance Company (Optimum) during 2004 to provide reinsurance on new products released for sale in 2004.  The agreements are yearly renewable term (YRT) treaties where UG cedes amounts above its retention limit of $100,000 with a minimum cession of $25,000 as has been a practice for the last several years with its reinsurers.  Also, Optimum is the reinsurer of 100% of the accidental death benefits (ADB) in force of UG.  This coverage is renewable annually at the Company’s option.  Optimum specializes in reinsurance agreements with small to mid-size carriers such as UG.  Optimum currently holds an “A-” (Excellent) rating from A.M. Best.

UG entered into a coinsurance agreement with Park Avenue Life Insurance Company (PALIC) effective September 30, 1996.  Under the terms of the agreement, UG ceded to PALIC substantially all of its then in-force paid-up life insurance policies.  Paid-up life insurance generally refers to non-premium paying life insurance policies.  Under the terms of the agreement, UG sold 100% of the future results of this block of business to PALIC through a coinsurance agreement.  UG continues to administer the business for PALIC and receives a servicing fee through a commission allowance based on the remaining in-force policies each month.  PALIC has the right to assumption reinsure the business, at its option, and transfer the administration.  The Company is not aware of any such plans.  PALIC and its ultimate parent, The Guardian Life Insurance Company of America (Guardian), currently hold an “A” (Excellent) and "A++" (Superior) rating, respectively, from A.M. Best.  The PALIC agreement accounts for approximately 64% of UG’s reinsurance reserve credit, as of December 31, 2010.

On September 30, 1998, UG entered into a coinsurance agreement with The Independent Order of Vikings, (IOV) an Illinois fraternal benefit society.  Under the terms of the agreement, UG agreed to assume, on a coinsurance basis, 25% of the reserves and liabilities arising from all in-force insurance contracts issued by the IOV to its members.  At December 31, 2010, the IOV insurance in-force assumed by UG was approximately $1,612,000, with reserves being held on that amount of approximately $374,000.

On June 7, 2000, UG assumed an already existing coinsurance agreement, dated January 1, 1992, between Lancaster Life Reinsurance Company (LLRC), an Arizona corporation and Investors Heritage Life Insurance Company (IHL), a corporation organized under the laws of the Commonwealth of Kentucky.  Under the terms of the agreement, LLRC agreed to assume from IHL a 90% quota share of new issues of credit life and accident and health policies that have been written on or after January 1, 1992 through various branches of the First Southern National Bank.  The maximum amount of credit life insurance that can be assumed on any one individual’s life is $15,000.  UG assumed all the rights and obligations formerly held by LLRC as the reinsurer in the agreement.  LLRC liquidated its charter immediately following the transfer.  At December 31, 2010, the IHL agreement has insurance in-force of approximately $836,000, with reserves being held on that amount of approximately $11,000.

At December 31, 1992, AC entered into a reinsurance agreement with Canada Life Assurance Company (“the Canada Life agreement”) that fully reinsured virtually all of its traditional life insurance policies. The reinsurer’s obligations under the Canada Life agreement were secured by assets withheld by AC representing policy loans and deferred and uncollected premiums related to the reinsured policies. AC continues to administer the reinsured policies, for which it receives an expense allowance from the reinsurer. At December 31, 2010, the Canada Life agreement has insurance in-force of approximately $57,337,000, with reserves being held on that amount of approximately $35,510,000. As of December 31, 2010, there remains $634,467 in profits to be generated under this treaty. Should future experience under the treaty match the experience of recent years, which cannot reliably be predicted to occur, it should take until late 2012 to generate the remaining profits. However, regarding the uncertainty as to when the specified level may be reached, it should be noted that the experience has been erratic from year to year and the number of policies in force that are covered by the treaty diminishes each year.

During 1997, AC acquired 100% of the policies in force of World Service Life Insurance Company through a combination of assumption reinsurance and coinsurance.  While 91.42% of the acquired policies are coinsured under the Canada Life agreement, AC did not coinsure the balance of the policies.  AC retains the administration of the reinsured policies, for which it receives an expense allowance from the reinsurer.  Canada Life currently holds an "A+" (Superior) rating from A.M. Best.

Reinsurance agreements such as the Canada Life treaty described above are often referred to as financial reinsurance arrangements and are utilized within the insurance industry as a method of borrowing funds or statutory capital for an acquisition of a block of business or company.  The borrowed funds are generally in the form of an initial ceding commission received from the reinsurer.  The original borrowed amount is then repaid in future periods from the profits generated by the acquired block or company.  Values of the target are determined based upon an actuarial valuation and future projections.  Actual results may vary from year to year based upon the performance of the business relative to the assumptions used in the projections.  Under the terms of this agreement, all financial activity relating to the policies covered by the agreement are utilized to repay the remaining outstanding balance, which was $634,467 as of December 31, 2010.  Results under this agreement are included in various line items of the income statement, with an overall impact to net income of approximately $21,000 and $19,000 in 2010 and 2009, respectively.  The net result of the activity represents the fee paid to the reinsurer for the use of their funds or statutory capital during the duration of the agreement.

During 1998, AC closed a coinsurance transaction with Universal Life Insurance Company (“Universal”). Pursuant to the coinsurance agreement, AC coinsured 100% of the individual life insurance policies of Universal in force at January 1, 1998.  During 2010, this block of business was assumption reinsured into AC and is now considered direct business of AC.  AC is now directly liable for any and all claims against these policies.

The Company does not have any short-duration reinsurance contracts.  The effect of the Company's long-duration reinsurance contracts on premiums earned in 2010 and 2009 were as follows:

	Shown in thousands

	2010 Premiums Earned	2009 Premiums Earned

Direct	$16,463	$17,271
Assumed	36	163
Ceded	(4,108)	(3,932)
Net Premiums	$12,391	$13,502

9.	COMMITMENTS AND CONTINGENCIES

The insurance industry has experienced a number of civil jury verdicts which have been returned against life and health insurers in the jurisdictions in which the Company does business involving the insurers' sales practices, alleged agent misconduct, failure to properly supervise agents, and other matters.  Some of the lawsuits have resulted in the award of substantial judgments against the insurer, including material amounts of punitive damages.  In some states, juries have substantial discretion in awarding punitive damages in these circumstances.  In the normal course of business the Company is involved from time to time in various legal actions and other state and federal proceedings. Management is of the opinion that the ultimate disposition of the matters will not have a material adverse effect on the Company’s results of operations or financial position.

Under the insurance guaranty fund laws in most states, insurance companies doing business in a participating state can be assessed up to prescribed limits for policyholder losses incurred by insolvent or failed insurance companies.  Although the Company cannot predict the amount of any future assessments, most insurance guaranty fund laws currently provide that an assessment may be excused or deferred if it would threaten an insurer's financial strength.  Mandatory assessments may be partially recovered through a reduction in future premium tax in some states. The Company does not believe such assessments will be materially different from amounts already provided for in the financial statements, though the Company has no control over such assessments.

UG had an unresolved dispute with one of its outside reinsurers.  The issue related to reinsurance premiums. The reinsurer claimed UG owed for years 2005 through 2007 in the amount of $987,000.  In early 2008, the reinsurer billed UG for these amounts, providing no information or explanation.  The related treaty was originally with another outside reinsurer and was acquired by the current reinsurer in a reinsurance block acquisition.  The treaty is a yearly renewable term (“YRT”) cession based treaty.  UG maintained it had no liability relating to the back billed premium.  UG initiated arbitration according to the treaty to bring resolution to this matter.  UG established a contingent liability of $550,000 relating to this matter to cover costs including legal and arbitration costs.  On April 21, 2010, the arbitration panel rendered its decision relating to the above dispute.  The panel’s decision is final and binding.  The net effect to the financial statement of the Company was an additional expense of $26,836.  Both parties were given 30 days from the ruling date to complete the cash transfers relative to the matter.

As part of the Texas Imperial Life Insurance Company sale, the Company remains contingently liable for certain costs pending the outcome of an ongoing race-based audit on Texas Imperial Life Insurance Company by the Texas Department of Insurance.  Under the agreement, the Company is responsible for 100% of the first $50,000 of costs, $90% of the next $50,000, 75% of the third $50,000 and 50% of costs above $150,000.  Management has conservatively estimated the Company’s exposure and other costs at $50,000 based on information provided to date from the examination team and has established a contingent liability in its financial statements of this amount.  This contingency expires December 30, 2013.

Within the Company’s trading accounts, certain trading securities carried as liabilities represent securities sold short.  A gain, limited to the price at which the security was sold short, or a loss, potentially unlimited in size, will be recognized upon the termination of the short sale.

During 2010, the Company committed to invest up to $2,000,000 in Llano Music, LLC, which invests in music royalties.  Llano does capital calls as funds are needed to acquire the royalty rights.  At December 31, 2010, the Company has $1,821,000 committed that has not been requested by Llano.

10.	RELATED PARTY TRANSACTIONS

On February 20, 2003, UG purchased $4,000,000 of a trust preferred security offering issued by FSBI.  The security has a mandatory redemption after 30 years with a call provision after 5 years.  The security pays a quarterly dividend at a fixed rate of 6.515%.  The Company received $264,219 of dividends in 2010 and 2009.  On March 30, 2009, UG purchased $1,000,000 of FSBI common stock.  The sale and transfer of this security are restricted by the provisions of a stock restriction and buy-sell agreement.

As part of the acquisition of ACAP on December 8, 2006, UTG loaned $3,357,000 to ACAP.  ACAP used the proceeds for the repayment of existing debt with an unaffiliated financial institution and to retire all of its outstanding preferred stock.  The terms of the inter-company loan mirror the interest rate and repayment requirements of the debt with First Tennessee Bank National Association.  A payment of $576,235 was made on the loan in 2010.  No payments were made on the loan in 2009.  As of December 31, 2010, the balance of the loan is $2,682,849.

During June 2003, UG entered into a lease agreement with Bandyco, LLC, an affiliated entity, for a one-sixth interest in an aircraft.  Bandyco, LLC is affiliated with Ward F. Correll, who is a director of the Company.  The Company is responsible for its share of annual non-operational costs, in addition to the operational costs as are billable for specific use.  During 2006, UG entered into an additional lease agreement for a 27.5% interest in a second plane with Bandyco, LLC.  The lease term was for a period of five years at a total cost of $166,913.  In December 2009, this aircraft was sold.  The aircraft is used for business related travel by various officers and employees of the company.  For years 2010 and 2009 UTG paid $308,362 and $203,857 for costs associated with the aircraft.

On March 26, 2002, the Board of Directors of UTG adopted, and on June 11, 2002, the shareholders of UTG approved, the UTG, Inc. Employee and Director Stock Purchase Plan.  This plan was terminated effective June 17, 2009 (See Note 10.A. to the consolidated financial statements).

Effective January 1, 2007, UTG entered into administrative services and cost sharing agreements with its subsidiaries, UG, AC and TI.  Under these arrangements, each company pays its proportionate share of expenses of the entire group, based on an allocation formula.  During 2010, UG and AC paid $3,692,434 and $3,174,724, respectively.  During 2009, UG, AC and TI paid $3,383,565, $2,827,504 and $690,028, respectively.

Respective domiciliary insurance departments have approved the agreements of the insurance companies and it is Management's opinion that where applicable, costs have been allocated fairly and such allocations are based upon accounting principles generally accepted in the United States of America.

The Company from time to time acquires mortgage loans through participation agreements with FSNB.  FSNB services the Company's mortgage loans including those covered by the participation agreements.  The Company pays a .25% servicing fee on these loans and a onetime fee at loan origination of .50% of the original loan amount to cover costs incurred by FSNB relating to the processing and establishment of the loan. The Company paid $190,297 and $74,153 in servicing fees and $508,283 and $558,843 in origination fees to FSNB during 2010 and 2009, respectively.

The Company reimbursed expenses incurred by employees of FSNB relating to travel and other costs incurred on behalf of or relating to the Company.  The Company paid $23,763 and $22,521 in 2010 and 2009, respectively to FSNB in reimbursement of such costs.  In addition, the Company began reimbursing FSNB a portion of salaries and pension costs for Mr. Correll, Mr. Ditto and a third employee.  The reimbursement was approved by the UTG Board of Directors and totaled $433,340 and $332,766 in 2010 and 2009, respectively, which included salaries and other benefits.

On July 2, 2010, UG paid a cash dividend of $1,100,000 to UTG.  On December 6, 2010, UG paid an additional dividend of $1,625,000 to UTG.  UG paid no cash dividends in 2009.  On May 10, 2010, AC paid a cash dividend of $728,130 to ACAP.  These dividends were comprised entirely of ordinary dividends.  No regulatory approvals were required prior to the payment of these dividends.

On July 20, 2009, the Company’s indirect 73% owned subsidiary AC, a Texas life insurance company, entered into a definitive stock purchase agreement for the sale of its 100% owned life insurance subsidiary, TI.  The transaction was completed on December 30, 2009.  TI was sold to United Funeral Directors Benefit Life Insurance Company, an unaffiliated third party.  The sale price was $6,415,169 which was paid in cash.  The transaction had no impact to the consolidated income statement of the Company.  TI was an immaterial subsidiary acquired in 2006 as part of the acquisition of ACAP Corporation and subsidiaries.  The Company has a history of acquisition and consolidation.  TI is a Texas only stipulated premium insurance company. This fact made a consolidation or merger of this company with any of the other insurance companies within the group impractical.

11.	CAPITAL STOCK TRANSACTIONS

A.	EMPLOYEE AND DIRECTOR STOCK PURCHASE PROGRAM

On March 26, 2002, the Board of Directors of UTG adopted, and on June 11, 2002, the shareholders of UTG approved, the UTG, Inc. Employee and Director Stock Purchase Plan.  The plan’s purpose was to encourage ownership of UTG stock by eligible directors and employees of UTG and its subsidiaries by providing them with an opportunity to invest in shares of UTG common stock.  The plan was administered by the Board of Directors of UTG.  A total of 400,000 shares of common stock could have been purchased under the plan, subject to appropriate adjustment for stock dividends, stock splits or similar recapitalizations resulting in a change in shares of UTG.  The plan was not intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.

The purchase price of shares repurchased under the stock restriction and buy-sell agreement was to be computed, on a per share basis, equal to the sum of (i) the original purchase price(s) paid to acquire such shares from the Holding Company at the time they were sold pursuant to the Plan and (ii) the consolidated statutory net earnings (loss) per share of such shares during the period from the end of the month next preceding the month in which such shares were acquired pursuant to the plan, to the end of the month next preceding the month in which the closing sale of such shares to UTG occurs.  The consolidated statutory net earnings per Share was to be computed as the net income of the Holding Company and its subsidiaries on a consolidated basis in accordance with statutory accounting principles applicable to insurance companies, as computed by the Holding Company, except that earnings of insurance companies or block of business acquired after the original plan date, November 1, 2002, were to be adjusted to reflect the amortization of intangibles established at the time of acquisition in accordance with generally accepted accounting principles (GAAP), less any dividends paid to shareholders. The calculation of net earnings per Share was to be performed on a monthly basis using the number of common shares of the Holding Company outstanding as of the end of the reporting period. The purchase price for any Shares purchased hereunder was to be paid in cash within 60 days from the date of purchase subject to the receipt of any required regulatory approvals as provided in the Agreement.

At the June 2009 Board of Directors meeting, this program was terminated.  At the time of termination, the Company had 104,666 shares of common stock outstanding under the program.  During the third quarter 2009, the outstanding shares under the program were eliminated through either a cash payment or the issuance of additional shares of common stock at the option of the participant.  In exchange, the stock agreement was terminated and all rights under the agreement ended.  The Company repurchased 384 shares at a total cost of $6,259 and issued 65,699 additional shares of common stock of the Company to complete this exchange.

B.	STOCK REPURCHASE PROGRAM

On June 5, 2001, the Board of Directors of UTG authorized the repurchase in the open market or in privately negotiated transactions of up to $1 million of UTG's common stock.  On June 16, 2004, an additional $1 million was authorized for repurchasing shares.  On April 18, 2006, an additional $1 million was authorized for repurchasing shares.  On June 16, 2010, an additional $500,000 was authorized for repurchasing shares at current market value.  Repurchased shares are available for future issuance for general corporate purposes.  This program can be terminated at any time.  Open market purchases are generally limited to a maximum per share price of the most recent reported per share GAAP equity book value of the Company. Through February 15, 2011, UTG has spent $3,371,277 in the acquisition of 463,307 shares under this program.

C.	EARNINGS PER SHARE CALCULATIONS

The following is a reconciliation of the numerators and denominators of the basic and diluted EPS computations as presented on the income statement.

	For the Year Ended December 31, 2010

	(Numerator)	Shares (Denominator)	Per-Share Amount
Basic EPS
Income (Loss) attributable to Common Shareholders	$7,596,575	3,848,079	$1.97

Effect of Dilutive Securities
None	0	0

Diluted EPS
Income (Loss) attributable to Common Shareholders and Assumed Conversions	$7,596,575	3,848,079	$1.97

	For the Year Ended December 31, 2009

	(Numerator)	Shares (Denominator)	Per-Share Amount
Basic EPS
Income (Loss) attributable to Common Shareholders	$(4,290,247)	3,843,113	$(1.12)

Effect of Dilutive Securities
None	0	0

Diluted EPS
Income (Loss) attributable to Common Shareholders and Assumed Conversions	$(4,290,247)	3,843,113	$(1.12)

In accordance with FASB ASC Topic 260 “Earnings per share,” the computation of diluted earnings per share is the same as basic earnings per share for the years ending December 31, 2010 and 2009, as there were no outstanding securities, options or other offers that give the right to receive or acquire common shares of UTG.

12.	NOTES PAYABLE AND LINES OF CREDIT

At December 31, 2010 and 2009, the Company had $10,372,239 and $14,402,889, respectively, of debt outstanding.

On December 8, 2006, UTG borrowed funds from First Tennessee Bank National Association through execution of an $18,000,000 promissory note.  The note is secured by the pledge of 100% of the common stock of UG.  The promissory note carries a variable rate of interest based on the 3 month LIBOR rate plus 180 basis points.  Interest is payable quarterly.  Principal is payable annually beginning at the end of the second year in five installments of $3,600,000.  The loan matures on December 7, 2012.  The Company made principal payments of $3,600,351 during 2010.  During 2009, no payments were made, as the Company had prepaid the 2009 principal due during 2008.  At December 31, 2010 and 2009, the outstanding principal balance on this debt was $6,891,411 and $10,491,762, respectively.

In addition to the above promissory note, First Tennessee Bank National Association also provided UTG with a $5,000,000 maximum revolving credit note.  During 2010, Management decided that a reduction to a maximum $2,750,000 in this line of credit was more reasonable for current operations.  This note is for a one-year term and may be renewed by consent of both parties.  The credit note is to provide operating liquidity for UTG.  The promissory note carries a variable rate of interest based on the 90-day LIBOR rate plus 2.75 percentage points, but at no time will the rate be less than 3.25%.  The collateral held on the above note also secures this credit note.  UTG had borrowings of $290,000 and $0 against this note during 2010 and 2009, respectively.  At December 31, 2010 and 2009, the outstanding principal balance on this debt was $290,000 and $0, respectively.

On June 1, 2005, UG was extended a $3,300,000 line of credit from the First National Bank of Tennessee.  The LOC was for a one-year term from the date of issue.  The interest rate on the LOC was variable and indexed to be the lowest of the U.S. prime rates as published in the Wall Street Journal, with any interest rate adjustments to be made monthly.  At December 31, 2009, the Company had no outstanding borrowings attributable to this LOC. This LOC was determined to be no longer needed and was discontinued during 2009.

In November 2007, the Company became a member of the Federal Home Loan Bank (FHLB).  This membership allows the Company access to additional credit up to a maximum of 50% of the total assets of UG.  To be a member of the FHLB, UG was required to purchase shares of common stock of FHLB.  Borrowing capacity is based on 50 times each dollar of stock acquired in FHLB above the "base membership" amount.  UG's current line of credit with the FHLB is $15,000,000.  During 2010, UG had borrowings of $2,000,000 against this line of credit.  During 2009, UG had borrowings of $2,000,000 and repayments of $2,000,000.  At December 31, 2010 and 2009, the outstanding principal balance on this debt was $2,000,000 and $0, respectively, with interest at 0.25% at December 31, 2010.  The outstanding principal balance was repaid in full January 7, 2011.

In January 2007, UG became a 51% owner of the newly formed RLF Lexington Properties LLC ("Lexington"). The entity was formed to hold, for investment purposes, certain investment real estate acquired. As part of the purchase price of the real estate owned by Lexington, the seller provided financing through the issuance of five promissory notes of $1,200,000 each totaling $6,000,000. The notes bear interest at the fixed rate of 5%. The notes came due beginning on January 5, 2008, and each January 5 thereafter until 2012 when the final note is repaid.  At December 31, 2010 and 2009 the outstanding principal balance was $914,505 and $3,600,000, respectively.

On February 7, 2007, HPG Acquisitions ("HPG"), a 74% owned affiliate of the Company, borrowed funds from First National Bank of Midland, through execution of a $373,862 promissory note. The note is secured by real estate owned by the HPG. The note bears interest at a fixed rate of 5%. The first payment was due January 15, 2008. There will be 119 regular payments of $3,965 followed by one irregular last payment estimated at $44,125. HPG made repayments of $34,804 during 2010 and $11,185 during 2009.  At December 31, 2010 and 2009, the outstanding principal balance was $276,323 and $311,127, respectively.

The consolidated scheduled principal reductions on the long-term notes payable for the next five years are as follows:

Year	Amount

2011	$3,627,008
2012	4,235,123
2013	31,586
2014	34,154
2015	36,935

13.	OTHER CASH FLOW DISCLOSURES

On a cash basis, the Company paid $295,223 and $470,261 in interest expense for the years 2010 and 2009, respectively.  The Company paid $1,888,000 and $301,324 in federal income tax for 2010 and 2009, respectively.

14.	CONCENTRATIONS

The Company maintains cash balances in financial institutions that at times may exceed federally insured limits.  The Company maintains its primary operating cash accounts with First Southern National Bank, an affiliate of the largest shareholder of UTG, Mr. Jesse T. Correll, the Company’s CEO and Chairman.  The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Because UTG serves primarily individuals located in four states, the ability of our customers to pay their insurance premiums is impacted by the economic conditions in these areas.  As of December 31, 2010, approximately 55% of the Company’s total direct premium was collected from Illinois, Ohio, Texas and West Virginia.  Thus, results of operations are heavily dependent upon the strength of these economies.

The Company reinsures that portion of insurance risk which is in excess of its retention limits.  Retention limits range up to $125,000 per life.  Life insurance ceded represented 24.5% of total life insurance in force at December 31, 2010.  Insurance ceded represented 25.0% of premium income for 2010.  The Company would be liable for the reinsured risks ceded to other companies to the extent that such reinsuring companies are unable to meet their obligations.

15.	COMPREHENSIVE INCOME

2010	Before Tax Amount	Tax (Expense) or Benefit	Net of Tax Amount

Unrealized holding gains during period	$4,179,985	$(1,462,995)	$2,716,990
Less: reclassification adjustment for gains realized in net income	985,443	(344,905)	640,538
Other comprehensive income	$5,165,428	$(1,807,900)	$3,357,528

2009	Before Tax Amount	Tax (Expense) or Benefit	Net of Tax Amount

Unrealized holding losses during period	$(2,425,809)	$849,033	$(1,576,776)
Less: reclassification adjustment for losses realized in net income	968,505	(338,977)	629,528
Other comprehensive loss	$(1,457,304)	$510,056	$(947,248)

As of December 31, 2010 and 2009, the Company established a deferred tax liability of $1,758,774 and $78,862 respectively, for the unrealized gains based on the applicable United States statutory rate of 35%.

16.	SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

	2010

	1st	2nd	3rd	4th

Premiums & Policy Fees, Net	$3,156,767	$2,429,045	$2,649,473	$4,155,308
Net Investment Income	4,322,949	4,875,160	9,659,148	5,989,431
Total Revenues	7,683,648	7,777,912	13,019,273	9,962,524
Policy Benefits, Including Dividends	4,589,416	4,233,116	4,246,015	5,878,435
Commissions & Amortization of DAC & COI	213,809	104,372	2,800	178,900
Operating Expenses	1,971,570	1,848,216	1,927,023	2,284,175
Operating Income	812,169	1,507,615	6,766,146	1,575,227
Net Income Attributable to Common Shareholders	335,191	1,185,300	4,659,519	1,416,565
Basic Earnings Per Share Attributable to Common Shareholders	0.09	0.31	1.20	0.37
Diluted Earnings Per Share Attributable to Common Shareholders	0.09	0.31	1.20	0.37

	2009

	1st	2nd	3rd	4th

Premiums & Policy Fees, Net	$4,198,571	$3,126,692	$3,276,486	$2,900,444
Net Investment Income	3,443,283	3,391,781	3,221,707	4,184,022
Total Revenues	8,032,866	3,412,117	6,467,860	10,845,937
Policy Benefits, Including Dividends	6,888,524	4,689,295	5,345,056	5,571,102
Commissions & Amortization of DAC & COI	1,229,109	1,152,638	634,330	1,217,775
Operating Expenses	1,809,819	1,852,517	1,648,655	1,731,594
Operating Income (Loss)	(2,033,422)	(4,400,592)	(1,263,802)	2,201,733
Net Income (Loss) Attributable to Common Shareholders	(1,269,509)	(3,917,008)	(738,243)	1,634,513
Basic Earnings (Loss) Per Share Attributable to Common Shareholders	(0.33)	(1.02)	(0.19)	0.42
Diluted Earnings (Loss) Per Share Attributable to Common Shareholders	(0.33)	(1.02)	(0.19)	0.42

ITEM 9.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

ITEM 9A.  CONTROLS AND PROCEDURES

The Company maintains a set of disclosure controls and procedures designed to ensure that information required to be disclosed in reports that it files or submits under the Securities Exchange Act of 1934, as amended (the Exchange Act), is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms. In addition, the disclosure controls and procedures ensure that information required to be disclosed is accumulated and communicated to management, including the principal executive officer and principal financial officer, allowing timely decisions regarding required disclosure. Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we conducted an evaluation of our disclosure controls and procedures, as such term is defined under Rule 13a-15(e) promulgated under the Exchange Act. Based on this evaluation, our principal executive officer and our principal financial officer concluded that our disclosure controls and procedures were effective as of the end of the period covered by this annual report.

ITEM 9B.  OTHER INFORMATION

None

PART III

ITEM 10.  DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The Board of Directors

In accordance with the laws of Delaware and the Certificate of Incorporation and Bylaws of UTG, as amended, UTG is managed by its executive officers under the direction of the Board of Directors.  The Board elects executive officers, evaluates their performance, works with management in establishing business objectives and considers other fundamental corporate matters, such as the issuance of stock or other securities, the purchase or sale of a business and other significant corporate business transactions.  In the fiscal year ended December 31, 2010, the Board met 4 times.  All directors attended at least 75% of all meetings of the board except Mr. Daryl Heald.

The Board of Directors has an Audit Committee consisting of Messrs. Perry, Albin, and Brinck. The Audit Committee performs such duties as outlined in the Company’s Audit Committee Charter.  The Audit Committee reviews and acts or reports to the Board with respect to various auditing and accounting matters, the scope of the audit procedures and the results thereof, internal accounting and control systems of UTG, the nature of services performed for UTG and the fees to be paid to the independent auditors, the performance of UTG's independent and internal auditors and the accounting practices of UTG.  The Audit Committee also recommends to the full Board of Directors the auditors to be appointed by the Board.  The Audit Committee met two times in 2010.

The Board has reviewed the qualifications of each member of the audit committee and determined no member of the committee meets the definition of a “financial expert”.  The Board concluded however, that each member of the committee has a proven track record as a successful businessman, each operating their own company and their experience as businessmen provide a knowledge base and experience adequate for participation as a member of the committee.

Compensation Committee

The compensation of UTG's executive officers is determined by the full Board of Directors (see report on Executive Compensation).

Under UTG’s By-Laws, the Board of Directors should be comprised of at least six and no more than eleven directors.  At December 31, 2009, the Board consisted of eleven directors.  Shareholders elect Directors to serve for a period of one year at UTG’s Annual Shareholders’ meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and officers of UTG file periodic reports regarding ownership of Company securities with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934 as amended, and the rules promulgated there under.  UTG is not aware of any individuals who filed late with the Securities and Exchange Commission during 2010.  SEC filings may be viewed from the Company’s Web site www.utgins.com.

The Board of Directors has provided a process for shareholders to send communications directly to the Board.  These communications can be sent to James Rousey, President and Director of UTG at the corporate headquarters at 5250 South Sixth Street, Springfield, IL  62703.

Audit Committee Report to Shareholders

In connection with the December 31, 2010 financial statements, the audit committee: (1) reviewed and discussed the audited financial statements with management; (2) discussed with the auditors the matters required by Statement on Auditing Standards No. 114; and (3) received and discussed with the auditors the matters required by Independence Standards Board Statement No.1.  Based upon these reviews and discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the SEC.

William W. Perry -	Committee Chairman
John S. Albin
Joseph A. Brinck, II

The following information with respect to business experience of the Board of Directors has been furnished by the respective directors or obtained from the records of UTG.

Directors

Name, Age	Position with the Company, Business Experience and Other Directorships
John S. Albin, 82

Director of UTG since 1984; farmer in Douglas and Edgar counties, Illinois, since 1951; Chairman of the Board of Longview State Bank from 1978 to 2005; President of the Longview Capitol Corporation, a bank holding company, since 1978; Chairman of First National Bank of Ogden, Illinois, from 1987 to 2005; Chairman of the State Bank of Chrisman from 1988 to 2005; Chairman of First National Bank in Georgetown from 1994 to 2005; Director of Illini Community Development Corporation since 1990; Commissioner of Illinois Student Assistance Commission from 1996 to 2002.

Randall L. Attkisson, 65

Director of UTG since 1999; Director of ACAP Corporation and American Capitol Insurance Company since 2006; Director of Texas Imperial Life Insurance Company from 2006 to 2009; Director of First Southern Bancorp, Inc, a bank holding company, since 1986; Board Chairman of Young Life Raceway Region (Kentucky/Indiana) since 2008; Partner of Bluegrass Capital Advisors since 2008; Advisory Director of Kentucky Christian Foundation since 2002; Director of The River Foundation, Inc. since 1990; President of Randall L. Attkisson & Associates from 1982 to 1986; Commissioner of Kentucky Department of Banking & Securities from 1980 to 1982; Self-employed Banking Consultant in Miami, FL from 1978 to 1980.

Joseph A. Brinck, II, 55

Director of UTG since 2003; CEO of Stelter & Brinck, LTD, a full service combustion engineering and manufacturing company from 1979 to present; President of Superior Thermal, LTD from 1990 to present; President of Sanctity of Life Foundation since 2001.  Currently holds Professional Engineering Licenses in Kentucky, Indiana and Illinois.

Jesse T. Correll, 54

Chairman and CEO of UTG and Universal Guaranty Life Insurance Company since 2000; Director of UTG since 1999; Chairman and CEO of ACAP Corporation and American Capitol Insurance Company since 2006; Chairman and CEO of Texas Imperial Life Insurance Company from 2006 to 2009; Chairman, President, Director of First Southern Bancorp, Inc. since 1983; Manager of First Southern Funding, LLC since 1992; President, Director of The River Foundation since 1990; Board member of Crown Financial Ministries from 2004 to 2009; Friends of the Good Samaritans since 2005; Generous Giving from 2006 to 2009 and the National Christian Foundation since 2006.  Mr. Correll and his wife Angela have 3 children and 4 grandchildren.  Jesse Correll is the son of Ward and Regina Correll.

Ward F. Correll, 82

Director of UTG since 2000; Director of ACAP Corporation and American Capitol Insurance Company since 2006; Director of Texas Imperial Life Insurance Company from 2006 to 2009; President, Director of Tradeway, Inc. of Somerset, KY since 1973; President, Director of Cumberland Lake Shell, Inc. of Somerset, KY since 1971; President, Director of Tradewind Shopping Center, Inc. of Somerset, KY since 1966; Director of First Southern Bancorp since 1987; Director of First Southern Funding, LLC since 1991; Director of The River Foundation since 1990; and Director First Southern Insurance Agency since 1987.  Ward Correll is the father of Jesse Correll.

Thomas F. Darden, 56

Mr. Darden is the Chief Executive Officer of Cherokee Investment Partners, a private equity fund that invests in brownfields.  Cherokee made its first brownfield investment in 1990 and has since raised five funds:  $50 million in 1996, $250 million in 1999, $620 million in 2003 and $1.4 billion in 2006.  Cherokee has invested $750 million in 54 transactions, purchasing more than 500 sites in 35 states, 5 Canadian provinces and 4 European countries.  Cherokee’s annual spending on remediating pollution on its sites exceeds $50 million.  Beginning in 1984, Mr. Darden served for 16 years as the Chairman of Cherokee Sanford Group, a brick manufacturing and soil remediation company.  From 1981 to 1983, he was a consultant with Bain & Company in Boston.  From 1977 to 1978, he worked as an environmental planner for the Korea Institute of Science and Technology in Seoul, where he was a Henry Luce Foundation Scholar.  Mr. Darden is on the Boards of Shaw University, the Nicholas School of the Environment at Duke University and the Institute for The Environment at the University of North Carolina.  He was Chairman of the Research Triangle Transit Authority and served two terms on the N.C. Board of Transportation.  Mr. Darden serves on the Board of Governors of the Research Triangle Institute.  Mr. Darden earned a Masters in Regional Planning from the University of North Carolina, a Juris Doctor from Yale Law School and a Bachelor of Arts from the University of North Carolina, where he was a Morehead Scholar.  His 1976 undergraduate thesis analyzed the environmental impact of third world development and his 1981 Yale thesis addressed interstate acid rain air pollution.  He and his wife, Jody, have three children.

Howard L. Dayton, Jr., 67

In 1985, Mr. Dayton founded Crown Ministries in Longwood, Florida.  Crown Ministries merged with Christian Financial Concepts in September 2000 to form Crown Financial Ministries, the world’s largest financial ministry.  He served as Chief Executive Officer from 1985 to 2007.  He recently founded Compass - Finances God’s Way.  Mr. Dayton is a graduate of Cornell University.  He developed The Caboose, a successful railroad-themed restaurant in Orlando, FL in 1969. In 1972 he began his commercial real estate development career, specializing in office development in the Central Florida area.  He also is the author of five books, Your Money: Frustration or Freedom, Your Money Counts, Free and Clear, Your Money Map, Money and Marriage God’s Way.  He also has authored five popular small group studies including Crown’s Small Group Studies and produced several video series.  Mr. Dayton became a director of UTG, Inc. in December 2005.

Daryl J. Heald, 46

Mr. Heald started in commercial real estate with the Allen Morris Company and then spent four years at Triaxia Partners Consulting Firm, both in Atlanta, Georgia.  He later began serving as an associate trustee and executive committee member of the Maclellan Foundation.  In 2000, Daryl helped launch Generous Giving, Inc. and served as its President until January 2008, when he became Senior Vice President of the Maclellan Foundation and founded Giving Wisely.  Giving Wisely seeks to serve families on their journey of generosity by helping to connect their needs and passions with knowledge, experiences, opportunities, and relationships.  Daryl also serves on the boards of Crown Financial Ministries, ProVision Foundation, the Haggai Institute and is an elder at Lookout Mountain Presbyterian Church. Mr. Heald became a director of UTG, Inc. in September 2008.  He holds a B.S. degree in economics from Westmont College.  Daryl and his wife, Cathy, live in Lookout Mountain, Georgia with their six children.

Peter L. Ochs, 59

Mr. Ochs is founder of Capital III, a private investment banking firm located in Wichita, Kansas.  The firm has acted as an intermediary in over 120 transactions since its founding in 1982.  In addition the firm provides valuation services to private companies for such purposes as ESOP’s, estate planning, M & A, buy/sells, and internal planning strategies.  The firm also provides both tactical and strategic planning for privately held companies.  In recent years the firm has focused primarily on providing services to companies in which Mr. Ochs holds an equity interest.  Since 1987, Mr. Ochs has been an active investor and officer of several privately held companies.  In most cases his ownership position has represented a controlling interest in the enterprise.  Companies in which he has held or still holds an investment include a community bank, a medical equipment company, a manufacturer of electrical assemblies, a sports training equipment company, a manufacturer of corporate identification products, a cable TV programming company, and a retail lifestyle clothing store.  Mr. Ochs is also one of the founding members of Trinity Academy; a Christ centered college preparatory high school in Wichita.  Prior to founding Capital III, Mr. Ochs spent 8 years in the commercial banking business.  He graduated from the University of Kansas in 1974 with a degree in business & finance.  Mr. Ochs became a director of UTG, Inc. in July 2006.

William W. Perry, 54

Director of UTG since 2001; Director of American Capitol Insurance Company since 2006, Director of Texas Imperial Life Insurance Company from 2006 to 2009; Owner of SES Investments, Ltd., an oil and gas investments company since 1991; CEO of EGL Resources, Inc., an oil and gas operations company based in Texas and New Mexico since 1992; Trustee of Abel-Hangar Foundation, Director of River Foundation; President of Milagros Foundation; Director of University of Oklahoma Associates; Mayor of Midland, Texas since January 2008; Midland, Texas City Council member from 2002-2008; Board Member of IDT Corporation since 2010; and Chairman of Genie Energy since 2010.

James P. Rousey, 52

President since September 2006, Director of UTG and Universal Guaranty Life Insurance Company since September 2001; President and Director of ACAP Corporation and American Capitol Insurance Company since 2006; President and Director of Texas Imperial Life Insurance Company from 2006 to 2009; Regional CEO and Director of First Southern National Bank from 1988 to 2001. Board Member with the Illinois Fellowship of Christian Athletes from 2001-2005; Board Member with Contact Ministries since 2007; Board Member with Amigos En Cristo, Inc from 2007-2009.

Executive Officers of UTG

More detailed information on the following executive officers of UTG appears under "Directors":

Jesse T. Correll	Chairman of the Board and Chief Executive Officer
James P. Rousey	President

Other executive officers of UTG are set forth below:

Name, Age	Position with UTG and Business Experience
Theodore C. Miller, 48

Corporate Secretary since December 2000, Senior Vice President and Chief Financial Officer since July 1997; Vice President since October 1992 and Treasurer from October 1992 to December 2003; Vice President and Controller of certain affiliated companies from 1984 to 1992.  Vice President and Treasurer of certain affiliated companies from 1992 to 1997; Senior Vice President and Chief Financial Officer of subsidiary companies since 1997; Corporate Secretary of subsidiary companies since 2000.

Douglas P. Ditto, 55

Chief Investment Officer and Vice President since June 2009; Assistant Vice President from June 2003 to June 2009; Chief Executive Officer, and Executive Vice President of First Southern Bancorp since March 1985.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics for our directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions) and employees. The Code of Business Conduct and Ethics is available to our stockholders by requesting a free copy of the Code of Business Conduct and Ethics by writing to us at UTG, Inc, 5250 South Sixth Street, Springfield, Illinois 62703.

ITEM 11.  EXECUTIVE COMPENSATION

Executive Compensation Table

The following table sets forth certain information regarding compensation paid to or earned by UTG's Chief Executive Officer and President, and each of the executive officers of UTG whose salary plus bonus exceeded $100,000 during UTG's last fiscal year:

Summary Compensation Table
Name and Principal position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Comp	Nonqualified Deferred Comp Earnings	All Other Comp (1)	Total
Jesse T. Correll Chief Executive Officer	2010	145,415	50,000	0	0	0	0	4,662 (1)	200,077
	2009	140,550	0	0	0	0	0	4,323 (1)	144,873
	2008	150,000	0	0	0	0	0	9,000 (1)	159,000
Randall L. Attkisson (6) Chief Operating Officer to 7/1/08	2010	0	0	0	0	0	0	0	0
	2009	0	0	0	0	0	0	0	0
	2008	80,769	0	0	0	0	0	4,846 (1)	85,615
James P. Rousey President	2010	142,708	25,000	0	0	0	0	5,975	173,683
	2009	140,000	0	0	0	0	0	983 (2)	140,983
	2008	145,000	25,000	0	0	0	0	6,806 (2)	176,806
Theodore C. Miller Secretary/Senior Vice President	2010	110,000	20,000	0	0	0	0	1,249 (3)	131,249
	2009	110,000	0	0	0	0	0	1,490 (3)	111,490
	2008	110,000	20,000	0	0	0	0	3,030 (3)	133,030
Douglas P. Ditto Chief Investment Officer appointed 7/17/2009	2010	100,045	25,000	0	0	0	0	3,001 (1)	128,046
	2009	100,000	0	0	0	0	0	3,077 (1)	103,077
Douglas A. Dockter (5) Vice President	2010	100,000	5,500	0	0	0	0	2,295 (4)	107,795
	2009	100,000	0	0	0	0	0	1,420 (4)	101,420
	2008	100,000	0	0	0	0	0	2,820 (4)	102,820

(1)	All Other Compensation consists of matching contributions to an Employee Savings Trust 401(k) Plan.
(2)

All Other Compensation consists of matching contributions to an Employee Savings Trust 401(k) Plan of $575, $263 and $2,066, group life insurance premiums of $720, $720 and $720, and country club membership fees of $4,680, $0 and $4,020 during 2010, 2009 and 2008, respectively.

(3)

All Other Compensation consists of matching contributions to an Employee Savings Trust 401(k) Plan of $529, $770 and $2,310 and group life insurance premiums of $720, $720 and $720 during 2010, 2009 and 2008, respectively.

(4)

All Other Compensation consists of matching contributions to an Employee Savings Trust 401(k) Plan of $2,084, $700 and $2,653 and group life insurance premiums of $720, $720 and $720 during 2010, 2009 and 2008 respectively.

(5)	Mr. Douglas A. Dockter is not considered an executive officer of UTG, but is included in this table pursuant to compensation disclosure requirements.
(6)	Mr. Randall L. Attkisson retired from the Company effective July 1, 2008. Mr. Attkisson remains a member of the Board of Directors.

Option/SAR Grants/Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

At December 31, 2010 there were no shares of the common stock of UTG subject to unexercised options held by the named executive officers.  There were no options or stock appreciation rights granted to the named executive officers for the past three fiscal years.

Compensation of Directors

UTG's standard arrangement for the compensation of directors provides that each director shall receive an annual retainer of $2,400, plus $300 for each meeting attended and reimbursement for reasonable travel expenses.  UTG's director compensation policy also provides that directors who are employees of UTG or its affiliates do not receive any compensation for their services as directors except for reimbursement for reasonable travel expenses for attending each meeting.

Director Compensation
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Jesse Thomas Correll Chief Executive Officer	0	0	0	0	0	0	0
Randall Lanier Attkisson Director	3,300	0	0	0	0	0	3,300
James Patrick Rousey President	0	0	0	0	0	0	0
John Sanford Albin Director	3,600	0	0	0	0	0	3,600
Joseph Anthony Brinck, II Director	3,600	0	0	0	0	0	3,600
Ward Forrest Correll Director	3,300	0	0	0	0	0	3,300
William Wesley Perry Director (1)	3,300	0	0	0	0	0	3,300
Thomas Francis Darden, II Director (1)	3,300	0	0	0	0	0	3,300
Peter Loyd Ochs Director	3,300	0	0	0	0	0	3,300
Howard Lape Dayton Director	3,600	0	0	0	0	0	3,600
Daryl Jack Heald Director	3,000	0	0	0	0	0	3,000

(1)  Messrs. Darden and Perry have their fees donated to various charitable organizations.

Report on Executive Compensation

Introduction

The Board of Directors does not have a formal compensation committee.  The compensation of UTG's executive officers is determined by the full Board of Directors.  The Board of Directors strongly believes that UTG's executive officers directly impact the short-term and long-term performance of UTG.  With this belief and the corresponding objective of making decisions that are in the best interest of UTG's shareholders, the Board of Directors places significant emphasis on the design and administration of UTG's executive compensation plans.

The Company’s philosophy regarding compensation of executive officers is generally one of executive officers qualify for the same benefits and opportunities as provided to all of the employees of the Company.  Special or unique perquisites to executive officers not provided to all employees amount to less than $10,000 to any one individual.  The Company maintains a membership to a local country club that can only be utilized by the President.  During 2008, the Company paid $4,020 to maintain this membership.  During 2009, this membership was suspended for a period of one year at the President’s request in an effort to further reduce expenses during the economic turmoil.  During 2010, the Company paid $4,680 to maintain this membership.

The Company’s philosophy is periodically reviewed by the Board of Directors.  From time to time, as necessary, the Board of Directors may modify the compensation philosophy, principles or goals.  The compensation program is applied to our named executive officers in a fashion similar to its application to the Chief Executive Officer.  Any differences are due to difference in job scope and market compensation for various positions.

The Company maintains employee benefits such as paid time off, health insurance, dental insurance, group life insurance and long term disability insurance.  These benefits are generally competitive to other entities located in the Midwest where the Company must compete for employees.  Executive officers are entitled to these benefits on the same basis and terms as other employees of the Company.

Executive Compensation Elements

Base Salary. The Board of Directors establishes base salaries at a level intended to be within the competitive market range of comparable companies.  In addition to the competitive market range, many factors are considered in determining base salaries, including the responsibilities assumed by the executive, the scope of the executive's position, experience, length of service, individual performance and internal equity considerations. In addition to a base salary, increased compensation of current and future executive officers of the Company will be determined using a “performance based” philosophy.  UTG’s financial results are analyzed and future increases to compensation will be proportionately based on the profitability of the Company.

Messrs. Jesse Correll and James Rousey, the Company’s CEO and President, voluntarily reduced their annual base salaries by $10,000 and $5,000, respectively, effective January 1, 2009, to further reduce and control expenses.  In June 2010, the Board of Directors reinstated the voluntary reductions, reinstating their base salaries back to $150,000 and $145,000 respectively.

Incentive Awards.  The Board of Directors from time to time may approve incentive awards for the executive officers.  These incentive awards are generally in the form of a onetime cash bonus payment.  Incentive awards are determined based on the overall operations of the Company as well as individual performance considerations.  The Company does not utilize a specific set formula in the determination of incentive awards.

Stock Options.  Stock options are granted at the discretion of the Board of Directors. There were no options granted to the named executive officers during the last three fiscal years.

Employment Contracts.  There are no employment agreements or understandings in effect with any executive officers of the Company.

Deferred Compensation.  The Company has no deferred compensation arrangements with any of its executive officers.

Tax and Accounting Implications of Compensation.  As one of the factors considered in performing its duties, the Board of Directors evaluates the anticipated tax treatment to the Company and its subsidiaries, as well as to the executives, of various payments and benefits.  The deductibility of some types of compensation depends upon the timing of an executive’s vesting or exercise of previously-granted rights.  Deductibility may also be affected by interpretations of and changes in tax laws.

Chief Executive Officer

On March 27, 2000, Jesse T. Correll assumed the position of Chairman of the Board and Chief Executive Officer of UTG and each of its affiliates.  Under Mr. Correll’s leadership, he declined to receive a salary, bonus or other forms of compensation for his duties with UTG and its affiliates in the year 2000.  In March 2001, the Board of Directors approved an annual salary for Mr. Correll of $75,000, payment of which began on April 1, 2001. As a reflection of Mr. Correll’s leadership, the compensation of current and future executive officers of the Company will be determined by the Board of Directors using a “performance based” philosophy. The Board of Directors will consider UTG’s financial results and future compensation decisions will be proportionately based on the profitability of the Company.  At the June 2007 meeting, members of the Board approved a salary increase for Mr. Correll to $150,000 annually.  The increase became effective July 1, 2007.  Additionally a $25,000 bonus was approved based on 2006 results.  No bonus was paid during 2007, 2008 or 2009 based on results of the previous years.  Effective January 1, 2009, Mr. Correll voluntarily reduced his annual salary by $10,000.  In June 2010, the Board of Directors reinstated Mr. Correll’s base salary back to $150,000   In December 2010, the Board of Directors approved a bonus of $50,000 for Mr. Correll based on 2010 financial results of the Company.

Conclusion

The Board of Directors believes this executive compensation plan provides a competitive and motivational compensation package to the executive officer team necessary to produce the results UTG strives to achieve.  The Board of Directors also believes the executive compensation plan addresses both the interests of the shareholders and the executive team.

BOARD OF DIRECTORS

John S. Albin	Howard L. Dayton
Randall L. Attkisson	Daryl J. Heald
Joseph A. Brinck, II	Peter L. Ochs
Jesse T. Correll	William W. Perry
Ward F. Correll	James P. Rousey
Thomas F. Darden

Compensation Committee Interlocks and Insider Participation

UTG does not have a compensation committee and decisions regarding executive officer compensation are made by the full Board of Directors of UTG.  The following persons served as directors of UTG during 2010 and were officers or employees of UTG or its affiliates during 2010: Jesse T. Correll and James P. Rousey.  Accordingly, these individuals have participated in decisions related to compensation of executive officers of UTG and its subsidiaries.

During 2010, Jesse T. Correll and James P. Rousey, executive officers of UTG, UG, ACAP and AC, were also members of the Board of Directors of UG, ACAP and AC.

Jesse T. Correll is a director and executive officer of FSBI and participates in compensation decisions of FSBI.  FSBI owns or controls directly and indirectly approximately 39.1% of the outstanding common stock of UTG.

Performance Graph

The following graph compares the cumulative total shareholder return on UTG’s Common Stock during the five fiscal years ended December 31, 2010 with the cumulative total return on the NASDAQ Composite Index Performance and the NASDAQ Insurance Index (1).  The graph assumes that $100 was invested on December 31, 2005 in each of the Company’s common stock, the NASDAQ Composite Index, and the NASDAQ Insurance Stock Index, and that any dividends were reinvested.

(1)
The Company selected the NASDAQ Composite Index Performance as an appropriate comparison.  UTG was listed on the NASDAQ Small Cap exchange until December 31, 2001.  Furthermore, the Company selected the NASDAQ Insurance Stock Index as the second comparison because there is no similar single “peer Company” in the NASDAQ system with which to compare stock performance and the closest additional line-of-business index which could be found was the NASDAQ Insurance Stock Index.  Trading activity in the Company’s common stock is limited, which may be due in part as a result of the Company’s low profile.  The Return Chart is not intended to forecast or be indicative of possible future performance of the Company’s common stock.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Principal Holders of Securities

The following tabulation sets forth the name and address of the entity known to be the beneficial owners of more than 5% of UTG’s common stock and shows:  (i) the total number of shares of common stock beneficially owned by such person as of February 15, 2011 and the nature of such ownership; and (ii) the percent of the issued and outstanding shares of common stock so owned as of the same date.

Title		Amount	Percent
of	Name and Address	and Nature of	Of
Class	of Beneficial Owner (2)	Beneficial Ownership	Class (1)

Common	Jesse T. Correll	191,058	(3)	4.9%
Stock, no	First Southern Bancorp, Inc.	1,506,785	(3)(4)	39.1%
par value	First Southern Funding, LLC	341,997	(3)(4)	8.8%
	First Southern Holdings, LLC	1,277,716	(3)(4)	33.1%
	Ward F. Correll	268,906	(5)	6.9%
	WCorrell, Limited Partnership	72,750	(3)	1.8%
	Cumberland Lake Shell, Inc.	257,501	(5)	6.6%
	Total (6)	2,308,746		59.9%

(1)	The percentage of outstanding shares is based on 3,850,680 shares of common stock outstanding as of February 15, 2011.
(2)

The address for each of Jesse Correll, First Southern Bancorp, Inc. (“FSBI”), First Southern Funding, LLC (“FSF”), First Southern Holdings, LLC (“FSH”), and WCorrell, Limited Partnership (“WCorrell LP”), is P.O. Box 328, 99 Lancaster Street, Stanford, Kentucky 40484.  The address for each of Ward Correll and Cumberland Lake Shell, Inc. (“CLS”) is P.O. Box 430, 150 Railroad Drive, Somerset, Kentucky 42502.

(3)

The share ownership of Jesse Correll listed includes 118,308 shares of common stock owned by him individually.  The share ownership of Mr. Correll also includes 72,750 shares of Common Stock held by WCorrell, Limited Partnership, a limited partnership in which Jesse Correll serves as managing general partner and, as such, has sole voting and dispositive power over the shares held by it.

In addition, by virtue of his ownership of voting securities of FSF and FSBI, and in turn, their ownership of 100% of the outstanding membership interests of FSH, Jesse Correll may be deemed to beneficially own the total number of shares of common stock owned by FSH (as well as the shares owned by FSBI directly), and may be deemed to share with FSH (as well as FSBI) the right to vote and to dispose of such shares.  Mr. Correll owns approximately 76.52% of the outstanding membership interests of FSF; he owns directly approximately 47%, companies he controls own approximately 12%, and he has the power to vote but does not own an additional 3% of the outstanding voting stock of FSBI.  FSBI and FSF in turn own 99% and 1%, respectively, of the outstanding membership interests of FSH.

(4)

The share ownership of FSBI consists of 229,069 shares of common stock held by FSBI directly (which FSBI acquired by virtue of its merger with Dyscim, LLC) and 1,277,716 shares of common stock held by FSH of which FSBI is a 99% member and FSF is a 1% member, as further described below.  As a result, FSBI may be deemed to share the voting and dispositive power over the shares held by FSH.

(5)	Includes 257,501 shares of common stock held by CLS, all of the outstanding voting shares of which are owned by Ward F. Correll.
(6)

According to the most recent Schedule 13D, as amended, filed jointly by each of the entities and persons listed above, Jesse Correll, FSBI, FSF and FSH, have agreed in principle to act together for the purpose of acquiring or holding equity securities of UTG.  In addition, the Schedule 13D indicates that because of their relationships with Jesse Correll and these other entities, Ward Correll, CLS, and WCorrell, Limited Partnership may also be deemed to be members of this group.  Because the Schedule 13D indicates that for its purposes, each of these entities and persons may be deemed to have acquired beneficial ownership of the equity securities of UTG beneficially owned by the other entities and persons, each has been identified and listed in the above tabulation.

Security Ownership of Management of UTG

The following tabulation shows with respect to each of the directors of UTG, with respect to UTG’s chief executive officer and President, and each of UTG’s executive officers whose salary plus bonus exceeded $100,000 for fiscal 2010, and with respect to all executive officers and directors of UTG as a group:  (i) the total number of shares of all classes of stock of UTG or any of its parents or subsidiaries, beneficially owned as of February 15, 2011 and the nature of such ownership; and (ii) the percent of the issued and outstanding shares of stock so owned, and granted stock options available as of the same date.

Title	Directors, Named Executive	Amount	Percent
of	Officers, & All Directors &	and Nature of	Of
Class	Executive Officers as a Group	Ownership	Class (1)

UTG’s	John S. Albin	10,503	(4)	*
Common	Randall L. Attkisson	5,615	(2)	*
Stock, no	Joseph A. Brinck, II	12,225		*
par value	Jesse T. Correll	2,039,840	(3)	52.9%
	Ward F. Correll	268,906	(5)	6.9%
	Thomas F. Darden	60,465		1.5%
	Howard L. Dayton, Jr.	4,075		*
	Douglas P. Ditto	0		*
	Daryl J. Heald	21,739	(6)
	Theodore C. Miller	8,557		*
	Peter L. Ochs	2,000	(6)	*
	William W. Perry	120,000		3.1%
	James P. Rousey	0		*
	All directors and executive officers as a group (thirteen in number)	2,553,925		66.3%

* Less than 1%

(1)	The percentage of outstanding shares for UTG is based on 3,850,680 shares of common stock outstanding as of February 15, 2011.
(2)

Randall L. Attkisson holds minority ownership positions in certain of the companies listed as owning UTG common stock including First Southern Bancorp, Inc.  Ownership of these shares is reflected in the ownership of Jesse T. Correll.

(3)

The share ownership of Mr. Jesse Correll includes 118,308 shares of UTG, Inc common stock owned by him individually, 229,069 shares of UTG, Inc common stock held by First Southern Bancorp, Inc. and 341,997 shares of UTG, Inc common stock owned by First Southern Funding, LLC.  The share ownership of Mr. Correll also includes 72,750 shares of UTG, Inc common stock held by WCorrell, Limited Partnership, a limited partnership in which Mr. Correll serves as managing general partner and, as such, has sole voting and dispositive power over the shares held by it.   In addition, by virtue of his ownership of voting securities of First Southern Funding, LLC and First Southern Bancorp, Inc., and in turn, their ownership of 100% of the outstanding membership interests of First Southern Holdings, LLC (the holder of 1,277,716 shares of UTG, Inc common stock), Mr. Correll may be deemed to beneficially own the total number of shares of UTG, Inc common stock owned by First Southern Holdings, and may be deemed to share with First Southern Holdings the right to vote and to dispose of such shares. Mr. Correll owns approximately 76.52% of the outstanding membership interests of First Southern Funding; he owns directly approximately 47%, companies he controls own approximately 12%, and he has the power to vote but does not own an additional 3% of the outstanding voting stock of First Southern Bancorp.  First Southern Bancorp and First Southern Funding in turn own 99% and 1%, respectively, of the outstanding membership interests of First Southern Holdings.

(4)	Includes 392 shares owned directly by Mr. Albin’s spouse.
(5)
The share ownership of Mr. Ward Correll includes 11,405 shares of UTG, Inc. common stock owned by him individually.  Cumberland Lake Shell, Inc. owns 257,501 shares of UTG Common Stock, all of the outstanding voting shares of which are owned by Ward F. Correll.  Ward F. Correll is the father of Jesse T. Correll.  There are 72,750 shares of UTG Common Stock owned by WCorrell Limited Partnership in which Jesse T. Correll serves as managing general partner and, as such, has sole voting and dispositive power over the shares of Common Stock held by it. The aforementioned 72,750 shares are deemed to be beneficially owned by and listed under Jesse T. Correll in this section.

(6)	Shares held in a trust for benefit of named individual

* Less than 1%.

Except as indicated above, the foregoing persons hold sole voting and investment power.

Employee and Director Stock Purchase Program:

On March 26, 2002, the Board of Directors of UTG adopted, and on June 11, 2002, the shareholders of UTG approved, the UTG, Inc. Employee and Director Stock Purchase Plan.  The plan’s purpose was to encourage ownership of UTG stock by eligible directors and employees of UTG and its subsidiaries by providing them with an opportunity to invest in shares of UTG common stock.  The plan was administered by the Board of Directors of UTG.  A total of 400,000 shares of common stock could have been purchased under the plan, subject to appropriate adjustment for stock dividends, stock splits or similar recapitalizations resulting in a change in shares of UTG.  The plan was not intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.

The purchase price of shares repurchased under the stock restriction and buy-sell agreement was to be computed, on a per share basis, equal to the sum of (i) the original purchase price(s) paid to acquire such shares from the Holding Company at the time they were sold pursuant to the Plan and (ii) the consolidated statutory net earnings (loss) per share of such shares during the period from the end of the month next preceding the month in which such shares were acquired pursuant to the plan, to the end of the month next preceding the month in which the closing sale of such shares to UTG occurs.  The consolidated statutory net earnings per Share was to be computed as the net income of the Holding Company and its subsidiaries on a consolidated basis in accordance with statutory accounting principles applicable to insurance companies, as computed by the Holding Company, except that earnings of insurance companies or block of business acquired after the original plan date, November 1, 2002, were to be adjusted to reflect the amortization of intangibles established at the time of acquisition in accordance with generally accepted accounting principles (GAAP), less any dividends paid to shareholders. The calculation of net earnings per Share was to be performed on a monthly basis using the number of common shares of the Holding Company outstanding as of the end of the reporting period. The purchase price for any Shares purchased hereunder was to be paid in cash within 60 days from the date of purchase subject to the receipt of any required regulatory approvals as provided in the Agreement.

At the June 2009 Board of Directors meeting, this program was terminated.  At the time of termination, the Company had 104,666 shares of common stock outstanding under the program.  During the third quarter 2009, the outstanding shares under the program were eliminated through either a cash payment or the issuance of additional shares of common stock at the option of the participant.  In exchange, the stock agreement was terminated and all rights under the agreement ended.  The Company repurchased 384 shares at a total cost of $6,259 and issued 65,699 additional shares of common stock of the Company to complete this exchange.

ITEM 13.  CERTAIN RELATIONSHIPS AND REALTED TRANSACTIONS AND DIRECTOR INDEPENDENCE

The Board of Directors determined that eight of the eleven current directors are “independent” as defined by Rule 5605 of the NASDAQ listing standards.  The non-independent directors are Jesse T. Correll, Ward F. Correll and James P. Rousey.

On February 20, 2003, UG purchased $4,000,000 of a trust preferred security offering issued by FSBI.  The security has a mandatory redemption after 30 years with a call provision after 5 years.  The security pays a quarterly dividend at a fixed rate of 6.515%.  The Company received $264,219 of dividends in 2010 and 2009.  On March 30, 2009, UG purchased $1,000,000 of FSBI common stock.  The sale and transfer of this security are restricted by the provisions of a stock restriction and buy-sell agreement.

As part of the acquisition of ACAP on December 8, 2006, UTG loaned $3,357,000 to ACAP.  ACAP used the proceeds for the repayment of existing debt with an unaffiliated financial institution and to retire all of its outstanding preferred stock.  The terms of the inter-company loan mirror the interest rate and repayment requirements of the debt with First Tennessee Bank National Association.  A payment of $576,235 was made on the loan in 2010.  No payments were made on the loan in 2009.  As of December 31, 2010, the balance of the loan is $2,682,849.

During June 2003, UG entered into a lease agreement with Bandyco, LLC, an affiliated entity, for a one-sixth interest in an aircraft.  Bandyco, LLC is affiliated with Ward F. Correll, who is a director of the Company.  The Company is responsible for its share of annual non-operational costs, in addition to the operational costs as are billable for specific use.  During 2006, UG entered into an additional lease agreement for a 27.5% interest in a second plane with Bandyco, LLC.  The lease term was for a period of five years at a total cost of $166,913.  In December 2009, this aircraft was sold.  The aircraft is used for business related travel by various officers and employees of the company.  For years 2010 and 2009 UTG paid $308,362 and $203,857 for costs associated with the aircraft.

On March 26, 2002, the Board of Directors of UTG adopted, and on June 11, 2002, the shareholders of UTG approved, the UTG, Inc. Employee and Director Stock Purchase Plan.  This plan was terminated effective June 17, 2009 (See Note 10.A. to the consolidated financial statements).

Effective January 1, 2007, UTG entered into administrative services and cost sharing agreements with its subsidiaries, UG, AC and TI.  Under these arrangements, each company pays its proportionate share of expenses of the entire group, based on an allocation formula.  During 2010, UG and AC paid $3,692,434 and $3,174,724, respectively.  During 2009, UG, AC and TI paid $3,383,565, $2,827,504 and $690,028, respectively.

Respective domiciliary insurance departments have approved the agreements of the insurance companies and it is Management's opinion that where applicable, costs have been allocated fairly and such allocations are based upon accounting principles generally accepted in the United States of America.

The Company from time to time acquires mortgage loans through participation agreements with FSNB.  FSNB services the Company's mortgage loans including those covered by the participation agreements.  The Company pays a .25% servicing fee on these loans and a onetime fee at loan origination of .50% of the original loan amount to cover costs incurred by FSNB relating to the processing and establishment of the loan. The Company paid $190,297 and $74,153 in servicing fees and $508,283 and $558,843 in origination fees to FSNB during 2010 and 2009, respectively.

The Company reimbursed expenses incurred by employees of FSNB relating to travel and other costs incurred on behalf of or relating to the Company.  The Company paid $23,763 and $22,521 in 2010 and 2009, respectively to FSNB in reimbursement of such costs.  In addition, the Company began reimbursing FSNB a portion of salaries and pension costs for Mr. Correll, Mr. Ditto and a third employee.  The reimbursement was approved by the UTG Board of Directors and totaled $433,340 and $332,766 in 2010 and 2009, respectively, which included salaries and other benefits.

On July 2, 2010, UG paid a cash dividend of $1,100,000 to UTG.  On December 6, 2010, UG paid an additional dividend of $1,625,000 to UTG.  UG paid no cash dividends in 2009.  On May 10, 2010, AC paid a cash dividend of $728,130 to ACAP.  These dividends were comprised entirely of ordinary dividends.  No regulatory approvals were required prior to the payment of these dividends.

On July 20, 2009, the Company’s indirect 73% owned subsidiary AC, a Texas life insurance company, entered into a definitive stock purchase agreement for the sale of its 100% owned life insurance subsidiary, TI.  The transaction was completed on December 30, 2009.  TI was sold to United Funeral Directors Benefit Life Insurance Company, an unaffiliated third party.  The sale price was $6,415,169 which was paid in cash.  The transaction had no impact to the consolidated income statement of the Company.  TI was an immaterial subsidiary acquired in 2006 as part of the acquisition of ACAP Corporation and subsidiaries.  The Company has a history of acquisition and consolidation.  TI is a Texas only stipulated premium insurance company. This fact made a consolidation or merger of this company with any of the other insurance companies within the group impractical.

ITEM 14.  PRINCIPAL ACCOUNTING FEES AND SERVICES

Brown Smith Wallace LLC (“BSW”) served as UTG’s independent certified public accounting firm for the fiscal years ended December 31, 2010 and 2009.  In serving their primary function as outside auditor for UTG, BSW performed the following audit services: examination of annual consolidated financial statements; assistance and consultation on reports filed with the Securities and Exchange Commission; and assistance and consultation on separate financial reports filed with the State insurance regulatory authorities pursuant to certain statutory requirements.

Audit Fees.  Audit fees paid for these audit services in the fiscal year ended December 31, 2010 and 2009 totaled $95,150 and $165,200, respectively and audit fees billed for quarterly reviews of the Company’s financial statements totaled $19,500 and $19,500 for the year 2010 and 2009, respectively.

Audit Related Fees. No audit related fees were incurred by the Company from BSW for the fiscal years ended December 31, 2010 and 2009.

Tax Fees.  The Company paid $13,500 and $3,752 to BSW relating to certain tax advice and electronic filing of certain federal income tax returns of the Company for the years ended December 31, 2010 and 2009.

All Other Fees.  The Company paid $20,000 and $10,000 to BSW for services relating to a SAS 70 audit of the Company for the years ended December 31, 2010 and 2009, respectively.  The audit committee approved the above work and fees of BSW.

The audit committee of the Company appoints the independent certified public accounting firm, with the appointment approved by the entire Board of Directors.  Non-audit related services to be performed by the firm are to be approved by the audit committee prior to engagement.

PART IV

ITEM 15.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	The following documents are filed as a part of the report:

(1)	Financial Statements:
See Item 8, Index to Financial Statements
(2)	Financial Statement Schedules
Schedule I – Summary of Investments – other than invested in related parties.
Schedule II – Condensed financial information of registrant
Schedule IV – Reinsurance
Schedule V – Valuation and qualifying accounts
NOTE: Schedules other than those listed above are omitted because they are not required or the information is disclosed in the financial statements or footnotes.

(b)	Exhibits:

Index to Exhibits incorporated herein by this reference (See pages 84-85).

INDEX TO EXHIBITS

Exhibit
Number

2.1	(1)	Agreement and Plan of Merger of United Trust Group, Inc., An Illinois Corporation with and into UTG, Inc., A Delaware Corporation dated as of July 1, 2005, including exhibits thereto.
2.2	(2)	Stock Purchase Agreement, dated August 7, 2006, between UTG, Inc. and William F. Guest and John D. Cornett
2.3	(2)	Amendment No. 1, dated September 6, 2006, to the Stock Purchase Agreement, dated August 7, 2007, between UTG, Inc. and William F. Guest and John D. Cornett
2.4	(2)	Amendment No. 2, dated November 22, 2006, to the Stock Purchase Agreement, dated August 7, 2006, as amended, between UTG, Inc. and William F. Guest and John D. Cornett.
3.1	(1)	Certificate of Incorporation of the Registrant and all amendments thereto.
3.2	(1)	By-Laws for the Registrant and all amendments thereto.
4.1		UTG’s Agreement pursuant to Item 601(b) (4) (iii) (A) of Regulation S-K with respect to long-term debt instruments.
10.1	(2)	Amended and Restated UTG, Inc. Employee and Director Stock Purchase Plan and form of related Stock Restriction and Buy-Sell Agreement.
10.2	(2)	Promissory note dated December 8, 2006, between UTG, Inc. and First Tennessee Bank National Association.
10.3	(2)	Revolving credit note dated December 8, 2006, between UTG, Inc. and First Tennessee Bank National Association.
10.4		Change in Terms Agreement dated May 11, 2010 to the revolving credit note dated December 8, 2006, between UTG, Inc. and First Tennessee Bank National Association.
10.5	(2)	Loan Agreement dated December 8, 2006, between UTG, Inc. and First Tennessee Bank National Association.
10.6	(2)	Commercial pledge agreement dated December 8, 2006, between UTG, Inc. and First Tennessee Bank National Association.
10.7	(2)	Negative pledge agreement dated December 8, 2006, between UTG, Inc. and First Tennessee Bank National Association.
10.8	(2)	Administrative Services and Cost Sharing Agreement dated as of January 1, 2007 between UTG, Inc and American Capitol Insurance Company
10.9	(2)	Administrative Services and Cost Sharing Agreement dated as of January 1, 2007 between UTG, Inc and Texas Imperial Life Insurance Company
10.10	(3)	Administrative Services and Cost Sharing Agreement dated as of January 1, 2007 between UTG, Inc and Universal Guaranty Life Insurance Company
10.11		Amendment to Reinsurance Agreement between Universal Guaranty Life Insurance Company and Optimum Re Insurance Company originally with Business Men’s Assurance Company of America
10.12		Reinsurance Agreement between Universal Guaranty Life Insurance Company and Swiss RE originally with Life Reassurance Corporation of America
10.13		Assumption Reinsurance Agreement between Universal Guaranty Life Insurance Company and Park Avenue Life Insurance Company formerly known as First International Life Insurance Company
10.14		Aircraft Lease Agreement
10.15		General Agreement regarding Mortgage Loans by and between First Southern National Bank and Universal Guaranty Life Insurance Company
10.16		Loan Participation Agreement
14.1	(1)	Code of Ethics and Business Conduct
14.2	(1)	Code of Ethical Conduct for Senior Financial Officers
21.1		List of Subsidiaries of the Registrant.
31.1		Certificate of Chief Executive Officer pursuant to Rule 13a-14(a)/15d-14(a).
31.2		Certificate of Chief Financial Officer pursuant to Rule 13a-14(a)/15d-14(a).
32.1		Certificate of Jesse T. Correll, Chief Executive Officer and Chairman of the Board of UTG, as required pursuant to 18 U.S.C. Section 1350.
32.2		Certificate of Theodore C. Miller, Chief Financial Officer, Senior Vice President and Corporate Secretary of UTG, as required pursuant to 18 U.S.C. Section 1350.
99.1	(1)	Audit Committee Charter.
99.2	(1)	Whistleblower Policy

Footnote:

(1)	Incorporated by reference from the Company’s Annual Report on Form 10-K, File No. 0-16867, as of December 31, 2005.
(2)	Incorporated by reference from the Company’s Annual Report on Form 10-K, File No. 0-16867, as of December 31, 2006
(3)	Incorporated by reference from the Company’s Annual Report on Form 10-K, File No. 0-16867, as of December 31, 2007

UTG, INC.
SUMMARY OF INVESTMENTS - OTHER THAN
INVESTMENTS IN RELATED PARTIES
As of December 31, 2010

			Schedule I

Column A	Column B	Column C	Column D

			Amount at
			Which Shown
			in Balance
	Cost	Value	Sheet
Fixed maturities:
Bonds:
United States Government and
government agencies and authorities	$0	$0	$0
State, municipalities, and political
subdivisions	0	0	0
Collateralized mortgage obligations	0	0	0
Public utilities	0	0	0
All other corporate bonds	0	0	0
Total fixed maturities	0	$0	0

Investments held for sale:
Fixed maturities:
United States Government and
government agencies and authorities	74,596,648	$79,023,933	79,023,933
State, municipalities, and political
subdivisions	330,000	335,198	335,198
Collateralized mortgage obligations	16,170,099	16,674,262	16,674,262
Public utilities	904,139	987,025	987,025
All other corporate bonds	50,947,807	50,885,530	50,885,530
	142,948,693	$147,905,948	147,905,948

Equity securities:
Banks, trusts and insurance companies	5,206,500	$5,246,200	5,246,200
All other corporate securities	8,734,311	8,638,057	8,638,057
	13,940,811	$13,884,257	13,884,257

Trading securities:	34,183,252	37,029,550	37,029,550

Mortgage loans on real estate	59,935,447		59,935,447
Investment real estate	53,148,755		53,148,755
Real estate acquired in satisfaction of debt	0		0
Policy loans	13,976,019		13,976,019
Other long-term investments	0		0
Short-term investments	0		0
Total investments	$318,132,977		$325,879,976

UTG, Inc.
Schedule II
CONDENSED FINANCIAL INFORMATION OF REGISTRANT
NOTES TO CONDENSED FINANCIAL INFORMATION

(a)	The condensed financial information should be read in conjunction with the consolidated financial statements and notes of UTG, Inc. and Consolidated Subsidiaries.

UTG, INC.
CONDENSED FINANCIAL INFORMATION OF REGISTRANT
PARENT ONLY BALANCE SHEETS
As of December 31, 2010 and 2009

		Schedule II

	2010	2009

ASSETS

Investment in affiliates	$58,421,342	$50,475,591
Cash and cash equivalents	(44,270)	292,821
F.I.T. Recoverable	3,851	133
Accrued interest income	34,601	89,629
Note receivable from affiliate	2,682,849	3,259,084
Other assets	24,864	30,643
Total assets	$61,123,237	$54,147,901

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Notes payable	$7,181,411	$10,491,762
Payable to affiliate (net)	13,946	98,503
Deferred income taxes	2,232,102	2,134,330
Other liabilities	244,538	576,494
Total liabilities	9,671,997	13,301,089

Shareholders' equity:
Common stock, net of treasury shares	3,848	3,885
Additional paid-in capital, net of treasury	41,432,636	41,782,274
Retained earnings (accumulated deficit)	6,335,072	(1,261,503)
Accumulated other comprehensive
income of affiliates	3,679,684	322,156
Total shareholders' equity	51,451,240	40,846,812
Total liabilities and shareholders' equity	$61,123,237	$54,147,901

UTG, INC.
CONDENSED FINANCIAL INFORMATION OF REGISTRANT
PARENT ONLY STATEMENTS OF OPERATIONS
Two Years Ended December 31, 2010

		Schedule II

	2010	2009

Revenues:

Management fees from affiliates	$6,927,158	$6,961,100
Interest income	66,721	169,909
Other income	99,708	105,462
	7,093,587	7,236,471

Expenses:

Interest expense	202,477	287,969
Operating expenses	6,475,837	6,587,334
	6,678,314	6,875,303

Operating income	415,273	361,168

Income tax expense	(131,921)	(126,349)
Equity in income (loss) of subsidiaries	7,313,223	(4,525,066)
Net income (loss)	$7,596,575	$(4,290,247)

Basic income (loss) per share	$1.97	$(1.12)

Diluted income (loss) per share	$1.97	$(1.12)

Basic weighted average shares outstanding	3,848,079	3,843,113

Diluted weighted average shares outstanding	3,848,079	3,843,113

UTG, INC.
CONDENSED FINANCIAL INFORMATION OF REGISTRANT
PARENT ONLY STATEMENTS OF CASH FLOWS
Two Years Ended December 31, 2010

		Schedule II

	2009	2009

Increase (decrease) in cash and cash equivalents
Cash flows from operating activities:
Net income (loss)	$7,596,575	$(4,290,247)
Adjustments to reconcile net income to
net cash provided by operating activities:
Equity in (income) loss of subsidiaries	(7,313,223)	4,525,066
Depreciation	0	33,383
Change in FIT recoverable	(3,718)	25,820
Change in accrued interest income	55,028	(89,629)
Change in indebtedness (to) from affiliates, net	(84,557)	(275,397)
Change in deferred income taxes	97,772	28,667
Change in other assets and liabilities	(326,177)	(83,940)
Net cash provided by (used by) operating activities	21,700	(126,277)

Cash flows from financing activities:
Purchase of treasury stock	(349,675)	(160,904)
Issuance of common stock	0	0
Issuance of note receivable	0	0
Proceeds from repayment of note receivable	576,235	0
Proceeds from subsidiary for acquisition	0	0
Purchase of subsidiary	0	0
Proceeds from notes payable	290,000	0
Payments on notes payable	(3,600,351)	(2,692)
Capital contribution to subsidiary	0	0
Dividend received from subsidiary	2,725,000	0
Net cash (used in) financing activities	(358,791)	(163,596)

Net increase (decrease) in cash and cash equivalents	(337,091)	(289,873)
Cash and cash equivalents at beginning of year	292,821	582,694
Cash and cash equivalents at end of year	$(44,270)	$292,821

UTG, INC.
REINSURANCE
As of December 31, 2010 and the year ended December 31, 2010

					Schedule IV

Column A	Column B	Column C	Column D	Column E	Column F

					Percentage
		Ceded to	Assumed		of amount
		other	from other		assumed to
	Gross amount	companies	companies	Net amount	net

Life insurance
in force	$1,764,813,341	$433,379,000	$2,447,659	$1,333,882,000	0.2%

Premiums and policy fees:

Life insurance	$16,429,755	$4,094,341	$34,687	$12,370,101	0.3%

Accident and health
insurance	32,835	13,617	1,274	20,492	6.2%

	$16,462,590	$4,107,958	$35,961	$12,390,593	0.3%

UTG, INC.
REINSURANCE
As of December 31, 2009 and the year ended December 31, 2009

					Schedule IV

Column A	Column B	Column C	Column D	Column E	Column F

					Percentage
		Ceded to	Assumed		of amount
		other	from other		assumed to
	Gross amount	companies	companies	Net amount	net

Life insurance
in force	$1,913,335,495	$452,781,000	$16,255,505	$1,476,810,000	1.1%

Premiums and policy fees:

Life insurance	$17,226,647	$3,917,325	$162,123	$13,471,445	1.2%

Accident and health
insurance	44,575	14,638	811	30,748	2.6%

	$17,271,222	$3,931,963	$162,934	$13,502,193	1.2%

UTG, INC.
VALUATION AND QUALIFYING ACCOUNTS
As of and for the years ended December 31, 2010 and 2009

Schedule V

	Balance at	Additions,
	Beginning	Charges		Balance at
Description	Of Period	and Expenses	Deductions	End of Period

December 31, 2010
.
Allowance for doubtful accounts -
mortgage loans	$ 12,730	$ -	$ 12,730	$ -

December 31, 2009

Allowance for doubtful accounts -
mortgage loans	$ 19,730	$ -	$ 7,000	$ 12,730

SIGNATURES

Pursuant to the requirements of Section 13 or 15(D) of the Securities Exchange Act of 1934, UTG, Inc. has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

UTG, Inc.

By:	/s/ Jesse T. Correll
Jesse T. Correll
Chairman and Chief Executive Officer and Director

By:	/s/ Theodore C. Miller
Theodore C. Miller
Senior Vice President, Chief Financial Officer and Secretary
(principal financial and accounting officer)

Date: March 28, 2011

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

By:	By:
John S. Albin Director	Daryl J. Heald Director

By: /s/ Randall L. Attkisson	By: /s/ Howard L. Dayton
Randall L. Attkisson Director	Howard L. Dayton Director

By: /s./ Joseph A. Brinck	By: /s/ Peter L. Ochs
Joseph A. Brinck Director	Peter L. Ochs Director

By: /s/. Jesse T. Correll	By: /s/ William W. Perry
Jesse T. Correll Chairman of the Board, Chief Executive Officer and Director	William W. Perry Director

By:	By: /s/ James P. Rousey
Ward F. Correll Director	James P. Rousey President and Director

By:	By: /s/ Theodore C. Miller
Thomas F. Darden Director	Theodore C. Miller Corporate Secretary and Chief Financial Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

(Mark One)

[X]	QUARTERLY REPORT PURSUANT TO SECTION 13 AND 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934

For the quarterly period ended June 30, 2011

OR

[ ]	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934

For the transition period from _____________ to ____________

Commission File No. 0-16867

UTG, INC.
(Exact name of registrant as specified in its charter)

Delaware		20-2907892
(State or other jurisdiction of		(I.R.S. Employer
incorporation or organization)		Identification No.)

5250 SOUTH SIXTH STREET
P.O. BOX 5147
SPRINGFIELD, IL 62705
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (217) 241-6300

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X]  No [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a small reporting company.  See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [X]

Indicate by check mark whether the registrant is a shell company.	Yes [ ]	No [X]

The number of shares outstanding of the registrant’s common stock as of July 31, 2011, was 3,808,458.

UTG, INC. AND SUBSIDIARIES
(The “Company”)

PART 1. FINANCIAL INFORMATION…………………………………………………………………………..….............................................................................................................................................................	3
ITEM 1. FINANCIAL STATEMENTS...……………………………………………………………………………..…....................................................................................................................................................…	3
Condensed Consolidated Balance Sheets as of June 30, 2011 and December 31, 2010………….…….............................................................................................................................................................…	3
Condensed Consolidated Statements of Income for the six months ended June 30, 2011 and 2010……………………………………………………………………………………......…............................................................................................................................................................	4
Condensed Consolidated Statements of Shareholders’ Equity and Comprehensive Income
For the six months ended June 30, 2011…..………..……………………………………………………......................................................................................................................................................................	5
Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2011 and 2010………………………………………………………………………..........…............................................................................................................................................................................	6
Notes to Condensed Consolidated Financial Statements………………………..…………………………….…....................................................................................................................................................…	7
ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS…………………………………..………………………………………………….…........................................................................................................................................................…..	20
ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.…………………..….................................................................................................................................................…	27
ITEM 4. CONTROLS AND PROCEDURES..…………………………………………………………….…………........................................................................................................................................................….	28
PART II. OTHER INFORMATION…..……………………….…………………………………………………………...................................................................................................................................................….	28
ITEM 1. LEGAL PROCEEDINGS…………………………………………………………….………………………........................................................................................................................................................….	28
ITEM 1A. RISK FACTORS……………………………………………………………………………………………......................................................................................................................................................…..	28
ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS………………...…...........................................................................................................................................................…	28
ITEM 3. DEFAULTS UPON SENIOR SECURITIES………………………………………………………………........................................................................................................................................................…..	28
ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS……………………………….......................................................................................................................................................…..	28
ITEM 5. OTHER INFORMATION...……………………………………………………………………………………........................................................................................................................................................	28
ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K...…………………………………………………………….......................................................................................................................................................…..	29
SIGNATURES...………………………………………………………………………………………………………….....................................................................................................................................................……	30
EXHIBIT INDEX...………………………………………………………………………………………………………….........................................................................................................................................................	31

PART 1. FINANCIAL INFORMATION
Item 1. Financial Statements

UTG, Inc.
AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (Unaudited)

ASSETS

	June 30,	December 31,
	2011	2010*
Investments:
Investments available for sale:
Fixed maturities, at market (amortized cost $142,487,253 and $142,948,693)	$147,143,576	$147,905,948
Equity securities, at market (cost $11,641,116 and $13,940,811)	11,745,930	13,884,257
Trading securities, at market (cost $28,447,996 and $34,183,252)	28,429,912	37,029,550
Mortgage loans on real estate at amortized cost	11,662,614	12,411,587
Discounted mortgage loans on real estate at cost	38,150,327	47,523,860
Investment real estate, at cost, net of accumulated depreciation	76,691,527	53,148,755
Policy loans	13,913,044	13,976,019
Total investments	327,736,930	325,879,976

Cash and cash equivalents	21,468,891	18,483,452
Investment in unconsolidated affiliate, at fair value (cost $5,000,000 and $5,000,000)	5,188,758	5,137,700
Accrued investment income	1,464,778	1,609,425
Reinsurance receivables:
Future policy benefits	65,556,229	67,033,539
Policy claims and other benefits	4,377,001	4,446,940
Cost of insurance acquired	13,461,773	14,077,281
Deferred policy acquisition costs	522,612	556,958
Property and equipment, net of accumulated depreciation	1,603,513	1,478,935
Income taxes receivable	300,040	0
Other assets	2,708,054	2,883,893
Total assets	$444,388,579	$441,588,099

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Policy liabilities and accruals:
Future policyholder benefits	$304,738,647	$307,509,531
Policy claims and benefits payable	3,783,137	3,588,914
Other policyholder funds	726,472	810,062
Dividend and endowment accumulations	14,073,020	14,190,946
Income taxes payable	0	209,888
Deferred income taxes	12,942,043	13,381,278
Notes payable	13,303,065	10,372,239
Trading securities, at market (proceeds $16,494,442 and $17,387,108)	13,315,284	18,429,677
Other liabilities	9,689,728	7,967,807
Total liabilities	372,571,396	376,460,342

Shareholders' equity:
Common stock - no par value, stated value $.001 per share, authorized 7,000,000 shares - 3,810,825 and 3,848,079 shares issued and outstanding after deducting treasury shares of 484,183 and 446,929	3,810	3,848
Additional paid-in capital	41,035,241	41,432,636
Retained earnings	10,950,973	6,335,072
Accumulated other comprehensive income	3,906,101	3,679,684
Total UTG shareholders' equity	55,896,125	51,451,240
Noncontrolling interest	15,921,058	13,676,517
Total shareholders' equity	71,817,183	65,127,757
Total liabilities and shareholders' equity	$444,388,579	$441,588,099

* Balance sheet audited at December 31, 2010.
See accompanying notes.

UTG, Inc.
AND SUBSIDIARIES

Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010
Revenues:
Premiums and policy fees	$3,622,448	$3,910,489	$7,402,014	$8,033,347
Ceded Reinsurance premiums and policy fees	(1,002,699)	(1,481,444)	(1,830,973)	(2,447,535)
Net investment income	5,575,059	4,875,160	11,866,576	9,198,109
Other income	522,480	472,971	1,001,704	939,353
Revenues before realized gains (losses)	8,717,288	7,777,176	18,439,321	15,723,274
Realized investment gains (losses), net:
Other-than-temporary impairments	(222,947)	0	(262,067)	(477,386)
Other realized investment gains, net	325,990	736	1,921,508	215,672
Total realized investment gains (losses), net	103,043	736	1,659,441	(261,714)
Total revenues	8,820,331	7,777,912	20,098,762	15,461,560

Benefits and other expenses:
Benefits, claims and settlement expenses:
Life	4,702,304	5,862,899	9,775,949	11,874,555
Ceded Reinsurance benefits and claims	(826,845)	(2,113,801)	(1,510,834)	(3,869,632)
Annuity	254,810	332,393	523,541	498,061
Dividends to policyholders	139,216	151,625	291,785	319,548
Commissions and amortization of deferred policy acquisition costs	(219,139)	(226,811)	(431,829)	(344,185)
Amortization of cost of insurance acquired	307,754	331,183	615,508	662,366
Operating expenses	2,064,465	1,848,216	4,130,802	3,819,786
Interest expense	82,001	84,593	139,963	181,277
Total benefits and other expenses	6,504,566	6,270,297	13,534,885	13,141,776

Income before income taxes	2,315,765	1,507,615	6,563,877	2,319,784
Income tax expense	(919,968)	(234,208)	(1,383,711)	(546,737)

Net income	1,395,797	1,273,407	5,180,166	1,773,047

Net income attributable to noncontrolling interest	(139,861)	(88,107)	(564,265)	(252,556)

Net income attributable to common shareholders'	$1,255,936	$1,185,300	$4,615,901	$1,520,491

Amounts attributable to common shareholders':
Basic income per share	$0.33	$0.31	$1.21	$0.39

Diluted income per share	$0.33	$0.31	$1.21	$0.39

Basic weighted average shares outstanding	3,823,305	3,879,794	3,828,572	3,877,852

Diluted weighted average shares outstanding	3,823,305	3,879,794	3,828,572	3,877,852
See accompanying notes.

UTG, Inc.
AND SUBSIDIARIES
Condensed Consolidated Statements of Shareholders' Equity and Comprehensive Income
(Unaudited)

Period ended June 30, 2011	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Noncontrolling Interest	Total Shareholders' Equity	Comprehensive Income

Balance at January 1, 2011	$3,848	$41,432,636	$6,335,072	$3,679,684	$13,676,517	$65,127,757	$0
Common stock issued during year	0	0	0	0	0	0	0
Treasury shares acquired and retired	(38)	(397,395)	0	0	0	(397,433)	0
Net income attributable to common shareholders	0	0	4,615,901	0	0	4,615,901	4,615,901
Unrealized holding income on securities net of noncontrolling and reclassification adjustment and taxes	0	0	0	226,417	0	226,417	226,417
Contributions	0	0	0	0	0	0	0
Distributions	0	0	0	0	0	0	0
Gain attributable to noncontrolling interest	0	0	0	0	2,244,541	2,244,541	0
Balance at June 30, 2011	$3,810	$41,035,241	$10,950,973	$3,906,101	$15,921,058	$71,817,183	$4,842,318
See accompanying notes.

UTG, Inc.
AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended
	June 30,	June 30,
	2011	2010

Cash flows from operating activities:
Net income attributable to common shares	$4,615,901	$1,520,491
Adjustments to reconcile net income to net cash provided by (used in) operating activities, net of changes in assets and liabilities resulting from the sales and purchases of subsidiaries:
Amortization (accretion) of investments	(2,427,818)	60,721
Realized investment (gains) losses, net	(1,659,441)	1,731,736
Unrealized trading gains included in income	(1,357,344)	(767,264)
Amortization of deferred policy acquisition costs	34,346	52,284
Amortization of cost of insurance acquired	615,508	662,366
Depreciation	690,710	643,938
Net income attributable to noncontrolling interest	564,265	252,556
Charges for mortality and administration of universal life and annuity products	(3,724,854)	(3,902,722)
Interest credited to account balances	2,679,543	2,727,166
Change in accrued investment income	144,647	176,722
Change in reinsurance receivables	1,547,249	1,287,748
Change in policy liabilities and accruals	(2,357,610)	(1,946,967)
Change in income taxes receivable/payable	(949,163)	(85,428)
Change in other assets and liabilities, net	4,129,877	(8,946,956)
Net cash provided by (used in) operating activities	2,545,816	(6,533,609)

Cash flows from investing activities:
Proceeds from investments sold and matured:
Fixed maturities available for sale	126,519,335	12,908,346
Equity securities available for sale	2,891,101	428,309
Trading securities	79,855,048	102,003,272
Mortgage loans	749,819	9,078,973
Discounted mortgage loans	7,508,210	8,879,953
Real estate	1,185,911	921,964
Policy loans	1,710,893	1,614,938
Short-term investments	0	700,000
Total proceeds from investments sold and matured	220,420,317	136,535,755
Cost of investments acquired:
Fixed maturities available for sale	(123,967,122)	(16,861,804)
Equity securities available for sale	(717,600)	(1,014,635)
Trading securities	(77,390,562)	(113,930,370)
Mortgage loans	(846)	(1,853,266)
Discounted mortgage loans	(8,585,147)	(21,485,112)
Real estate	(10,625,161)	(799,048)
Policy loans	(1,647,918)	(1,416,804)
Total cost of investments acquired	(222,934,356)	(157,361,039)
Purchase of property and equipment	(204,475)	(72,293)
Net cash used in investing activities	(2,718,514)	(20,897,577)

Cash flows from financing activities:
Policyholder contract deposits	3,206,514	3,463,268
Policyholder contract withdrawals	(2,581,770)	(3,196,170)
Proceeds from notes payable/line of credit	5,380,000	0
Payments of principal on notes payable/line of credit	(2,449,174)	(1,942,233)
Purchase of treasury stock	(397,433)	(53,779)
Net cash provided by (used in) financing activities	3,158,137	(1,728,914)

Net increase (decrease) in cash and cash equivalents	2,985,439	(29,160,100)
Cash and cash equivalents at beginning of period	18,483,452	37,492,843
Cash and cash equivalents at end of period	$21,468,891	$ 8,332,743
See accompanying notes.

UTG, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements

1.	BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared by UTG, Inc. (“UTG”) and its consolidated subsidiaries (“Company”) pursuant to the rules and regulations of the Securities and Exchange Commission.  Although the Company believes the disclosures are adequate to make the information presented not be misleading, it is suggested that these consolidated financial statements be read in conjunction with the consolidated financial statements and the notes thereto presented in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2010.

The information furnished reflects, in the opinion of the Company, all adjustments (which include only normal and recurring accruals) necessary for a fair presentation of the results of operations for the periods presented.  Operating results for interim periods are not necessarily indicative of operating results to be expected for the year or of the Company’s future financial condition.

This document at times will refer to the Registrant’s largest shareholder, Mr. Jesse T. Correll and certain companies controlled by Mr. Correll.  Mr. Correll holds a majority ownership of First Southern Funding LLC (“FSF”), a Kentucky corporation, and First Southern Bancorp, Inc. (“FSBI”), a financial services holding company.  FSBI operates through its 100% owned subsidiary bank, First Southern National Bank (“FSNB”).  Banking activities are conducted through multiple locations within south-central and western Kentucky.  Mr. Correll is Chief Executive Officer and Chairman of the Board of Directors of UTG and is currently UTG’s largest shareholder through his ownership control of FSF, FSBI and affiliates.  At June 30, 2011, Mr. Correll owns or controls directly and indirectly approximately 60.6% of UTG’s outstanding stock.

2.	INVESTMENTS

A.	Available for Sale Securities – Fixed Maturity and Equity Securities

As of June 30, 2011 and December 31, 2010, fixed maturities available for sale represented 45% of total invested assets. The Company’s insurance subsidiaries are regulated by insurance statutes and regulations as to the type of investments they are permitted to make, and the amount of funds that may be used for any one type of investment.  In light of these statutes and regulations, and the Company’s business and investment strategy, the Company generally seeks to invest in United States government and government agency securities and other high quality low risk investments.

At June 30, 2011, the carrying value of fixed maturity securities in default as to principal or interest was immaterial in the context of consolidated assets, shareholders’ equity or results from operations.  The Company has identified securities it may sell and classified them as “investments available for sale”.  Investments available for sale are carried at market, with changes in market value directly recorded to shareholders’ equity.

The amortized cost and estimated market values of investments in securities including investments held for sale are as follows:

June 30, 2011	Original or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
Investments available for sale:
Fixed maturities
U.S. Government and govt. agencies and authorities	$92,036,326	$4,141,275	$0	$96,177,601
States, municipalities and political subdivisions	290,000	5,116	0	295,116
Collateralized mortgage obligations	5,442,639	66,570	(4,235)	5,504,974
Public utilities	399,881	59,571	0	459,452
All other corporate bonds	44,318,407	1,610,739	(1,222,713)	44,706,433
	142,487,253	5,883,271	(1,226,948)	147,143,576
Equity securities	11,641,116	183,639	(78,825)	11,745,930
Total	$154,128,369	$6,066,910	$(1,305,773)	$158,889,506

Investment in unconsolidated affiliate	$5,000,000	$188,758	$0	$5,188,758

December 31, 2010	Original or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
Investments available for sale:
Fixed maturities
U.S. Government and govt. agencies and authorities	$74,596,648	$4,427,285	$0	$79,023,933
States, municipalities and political subdivisions	330,000	5,198	0	335,198
Collateralized mortgage obligations	16,170,099	510,840	(6,677)	16,674,262
Public utilities	904,139	82,886	0	987,025
All other corporate bonds	50,947,807	2,320,965	(2,383,242)	50,885,530
	142,948,693	7,347,174	(2,389,919)	147,905,948
Equity securities	13,940,811	39,700	(96,254)	13,884,257
Total	$156,889,504	$7,386,874	$(2,486,173)	$161,790,205

Investment in unconsolidated affiliate	$5,000,000	$137,700	$0	$5,137,700

The fair value of investments with sustained gross unrealized losses at June 30, 2011 and December 31, 2010 are as follows:

June 30, 2011	Less than 12 months		12 months or longer		Total

	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Collateralized mortgage obligations	$0	0	$96,687	(4,235)	$96,687	(4,235)
All other corporate bonds	26,541	(757)	1,745,754	(1,221,956)	1,772,295	(1,222,713)
Total fixed maturity	$26,541	(757)	$1,842,441	(1,226,191)	$1,868,982	(1,226,948)

Equity securities	$526,559	(22,041)	$346,389	(56,784)	$872,948	(78,825)

December 31, 2010	Less than 12 months		12 months or longer		Total

	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Collateralized mortgage obligations	$0	0	$104,033	(6,677)	$104,033	(6,677)
All other corporate bonds	13,959,305	(413,862)	2,620,277	(1,969,380)	16,579,582	(2,383,242)
Total fixed maturity	$13,959,305	(413,862)	$2,724,310	(1,976,057)	$16,683,615	(2,389,919)

Equity securities	$1,082,748	(96,254)	$0	0	$1,082,748	(96,254)

The unrealized losses of fixed maturity investments were primarily due to financial market participants’ perception of increased risks associated with the current market environment, resulting in higher interest rates.  The contractual terms of those investments do not permit the issuer to settle the securities at a price less than the par value of the investment.  The unrealized losses of equity investments were primarily caused by normal market fluctuations in publicly traded securities.

The Company regularly reviews its investment portfolio for factors that may indicate that a decline in fair value of an investment is other than temporary.  Based on an evaluation of the issues, including, but not limited to:  intentions to sell or ability to hold the fixed maturity and equity securities with unrealized losses for a period of time sufficient for them to recover; the length of time and amount of the unrealized loss; and the credit ratings of the issuers of the investments, the Company held ten and six investments as other-than-temporarily impaired at June 30, 2011 and December 31, 2010. Other-than-temporary impairments of $262,067 and $1,478,970 were taken in the first six months of 2011 and during the twelve months ended December 31, 2010, respectively.  The other-than-temporary impairments during 2011 were a mortgage loan impairment as a result of an appraisal valuation as well as several discounted mortgage loans and a foreclosed discounted mortgage loan which were written down to better reflect current expected market values.  The other-than-temporary impairments during 2010 were due to changes in expected future cash flows of investments in stocks as well as in bonds backed by trust preferred securities of banks.  In addition, in 2010, the Company recognized an other-than-temporary impairment in a mortgage loan as a result of its appraisal valuation.  The other-than-temporary impairments are detailed below:

June 30, 2011	Beginning Amortized Cost	OTTI Credit Loss	Ending Amortized Cost	Unrealized Loss	Carrying Value

Hafner & Shugarman Enterprise Loan 2	$151,259	$(51,259)	$100,000	$0	$100,000

Hafner & Shugarman Enterprise Loan 3	$395,742	$(95,742)	$300,000	$0	$300,000

Hafner & Shugarman Enterprise Loan 4	$206,440	$(56,440)	$150,000	$0	$150,000
June 30, 2011	Beginning Amortized Cost	OTTI Credit Loss	Ending Amortized Cost	Unrealized Loss	Carrying Value

Jarvis Development	$769,119	$(39,119)	$730,000	$0	$730,000

HJ Management Corp, Inc. Loan 1	$2,500	$(2,500)	$0	$0	$0

HJ Management Corp, Inc. Loan 2	$3,005	$(3,005)	$0	$0	$0

HJ Management Corp, Inc. Loan 3	$2,949	$(2,949)	$0	$0	$0

HJ Management Corp, Inc. Loan 4	$4,250	$(4,250)	$0	$0	$0

First Pyramid Investment Group Loan 1	$925	$(925)	$0	$0	$0

First Pyramid Investment Group	$17,313	$(5,878)	$11,435	$0	$11,435

December 31, 2010	Beginning Amortized Cost	OTTI Credit Loss	Ending Amortized Cost	Unrealized Loss	Carrying Value

Preferred Term Securities I	$416,157	$(136,935)	$279,222	$(206,924)	$72,298

Preferred Term Securities II	$2,161,808	$(473,319)	$1,688,489	$(1,621,946)	$66,543

Investors Heritage Capital Corp	$618,348	$(215,174)	$403,174	$0	$403,174

Jarvis Development	$858,867	$(128,867)	$730,000	$0	$730,000

SFF Royalty	$1,934,336	$(68,643)	$1,865,693	$0	$1,865,693

Amen Properties, Inc.	$1,628,432	$(456,032)	$1,172,400	$0	$1,172,400

The amortized cost and estimated market value of debt securities at June 30, 2011, by contractual maturity, is shown below.  Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Fixed Maturities Available for Sale June 30, 2011	Amortized Cost	Estimated Market Value

Due in one year or less	$0	$0
Due after one year through five years	25,515,285	26,633,118
Due after five years through ten years	31,692,837	34,017,886
Due after ten years	79,836,492	80,987,598
Collateralized mortgage obligations	5,442,639	5,504,974
Total	$142,487,253	$147,143,576

B.	Trading Securities

Securities designated as trading securities are reported at fair value, with gains or losses resulting from changes in fair value recognized in net investment income on the consolidated statements of operations.  Trading securities include exchange-traded equities and exchange-traded equity options.  The fair value of trading securities included in assets was $28,429,912 and $37,029,550 as of June 30, 2011 and December 31, 2010, respectively.  The fair value of trading securities included in liabilities was $(13,315,284) and $(18,429,677) as of June 30, 2011 and December 31, 2010, respectively.  Trading securities’ net unrealized gains were $1,357,344 and $1,803,729 as of June 30, 2011 and December 31, 2010, respectively.  Trading securities carried as liabilities are securities sold short.  A gain, limited to the price at which the security was sold short, or a loss, potentially unlimited in size, will be recognized upon the termination of the short sale.  Realized gains from trading securities were $1,725,993 and $184,546 for the six and twelve months ended June 30, 2011 and December 31, 2010, respectively. Earnings from trading securities are classified in cash flows from operating activities. Trading revenue charged to net investment income from trading securities was:

	Six Months June 30, 2011	Twelve Months December 31, 2010

Type of Instrument	Net Realized and Unrealized Gains (Losses)	Net Realized and Unrealized Gains (Losses)

Equity	$3,083,337	$1,988,275

C.	Derivatives

As of June 30, 2011, the Company held derivative instruments in the form of exchange-traded equity options.  The Company currently does not designate derivatives as hedging instruments.  Exchange-traded equity options are combined with exchange-traded equity securities in the Company’s trading portfolio, with the primary objective of generating a fair return while reducing risk.  These derivatives are carried at fair value, with unrealized gains and losses recognized in net investment income.  The fair value of derivatives included in trading security assets and trading security liabilities as of June 30, 2011 was $3,389,161 and $(13,315,284), respectively. The fair value of derivatives included in trading security assets and trading security liabilities as of December 31, 2010 was $2,244,478 and $(17,246,957), respectively.  Realized gains (losses) due to derivatives were $925,883 and $(305,247) for the six and twelve months ended June 30, 2011 and December 31, 2010, respectively. Unrealized gains (losses) included in income and trading security assets due to derivatives were $(1,980,985) and $1,579,071 as of June 30, 2011 and December 31, 2010, respectively. Unrealized gains (losses) included in income and trading security liabilities due to derivatives were $4,221,729 and $(3,392,010) as of June 30, 2011 and December 31, 2010, respectively.

D.	Mortgages

The Company held mortgage loans on real estate in the amount of $49,812,941 and $59,935,447 at June 30, 2011 and December 31, 2010, respectively.  Included in the amounts are discounted commercial mortgage loans with a carrying value of $38,150,327 and $47,523,860 at June 30, 2011 and December 31, 2010, respectively.

During the first six months of 2011, the Company acquired $9,648,723 of discounted mortgage loans at a total cost of $5,310,953, representing an average purchase price to outstanding loan of 55.04%.  Additionally, during the first six months of 2011, the Company settled, sold, or had paid off mortgage loans totaling $17,118,063.  The Company also recorded approximately $4,834,000 in income from the discounted mortgage loan activity, including $2,423,029 in discount accruals during the first six months of 2011.  During 2010, the Company acquired $111,258,867 of discounted mortgage loans at a total cost of $36,283,278, representing an average purchase price to outstanding loan of 32.6%.  Additionally, during 2010, the Company settled, sold or had paid off discounted mortgage loans totaling $23,607,100.  During 2010, the Company recorded approximately $12,898,000 in income from the discounted mortgage loan activity, including $7,645,258 in discount accruals.  The Company is currently projecting a very positive return from on-going mortgage loan payments from the discounted commercial mortgage loan portfolio.

While management believes the discounted loans will continue to have favorable earnings and outcomes as they are worked through, there can be no assurance this will remain true in future periods.  Changes in the current economy such as an even greater downturn than recently experienced could have a negative impact on the loans, including the financial stability of the borrowers, the borrowers’ ability to pay or to refinance, the value of the property held as collateral and the ability to find purchasers at favorable prices.  As such, management has taken a conservative approach with these investments and has classified all discounted mortgage loans held as non-accrual.  In such status, the Company is not recording any accrued interest income nor is it recording any accrual of discount on the loans held.  Discount accruals reported during 2010 and 2011 were the result of the loan basis already being fully paid.

On the remainder of the mortgage loan portfolio, interest accruals are analyzed based on the likelihood of repayment.  In no event will interest continue to accrue when accrued interest along with the outstanding principal exceeds the net realizable value of the property.  The Company does not utilize a specified number of days delinquent to cause an automatic non-accrual status.

A mortgage loan reserve is established and adjusted based on management’s quarterly analysis of the portfolio and any deterioration in value of the underlying property which would reduce the net realizable value of the property below its current carrying value.  The Company acquired the discounted mortgage loans at below fair value, therefore no reserve for delinquent loans is deemed necessary.  The loan portfolio since purchase is performing very well.  Those loans not currently paying are being vigorously worked by management.  The current discounted commercial mortgage loan portfolio has an average price of 34.5% of face value and management has determined that this deep discount provides a financial cushion or built in allowance for any of the loans that are not currently performing within the portfolio of loans purchased.  The mortgage loan reserve was $0 at June 30, 2011 and December 31, 2010.

As of June 30, 2011, the Company’s discounted mortgage loan portfolio contained 115 loans with a carrying value of $38,150,327.  The loans’ payment performance since inception is shown as follows:

Payment Frequency	Number of Discounted Loans	Carrying Value

No payments	35	$9,129,773
One-time payment received	15	3,488,814
Irregular payments received	28	15,092,373
Periodic payments received	37	10,439,367
Total	115	$38,150,327

The following table summarizes discounted mortgage loan holdings of the Company:

Category	June 30, 2011	December 31, 2010

In good standing	$7,780,490	$9,665,059
Overdue interest over 90 days	9,479,798	16,192,815
Restructured	9,547,643	4,306,800
In process of foreclosure	11,342,396	17,359,186
Total discounted mortgage loans	$38,150,327	$47,523,860

Total foreclosed discounted mortgage loans	$24,204,102	$8,939,548

At June 30, 2011, the Company has 44 discounted mortgage loans totaling $11,342,396 in the process of foreclosure and 21 discounted mortgage loans totaling $9,547,643 under a repayment plan or restructuring.  At December 31, 2010, the Company had 26 discounted mortgage loans totaling $17,359,186 in the process of foreclosure and 19 discounted mortgage loans totaling $4,306,800 under a repayment plan or restructuring.

During the first six months of 2011, the Company foreclosed on seven discounted mortgage loans with a total carrying value of $12,617,310.  Five foreclosed loans were transferred to real estate and two foreclosed loans are now UG’s majority-owned subsidiaries, Wingate of St. Johns Holding, LLC and Northwest Florida of Okaloosa Holding, LLC.  During 2010, the Company foreclosed on 20 discounted mortgage loans with a total carrying value of $8,939,548.  Of these foreclosures, 17 loans totaling $8,411,458 were transferred to real estate while one loan is now UG’s wholly owned subsidiary, Sand Lake, LLC.  Subsequent to the foreclosures, two foreclosed loans were sold with the Company realizing a gain of $51,949 upon the sale during 2010.

During the first six months of 2011, the Company recognized an other-than-temporary impairment of $39,119 on one of its mortgage loans as a result of a recent appraisal.  In addition, upon further evaluation of several discounted mortgage loans and one foreclosed discounted mortgage loan, the Company’s basis in these investments were written down slightly to better reflect current expected market values.

3.	NOTES PAYABLE

At June 30, 2011 and December 31, 2010, the Company had $13,303,065 and $10,372,239 of long-term debt outstanding, respectively.

On December 8, 2006, UTG borrowed funds from First Tennessee Bank National Association through execution of an $18,000,000 promissory note.  The note is secured by the pledge of 100% of the common stock of UG.  The promissory note carries a variable rate of interest based on the 3 month LIBOR rate plus 180 basis points.  Interest is payable quarterly.  Principal is payable annually beginning at the end of the second year in five installments of $3,600,000. The loan matures on December 7, 2012.  The Company had no borrowings and has made no principal payments during 2011 to date. At June 30, 2011 the outstanding principal balance on this debt was $6,891,411. The next required principal payment on this debt is due in December of 2011.  In July 2011, the Company repaid $1,270,000 on this note.

In addition to the above promissory note, First Tennessee Bank National Association also provided UTG, Inc. with a $5,000,000 revolving credit note.  During 2011 at the renewal of the note, Management decided to increase the note amount from $2,750,000 to $5,000,000 to provide for additional operating liquidity and flexibility for current operations. This note is for a one-year term and may be renewed by consent of both parties.  The credit note is to provide operating liquidity for UTG, Inc. The promissory note carries a variable rate of interest based on the 90 day LIBOR rate plus 2.75 percentage points, but at no time will the rate be less than 3.25%. The collateral held on the above note also secures this credit note.  During 2011, the Company had borrowings of $380,000 and made $440,000 in principal payments.  At June 30, 2011, the outstanding principal balance on this debt was $230,000.  In July 2011, the outstanding principal balance of $230,000 was paid in full.

On April 6, 2011, UTG was extended a credit note from First National Bank of Tennessee in the amount of $5,000,000.  This note is for a one year term and may be renewed by consent of both parties.  The promissory note carries interest at a rate of 4.0%.  During 2011, the Company had borrowings of $5,000,000 against this note.  The funds from this borrowing were used to purchase an investment.  At June 30, 2011, the outstanding principal balance on this debt was $5,000,000.

In November 2007, UG became a member of the Federal Home Loan Bank (“FHLB”).  This membership allows the Company access to additional credit up to a maximum of 50% of the total assets of UG.  To be a member of the FHLB, the Company was required to purchase shares of common stock of FHLB.  Borrowing capacity is based on 50 times each dollar of stock acquired in FHLB above the “base membership” amount.  The Company’s current LOC with the FHLB is $15,000,000.  During 2011, the Company had repayments of $2,000,000 against this LOC. At June 30, 2011 the Company had no outstanding principal balance attributable to this LOC.

In January 2007, UG became a 51% owner of the newly formed RLF Lexington Properties LLC (“Lexington”). The entity was formed to hold, for investment purposes, certain investment real estate acquired. As part of the purchase price of the real estate owned by Lexington, the seller provided financing through the issuance of five promissory notes of $1,200,000 each totaling $6,000,000. The notes bear interest at the fixed rate of 5%. The notes came due beginning on January 5, 2008, and each January 5 thereafter until 2012 when the final note is repaid.  At June 30, 2011 the outstanding principal balance was $914,505.

On February 7, 2007, HPG Acquisitions (“HPG”), a 74% owned affiliate of the Company, borrowed funds from First National Bank of Midland, through execution of a $373,862 promissory note. The note is secured by real estate owned by HPG. The note bears interest at a fixed rate of 5%. The first payment was due January 15, 2008. There will be 119 regular payments of $3,965 followed by one irregular last payment estimated at $44,125. At June 30, 2011, the outstanding principal balance on this debt was $267,149.

The consolidated scheduled principal reductions on the notes payable for the next five years are as follows:

Year	Amount

2011	$3,857,008
2012	9,235,123
2013	31,586
2014	34,154
2015	36,935

4.	SHAREHOLDERS’ EQUITY

A.	Stock Repurchase Program

The Board of Directors of UTG has authorized the repurchase in the open market or in privately negotiated transactions of up to $5 million of UTG's common stock.  Repurchased shares are available for future issuance for general corporate purposes.  This program can be terminated at any time.  Open market purchases are made based on the last available market price and are generally limited to a maximum per share price of the most recent reported per share GAAP equity book value of the Company.  Through July 2011, UTG has spent $3,632,101 in the acquisition of 486,550 shares under this program.

B.	Earnings Per Share Calculations

Earnings per share are based on the weighted average number of common shares outstanding during each period, retroactively adjusted to give effect to all stock splits, in accordance with ASC 260-10, Earnings Per Share.  At June 30, 2011 and June 30, 2010, diluted earnings per share were the same as basic earnings per share since the Company had no dilutive instruments outstanding.

5.	COMMITMENTS AND CONTINGENCIES

The insurance industry has experienced a number of civil jury verdicts which have been returned against life and health insurers in the jurisdictions in which the Company does business involving the insurers' sales practices, alleged agent misconduct, failure to properly supervise agents, and other matters.  Some of the lawsuits have resulted in the award of substantial judgments against the insurer, including material amounts of punitive damages.  In some states, juries have substantial discretion in awarding punitive damages in these circumstances.  In the normal course of business, the Company is involved from time to time in various legal actions and other state and federal proceedings.  Management is of the opinion that the ultimate disposition of the matters will not have a materially adverse effect on the Company’s results of operations or financial position.

Under the insurance guaranty fund laws in most states, insurance companies doing business in a participating state can be assessed up to prescribed limits for policyholder losses incurred by insolvent or failed insurance companies.  Although the Company cannot predict the amount of any future assessments, most insurance guaranty fund laws currently provide that an assessment may be excused or deferred if it would threaten an insurer's financial strength.  Mandatory assessments may be partially recovered through a reduction in future premium tax in some states. The Company does not believe such assessments will be materially different from amounts already provided for in the financial statements, though the Company has no control over such assessments.

As part of the Texas Imperial Life Insurance Company sale, the Company remains contingently liable for certain costs pending the outcome of an ongoing race-based audit on Texas Imperial Life Insurance Company by the Texas Department of Insurance.  Under the agreement, the Company is responsible for 100% of the first $50,000 of costs, 90% of the next $50,000, 75% of the third $50,000 and 50% of the costs above $150,000.  Management has conservatively estimated the Company’s exposure and other costs at $50,000 based on information provided to date from the examination team and has established a contingent liability in its financial statements of this amount.  This contingency expires December 30, 2013.

Within the Company’s trading accounts, certain trading securities carried as liabilities represent securities sold short.  A gain, limited to the price at which the security was sold short, or a loss, potentially unlimited in size, will be recognized upon the termination of the short sale.

During 2010, the Company committed to invest up to $2,000,000 in Llano Music, LLC (“Llano”), which invests in music royalties.  Llano does capital calls as funds are needed to acquire the royalty rights.  At June 30, 2011, the Company has $1,702,000 committed that has not been requested by Llano.

6.	OTHER CASH FLOW DISCLOSURES

On a cash basis, the Company paid $84,403 and $166,576 in interest expense during the first six months of 2011 and 2010, respectively.  The Company paid $1,905,000 and $632,298 in federal income tax during the first six months of 2011 and 2010, respectively.

7.	CONCENTRATION OF CREDIT RISK

The Company maintains cash balances in financial institutions that at times may exceed federally insured limits.  The Company maintains its primary operating cash accounts with First Southern National Bank, an affiliate of the largest shareholder of UTG, Mr. Jesse Correll, the Company’s CEO and Chairman.  The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

8.	COMPREHENSIVE INCOME

Six Months Ended June 30, 2011	Before Tax Amount	Tax (Expense) or Benefit	Net of Tax Amount

Unrealized holding gains during period	$2,901,320	$(1,015,462)	$1,885,858
Less: reclassification adjustment for gains (losses) realized in net income	(2,552,986)	893,545	(1,659,441)
Other comprehensive income (loss)	$348,334	$(121,917)	$226,417

9.	FAIR VALUE MEASUREMENTS

Effective January 1, 2008, the Company adopted ASC 820, Fair Value Measurements and Disclosures, which requires enhanced disclosures of assets and liabilities carried at fair value.  ASC 820 established a hierarchical disclosure framework based on the priority of the inputs to the respective valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). An asset or liability’s classification within the fair value hierarchy is based on the lowest level of significant input to its valuation.  ASC 820 defines the input levels as follows:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities.  U.S. treasuries are in Level 1 and valuation is based on unadjusted quoted prices for identical assets in active markets that the Company can access.  Equity securities and options that are actively traded and exchange listed in the U.S. are also included in Level 1.  Equity security valuation is based on unadjusted quoted prices for identical assets in active markets that the Company can access.

Level 2 - Quoted prices in markets that are not active or inputs that are observable either directly or indirectly. Level 2 inputs include quoted prices for similar assets or liabilities other than quoted prices in Level 1; quoted prices in markets that are not active; or other inputs that are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.  Level 2 assets consist of fixed income investments valued based on quoted prices for identical or similar assets in markets that are not active and investments carried as equity securities that do not have an actively traded market that are valued based on their audited GAAP book value.

Level 3 - Unobservable inputs that are supported by little or no market activity and are significant to the fair value of the assets or liabilities. Unobservable inputs reflect the reporting entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. Level 3 assets and liabilities include financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.  The Company does not have any Level 3 financial assets or liabilities.

The following table presents the level within the hierarchy at which the Company’s financial assets and financial liabilities are measured on a recurring basis as of June 30, 2011.

	Level 1	Level 2	Level 3	Total

Assets
Fixed Maturities, available for sale	$81,244,270	$65,899,306	$0	$147,143,576
Equity Securities, available for sale	0	16,934,688	0	16,934,688
Trading Securities	28,429,912	0	0	28,429,912
Total	$109,674,182	$82,833,994	$0	$192,508,176

Liabilities
Trading Securities	$13,315,284	$0	$0	$13,315,284

The financial statements include various estimated fair value information at June 30, 2011 and December 31, 2010, as required by ASC 820.  Such information, which pertains to the Company's financial instruments, is based on the requirements set forth in that Statement and does not purport to represent the aggregate net fair value of the Company.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments required to be valued by ASC 820 for which it is practicable to estimate that value:

(a)  Cash and cash equivalents

The carrying amount in the financial statements approximates fair value because of the relatively short period of time between the origination of the instruments and their expected realization.

(b)  Fixed maturities and investments available for sale

The Company utilized a pricing service to estimate fair value measurements for its fixed maturities and public common and preferred stocks.  The pricing service utilizes market quotations for securities that have quoted market prices in active markets.  Since fixed maturities other than U.S. Treasury securities generally do not trade on a daily basis, the pricing service prepares estimates of fair value measurements using relevant market data, benchmark curves, sector groupings and matrix pricing.  As the fair value estimates of most fixed maturity investments are based on observable market information rather than market quotes, the estimates of fair value other than U.S. Treasury securities are included in Level 2 of the hierarchy.  U.S. Treasury securities are included in the amount disclosed in Level 1 as the estimates are based on unadjusted prices.  The Company’s Level 2 investments include obligations of U.S. government agencies, municipal bonds, corporate debt securities and other mortgage backed securities.

(c)  Trading securities

Securities designated as trading securities are reported at fair value using market quotes, with gains or losses resulting from changes in fair value recognized in earnings.  Trading securities include exchange-traded equities and exchange-traded equity long and short options.

(d)  Mortgage loans on real estate

The fair values of mortgage loans are estimated using discounted cash flow analyses and interest rates being offered for similar loans to borrowers with similar credit ratings.

(e)  Discounted mortgage loans

The Company has been purchasing non-performing loans at a deep discount through an auction process led by the federal government.  In general, the discounted loans are non-performing and there is a significant amount of uncertainty surrounding the timing and amount of cash flows to be received by the Company.  Accordingly, the Company records its investment in the discounted loans at its original purchase price.  Management has determined the fair value to be too difficult to calculate but believes it approximates the carrying value of these investments.  Management works the loans with the borrower to reach a settlement on the loan or they foreclose on the underlying collateral which is primarily commercial real estate.  For cash payments received during the work out process, the Company records these payments to interest income on a cash basis.  For loan settlements reached, the Company records the amount in excess of the carrying amount of the loan as a discount accretion to investment income at the closing date.  Management reviews the discount loan portfolio regularly for impairment.  If an impairment is identified (after consideration of the underlying collateral), the Company records an impairment to earnings in the period the information becomes known.

(f)  Policy loans

Policy loans are carried at the aggregate unpaid principal balances in the consolidated balance sheets which approximates fair value, and earn interest at rates ranging from 4% to 8%.  Individual policy liabilities in all cases equal or exceed outstanding policy loan balances.

(g)  Short-term investments

Quoted market prices, if available, are used to determine the fair value.  If quoted market prices are not available, management estimates the fair value based on the quoted market price of a financial instrument with similar characteristics.

(h)  Notes payable

For borrowings subject to floating rates of interest, carrying value is a reasonable estimate of fair value.  For fixed rate borrowings fair value is determined based on the borrowing rates currently available to the Company for loans with similar terms and average maturities.

The estimated fair values of the Company's financial instruments required to be valued by ASC 820 are as follows:

	June 30, 2011		December 31, 2010
Assets	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Fixed maturities available for sale	$147,143,576	$147,143,576	$147,905,948	$147,905,948
Equity securities	11,745,930	11,745,930	13,884,257	13,884,257
Trading securities	28,429,912	28,429,912	37,029,550	37,029,550
Securities of affiliate	5,188,758	5,188,758	5,137,700	5,137,700
Mortgage loans on real estate	11,662,614	11,723,700	12,411,587	12,524,140
Discounted mortgage loans	38,150,327	39,105,560	47,523,860	49,294,797
Policy loans	13,913,044	13,913,044	13,976,019	13,976,019

Liabilities
Notes payable	13,303,065	13,152,089	10,372,239	10,136,433
Trading securities	13,315,284	13,315,284	18,429,677	18,429,677

10.	NEW ACCOUNTING STANDARDS

In June 2011, Accounting Standards Board (“FASB”) issued the Accounting Standards Update (“ASU”) No. 2011-05 Comprehensive Income (Topic 220) Presentation of Comprehensive Income. Under the amendments to Topic 220, Comprehensive Income, in this Update, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. In a single continuous statement, the entity is required to present the components of net income and total net income, the components of other comprehensive income and a total for other comprehensive income, along with the total of comprehensive income in that statement. In the two-statement approach, an entity is required to present components of net income and total net income in the statement of net income. The statement of other comprehensive income should immediately follow the statement of net income and include the components of other comprehensive income and a total for other comprehensive income, along with a total for comprehensive income. Regardless of whether an entity chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the entity is required to present on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statement(s) where the components of net income and the components of other comprehensive income are presented. The amendments in this Update should be applied retrospectively. The amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The Company does not expect the adoption of ASU 2011-05 to have a material impact on its consolidated financial statements.

In May 2011, Accounting Standards Board (“FASB”) issued the Accounting Standards Update (“ASU”) No. 2011-04 Fair Value Measurement (Topic 820) Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The amendments in this Update result in common fair value measurement and disclosure requirements in U.S. GAAP and IFRSs. Consequently, the amendments change the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. For many of the requirements, the Board does not intend for the amendments in this Update to result in a change in the application of the requirements in Topic 820. Some of the amendments clarify the Board’s intent about the application of existing fair value measurement requirements. Other amendments change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The amendments in this Update are effective prospectively during interim and annual periods beginning after December 15, 2011. The Company does not expect the adoption of ASU 2011-04 to have a material impact on its consolidated financial statements.

In April 2011, the FASB issued the ASU No. 2011-03 Transfers and Servicing (Topic 860) Reconsideration of Effective Control for Repurchase Agreements. The amendments in this Update removes from the assessment of effective control the criterion requiring the transferor to have the ability to repurchase or redeem the financial assets on substantially the agreed terms, even in the event of default by the transferee, and the collateral maintenance implementation guidance related to that criterion. Other criteria applicable to the assessment of effective control are not change by the amendments in this Update. The guidance in this Update is effective for the first interim or annual period beginning on or after December 15, 2011. The Company does not expect the adoption of ASU 2011-03 to have a material impact on its consolidated financial statements.

In April 2011, the FASB issued the Accounting Standards Update ASU No. 2011-02 Receivables (Topic 310) A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring.  The amendments in this Update give additional guidance or clarification to help creditors in determining whether a creditor has granted a concession and whether a debtor is experiencing financial difficulties for purposes of determining whether a restructuring constitutes a troubled debt restructuring.  The Company does not expect the adoption of ASU 2011-02 to have a material impact on its consolidated financial statements.

In January 2011, the FASB issued the ASU No. 2011-01 Receivables (Topic 310) Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings in Update No 2010-10. The amendments in this Update temporarily delay the effective date of the disclosures about troubled debt restructurings in Update 2010-20 for public entities. The delay is intended to allow the Board time to complete its deliberations on what constitutes a troubled debt restructuring. The effective date of the new disclosures about troubled debt restructurings for public entities and the guidance for determining what constitutes a troubled debt restructuring will then be coordinated. Currently, that guidance is anticipated to be effective for interim and annual periods ending after June 15, 2011. The Company does not expect the adoption of ASU 2011-01 to have a material impact on its consolidated financial statements.

In October 2010, the FASB issued the ASU No. 2010-26 Consolidations (Topic 944) Financial Services-Insurance. The amendments in this Update specify that the following costs incurred in the acquisition of new and renewal contracts should be capitalized in accordance with the amendments in this Update: 1. Incremental direct costs of contract acquisition. Incremental direct costs are those costs that result directly from and are essential to the contract transaction(s) and would not have been incurred by the insurance entity had the contract transaction(s) not occurred. 2. Certain costs related directly to Underwriting, policy issuance and processing, medical and inspection, and sales force contract selling performed by the insurer for the contract. The costs related directly to those activities include only the portion of an employee’s total compensation (excluding any compensation that is capitalized as incremental direct costs of contract acquisition) and payroll-related fringe benefits related directly to time spent performing those activities for actual acquired contracts and other costs related directly to those activities that would not have been incurred if the contract had not been acquired. All other acquisition-related costs—including costs incurred by the insurer for soliciting potential customers, market research, training, administration, unsuccessful acquisition or renewal efforts, and product development—should be charged to expense as incurred. Administrative costs, rent, depreciation, occupancy, equipment, and all other general overhead costs are considered indirect costs and should be charged to expense as incurred. If the initial application of the amendments in this Update results in the capitalization of acquisition costs that had not been capitalized previously by an entity, the entity may elect not to capitalize those types of costs. The amendments in this Update do not affect the guidance in paragraphs 944-30-25-4 through 25-5, which prohibits the capitalization of certain costs incurred in obtaining universal life-type contracts. The amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. The amendments in this update should be applied prospectively upon adoption. The Company does not expect the adoption of ASU 2010-26 to have a material impact on its consolidated financial statements.

In July 2010, the FASB issued the ASU No. 2010-20 Consolidations (Topic 310) Receivables. The main objective in developing this Update is to provide financial statement users with greater transparency about an entity’s allowance for credit losses and the credit quality of its financing receivables. This Update is intended to provide additional information to assist financial statement users in assessing an entity’s credit risk exposures and evaluating the adequacy of its allowance for credit losses. Currently, a high threshold for recognition of credit impairments impedes timely recognition of losses. ASU 2010-20 is effective for annual reporting periods ending on or after December 15, 2011. The Company does not expect the adoption of ASU No 2010-20 to have a material impact on its consolidated financial statements.

11.	PROPOSED MERGER

The UTG and ACAP boards of directors have approved a merger proposal of the two entities whereby the shareholders of ACAP would receive shares of UTG in exchange for their current ACAP shares.  ACAP is currently a 73% owned subsidiary of UG.  The merger would reduce the corporate structure and provide certain efficiencies and economies to the Companies.  Conditions of completion of this proposal include, among other things, necessary regulatory approvals and ACAP shareholder approval.

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The purpose of this section is to discuss and analyze the Company's consolidated results of operations, financial condition and liquidity and capital resources.  This analysis should be read in conjunction with the consolidated financial statements and related notes that appear elsewhere in this report.  The Company reports financial results on a consolidated basis.  The consolidated financial statements include the accounts of UTG and its subsidiaries at June 30, 2011.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statement contained herein or in any other oral or written statement by the Company or any of its officers, directors or employees is qualified by the fact that actual results of the Company may differ materially from any such statement due to the following important factors, among other risks and uncertainties inherent in the Company's business:

1.
Prevailing interest rate levels, which may affect the ability of the Company to sell its products, the market value of the Company's investments and the lapse ratio of the Company's policies, notwithstanding product design features intended to enhance persistency of the Company's products.

2.	Changes in the federal income tax laws and regulations which may affect the relative tax advantages of the Company's products.
3.	Changes in the regulation of financial services, including bank sales and underwriting of insurance products, which may affect the competitive environment for the Company's products.
4.

Other factors affecting the performance of the Company, including, but not limited to, market conduct claims, insurance industry insolvencies, insurance regulatory initiatives and developments, stock market performance, an unfavorable outcome in pending litigation, and investment performance.

Update on Critical Accounting Policies

In our Form 10-K for the year ended December 31, 2010, we identified the accounting policies that are critical to the understanding of our results of operations and our financial position.  They relate to deferred acquisition costs (DAC), cost of insurance acquired, assumptions and judgments utilized in determining if declines in fair values of investments are other-than-temporary, and valuation methods for investments that are not actively traded.

We believe that these policies were applied in a consistent manner during the first six months of 2011.

Results of Operations

(a)	Revenues

The Company experienced a decrease of approximately $(15,000) in premiums and policy fee revenues, net of reinsurance premiums and policy fees, when comparing the first six months of 2011 to the same period in 2010.  Unless the Company acquires a block of in-force business management expects premium revenue to continue to decline on the existing block of business at a rate consistent with prior experience.

The Company’s primary source of new business production, which has been immaterial, comes from internal conservation efforts.  Several of the customer service representatives of the Company are also licensed insurance agents, allowing them to offer other products within the Company’s portfolio to existing customers.  Additionally, efforts continue to be made in policy retention through more personal contact with the customer including telephone calls to discuss alternatives and reasons for a customer’s request to surrender their policy.

Net investment income increased approximately 29% when comparing the first six months of 2011 to the same period in 2010 and increased approximately 14% when comparing second quarter results.  The majority of the increase in investment income is from the Company’s mortgage loan portfolio and trading securities discussed below.  Approximately 44%, or $5,181,000, of investment income is attributable to the mortgage loan portfolio.  Should any of the factors change, such as the ability to acquire additional loans at such a large discount due to increased competition or insufficient supply, the ability of borrowers to settle loans mainly through refinancing, another decline in the overall economy, and other such factors, the performance of this type of investment could abruptly end, directly affecting future net income.  While management believes the current portfolio would remain profitable in another downturn, with no source of new acquisitions of discounted loans, the future profit stream from this activity would be limited.  Alternatively, should the Company need to look at fixed maturities for additional investment if discounted loans were no longer a viable option, the rate of return would be significantly lower given the low interest rate environment also resulting in substantially lower income.

Management has extensive background and experience in the analysis and valuation of commercial real estate and believes there are significant opportunities currently available in this arena.  Experienced personnel of FSNB have also been utilized in the analysis phase.  This experience dates back to discounted loans during the Resolution Trust days where such loans were being sold from defunct savings and loans in the early 1990’s.  The discounted loans are available through the FDIC sale of assets of closed banks and from banks wanting to reduce their loan portfolios.  The loans are available on a loan by loan bid process.  Prior to placing a bid, each loan is reviewed to determine interest level utilizing such information as type of collateral, location of collateral, interest rate, current loan status and available cash flows or other sources of repayment.  Once it is determined interest in the loan remains, the collateral is physically inspected.  Following physical inspection, if interest still remains, a bid price is determined and a bid is submitted.  Once a loan has been acquired, contact is made with the appropriate individuals to begin a dialog with a goal of determining the borrower’s willingness to work together.  There are generally three paths a discounted loan will take: the borrower pays as required; a settlement is reached with the loan being paid off at a discounted value; or the loan is foreclosed.

During the fourth quarter of 2009, the Company began purchasing discounted commercial mortgage loans.  As of June 30, 2011, the Company held about $111,000,000 of these loans at a total cost of approximately $38,000,000, representing an average purchase price to outstanding loan of about 34%.  During the first six months of the year, the Company has recognized approximately $4,834,000 in income from these loans.  The Company is currently projecting a very positive return from on-going mortgage loan payments from the discounted commercial mortgage loan portfolio.

While management believes the discounted loans will continue to have favorable earnings and outcomes as they are worked through, there can be no assurance this will remain true in future periods.  Changes in the current economy such as an even greater downturn than recently experienced could have a negative impact on the loans, including the financial stability of the borrowers, the borrowers’ ability to pay or to refinance, the value of the property held as collateral and the ability to find purchasers at favorable prices. As such, management has taken a conservative approach with these investments and has classified all discounted mortgage loans held as non-accrual.  In such status, the Company is recording interest income on a cash basis and is recording any accrual of discount on the loans held when realized.  Discount accruals reported were the result of the loan basis already being fully paid.

During 2009, the Company also contributed approximately $20,000,000 to a professionally managed trading account as another way to combat the current low rate environment.  The accounts were established to generate a fair return.  Securities designated as trading are reported at fair value with gains or losses resulting from changes in fair value recognized in net investment income.  Through the first six months of the year, approximately 40%, or $4,714,000, of investment income was due to this trading portfolio.  This type of return should not be expected in future periods.  Volatility should be expected, as well as possible losses.  Management’s target return on these accounts is 8%.

The Company's investments are generally managed to match related insurance and policyholder liabilities.  The comparison of investment return with insurance or investment product crediting rates establishes an interest spread.  The Company monitors investment yields, and when necessary adjusts credited interest rates on its insurance products to preserve targeted interest spreads, ranging from 1% to 2%.  Interest crediting rates on adjustable rate policies have been reduced to their guaranteed minimum rates, and as such, cannot lower them any further.  Policy interest crediting rate changes and expense load changes become effective on an individual policy basis on the next policy anniversary.  Therefore, it takes a full year from the time the change was determined for the full impact of such change to be realized.  If interest rates decline in the future, the Company won’t be able to lower rates and both net investment income and net income will be impacted negatively.

The Company had net realized investment gains of $1,659,441 in the first six months of 2011 compared to net realized investment losses of $(261,714) for the same period in 2010.  During the second quarter of 2011, other-than-temporary impairments of approximately $262,000 were taken on several discounted mortgage loans and one foreclosed discounted mortgage loan in order to better reflect current expected market values.  These losses were off-set from realized gains on bond sales.  During the first quarter of 2010, an impairment was recognized on a fixed income investment backed with trust preferred securities of approximately $(477,000).

Although stock markets around the world have rallied sharply from an oversold position on increased liquidity and a perceived improvement in the general economy, Management continues to view the Company’s investment portfolio with utmost priority. Significant time has been spent internally researching the Company’s risk and communicating with outside investment advisors about the current investment environment and ways to ensure preservation of capital and mitigate any losses.  Management has put extensive efforts into evaluating the investment holdings.  Additionally, members of the Company’s board of directors and investment committee have been solicited for advice and provided with information.  Management has reviewed the Company’s entire portfolio on a security level basis to be sure all understand our holdings, potential risks and underlying credit supporting the investments.  Management intends to continue its close monitoring of its bond holdings and other investments for additional deterioration or market condition changes.  Future events may result in Management’s determination certain current investment holdings may need to be sold which could result in gains or losses in future periods.  Such future events could also result in other than temporary declines in value that could result in future period impairment losses.

There are a number of significant risks and uncertainties inherent in the process of monitoring impairments and determining if impairment is other-than-temporary. These risks and uncertainties related to management’s assessment of other than temporary declines in value include but are not limited to: the risk that Company's assessment of an issuer's ability to meet all of its contractual obligations will change based on changes in the credit characteristics of that issuer; the risk that the economic outlook will be worse than expected or have more of an impact on the issuer than anticipated; the risk that fraudulent information could be provided to the Company's investment professionals who determine the fair value estimates.

Other income primarily represented revenues received relating to the performance of administrative work as a TPA for unaffiliated life insurance companies, which has remained consistent over the periods presented.  The Company receives monthly fees based on policy in force counts and certain other activity indicators such as number of policies issued.  During 2010, the Company obtained an additional contract for these services, which should provide approximately $300,000 in additional revenues annually.  Administration for this block of business began March 1, 2011.  Management remains committed to the pursuit of additional TPA clients and believes this area continues to show potential for growth.

(b)	Expenses

Life benefits, claims and settlement expenses net of reinsurance benefits and claims, increased $257,909 in the first six months of 2011 compared to the same period in 2010 and increased $36,369 in the second quarter comparison.  Policy claims vary from period to period and therefore, fluctuations in mortality are to be expected and are not considered unusual by management.  Overall, reserves continue to increase on in-force policies as the average age of the insured increases.

Commissions and amortization of deferred policy acquisition costs increased approximately $88,000 in the first six months of 2011 compared to the same period in 2010 and decreased approximately $7,000 in the second quarter comparison.  The majority of this number is driven by an AC financial reinsurance agreement.  The earnings on the block of business covered by this agreement are utilized to re-pay the original borrowed amount.  The commission allowance reported each period from this agreement represents the net earnings on the identified policies covered by the agreement in each reporting period.  Results from this agreement included in this line item were approximately $(354,000) and $(256,000) in the first six months of 2011 compared to the same period in 2010.  As financial reinsurance, all financial results relating to this block of business are utilized to repay the outstanding borrowed amount from the reinsurer.  Securities are specifically identified and segregated in a trust account relative to this arrangement.  Should a gain or loss occur on one of these identified securities in the trust account, the results are included in the calculation of the current period financial results of the treaty with the reinsurer.    While the agreement may result in variances in this line item, this arrangement has no material impact on net income.  The overall impact to net income was $7,000 and $12,000 in the first six months of 2011 compared to the same period in 2010.  A liability for the original ceding commission was established at the origination of the agreement and is amortized through this line item as earnings on the block of business are realized.  Another significant factor is attributable to the Company paying fewer commissions since the Company writes very little new business and renewal premiums on existing business continue to decline.  Most of the Company’s agent agreements contained vesting provisions, which provide for continued compensation payments to agents upon their termination subject to certain minimums and often limited to a specific period of time.  Another factor is attributable to normal amortization of the deferred policy acquisition costs asset.  The Company reviews the recoverability of the asset based on current trends and known events compared to the assumptions used in the establishment of the original asset.  No impairments were recorded in any of the periods presented.

Net amortization of cost of insurance acquired decreased approximately 7%, or $47,000, in the first six months of 2011 compared to the same period in 2010 and decreased approximately 7%, or $23,000, in the second quarter comparison.  Cost of insurance acquired is amortized with interest in relation to expected future profits, including direct charge-offs for any excess of the unamortized asset over the projected future profits.  The Company utilizes a 12% discount rate on the remaining unamortized business.  The interest rates vary due to risk analysis performed at the time of acquisition on the business acquired. The amortization is adjusted retrospectively when estimates of current or future gross profits to be realized from a group of products are revised. Amortization of cost of insurance acquired is particularly sensitive to changes in interest rate spreads and persistency of certain blocks of insurance in-force.

Operating expenses increased approximately 8% in the first six months of 2011 compared to the same period in 2010 and increased approximately 12% in the second quarter comparison.  The increase is mainly attributable to an increase in charitable contributions as a result of the Company’s increased earnings during the first six months of 2011.  Management continues to place significant emphasis on expense monitoring and cost containment.  Maintaining administrative efficiencies directly impacts net income.

Interest expense decreased approximately 23% in the first six months of 2011 compared to the same period in 2010 due to the general decline in interest rates.  The interest rate is variable on the majority of the Company’s debt.

(c)	Net Income

The Company had net income of $4,615,901 in the first six months of 2011 compared to net income of $1,520,491 for the same period in 2010 and net income of $1,255,936 during the second quarter of 2011 compared to net income of $1,185,300 in the same period in 2010.  The net income compared to last year is mainly attributable to higher investment income and realized gains.

Financial Condition

Total shareholders’ equity increased approximately $6,689,000 as of June 30, 2011 compared to December 31, 2010.  The increase is primarily attributable to net income.

Investments represent approximately 74% of total assets at June 30, 2011 and December 31, 2010.  Accordingly, investments are the largest asset group of the Company.  The Company's insurance subsidiaries are regulated by insurance statutes and regulations as to the type of investments that they are permitted to make and the amount of funds that may be used for any one type of investment.  In light of these statutes and regulations, the majority of the Company’s investment portfolio is invested in high quality, low risk investments.

As of June 30, 2011, the carrying value of fixed maturity securities in default as to principal or interest was immaterial in the context of consolidated assets, shareholders’ equity or results from operations.  To provide additional flexibility and liquidity, the Company has identified all fixed maturity securities as "investments held for sale".  Investments held for sale are carried at market, with changes in market value charged directly to shareholders' equity.

Liquidity and Capital Resources

The Company has three principal needs for cash - the insurance companies' contractual obligations to policyholders, the payment of operating expenses and debt service.  Cash and cash equivalents as a percentage of total assets were approximately 5% and 4% as of June 30, 2011, and December 31, 2010, respectively.  Fixed maturities as a percentage of total assets were approximately 33% and 34% as of June 30, 2011 and December 31, 2010, respectively.

The Company currently has access to funds for operating liquidity.  UTG has a $5,000,000 revolving credit note with First Tennessee Bank National Association.  The revolving credit note was increased at renewal, during 2011, to provide for additional operating liquidity and flexibility for current operations.  On April 6, 2011, UTG was extended a credit note from First National Bank of Tennessee for $5,000,000.  During 2011, the Company had borrowings of $5,000,000 against this note to purchase an investment.  UG is a member of the FHLB which allows UG access to credit.  UG’s current line of credit with the FHLB is $15,000,000.  At June 30, 2011, the Company had $5,230,000 of outstanding borrowings attributable to the lines of credit.

Future policy benefits are primarily long-term in nature and therefore, the Company's investments are predominantly in long-term fixed maturity investments such as bonds and mortgage loans which provide sufficient return to cover these obligations.

Many of the Company's products contain surrender charges and other features which reward persistency and penalize the early withdrawal of funds.  With respect to such products, surrender charges are generally sufficient to cover the Company's unamortized deferred policy acquisition costs with respect to the policy being surrendered.

Net cash provided by (used in) operating activities was $2,545,816 and $(6,533,609) for the six months ending June 30, 2011 and 2010, respectively.

Net cash used in investing activities was $(2,718,514) and $(20,897,577) for the six month period ending June 30, 2011 and 2010, respectively.  During 2010, more emphasis was placed on the trading securities and discounted mortgage loans.  The Company’s trading portfolio involved frequent activity and also accounted for a large portion of investing activity.  The trading portfolio is designed to provide a reasonable return with an emphasis on risk management.

Net cash provided by (used in) financing activities was $3,158,137 and $(1,728,914) for the six month period ending June 30, 2011 and 2010, respectively.

At June 30, 2011, the Company had $13,303,065 of long-term debt outstanding.  At December 31, 2010, the Company had $10,372,239 of debt outstanding.  The debt is primarily attributable to the acquisition of ACAP at the end of 2006.

UTG is a holding company that has no day-to-day operations of its own.  Funds required to meet its expenses, generally costs associated with maintaining the company in good standing with states in which it does business and the servicing of its debt, are primarily provided by its subsidiaries.  On a parent only basis, UTG's cash flow is dependent on management fees received from its insurance subsidiaries, stockholder dividends from its subsidiaries and earnings received on cash balances.  At June 30, 2011, substantially all of the consolidated shareholders equity represents net assets of its subsidiaries.  The Company's insurance subsidiaries have maintained adequate statutory capital and surplus.  The payment of cash dividends to shareholders by UTG is not legally restricted.  However, the state insurance department regulates insurance company dividend payments where the company is domiciled.  No dividends were paid to shareholders in 2010 or the first six months of 2011.

UG is an Ohio domiciled insurance company, which requires five days prior notification to the insurance commissioner for the payment of an ordinary dividend.  Ordinary dividends are defined as the greater of:  a) prior year statutory net income or b) 10% of statutory capital and surplus.  At December 31, 2010 UG statutory capital and surplus was $30,442,880.  At December 31, 2010, UG statutory net income was $4,796,439.  Extraordinary dividends (amounts in excess of ordinary dividend limitations) require prior approval of the insurance commissioner and are not restricted to a specific calculation.  UG paid UTG no ordinary dividends during the first six months of 2011.  In July 2011, UG paid UTG ordinary dividends of $1,600,000.

AC is a Texas domiciled insurance company, which requires eleven days prior notification to the insurance commissioner for the payment of an ordinary dividend.  Ordinary dividends are defined as the greater of:  a) prior year statutory earnings from operations or b) 10% of statutory surplus.  At December 31, 2010 AC statutory surplus was $8,434,448.  At December 31, 2010, AC statutory earnings from operations was $2,024,641.  Extraordinary dividends (amounts in excess of ordinary dividend limitations) require prior approval of the insurance commissioner and are not restricted to a specific calculation.  AC paid ACAP ordinary dividends of $600,000 during the first six months of 2011.

Management believes the overall sources of liquidity available will be sufficient to satisfy the Company’s financial obligations.

Accounting Developments

In June 2011, Accounting Standards Board (“FASB”) issued the Accounting Standards Update (“ASU”) No. 2011-05 Comprehensive Income (Topic 220) Presentation of Comprehensive Income. Under the amendments to Topic 220, Comprehensive Income, in this Update, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. In a single continuous statement, the entity is required to present the components of net income and total net income, the components of other comprehensive income and a total for other comprehensive income, along with the total of comprehensive income in that statement. In the two-statement approach, an entity is required to present components of net income and total net income in the statement of net income. The statement of other comprehensive income should immediately follow the statement of net income and include the components of other comprehensive income and a total for other comprehensive income, along with a total for comprehensive income. Regardless of whether an entity chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the entity is required to present on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statement(s) where the components of net income and the components of other comprehensive income are presented. The amendments in this Update should be applied retrospectively. The amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The Company does not expect the adoption of ASU 2011-05 to have a material impact on its consolidated financial statements.

In May 2011, Accounting Standards Board (“FASB”) issued the Accounting Standards Update (“ASU”) No. 2011-04 Fair Value Measurement (Topic 820) Amendments to Achieve common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The amendments in this Update result in common fair value measurement and disclosure requirements in U.S. GAAP and IFRSs. Consequently, the amendments change the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. For many of the requirements, the Board does not intend for the amendments in this Update to result in a change in the application of the requirements in Topic 820. Some of the amendments clarify the Board’s intent about the application of existing fair value measurement requirements. Other amendments change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The amendments in this Update are effective prospectively during interim and annual periods beginning after December 15, 2011. The Company does not expect the adoption of ASU 2011-04 to have a material impact on its consolidated financial statements.

In April 2011, the FASB issued the ASU No. 2011-03 Transfers and Servicing (Topic 860) Reconsideration of Effective Control for Repurchase Agreements. The amendments in this Update removes from the assessment of effective control the criterion requiring the transferor to have the ability to repurchase or redeem the financial assets on substantially the agreed terms, even in the event of default by the transferee, and the collateral maintenance implementation guidance related to that criterion. Other criteria applicable to the assessment of effective control are not change by the amendments in this Update. The guidance in this Update is effective for the first interim or annual period beginning on or after December 15, 2011. The Company does not expect the adoption of ASU 2011-03 to have a material impact on its consolidated financial statements.

In April 2011, the FASB issued the Accounting Standards Update ASU No. 2011-02 Receivables (Topic 310) A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring.  The amendments in this Update give additional guidance or clarification to help creditors in determining whether a creditor has granted a concession and whether a debtor is experiencing financial difficulties for purposes of determining whether a restructuring constitutes a troubled debt restructuring.  The Company does not expect the adoption of ASU 2011-02 to have a material impact on its consolidated financial statements.

In January 2011, the FASB issued the ASU No. 2011-01 Receivables (Topic 310) Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings in Update No 2010-10. The amendments in this Update temporarily delay the effective date of the disclosures about troubled debt restructurings in Update 2010-20 for public entities. The delay is intended to allow the Board time to complete its deliberations on what constitutes a troubled debt restructuring. The effective date of the new disclosures about troubled debt restructurings for public entities and the guidance for determining what constitutes a troubled debt restructuring will then be coordinated. Currently, that guidance is anticipated to be effective for interim and annual periods ending after June 15, 2011. The Company does not expect the adoption of ASU 2011-01 to have a material impact on its consolidated financial statements.

In December 2010, the FASB issued the ASU No. 2010-28 Intangibles-Goodwill and Other (Topic 350) When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts. The amendments in this Update modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with the existing guidance and examples in paragraph 350-20-35-30, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. For public entities, the amendments in this Update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. Early adoption is not permitted. The Company does not expect the adoption of ASU 2010-28 to have a material impact on its consolidated financial statements.

In October 2010, the FASB issued the ASU No. 2010-26 Consolidations (Topic 944) Financial Services-Insurance. The amendments in this Update specify that the following costs incurred in the acquisition of new and renewal contracts should be capitalized in accordance with the amendments in this Update: 1. Incremental direct costs of contract acquisition. Incremental direct costs are those costs that result directly from and are essential to the contract transaction(s) and would not have been incurred by the insurance entity had the contract transaction(s) not occurred. 2. Certain costs related directly to Underwriting, policy issuance and processing, medical and inspection, and sales force contract selling performed by the insurer for the contract. The costs related directly to those activities include only the portion of an employee’s total compensation (excluding any compensation that is capitalized as incremental direct costs of contract acquisition) and payroll-related fringe benefits related directly to time spent performing those activities for actual acquired contracts and other costs related directly to those activities that would not have been incurred if the contract had not been acquired. All other acquisition-related costs—including costs incurred by the insurer for soliciting potential customers, market research, training, administration, unsuccessful acquisition or renewal efforts, and product development—should be charged to expense as incurred. Administrative costs, rent, depreciation, occupancy, equipment, and all other general overhead costs are considered indirect costs and should be charged to expense as incurred. If the initial application of the amendments in this Update results in the capitalization of acquisition costs that had not been capitalized previously by an entity, the entity may elect not to capitalize those types of costs. The amendments in this Update do not affect the guidance in paragraphs 944-30-25-4 through 25-5, which prohibits the capitalization of certain costs incurred in obtaining universal life-type contracts. The amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. The amendments in this update should be applied prospectively upon adoption. The Company does not expect the adoption of ASU 2010-26 to have a material impact on its consolidated financial statements.

In September 2010, the FASB issued the ASU No. 2010-25 Consolidations (topic 962) Plan Accounting-Defined Contribution Pension Plans. The amendments in this Update require that participant loans be classified as notes receivable from participants, which are segregated from plan investments and measured at their unpaid principal balance plus any accrued but unpaid interest. The amendments in this update should be applied retrospectively to all prior periods presented, effective for fiscal years ending after December 15, 2010. The company does not expect the adoption of ASU No 2010-25 to have an impact on the its consolidated financial statements.

In July 2010, the FASB issued the ASU No. 2010-20 Consolidations (Topic 310) Receivables. The main objective in developing this Update is to provide financial statement users with greater transparency about an entity’s allowance for credit losses and the credit quality of its financing receivables. This Update is intended to provide additional information to assist financial statement users in assessing an entity’s credit risk exposures and evaluating the adequacy of its allowance for credit losses. Currently, a high threshold for recognition of credit impairments impedes timely recognition of losses. ASU 2010-20 is effective for annual reporting periods ending on or after December 15, 2011. The Company does not expect the adoption of ASU No 2010-20 to have an impact on the its consolidated financial statements.

ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market risk relates, broadly, to changes in the value of financial instruments that arise from adverse movements in interest rates, equity prices and foreign exchange rates.  The Company is exposed principally to changes in interest rates, which affect the market prices of its fixed maturities available for sale.  The Company’s exposure to equity prices and foreign currency exchange rates is immaterial.  The information presented below is in U.S. dollars, the Company’s reporting currency.

Interest rate risk

The Company’s exposure to interest rate changes results from a significant holding of fixed maturity investments and mortgage loans on real estate, all of which comprised approximately 60% of the investment portfolio as of June 30, 2011. These investments are mainly exposed to changes in treasury rates.  The fixed maturities investments include U.S. government bonds, securities issued by government agencies, mortgage-backed bonds and corporate bonds.  Approximately 65% of the fixed maturities owned at June 30, 2011 are instruments of the United States government or are backed by U.S. government agencies or private corporations carrying the implied full faith and credit backing of the U.S. government.

To manage interest rate risk, the Company performs periodic projections of asset and liability cash flows to evaluate the potential sensitivity of the investments and liabilities.  Management assesses interest rate sensitivity with respect to the available-for-sale fixed maturities investments using hypothetical test scenarios that assume either upward or downward 100-basis point shifts in the prevailing interest rates.  The following tables set forth the potential amount of unrealized gains (losses) that could be caused by 100-basis point upward and downward shifts on the available-for-sale fixed maturities investments as of June 30, 2011:

Decrease in Interest Rates		Increase in Interest Rates

200 Basis Points	100 Basis Points	100 Basis Points	200 Basis Points
$ 36,933,000	$ 16,922,000	$ (14,126,000)	$ (26,044,000)

While the test scenario is for illustrative purposes only and does not reflect our expectations regarding future interest rates or the performance of fixed-income markets, it is a near-term change that illustrates the potential impact of such events.  The Company attempts to mitigate its exposure to adverse interest rate movements through staggering the maturities of its fixed maturity investments and through maintaining cash and other short term investments to assure sufficient liquidity to meets its obligations and to address reinvestment risk considerations.  Due to the composition of the Company’s book of insurance business, Management believes it is unlikely that the Company would encounter large surrender activity due to an interest rate increase that would force the disposal of fixed maturities at a loss.

At June 30, 2011, $28,429,912 of assets and $(13,315,284) of liabilities were classified as trading instruments carried at fair value.  Included in these amounts are derivative investments with a fair value of $3,389,161 and $(13,315,283) in trading security assets and trading security liabilities, respectively.  At December 31, 2010, $37,029,550 of assets and $(18,429,677) of liabilities were classified as trading instruments carried at fair value.  Included in these amounts are derivative investments with a fair value of $2,244,478 and $(17,246,957) in trading security assets and trading security liabilities, respectively.

The Company had no capital lease obligations, material operating lease obligations or purchase obligations outstanding as of June 30, 2011.

The Company currently has $13,303,065 of debt outstanding.

Equity risk

Equity risk is the risk that the Company will incur economic losses due to adverse fluctuations in a particular stock.  As of June 30, 2011 and December 31, 2010, the fair value of our equity securities classified as available for sale was $11,745,930 and $13,884,257, respectively.  As of June 30, 2011, a 10% decline in the value of the equity securities would result in an unrealized loss of $1,174,593, as compared to an estimated unrealized loss of $1,388,426 as of December 31, 2010.  The selection of a 10% unfavorable change in the equity markets should not be construed as a prediction by the Company of future market events, but rather as an illustration of the potential impact of such an event.

ITEM 4.  CONTROLS AND PROCEDURES

Within the 90 days prior to the filing date of this quarterly report, an evaluation was performed under the supervision and with the participation of the Company's management, including the President and Chief Executive Officer (the "CEO") and the Chief Financial Officer (the "CFO"), of the effectiveness of the design and operation of the Company's disclosure controls and procedures.  Based on that evaluation, the Company's management, including the CEO and CFO, concluded that the Company's disclosure controls and procedures were effective in alerting them on a timely basis to material information relating to the Company required to be included in the Company’s periodic reports filed or submitted under the Securities Exchange Act of 1934, as amended. There have been no significant changes in the Company's internal controls or in other factors that could significantly affect internal controls subsequent to the date of the evaluation.

ITEM 4T.  CONTROLS AND PROCEDURES

Not applicable at this time.

PART II.  OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS

NONE

ITEM 1A.  RISK FACTORS

NONE

ITEM 2.  UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

NONE

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

NONE

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

NONE

ITEM 5.  OTHER INFORMATION

NONE

ITEM 6.  EXHIBITS.

EXHIBITS

Exhibit Number	Description

31.1	Certification of Jesse T. Correll, Chief Executive Officer and Chairman of the Board of UTG, as required pursuant to Section 302
31.2	Certification of Theodore C. Miller, Chief Financial Officer, Senior Vice President and Corporate Secretary of UTG, as required pursuant to Section 302
32.1	Certificate of Jesse T. Correll, Chief Executive Officer and Chairman of the Board of UTG, as required pursuant to 18 U.S.C. Section 1350
32.2	Certificate of Theodore C. Miller, Chief Financial Officer, Senior Vice President and Corporate Secretary of UTG, as required pursuant to 18 U.S.C. Section 1350
99.1	Additional Exhibits
101	XBRL Interactive Data File

REPORTS ON FORM 8-K
The Company filed an 8-K Form on March 17, 2011 relating to other events.
The Company filed an 8-K Form on June 15, 2011 relating to corporate governance and management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTG, INC.
(Registrant)

Date:	August 11, 2011	By	/s/ James P. Rousey
James P. Rousey
President, and Director

Date:	August 11, 2011	By	/s/ Theodore C. Miller
Theodore C. Miller
Senior Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

31.1	Certification of Jesse T. Correll, Chief Executive Officer and Chairman of the Board of UTG, as required pursuant to Section 302
31.2	Certification of Theodore C. Miller, Chief Financial Officer, Senior Vice President and Corporate Secretary of UTG, as required pursuant to Section 302
32.1	Certificate of Jesse T. Correll, Chief Executive Officer and Chairman of the Board of UTG, as required pursuant to 18 U.S.C. Section 1350
32.2	Certificate of Theodore C. Miller, Chief Financial Officer, Senior Vice President and Corporate Secretary of UTG, as required pursuant to 18 U.S.C. Section 1350
99.1	Additional Exhibits
101	XBRL Interactive Date File